EXHIBIT 99.1

BEFORE THE ARIZONA CORPORATION COMMISSION

COMMISSIONERS

BOB STUMP - Chairman GARY PIERCE BRENDA BURNS BOB BURNS SUSAN BITTER SMITH

THE MATTER OF THE APPLICATION OF VALENCIA WATER COMPANY–TOWN DIVISION FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

DOCKET NO. W-01212A-12-0309
DOCKET NO. SW-20445A-12-0310

IN THE MATTER OF THE APPLICATION OF GLOBAL WATER-PALO VERDE UTILITIES COMPANY FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

DOCKET NO. W-03720A-12-0311
IN THE MATTER OF THE APPLICATION OF WATER UTILITY OF NORTHERN SCOTTSDALE FOR APPROVAL OF A RATE INCREASE.
DOCKET NO. W-02450A-12-0312

IN THE MATTER OF APPLICATION OF WATER UTILITY OF GREATER TONOPAH FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

DOCKET NO. W-02451 A-12-0313

IN THE MATTER OF THE APPLICATION OF VALENCIA WATER COMPANY – GREATER BUCKEYE DIVISION FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

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IN THE MATTER OF THE APPLICATION OF GLOBAL WATER – SANTA CRUZ WATER COMPANY FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

DOCKET NO. W-20446A-12-0314
DOCKET NO. W-01732A-12-0315

IN THE MATTER OF THE APPLICATION OF WILLOW VALLEY WATER COMPANY FOR THE ESTABLISHMENT OF JUST AND REASONABLE RATES AND CHARGES FOR UTILITY SERVICE DESIGNED TO REALIZE A REASONABLE RATE OF RETURN ON THE FAIR VALUE OF ITS PROPERTY THROUGHOUT THE STATE OF ARIZONA.

DECISION NO. 74364 OPINION AND ORDER

DATES OF HEARING:	July 15, 2013 (Public Comment); September 4, 2013 (Pre-Hearing Conference); September 5, 6, 9, 12, and 19, 2013 (Evidentiary Hearing)

PLACE OF HEARING:	Phoenix, Arizona

ADMINISTRATIVE LAW JUDGE:	Dwight D. Nodes

APPEARANCES:	Mr. Timothy Sabo and Mr. Michael W. Patten, ROSHKA, DeWULF & PATTEN, P.L.C., on behalf of Applicants and Global Intervenors;

Ms. Michelle Wood and Mr. Daniel W. Pozefsky on behalf of the Residential Utility Consumer Office;

Ms. Michele Van Quathem, RYLEY, CARLOCK & APPLEWHITE, on behalf of the Maricopa Area Homeowners Associations;

Mr. Robert J. Metli, MUNGER CHADWICK, on behalf of Sierra Negra Ranch, L.L.C.;

Mr. Lawrence V. Robertson, Jr., MUNGER CHADWICK, and Mr. Denis M. Fitzgibbons, Maricopa City Attorney, on behalf of the City of Maricopa, Arizona;

Mr. Jeffrey W. Crockett, BROWNSTEIN, HYATT, FARBER, SCHRECK, L.L.P. and Mr. Garry D. Hayes, LAW OFFICES OF GARRY D. HAYES, on behalf of New World Properties, Inc.;

Mr. William P. Sullivan, CURTIS, GOODWING, SULLIVAN, UDALL & SCHWAB, P.L.C., on behalf of Willow Valley Club Association; and

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Ms. Maureen A. Scott, Senior Staff Counsel, Mr. Wesley C. Van Cleve and Mr. Brian E. Smith, Staff Attorneys, Legal Division, on behalf of the Utilities Division of the Arizona Corporation Commission.

BY THE COMMISSION:

Procedural History

On July 9, 2012, Valencia Water Company – Town Division (“VWCT”), Global Water – Palo Verde Utilities Company (“Palo Verde”), Water Utility of Northern Scottsdale (“WUNS”), Water Utility of Greater Tonopah (“WUGT”), Valencia Water Company – Greater Buckeye Division (“VWCGB”), Global Water – Santa Cruz Water Company (“Santa Cruz”), and Willow Valley Water Company (“Willow Valley”) (collectively “Global Water,” “Company,” or “Applicants”) filed with the Arizona Corporation Commission (“Commission”) applications in the above-captioned cases for the establishment of just and reasonable rates and charges for utility service designed to realize a reasonable rate of return on the fair value of their property throughout the State of Arizona. The test year for the applications is the year ending December 31, 2011.

On July 12, 2012, a Motion to Consolidate was filed by Global Water in the above-captioned dockets. The Company stated that common issues of law and fact existed for each of the applications, common testimony had been filed in the dockets, and in the previous Global Water rate cases, all of the individual dockets were consolidated.

On July 17, 2012, New World Properties, Inc. (“NWP”) filed an Application for Leave to Intervene in the WUGT docket. NWP stated that it is the developer of a residential housing project located in an area in which WUGT holds a Certificate of Convenience and Necessity (“CC&N”).

On August 27, 2012, Global Water filed revised schedules in all seven dockets.

On September 26, 2012, WUGT filed a Response in Opposition to NWP’s intervention request.

On September 26, 2012, Global Water filed revised schedules in the WUNS, WUGT, and VWCGB dockets.

On September 26, 2012, the Commission’s Utilities Division (“Staff”) filed Letters of Sufficiency in the WUNS, WUGT, and VWCGB dockets, indicating that Global Water satisfied the requirements of Arizona Administrative Code (“A.A.C.”) R14-2-103 for those cases. Staff classified

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WUNS as a Class D utility, and WUGT and VWCGB as Class C utilities.

On September 26, 2012, Staff filed Letters of Deficiency for the VWCT, Palo Verde, Santa Cruz, and Willow Valley applications.

On October 1, 2012, WUGT filed a letter indicating that it had inadvertently filed confidential information with its Response in Opposition to NWP’s intervention request. WUGT provided a substitute attachment with the confidential information redacted from the document.

On October 1, 2012, the Residential Utility Consumer Office (“RUCO”) filed Applications to Intervene in the WUNS, WUGT, and VWCGB dockets.

On October 10, 2012, VWCT and Willow Valley filed revised schedules.

On October 11, 2012, NWP filed a Reply in Support of its Application for Leave to Intervene.

On October 15, 2012, Global Water filed Notices of Errata in the VWCT and Willow Valley dockets.

On October 19, 2012, Staff filed Letters of Sufficiency in the VWCT and Willow Valley dockets.

On October 24, 2012, Palo Verde filed revised schedules.

On October 26, 2012, Staff filed a Letter of Sufficiency in the Palo Verde docket.

On October 31, 2012, RUCO filed an Application to Intervene in the Palo Verde docket.

On November 2, 2012, Santa Cruz filed revised schedules.

On November 7, 2012, Staff filed a Letter of Sufficiency in the Santa Cruz docket.

On November 8, 2012, RUCO filed an Application to Intervene in the Santa Cruz docket.

On November 14, 2012, Staff filed a Request for Procedural Schedule and Response to Global Water’s Motion to Consolidate in each of the dockets. Staff stated that it supported the Company’s consolidation request, and proposed a procedural schedule. In addition to proposed dates for filing testimony, the parties agreed to commence settlement discussions on May 13, 2013, to conclude settlement discussions on May 21, 2013, and to file a settlement agreement, if any, by May 31, 2013.

On November 19, 2012, RUCO filed a Response to the Company’s Motion to Consolidate and Staff’s Proposed Procedural Schedule. RUCO stated that it did not oppose the request for

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consolidation and that, with a minor modification, it supported Staff’s proposed schedule.

By Procedural Order issued November 20, 2012, the above-captioned dockets were consolidated, a hearing was scheduled, the Company was directed to publish notice, and other procedural deadlines were established. The Procedural Order also granted intervention to RUCO and NWP.

On November 27, 2012, Global Water filed a Request to Amend Customer Notice Language in the Global Water – Palo Verde Utilities Company’s customer language notice. Global Water stated that the notice could be confusing to its customers because the phrase “56.3 percent” increase did not reflect current revenues, but rather revenues from the 2011 test year. The Company therefore requested that the public notice be modified.

On November 30, 2012, a Procedural Order was issued granting the Company’s request to amend the customer notice language.

On December 17, 2012, Global Water filed revised schedules in the VWCGB, WUGT, and VWCT dockets.

On December 18, 2012, Global Water filed a 2nd Request to Amend Customer Notice Language. The Company stated that the three West Valley notices did not include a description of the proposal to consolidate the West Valley utilities; and that since Global Water had prepared a rate case website, a reference to the website should also be included in the customer notice.

On December 19, 2012, Global Water filed revised and updated consolidated schedules in the VWCGB, WUGT, and VWCT dockets.

On December 21, 2012, the Company filed a complete set of revised and updated schedules for each of the above-captioned dockets.

By Procedural Order issued December 28, 2012, the Company’s 2nd Motion to Amend was granted and the requested notice modifications were approved.

On February 22, 2013, the City of Maricopa (“City” or “Maricopa”) filed an Application for Leave to Intervene.

On February 28, 2013, a group of Maricopa Area Homeowners Associations (“Maricopa

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HOAs”) 1 filed a Motion for Leave to Intervene.

On February 28, 2013, Steven P. Tardiff filed a Motion to Intervene.

On March 1, 2013, the Willow Valley Club Association (“WVCA”) filed a Motion to Intervene.

On March 1, 2013, Dana L. Jennings filed a Motion to Intervene.

By Procedural Order issued March 12, 2013, intervention was granted to the City, the Maricopa HOAs, Steven P. Tardiff, WVCA, and Dana J. Jennings.

On March 18, 2013, Andy and Marilyn Mausser filed a Motion to Intervene.

On March 20, 2013, the Mayor and Council of the City of Maricopa filed a Request to Hold a Public Comment in Maricopa.

On April 9, 2013, the Commission voted at a Staff Open Meeting to schedule a local public comment session on the application to be held on May 30, 2013, in Maricopa, Arizona.

On April 16, 2013, a Procedural Order was issued scheduling a public comment session on May 30, 2013, in Maricopa, and directing Global Water to publish notice of the public comment session. The Procedural Order also granted intervention to Andy and Marilyn Mausser.

On April 19, 2013, Staff filed a Request for Modification of the Procedural Schedule. Staff requested a 60-day extension of time to file its direct testimony due to “the complexity of the issues raised in this case,” and requested that the remainder of the procedural schedule be extended by 60 days as well. Staff represented that the Company agreed to the extension request and that RUCO, NWP, the City, and the Maricopa HOAs did not oppose the requested extension.

On April 26, 2013, Sierra Negra Ranch (“SNR”) filed an Application for Leave to Intervene in the above-captioned matter. SNR stated that it is a residential property developer that has properties located in Global Water’s CC&N area.

1 The represented HOAs are: Acacia Crossings Homeowners Association (“Acacia”), Alterra Homeowners Association (“Alterra”), Cobblestone Farms Homeowners Association (“Cobblestone”), Desert Cedars Homeowners Association (“Desert Cedars”), Desert Passage Community Association (“Desert Passage”), Glennwilde Homeowners’ Association (“Glennwilde”), Homestead North Homeowners’ Association (“Homestead North”), Maricopa Meadows Homeowners Association (“Maricopa Meadows”), Province Community Association (“Province”), Rancho El Dorado Homeowners Association (“Rancho El Dorado”), Rancho El Dorado Phase III Homeowners Association (“Rancho El Dorado III”), Rancho Mirage Master Planned Community Homeowners Association (“Rancho Mirage”), Senita Community Association (“Senita”), and Sorrento Community Master Association (“Sorrento”).

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By Procedural Order issued April 30, 2013, the hearing was rescheduled to commence on September 5, 2013, other procedural dates were amended in accordance with Staff’s proposal, and the applicable time clock was extended accordingly.

On May 30, 2013, the Commission conducted a public comment session in Maricopa, as scheduled.

By Procedural Order issued June 13, 2013, SNR was granted intervention.

On July 12, 2013, Staff filed a second Request for Modification to the Procedural Schedule. Staff requested that the filing date for Staff and Intervenor rate design testimony be changed from July 15, 2013 to July 26, 2013; and that the Company be permitted to file rate design rebuttal testimony on August 19, 2013.

On July 12, 2013, Global Water Resources, Inc., Hassayampa Utilities Company (“Hassayampa”), Picacho Cove Water Company, and Picacho Cove Utilities Company (Jointly “Global Intervenors”) filed a Motion to Intervene in response to Staff’s direct testimony which recommended that those entities be added as parties to these consolidated dockets.

On July 15, 2013, the hearing previously scheduled and noticed for that date was convened for the purpose of taking public comment only.

By Procedural Order issued July 18, 2013, Staff’s Request for Modification to the Procedural Schedule was granted, and the Global Intervenors were granted intervention.

On July 25, 2013, Staff filed a third Request to Modify Procedural Schedule to allow additional time for settlement discussions. Staff stated that the parties were in the process of negotiating a settlement agreement and that if the parties reached a settlement, they planned to file it on August 12, 2013, as specified by the April 30, 2013 Procedural Order. Staff therefore requested that the July 26, 2013, filing date be suspended.

By Procedural Order issued July 26, 2013, Staffs Request for Modification to the Procedural Schedule was granted.

On August 13, 2013, a Proposed Settlement Agreement (“Settlement Agreement,” “Settlement,” or “Agreement”) was filed in this matter, signed by the Global Water Companies (i.e., Palo Verde, Santa Cruz, VWCT, WUNS, WUGT, VWCGB, and Willow Valley), the Global

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Intervenors, Staff, RUCO, and Maricopa HOAs Province, Rancho El Dorado III, and Cobblestone.

On August 16, 2013, Staff filed a Notice of Errata making corrections to the H-3 Schedules attached to the Settlement Agreement.

On August 20, 2013, Global Water filed a Motion to Establish Schedule for SIB [System Improvement Benefit mechanism] Testimony. In its Motion, the Company requested that testimony regarding the SIB mechanism be scheduled to be filed by Global Water on August 21, 2013; by Staff on August 28, 2013; and that responsive testimony be filed by Global Water or other intervenors by September 3, 2013. The Company stated that Staff, RUCO, and WVCA were in agreement with the proposed schedule, and although RUCO did not object to establishment of a procedural process for submitting testimony, “RUCO does not waive its right to object to the timeliness of the application for the SIB and what they believe is a late-filed request.” (Global Motion, at 1-2.)

On August 21, 2013, Staff filed Attachment E to the Settlement Agreement.

On August 21, 2013, additional signatures to the Settlement were filed by the City of Maricopa, and Maricopa HOAs Alterra, Desert Cedars, Homestead North, Maricopa Meadows, Rancho El Dorado, Senita, and Sorrento.

On August 21, 2013, testimony in support of the Settlement Agreement was filed by: the Company (Ron Fleming, Paul Walker, and Matthew Rowell); Staff (Steve Olea); RUCO (Patrick Quinn); Maricopa (Paul Jepsen); and the Maricopa HOAs (Pam Hilliard).

On August 21, 2013, testimony in opposition to the Settlement Agreement was filed by: NWP (Richard Jellies); and SNP (John O’Reilly).

On August 27, 2013, a Procedural Order was issued establishing a procedural schedule for the proposed SIB mechanism, with Staff testimony due by September 6, 2013; Global Water and Intervenor responsive testimony due by September 13, 2013; and a hearing on the SIB proposal on September 19, 2013.

On September 3, 2013, Global Water filed a Notice of Filing Revised Willow Valley Water Co. SIB Engineering Report.

Hearings were conducted regarding the Settlement Agreement on September 5, 6, 9, and 12, 2013.

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On September 6, 2013, Staff filed the supplemental testimony of Jian Liu regarding the SIB mechanism.

On September 13, 2013, RUCO filed the responsive testimony of Robert Mease regarding the SIB proposal.

On September 13, 2013, the WVCA filed a letter signed by its president, Gary McDonald, expressing opposition to the Company’s SIB mechanism proposal. The letter indicated that the WVCA, which was granted intervention in this proceeding, did not have funding to participate in the hearing;2 however, the letter contained detailed criticism of the SIB proposal and included several recommendations for the Commission’s consideration. Mr. McDonald requested that “the letter be entered into evidence...” at the September 19, 2013, SIB hearing.

By Procedural Order issued September 16, 2013, Mr. McDonald was directed to appear at the September 19, 2013, hearing if he wished his comments to be considered part of the evidentiary record.

On September 18, 2013, Mr. McDonald filed a letter requesting that he be permitted to appear telephonically to undergo cross-examination regarding his comments.

On September 19, 2013, a hearing regarding the proposed SIB was conducted.3

On October 1, 2013, RUCO filed a Notice of Reassignment of counsel.

On October 4, 2013, Staff filed a Notice of Filing Rate Schedules Including Systems Benefits Charge.

On October 18, 2013, Initial Post-Hearing Briefs were filed by Global Water and Global Intervenors; NWP; SNP; City of Maricopa; the Maricopa HOAs; RUCO; and Staff.

On October 31, 2013, Reply Post-Hearing Briefs were filed by Global Water and Global Intervenors; NWP; SNP; City of Maricopa; RUCO; and Staff.

Application

As described in Global Water’s last rate case, in Decision No. 71878, the Global Water

2 At the September 4, 2013, prehearing conference, counsel for the WVCA entered an appearance but indicated that the WVCA would not be participating in the hearings.

3 Mr. McDonald’s request was granted and he was permitted to testify telephonically at the September 19, 2013, SIB hearing.

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utilities are organized as Arizona C corporations, and were all previously owned by Global Water Resources, LLC, (“GWR”) a Delaware limited liability company, through its direct subsidiary Global Water, Inc., a Delaware C corporation. (Decision No. 71878 (September 15, 2010), at 4.)

Subsequent to the last rate case, Global Water Resources, LLC, its utility company subsidiaries, and Global Water Management, LLC, were reorganized as Global Water Resources, Inc. (“GWRI” or “Global Parent”), a Delaware C corporation. (SNR Ex. 4, at 5.) 48.1% of the shares of GWRI are held by GWR Global Water Resources Corp. (“GWRC”), a Canadian corporation incorporated under the Business Corporations Act (British Columbia). (Id.)

The consolidated rate applications include Palo Verde, which is a wastewater utility, and five water utilities: Valencia Water Company (which has two divisions, VWCT and VWCGB); Santa Cruz; Willow Valley; WUNS; and WUGT.

Santa Cruz and Palo Verde operate in the Maricopa area and serve approximately 17,145 water customers and 15,831 wastewater customers, respectively. VWCT provides water service to approximately 5,751 metered connections in a service area located approximately 40 miles west of downtown Phoenix, in Maricopa County. VWCGB provides water service to approximately 626 customers in an area approximately 40 miles west of downtown Phoenix, in Maricopa County. WUNS provides water service to approximately 78 connections in a service area approximately 40 miles northeast of downtown Phoenix, in Maricopa County. WUGT provides water service to approximately 324 customers in a service area located approximately 60 miles west of downtown Phoenix, in Maricopa County. Willow Valley provides water service to approximately 1500 customers within Mohave County.

Summary of Original Revenue Recommendations

By utility/division, the Applicants’ original proposed revenue requirements were as follows:

Palo Verde

Prior to settlement, Palo Verde proposed a revenue requirement of $16,769,746, an increase of $3,662,218, or 27.9 percent, over its adjusted test year revenues of $13,107,528. Applicants’ recommendation would have resulted in an approximate $15.72 increase for the average 5/8-inch x  3⁄4-inch water meter residential customers, from $62.91 per month to $78.63 per month, or

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approximately 25 percent. (Updated Schedules filed December 21, 2012.)

Valencia-Greater Buckeye

Prior to settlement, VWCGB proposed a revenue requirement of $497,654, an increase of $35,611, or 7.7 percent, over its adjusted test year revenues of $462,043. Applicants’ recommendation would have resulted in an approximate $3.78 increase for the average usage (approximately 9,000 gallons per month) 5/8-inch x  3⁄4-inch meter residential customer, from $54.27 per month to $58.05 per month, or approximately 6.97 percent. (Id.)

Willow Valley

Prior to settlement, Willow Valley proposed a revenue requirement of $1,209,660, an increase of $507,008, or 72.2 percent, over its adjusted test year revenues of $702,652. Applicants’ recommendation would have resulted in an approximate $20.01 increase for the average usage (approximately 4,000 gallons per month) 5/8-inch x  3⁄4-inch meter residential customer, from $26.87 per month to $46.88 per month, or approximately 74.47 percent. (Id.)

Santa Cruz

Prior to settlement, Santa Cruz proposed a revenue requirement of $13,192,940, an increase of $2,729,480, or 26.1 percent, over its adjusted test year revenues of $10,463,460. Applicants’ recommendation would have resulted in an approximate $7.87 increase for the average usage (approximately 6,000 gallons per month) 5/8-inch x  3⁄4-inch meter residential customer, from $32.13 per month to $40.00 per month, or approximately 24.49 percent. (Id.)

Water Utility of Northern Scottsdale

Prior to settlement, WUNS proposed a revenue requirement of $148,244, an increase of $731, or 0.5 percent, over its adjusted test year revenues of $147,513. Applicants’ recommendation would have resulted in an approximate $3.50 increase for the average usage (approximately 15,000 gallons per month) l-inch meter residential customer, from $148.00 per month to $151.50 per month, or approximately 2.36 percent. (Id.)

WUGT

Prior to settlement, WUGT proposed a revenue requirement of $886,054, an increase of $678,348, or 326.6 percent, over its adjusted test year revenues of $207,706. Applicants’

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recommendation would have resulted in an approximate $127.64 increase for the average 5/8-inch x  3⁄4-inch water meter residential customers (approximately 8,000 gallons per month), from $40.36 per month to $168.00 per month, or approximately 316 percent. (Id.)

Valencia-Town

Prior to settlement, VWCT proposed a revenue requirement of $5,765,465, an increase of $825,150, or 16.7 percent, over its adjusted test year revenues of $4,940,315. Applicants’ recommendation would have resulted in an approximate $10.15 increase for the average 5/8-inch x  3⁄4-inch water meter residential customers (approximately 8,000 gallons per month), from $48.45 per month to $58.60 per month, or approximately 20.95 percent. (Id.)

Infrastructure Coordination and Financing Agreements (“ICFAs”)

Prior to discussing the Settlement Agreement, and in order to provide background regarding the primary issue in dispute regarding the Settlement Agreement, a brief description of ICFAs follows.

As described in Decision No. 71878 (September 15, 2010), Global Parent had, at that time, entered into 157 ICFAs with developers in the service areas of Global Utilities. (Decision No. 71878, at 12.) Under the ICFAs, Global Parent collected funds from developers in exchange for Global Parent’s agreement to provide utility service to the developments through its subsidiaries, the Global Utilities companies. Applicants’ witness in the prior case, Trevor Hill, President and CEO of Global Parent, described the ICFAs as follows:

An ICFA (Infrastructure Coordination and Financing Agreement) is a voluntary contract between Global Parent and a landowner. These contracts provide for Global Parent to coordinate the planning, financing and construction of off-site water, wastewater and recycled water plant. The Global Utilities will own and operate this plant when construction is complete. Under the ICFAs, Global Parent is responsible for funding both the planning and construction of water, wastewater and recycled water plant. This is a significant investment for Global Parent. The landowners who enter into the ICFAs agree to cooperate with Global Parent’s plant planning and construction process. ICFAs formalize the cooperation between the landowner and Global, but also provide fees which allow Global Parent to impress conservation and consolidation into the regional planning initiatives. These fees are intended to recover a portion of the carrying costs for the very expensive facilities required to implement effective water conservation and, in some cases, to fund Global Parent’s acquisition of existing utilities.

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(Id.) After considering all of the evidence and arguments presented in Global Water’s prior case, the Commission agreed with Staff, RUCO, and Maricopa, that the ICFA funds received by Global parent should be imputed to the utilities as Contributions in Aid of Construction (“CIAC”) because “[a]llowing developer contributed funds to remain in rate base would require captive ratepayers to pay Applicants a return on developer-provided ICFA funds, which would violate fundamental ratemaking principles and would unjustly and unreasonably enrich Applicants at ratepayers expense.” (Id. at 30.) The Commission also directed the commencement of a generic investigation and workshops to consider the use of ICFAs, or other mechanisms, for encouraging acquisition of troubled water companies and other Commission objectives, such as promoting regional water and wastewater infrastructure. (Id. at 30-31.)

Settlement Agreement

The signatory parties (Palo Verde, Santa Cruz, VWCT, WUNS, WUGT, VWCGB, Willow Valley, the Global Intervenors, Staff, RUCO, City of Maricopa, and Maricopa HOAs) entered into a Settlement Agreement, a copy of which is attached hereto as “Attachment A.”4

Global Water filed a Notice of Settlement Discussions on July 11, 2013, and a Revised Notice of Settlement Discussions on July 15, 2013. All parties to this docket were notified of the settlement discussions. Settlement discussions began on July 18, 2013, and continued on July 19, 2013. According to the Settlement Agreement, the settlement discussions were open, transparent, and inclusive of all parties to this docket who desired to participate. Participants in the settlement discussions included Global Water, the Global Intervenors (i.e., Global Parent, Hassayampa, Picacho Water, and Picacho Utilities), Staff, RUCO, Maricopa, the Maricopa HOAs, NWP, SNR, and WVCA.

On August 13, 2013, a Proposed Settlement Agreement was filed in this matter, signed by Global Water, the Global Intervenors, Staff, RUCO, and HOAs Province, Rancho El Dorado III, and Cobblestone. On August 21, 2013, additional signatures to the Settlement Agreement were filed by

4 Attachment A hereto includes the Settlement Agreement and exhibits filed on August 13, 2013, and incorporates the following: revised H-3 Schedules for each of the Global Water utilities, filed on August 16, 2013; additional signature pages to the Agreement filed on August 21, 2013 and September 4, 2013; Attachment E to the Settlement filed on August 21, 2013; and a revised Schedule A-1 for WUGT filed on September 3, 2013. The schedule of estimated SIB surcharges that would be applied to Willow Valley customers only, between 2015-2019, is attached hereto as “Attachment B”.

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Maricopa, Alterra, Desert Cedars, Homestead North, Maricopa Meadows, Rancho El Dorado, Senita, and Sorrento.

On August 21, 2013, testimony in support of the Settlement Agreement was filed by: Global Water (Ron Fleming, Paul Walker, and Matthew Rowell); Staff (Steve Olea); RUCO (Patrick Quinn); Maricopa (Paul Jepsen); and the Maricopa HOAs (Pam Hilliard). On August 21, 2013, testimony in opposition to the Settlement Agreement was filed by: NWP (Richard Jellies); and SNP (John O’Reilly).

Terms and Conditions of the Settlement Agreement

The major Sections of the Settlement Agreement are as follows:5

I.	Recitals – This Section identifies the benefits of the Settlement Agreement as:

•	A phase-in of rates with no rate increase in year one of the phase-in for any of the Global Water utilities;

•	A rate phase-in for Santa Cruz and Palo Verde over a period of eight years;

•	A rate phase-in for VWCT, VWCGB, Willow Valley, and WUGT over a period of three years;

•	A phase-in of the rate increases attributable to recovery of expenses in years two and three of the phase-in;

•	No change in the revenue requirement for WUNS;

•	VWCT, VWCGB, Willow Valley, WUGT, and WUNS agree to a rate stay-out until May 31, 2016; and Santa Cruz and Palo Verde agree to a rate stay-out until May 31, 2017;

•	Continuing bill assistance for low income customers in existing Global Water utilities with such programs, and expansion of the low income bill assistance program into WUNS;

•	The rate design will continue to allow customers an opportunity to reduce their bill by providing a rebate when customers use less than the Conservation Rebate Threshold (“CRT”);[6] and

•	Resolution of issues regarding Infrastructure Coordination and Financing Agreements.

This Section also requests that the Commission find the Settlement Agreement’s terms and conditions are just and reasonable and in the public interest and approve the Settlement Agreement and order

5 This is a summary of some, but not all provisions contained in the Settlement Agreement.

6 To the extent that the CRT could be considered a prohibited rebate or refund, pursuant to A.R.S § 40-374, we will waive the application of that statute as it applies to the terms of the Settlement.

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that it and its rates become effective on January 1, 2014.

II. Revenue Requirement and Rate Increase Provisions – This Section provides that VWCT, VWCGB, Willow Valley, WUGT, and WUNS will not file a rate application before May 31, 2016, using a test year that may not end before December 31, 2015; Santa Cruz and Palo Verde will not file a rate application before May 31, 2017, using a test year that may not end before December 31, 2016; the revenue requirements and rate increases for all years of the phase-in for each of the Global Water utilities are shown in Attachment A; there will be no change in the revenue requirement for WUNS; the original cost rate base of each Global Water utility will be used as the fair value rate base for purposes of setting rates; and the rate bases set forth on Attachment A exclude Post Test Year Plant as recommended by Staff, except for the (1) Palo Verde Lagoon Clean Closure and Conversion Project, (2) VWCT Bales Fill Line, and (3) VWCT Buena Vista Fill Line. This Section also adopts the expense levels proposed by Staff, except the modified depreciation expense discussed in Section V of the Settlement Agreement.

III. Bill Impact and Rate Design – This Section provides that the rate increase for Santa Cruz and Palo Verde will be phased-in over eight years; the rate increase for the remaining Global Water utilities, except WUNS, will be phased-in over three years; WUNS revenue requirements will remain unchanged, but the rates will be redesigned and be implemented with no phase-in; there will be no rate increase in the first year for all Global Water utilities; Global Water waives the right to recover the revenues forgone or lost and carrying costs under the phase-ins; and Global Water agrees to withdraw its consolidation proposal for the three West Valley Systems. This Section also provides that the recycled and nonpotable water rate for Santa Cruz and Palo Verde will be $1.6380 per 1,000 gallons, to be phased-in over eight years as shown on Attachment A; and for all other Global Water utilities with no existing recycled or nonpotable customers, the rate will be $1.6380 per 1,000 gallons with no phase-in. In addition, this Section adopts a rate design that includes six tiers and a CRT that will not take effect until January 1, 2015; this rate design follows the rate design approved in Decision No. 71878.

IV. Cost of Capital – This Section adopts a capital structure of 57.80 percent long term debt and 42.20 percent common equity; adopts a return on common equity of 9.5 percent and an

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embedded cost of debt of 6.1 percent; and adopts a fair value rate of return of 7.5 percent.

V. Depreciation/Amortization – This Section adopts the depreciation and amortization rates proposed by Staff until further order of the Commission, except that a 10-year life will be used for Account Nos. 348 and 398. This Section also adopts the reclassifications of assets proposed by Staff.

VI. Treatment of Infrastructure Coordination and Finance Agreements – With respect to future ICFAs, this Section provides that Global Parent will not enter into any new ICFAs or any other ICFA type agreements, except that Global Parent may amend existing ICFAs as long as the amendments do not increase the dollar amount of the ICFA funds to be paid to Global Parent or any of its affiliates; Global Water, Hassayampa, Picacho Water, and Picacho Utilities will establish hook-up fees as set forth in Section VII of the Settlement Agreement; Global Water, Hassayampa, Picacho Water, and Picacho Utilities will continue to use main extension agreements in accordance with Commission rules and any associated funds or infrastructure used to provide water or wastewater service will be segregated to or owned by Global Water, Hassayampa, Picacho Water, or Picacho Utilities.

With respect to past funds received under existing ICFAs, this Section provides that the total amounts imputed as CIAC against the active rate base of Santa Cruz and Palo Verde in Decision No. 71878 will be reversed and restored to rate base, with the revenue requirement impact phased-in over an eight year period; the $32,391,318 attributed to the Southwest Plant Held For Future Use (“PHFFU”) of Santa Cruz and Palo Verde in Decision No. 71878 will no longer be reflected as CIAC, but will continue to be treated as PHFFU until it is placed into service; the Southwest Plant will not be included in rate base until it is found used and useful by the Commission in a future rate case; the total amounts imputed as CIAC against the active rate base of WUGT in Decision No. 71878 will be reversed and restored to rate base, the effect of which will have no revenue impact because Tonopah’s rates will be set on an operating margin basis in this case; the ICFA funds allocated to Hassayampa in Decision No. 71878 and accounted for as “CIAC Reserve” will be reversed, the effect of which will not impact rates because Hassayampa has no customers and no rate base; the $8,897,600 in ICFA funds received since December 31, 2008 (the test year of the last Global Water rate case) through December 31, 2012, will not be imputed or treated as CIAC.

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With respect to future ICFA fees received under existing ICFAs, this Section provides that for ICFA fees received after December 31, 2013, a portion of the funds received by Global Parent will be paid to the associated utility as a hook-up fee (“HUF”) in accordance with Section VII of the Settlement Agreement, and the remaining portion of the funds will be available to Global Parent to be used only in accordance with the terms of the applicable ICFA; Global Parent will accept separate checks for the ICFA fees, with one check payable to the applicable water or wastewater utility in the amount of the HUF, and another check payable to Global Parent for the remainder of the ICFA fee; Global Parent is prohibited from using HUF monies for any purpose; Global Water, Hassayampa, Picacho Water, and Picacho Utilities will use the HUF monies solely for the purposes set forth in the Commission approved HUF tariffs; 70 percent of each ICFA fee payment received by Global Parent must go toward payment of the HUF and the remaining payment will be allocated to Global Parent; and Global Parent is responsible for ensuring that the entire HUF is paid no later than the time the ICFA payment is received for (1) final plat, (2) the start work date, or (3) the date required by the HUF tariffs, whichever is earliest.

This Section further provides that Staff and RUCO reserve the right to monitor the compliance of Global Water and Global Intervenors with this Settlement Agreement and review all ICFA related transactions in future rate applications, and take appropriate steps, if necessary, to ensure that compliance.

VII. Hook-Up Fees – This Section establishes hook-up fees in the following amounts:

•	Santa Cruz: $1,250

•	Palo Verde: $1,250

•	Picacho Water: $1,250

•	Picacho Utilities: $1,250

•	VWCT: $1,750

•	VWCGB: $1,750

•	WUGT: $1,750

•	Willow Valley: $1,750

•	WUNS: $1,750

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•	Hassayampa: $1,750

This Section provides that Global Water will maintain a separate, segregated bank account for all funds received under the hook-up fee tariff and file annual reports as outlined in the tariffs.

VIII. Tariffs and Code of Conduct – This Section provides that Global Water’s existing low income tariffs will remain in effect, and will apply to WUNS upon the effective date of the Commission’s order in this case; the Central Arizona Groundwater Replenishment District (“CAGRD”) adjustor mechanism be approved subject to the same requirements of the adjustor mechanism approved in Decision No. 71854; Global Water will retain its existing Best Management Practices (“BMP”) tariffs and WUNS agrees to file a BMP tariff as recommended by Staff; the Signatories agree to Global Water’s Terms and Conditions tariff, as modified by Staff, as shown in Attachment E; Global Water agrees to withdraw its request for an Individual Case Basis (“ICB”) tariff; and Global Water will work with Staff to adopt a Code of Conduct to apply to transactions that are between or involve the Applicants and their unregulated affiliates and to assure confidential treatment of customer information.

IX. Water Loss – This Section provides that Global Water agrees to file the water loss reports recommended by Staff.

X. Commission Evaluation of Proposed Settlement – This Section provides that if the Commission fails to issue an order adopting all material terms of the Settlement Agreement, any or all of the signatories may withdraw from the agreement and pursue without prejudice their respective remedies at law; for purposes of the Settlement Agreement, whether a term is material is in the discretion of the signatory choosing to withdraw from the Settlement Agreement, and if a signatory withdraws from the Settlement Agreement and files an application for rehearing, the other signatories except for Staff, shall support the application for rehearing.

XI. Miscellaneous Provisions – This Section provides that the signatories shall support and defend the Settlement Agreement and shall make reasonable and good faith efforts to obtain a Commission order approving the Settlement Agreement; and to the extent that any provision of the Settlement Agreement is inconsistent with any existing Commission order, rule, or regulation, the Settlement Agreement shall control and that each term is in consideration of all other terms and the

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terms are not severable.

Arguments of Settlement Agreement Proponents

Global Water

Global Water asserts the Settlement Agreement should be approved as it is widely supported and resolves complex issues involving ICFAs. (Tr. 191.) The Company argues the Settlement Agreement aids individual parties and consumers alike, and includes benefits that could not be reached through litigation. (Ex. S-5 at 14; Tr. 482-484.) Global Water claims the benefits passed on to customers through the approval of the Settlement Agreement would include the lengthy phase-in of rate increases, a stay-out period for requesting new rate increases, a reduced revenue requirement based on normalized expenses from 2009-2011, and improvement of the Company’s financial condition.

Per the Settlement Agreement, the Company’s rates in the Maricopa area are to be phased in over an eight-year period in order to reduce the rate increase used to repair Global Parent’s balance sheet through the de-imputation of ICFA fees. (Ex. A-17 at § 3.4; Ex. A-24; Tr. 692.) The Settlement provides that the non-Maricopa systems will have rate increases phased in over a three-year period. (Ex. A-17 at §§ 3.4 and 3.6; see also Ex. A-24.) Global Water states there will be no rate increase during the first year of the phase-in for any of the systems, and none of the revenue lost as a result of the phase-ins will be recovered by the Company. (Ex. A-17 at § 3.4.) The Company adds that the Settlement Agreement also requires that Global Water to refrain from filing new rate applications until May 31, 2016 for areas outside of Maricopa, and until May 31, 2017 for the Maricopa area utilities. (Id. at § 2.1.1.)

Global Water contends that the reduced revenue requirement advanced in the Settlement Agreement is due to the use of Staff’s expense levels, which are based on the Company’s expenses from the period of 2009-2010, which it claims is a major concession and a benefit to customers. (Tr. 21, 34, 38, 483, 691; Ex. R-5 at 5; City Ex. 2, App. A; Ex. A-24.) Global Water points out that the Settlement Agreement proposes to reduce the Company’s cost of equity from the requested 11.44 percent to 9.5 percent, which provides a revenue increase of less than 15 percent for the largest of the

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Company’s individual utilities (Santa Cruz and Palo Verde). (Ex. A-14 at 52-53; Ex. A-17 at § 4.2; Ex. A-26 at 6.)

According to the Company, there is no dispute that the Settlement Agreement will improve the Global Parent’s financial condition by repairing its balance sheet and reversing an “imputation” of CIAC by the Commission in the Company’s last rate case. (Ex. A-17 at § 6.3.) Global Water asserts that improving the balance sheet of GWRI is also a benefit to consumers and the Commission, because restoring the financial condition of Global Parent will provide easier access to debt and equity which, in turn, will allow the Global utilities to continue providing quality service to customers. (Ex. A-19 at 4-5.) Global Water contends that the Settlement Agreement will limit the rate impact on ratepayers because most of the CIAC de-imputation is for plant that is not yet in rate base, and due to the lengthy phase-in of rates. (Ex. A-30 at 5; Ex. A-17 at §§ 6.3.2.3 (Santa Cruz and Palo Verde active rate base), 6.3.3.3 (Santa Cruz and Palo Verde Plant Held for Future Use); and 6.3.4.4 (WUGT).) Global Water cites other benefits of the Settlement including: the continuation of its low income program; and customers’ ability to earn rebates on their water bills through the CRT. (Tr. 690; Ex. A-17 at § 1.5.)

Global Water asserts that its commitment to refrain from entering into any new ICFAs, and to adhere to Staffs requested Code of Conduct, are additional benefits of the Settlement. (Tr. 191, 199, 693, 698.) Global Water adds that ICFA holders will benefit from the Settlement by insuring that the contracts they entered into are honored, Global Parent’s improved financial condition will increase confidence that it will comply with its contractual obligations. (Tr. 710-711, 726.) Global Water states that the Settlement dictates portions of payments under the ICFAs will be segregated in bank accounts, and a substantial sum will be used to pay HUFs. (Ex. A-17 at §§ 6.4.1 and 7.3.)

Global Water argues that SNR’s and NWP’s main objection to the Settlement derives from their desire to modify the contracts that they entered into with Global Parent to provide water and wastewater utility services. The Company maintains that the ICFAs between the parties were of considerable benefit to SNR and NWP because the ICFAs solved their problem of finding a regional water and wastewater solution. (See Ex. A-37.) Global Water contends that SNR’s and NWP’s request for changes to the ICFAs should be rejected given that the developers are sophisticated

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businesspeople, expertly represented in the negotiation of the ICFA contracts, and, as such, SNR and NWP should be bound by the terms of the ICFAs. The Company claims that Global Parent has performed in compliance with the ICFA contracts, and any request for modification of the ICFA is not properly before the Commission. (citing General Cable Corp v. Citizens Utilities Co., 27 Ariz. App. 381, 555 P.2d 350 (1976); Application of Trico Elec. Co-op., 92 Ariz. 373, 377 P.2d 309 (1962).) Global Water also states that the developer parties were under no obligation to enter into these agreements with Global Parent, as they had options for obtaining water service from other providers or by forming their own utilities. (Ex. A-20 at 2-4.)

Global Water refutes SNR’s and NWP’s claims that the ICFAs place them at a competitive disadvantage, arguing that the groundwater in the area has already been spoken for by SNR and NWP (and other ICFA holders), and that any developer in the area would find it difficult and/or expensive to obtain water, thereby providing SNR and NWP with a substantial competitive advantage over non-ICFA developers. (Ex. A-35 at 41; Tr. 644.) Global Water also opposes SNR’s and NWP’s request to have the CPI factor removed from their ICFAs, stating the provision is standard in all ICFAs to account for inflation because of the contracts’ indefinite length, which is due to the developers’ uncertain construction timeframes. (Ex. A-20 at 4-5; Tr. 255-257, 640-650, 669-670.) The Company states that removing the CPI factor would constitute a material change to the contract, raising policy and legal issues. (Tr. 670.)

Global Water opposes the developers’ request for any supplemental regulation given the existing affiliate interest rules and newly agreed to Code of Conduct standards. (Tr. 252.) The Company states that the Settlement Agreement provides for sufficient safeguards relating to the use of ICFA funds, by requiring a portion of the funds to be used for HUFs and placed in separate accounts, subject to detailed reporting. Finally, Global Water argues that the rates proposed for the Water Utility of Greater Tonopah are appropriate, despite NWP’s objection, as they are based on an operating margin which significantly reduced the revenue requirement, and which will also be phased-in over three years. (Ex. A-27 at 2.)

. . .

. . .

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Staff

Staff supports approval of the Settlement Agreement given the multitude of benefits: gradual phase-in of rate increases with no increase during the first year; the agreement by Global Water to a rate stay-out until May 31, 2016 for non-Maricopa areas, and until May 31, 2017 for Santa Cruz and Palo Verde; continuation and expansion of low income bill assistance programs; a rate design that allows for customers to earn a rebate for low water consumption; and the resolution of issues related to ICFAs. (Ex. A-17.) Staff asserts that the Agreement requires Global Water to adopt a Code of Conduct which will apply to transactions between the Company and its affiliates, allowing for more transparent operations. (Ex. A-17 at 16.) Staff does not oppose NWP’s request to require Global Water to file an annual affidavit declaring compliance with the Settlement Agreement. (Staff Reply Brief at 12.)

According to Staff, SNR’s and NWP’s main opposition to the Agreement pertains to issues arising under the ICFAs they freely entered into with Global Parent. Staff cites to General Cable, supra, for the premise that modification of an agreement voluntarily entered into by two private parties falls outside the Commission’s purview. (27 Ariz. App. 381, 555 P.2d 350 (1976).) Staff argues that several sections within the Settlement Agreement address both developers’ concerns with regard to the stability of Global Parent in performing under its contracts, and how the funds from the ICFAs will be paid. (Ex. A-17 at 7, 9.) Staff also states that it is amenable to including specific language in the Agreement allowing developers to pay HUF fees directly to the utility. (Staff Reply Brief at 11.)

Maricopa

Maricopa supports the Settlement Agreement given the Company’s compromise to a substantial reduction in revenue requirements which, in turn, would provide for “just and reasonable” rates. (City’s Initial Brief at 2-3.) The City also cites to: Global Water’s concession to an extended phase-in of rate increases; no rate increases imposed in 2014; waiver of recovery of lost revenues under the rate phase-in; agreement to rate increase stay-out provisions; and the “capping” of the increase in the rate for effluent and recycled water; as reasons for approving the agreement. (Id. at 3-7.)

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Maricopa states the Settlement Agreement seeks to improve the Global companies’ financial conditions by de-imputing the CIAC treatment of ICFA fees previously ordered by the Commission, which is designed to provide the Global companies with adequate funds to construct facilities so they can continue to provide reliable and safe water and wastewater service through the receipt of HUF funds. According to the City, improving the stability of the Company that provides Maricopa with safe water and wastewater service is in Maricopa’s best interests.

Maricopa argues that NWP’s request for WUGT to have an eight-year phase-in of increased rates is misplaced because the only two utilities that were intended to receive that advantage are the Maricopa area utilities (Santa Cruz and Palo Verde), whose rates are impacted in this case due to the de-imputation of the CIAC. Maricopa also contends that SNR’s request for the Commission to assert jurisdiction over Global Parent to ensure compliance with the Agreement is unnecessary, as it is in Global entities’ best interest to adhere to the Settlement’s terms, given the Commission’s ongoing regulation of Global Water’s day-to-day operations.

Maricopa HOAs

The Maricopa HOAs argue that the Commission should adopt the Settlement Agreement because the Agreement serves the public interest by: proposing reasonable rate increases; creating a lengthy eight-year phase-in of increased rates, with no increase in the first year and no recovery of foregone revenues; no new rate cases before May 31, 2017; allowing for a more gradual rate increase for effluent and nonpotable groundwater; and resolving longstanding regulatory issues relating to ICFAs. (Maricopa HOAs Initial Brief at 4-7.)

The Maricopa HOAs urge the Commission to adopt the Settlement Agreement, as written, because each stakeholder carefully negotiated its terms, and alteration to any clause could risk the stakeholders’ support for the Agreement as a whole. (Id. at 7-8.)

RUCO

RUCO also recommends that the Commission approve the Settlement Agreement because it resolves a myriad of issues and is in the public interest. RUCO claims that the benefits of the Settlement include: a three-year phase-in of authorized expenses, with no increase in the first year; an eight-year phased-in rate increase for ICFA related issues, with no rate increase in the first year; a

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substantially decreased revenue requirement; resolution of all ICFA issues; stay-out provisions prohibiting a rate case until at least May 31, 2016; Global Water’s future investments will be funded with debt, equity, HUFs, and main extension agreements; and the implementation of a Code of Conduct to allow for more transparency for Global entity transactions. (RUCO’s Initial Brief at 3.)

Opposition to Settlement Agreement

Sierra Negra Ranch

SNR contends that, under the terms of the ICFAs, GWRI is essentially providing utility services that require the Commission to either regulate GWRI as a utility, or to regulate GWRI’s transactions and operations related to performance under the ICFA. (Tr. 233.) According to SNR, the ICFAs allow Global Parent to evade the Commission’s oversight by “facilitating” utility services. (SNR Ex. 1 at 10.) SNR claims that the ICFAs function to bind a landowner to an unregulated utility with an unregulated financing agreement, a problem that would attach to the approximately 180 ICFAs GWRI has entered into throughout Arizona. (Ex. A-17, Attach. B; SNR Ex. 1 at 10.) According to SNR, a lack of regulation of GWRI and the ICFAs will jeopardize future development in those areas controlled by GWRI. (SNR Ex.1 at 10.)

SNR argues that the Commission has the authority to prescribe the content of the ICFAs because SNR and NWP had no choice but to enter the agreements if they wanted utility service, and because the ICFAs and Settlement Agreement place SNR and NWP at a competitive disadvantage. (SNR Reply Br. at 7-8.) By offering to provide utility services, SNR asserts that Global Parent placed itself within the purview of the Commission’s oversight. (Id. at 9-10.) SNR also argues that the Commission has an interest in the regulatory treatment of CPI adjuster funds that could be used to fund utility infrastructure, and would ultimately end up in rate base. (Id. at 11.) Moreover, SNR asserts that GWRl consented to the Commission’s jurisdiction by intervening in this rate case. SNR argues that, at a minimum, the Commission has the authority to require GWRI to modify the ICFA as a condition of the Settlement Agreement. (Id. at 8).

SNR also contends that the financial condition of GWRI raises concerns that monies paid to it or its subsidiaries will not properly be used to construct infrastructure. (SNR Ex. 1 at 4-5, Tr. 27, 233, 702.) As evidence of this concern, SNR points out that the Settlement Agreement disregards

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past payments in calculating payments to be applied to HUFs. (SNR Ex. 1 at 14.) SNR also claims that prior funds placed in ICFA bank accounts were immediately transferred out of the accounts by GWRI and combined with GWRI’s general bank account. (See Ex. S-2 at 19). SNR asserts that, in spite of significant funds paid by SNR and NWP under the ICFAs, no utility infrastructure has yet been constructed in those areas. (Tr. 96.)

SNR argues that these issues can be avoided if the Commission takes jurisdiction over GWRI and the ICFAs to ensure that developer funds are properly used for the construction of infrastructure. Specifically, SNR requests that the Commission require sequester of the monies paid under the ICFAs, including such monies pledged to Regions Bank. (SNR Reply Br. at 18.) To further protect ICFA funds, SNR requests that the Commission order that Staff and RUCO monitoring of GWRI required under the Settlement Agreement should also include monitoring of GWRC, the ultimate Canadian parent holding company of GWRI. Similarly, SNR requests that GWRC, and the affiliates of GWRI, be subject to the annual affidavit of compliance required under Section 7.3 of the Settlement Agreement. (SNR Initial Br. at 19-20). SNR also requests the Commission to impose a requirement that GWRI and the regulated utilities guarantee the monies paid under the ICFA are used to construct the contracted infrastructure, even if the parent goes bankrupt. (SNR Ex. 1 at 16.)

SNR asserts that the ICFAs and HUFs will place it, and similarly situated developers, at a disadvantage to those developers who have not signed ICFAs with GWR. (SNR Ex. 1 at 15). SNR cites to the disparity between the $3,500 for water and wastewater services future developers will pay as HUFs under the Settlement, as opposed to the $5,500 it must pay under the ICFA, plus the CPI adjustor. (Ex. A-17 at 10; SNR Ex. 1 at 15.) SNR also contends that the Settlement Agreement would effectively eviscerate the “Most Favored Nation” clause within the ICFA. (SNR Initial Br. at 17). SNR contends that these issues may be avoided if the Commission, at a minimum, would increase the HUF in WUGT’s service area to align with the ICFA payments due, and compel GWRI to remove the requirement of paying a CPI adjustor in addition to the $5,500 per EDU under the ICFA. (SNR Ex. 1 at 15-16).

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New World Properties

NWP contends that the Settlement Agreement is not in the public interest without additional requirements being imposed upon GWRI and its affiliates. NWP asserts that the Commission has jurisdiction and authority to modify the CPI adjustor as a condition of approving the Settlement Agreement, and that GWRI acknowledged the Commission’s jurisdiction through the testimony of Mr. Walker, and by GWRI’s intervention in the case. (NWP Reply Br. at 4). Further, NWP asserts that the Commission’s jurisdiction is already evident by the numerous obligations imposed upon GWRI through the Settlement Agreement, including compliance monitoring, prohibition of entering into new lCFAs or amending existing ICFAs to increase the dollar amount of ICFA funds, segregation of funds, establishment of the HUFs, and mandates on the use of HUF monies. (Id. at 5-6).

NWP seeks modification of the ICFAs, as it alleges that the application of a CPI adjustor to ICFA fees that are treated as HUFs places developers with ICFAs at a competitive disadvantage to those without ICFAs. (NWP Initial Br. at 7-10; NWP Reply Br. at 1, 6-7.) Specifically, NWP asserts the Settlement Agreement creates a competitive disadvantage as new developers will simply pay a HUF with no CPI adjustor. NWP argues that it is further placed at a disadvantage because NWP helped fund the acquisition of WUGT by GWRI, through payment of landowner fees under the ICFA, which will also benefit developers without ICFAs. (NWP Reply Br. at 3.) NWP contends that while this disadvantage is not addressed by the Settlement Agreement, the Settlement Agreement serves to give GWRI a restored balance sheet. NWP argues that such an outcome is unfair in light of NWP having had no practical alternative but to sign an ICFA with GWR if NWP wanted to develop its property. Further, NWP notes that GWRI created the problems associated with the ICFAs by failing to seek Commission approval of the agreements, and NWP argues that the Settlement Agreement would promote the economic principle of “moral hazard.” (Id. at 15-16).

NWP denies Staff’s assertion that NWP is simply trying to escape its contractual obligations, and notes that changed circumstances require modification of the ICFAs. Specifically, NWP cites changes under the Settlement Agreement including Staff’s prior rejection of GWRI’s ICFAs, the introduction of HUFs, recharacterization of landowner fees, and a formerly level playing field for

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developers. NWP also questions the impact on rates of the implementation of the de-imputation of CIAC, a factor that NWP contends has not been fully analyzed by Staff or RUCO. (Id. at 12-14).

NWP further alleges that modification of the ICFAs is appropriate because NWP did not have the option of a traditional main extension agreement. Additionally, NWP argues that the recharacterization of the ICFA Landowner Payment to HUFs under the Settlement Agreement removes these payments from the financing requirements of the ICFA, and therefore avoids any inconsistency a modification order would have with the ICFA on this point. (NWP Initial Br. at 11-12). NWP further asserts that an order of the Commission would also prevent the CPI adjustor from eviscerating the “Most Favored Nation” clause within the ICFA, thereby maintaining the spirit of the ICFA.

NWP also contends that the public interest requires segregation and tracking of future landowner payments received by GWRI in excess of the HUFs paid under lCFAs. (NWP Initial Br. at 13; NWP Reply Br. at 7). According to NWP, the Settlement Agreement contains no mechanism to ensure that the funds paid, and to be paid by NWP, for the coordination and financing of construction of substantial regional infrastructure will actually be used in accordance with the terms of the ICFA. NWP argues that the public interest requires the Commission, at a minimum, to ensure these funds are ready and available to the utility that will provide the infrastructure when that becomes needed. (NWP Ex. 4 at 9-10.) However, NWP contends that the Settlement Agreement fails to include necessary safeguards to protect that portion of the Landowner Payments which exceeds the HUFs. Supporting the need for safeguards, NWP cites Global Parent’s failure to perform detailed calculations or undertake detailed cash-flow analysis regarding what a reasonable landowner payment would be under each agreement. (Ex. S-2 at 12-13.) NWP also points to the inadequacy of GWRI establishing separate ICFA bank accounts in Global Water’s last rate case, Docket No. SW-20445A-09-0077. (NWP Initial Br. at 15). NWP advocates alleviating these concerns by requiring: a segregated fund for all ICFA monies; an annual report to Utilities Division Staff of cash flow from these accounts; and an amendment to NWP’s ICFA to clarify that Landowner payments which are allocated as HUFs to WUGT and Hassayampa can be made directly to those utilities, and that the HUFs belong to those utilities and not GWRI. (Id. at 16).

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NWP requests that the Commission order, as a condition to the Settlement Agreement, that NWP and SNR can fully fund the applicable HUFs of WUGT and Hassayampa in the combined amount of $3,500 out of the Landowner Payments due to GWRI under the ICFA. (Id. at 18). NWP cites the testimony of Global Water witness Mr. Walker as acquiescence to this amendment. (Tr. 467-468.) NWP also seeks amendment of the ICFAs to expressly permit direct payment of HUFs to the applicable utility providers. NWP again cites the testimony of Mr. Walker as indicating GWRI’s consent to such an amendment. (Tr. 590.)

NWP further expresses concerns that the Settlement Agreement contains inadequate enforcement mechanisms. NWP contends that the Settlement Agreement’s requirement that GWRI submit an affidavit attesting to compliance for the preceding year may be insufficient. NWP requests that the annual affidavits certify compliance by GWRI and all Global Water affiliates. (NWP Initial Br. at 21). NWP also seeks the addition of a provision clarifying that all GWRI affiliates are under the jurisdiction of the Commission as it relates to the Settlement Agreement and the ICFAs. NWP also requests an 8-year phase-in of the rate increase for WUGT, matching the gradual period provided by the Settlement Agreement for customers of Santa Cruz and Palo Verde, and sparing WUGT customers from a 96 percent rate increase as contemplated in the Settlement Agreement. (NWP Initial Br. at 21; NWP Reply Br. at 15, 18-19).

Discussion and Resolution of Settlement Agreement Issues

As described by the signatory parties through their testimony, exhibits, and briefs, the proposed Settlement Agreement offers a number of creative solutions to issues that would likely be unrealized in a fully litigated case. Among the terms negotiated by the parties are:

•

The Company’s rates in the Maricopa area (Santa Cruz and Palo Verde) are to be phased in over an eight-year period in order to reduce the rate increase used to repair Global Parent’s balance sheet through the de-imputation of ICFA fees.[7]

•	The non-Maricopa systems will have rate increases phased in over a three-year period.

7 Mr. Walker testified that the imputation of ICFA funds as CIAC in the Company’s last rate case caused an $85 million net loss for Global Parent in 2010, and also created significant deferred tax assets for Santa Cruz, Palo Verde, and WUGT. He stated that de-imputation of the CIAC, as proposed by the Settlement, would mitigate the financial harm experienced by Global Parent and the affected utilities as a result of the last rate Decision. (Ex. A-13, at 17-18.)

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•	No rate increase during the first year of the phase-in for any of the systems, and none of the revenue lost as a result of the phase-ins will be recovered by the Company.

•	Global Water will not file any new rate applications until May 31, 2016 for systems outside of the Maricopa area, and not until May 31, 2017 for the Maricopa area utilities.

•

The reduced revenue requirement in the Settlement Agreement, compared to the Company’s original request, is based on the use of Staff’s recommended expense levels, which are based on the Company’s expenses from the period of 2009-2010.

•

The Settlement Agreement would reduce the Company’s cost of equity from the requested 11.44 percent to 9.5 percent, which would result in a revenue increase of less than 15 percent for the largest of the Company’s individual utilities (Santa Cruz and Palo Verde).

•

The Settlement Agreement will help improve Global Parent’s financial condition by repairing its balance sheet and reversing an imputation of ICFA revenues as CIAC by the Commission in the Company’s last rate case.

•

Global Water would be prohibited from entering into any new ICFAs, and would be required to adhere to Staff’s requested Code of Conduct; ICFA holders will benefit by helping ensure that the contracts they entered into are honored; and portions of payments under the ICFAs will be segregated in bank accounts, with a substantial sum being used to pay HUFs.

•	Continuation and expansion of low income bill assistance programs.

•	A rate design that allows for customers to earn a rebate for low water consumption.

•	A “capping” of the increase in the rate for effluent and recycled water.

Conditions to Settlement Agreement

Given the original litigation positions taken by the signatory parties, the various terms discussed above reflect compromises by those parties during the course of the negotiations, leading to a Settlement Agreement that the signatories could support. We find that the terms of the Agreement will produce rates that are just and reasonable in the context of this case, as long as several additional requirements are imposed as a condition of approval of the Settlement.

The first additional condition is that Global Water will be required to permit developers that are parties to ICFAs to fully fund the applicable HUFs out of the developer payments that are due under the ICFAs. Mr. Walker, on behalf of Global Water, testified during the hearing that this additional condition is acceptable to the Company and that Global Parent is willing to modify the ICFAs to reflect this change. (See Tr. 467-468.)

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The second condition is that developers that are parties to ICFAs will be permitted to pay the HUF amounts directly to the applicable water or wastewater utilities, rather than to Global Parent, as is currently required under the ICFAs. At the hearing, Mr. Walker also agreed to this condition, and stated that Global Parent is willing to amend the ICFAs accordingly to allow payment directly to the utilities. (Id. at 468, 590.)

The next condition is that all of the Global Water entities, including GWRI, will be required to submit annual affidavits, signed by the highest officer of each entity, attesting that each of those signatory entities was compliant with the terms of the Settlement Agreement for the prior calendar year. Mr. Walker testified that the Company is agreeable to this additional condition, stating that it was a “great idea.” (Id. at 517.) The affidavits should be filed beginning February 1, 2015, and should continue to be filed by February 1 each successive year for the prior calendar year, until further order of the Commission.

Other Issues Raised by NWP and SNR

NWP and SNR contend, among other things, that the rate increase proposed in the Settlement will disproportionately affect the approximately 324 customers served by WUGT, who will experience an increase of approximately 96 percent over current rates, phased in over three years with no increase the first year. NWP and SNR requested that the increase be phased in over 8 years, as is proposed for the Santa Cruz and Palo Verde customers. We believe the Settlement’s rate treatment of different systems is reasonable given the circumstances of this case. As explained by the Company’s witness, if the WUGT rates had been based on the fair value of assets in rate base, the overall increase for WUGT would have been approximately $560,000, rather than the $199,983 proposed in the Settlement, which is based on an operating margin approach. (Ex. A-27, at 2.) Further, the 8-year phase-in for the Maricopa area utilities (Santa Cruz and Palo Verde) is applicable only to the part of the increase related to the “de-imputation” of CIAC, which only affects rates in the Santa Cruz and Palo Verde systems at this time.

NWP and SNR also raised the issue of the Commission’s jurisdiction over GWRI, and whether the Commission could exercise enforcement authority over GWRI. Mr. Walker agreed that the Commission could enforce the terms of the Settlement for GWRI, and Mr. Olea stated that if any

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of the Global entities, including Global Parent, failed to comply with the Settlement, Staff would initiate an Order to Show Cause (“OSC”) proceeding to seek enforcement. (Id. at 699.) We find that by intervening in this proceeding and executing the Settlement Agreement, all of the Global entities, including GWRI, have submitted to the jurisdiction of the Commission for purposes of enforcement of the Settlement. We expect Staff to take appropriate actions in the event that any of the Global entities fails to comply with the terms of the Agreement, including the additional terms and conditions adopted in this Decision.

NWR and SNR further proposed that future ICFA payments to GWRI in excess of the HUF fees should be segregated and tracked to ensure that the funds designated to support the construction of utility infrastructure are available to the utilities when the infrastructure is needed. As described in Section 6.4.4 of the Settlement Agreement, after December 31, 2013, 70 percent of the ICFA payments are to be allocated to payment of the HUFs and the remaining 30 percent will go to Global Parent. (Ex. A-17, at § 6.4.4.) Although we understand the Developers’ concerns, we will not require the requested segregation and tracking of the funds paid in excess of the HUFs, as we believe appropriate terms are included in the Settlement to enable compliance enforcement and provide assurance that the underlying utilities will have the necessary funds to construct needed infrastructure. Moreover, as the Settlement Agreement recognizes, restoring the financial health of Global Parent is a critical component of the compromise reached by the parties and will ultimately benefit not only the Global Water utilities, but present and future customers and developers as well. We expect Global Parent to use the terms of the Settlement Agreement to restore its financial health, and ensure that the utility subsidiaries also remain financially healthy.

We agree with NWP and SNR that Global Parent’s unilateral decision to pursue ICFA financing invited the possibility that ICFA funds could be treated as contributions, as was determined in Decision No. 71878. At the same time, NWP and SNR are sophisticated developers that retained expert analysts and experienced regulatory counsel in negotiating the terms of the ICFAs, and entered into those agreements of their own volition. We believe that, with the additional conditions described above, adoption of the Settlement Agreement properly balances the interests of all stakeholders in a manner that will ensure just and reasonable rates, financially sound utility providers, and non-

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discriminatory treatment of developers. The Settlement Agreement is therefore approved, with the conditions in the discussion above.

REVENUE REQUIREMENT

Based on our adoption of the Settlement Agreement, as modified by the discussion herein, revenue increases for each of the utilities/divisions are authorized as follows:

Santa Cruz

Based on our findings herein, we determine that Santa Cruz’s gross revenue should increase by $1,556,046, or 14.87 percent.

Fair Value Rate Base	$37,918,570
Adjusted Operating Income	1,908,343
Required Fair Value Rate of Return	7.50%
Required Operating Income	$2,843,893
Operating Income Deficiency	935,550
Gross Revenue Conversion Factor	1.663243
Gross Revenue Increase	$1,556,046

Palo Verde

Based on our findings herein, we determine that Palo Verde’s gross revenue should increase by $1,888,939, or 14.41 percent.

Fair Value Rate Base	$60,156,756
Adjusted Operating Income	3,393,928
Required Fair Value Rate of Return	7.50%
Required Operating Income	$4,512,507
Operating Income Deficiency	1,118,579
Gross Revenue Conversion Factor	1.688694
Gross Revenue Increase	$1,888,939

Valencia-Town

Based on our findings herein, we determine that Valencia-Town’s gross revenue should increase by $252,554, or 5.11 percent.

Fair Value Rate Base	$2,251,949
Adjusted Operating Income	17,649
Required Fair Value Rate of Return	7.50%
Required Operating Income	$168,896
Operating Income Deficiency	151,247
Gross Revenue Conversion Factor	1.6698
Gross Revenue Increase	$252,554

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Valencia-Greater Buckeye

Based on our findings herein, we determine that Valencia-Greater Buckeye’s gross revenue should increase by $9,289, or 2.01 percent.

Fair Value Rate Base	$634,979
Adjusted Operating Income	42,015
Required Fair Value Rate of Return	7.50%
Required Operating Income	$47,623
Operating Income Deficiency	5,608
Gross Revenue Conversion Factor	1.6563
Gross Revenue Increase	$9,289

WUNS

Based on our findings herein, we determine that Water Utility of Northern Scottsdale’s gross revenue should not be increased.

Fair Value Rate Base	$(181,978)
Adjusted Operating Income	23,472
Required Fair Value Rate of Return	N/A
Current Operating Margin	15.91%
Required Operating Income	$23,472
Operating Income Deficiency	-
Gross Revenue Conversion Factor	1.629
Gross Revenue Increase	-

WUGT

Based on our findings herein, we determine that the WUGT’s gross revenue should increase by $199,983, or 96.28 percent.

Fair Value Rate Base	$2,206,817
Adjusted Operating Income	(78,593)
Operating Margin	10.0%
Required Operating Income	$40,786
Operating Income Deficiency	$119,379
Gross Revenue Conversion Factor	1.6752
Gross Revenue Increase	$199,983

Willow Valley

Based on our findings herein, we determine that Willow Valley’s gross revenue should increase by $404,269, or 57.53 percent.

Fair Value Rate Base	$2,278,955
Adjusted Operating Income	(71,868)

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Required Fair Value Rate of Return	7.50%
Required Operating Income	$170,922
Operating Income Deficiency	242,790
Gross Revenue Conversion Factor	1.665100
Gross Revenue Increase	$404,269

Summary of Rates By System

Set forth below is a summary of the rates proposed by the Settlement Agreement, on a system-by-system basis, as contained in the H Schedules attached to the Settlement.

Santa Cruz

Currently, a 5/8-inch x  3⁄4-inch meter water customer in the Santa Cruz system with median usage of 5,000 gallons per month receives a bill of $31.10 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, but would experience an increase of $1.36, to $32.46 (4.4 percent), in 2015; an increase of $2.11, to $33.21 (6.8 percent), in 2016;8 an increase of $2.34, to $33.44 (7.5 percent), in 2017; an increase of $2.58, to $33.68 (8.3 percent), in 2018; an increase of $2.81, to $33.91 (9.0 percent), in 2019; an increase of $3.05, to $34.16 (9.8 percent), in 2020; and an increase of $3.07, to $34.18 (9.9 percent), in 2021.

Palo Verde

Currently, a wastewater customer with a 5/8-inch x  3⁄4-inch water meter in the Palo Verde system receives a bill of $62.91 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same wastewater customer would receive no increase in 2014, but would experience an increase of $1.43, to $64.34 (2.3 percent), in 2015; an increase of $2.97, to $65.88 (5.9 percent), in 2016; an increase of $3.70, to $66.61 (5.9 percent), in 2017; an increase of $4.43, to $67.34 (7.0 percent), in 2018; an increase of $5.15, to $68.06 (8.2 percent), in 2019; an increase of $5.88, to $68.79 (9.3 percent), in 2020; and an increase of $6.62, to $69.53 (10.5 percent), in 2021.

Valencia-Town

Currently, a 5/8-inch x  3⁄4-inch meter water customer in the Valencia-Town Division system with median usage of 5,500 gallons per month receives a bill of $35.16 per month. Under the rates

[8]	All of the listed dollar and percentage increases are cumulative, compared to current rates.

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approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, but would experience an increase of $1.40, to $36.56 (4.0 percent), in 2015; and an increase of $1.93, to $37.09 (5.5 percent), in 2016.

Valencia-Greater Buckeye

Currently, a 5/8-inch x  3⁄4-inch meter water customer in the Valencia-Greater Buckeye Division system with median usage of 6,500 gallons per month receives a bill of $37.17 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, and would experience a decrease of $(0.36), to $36.81 (1.0 percent decrease), in 2015; and an increase of $0.07, to $37.24 (0.2 percent), in 2016.

WUNS

Currently, a 1-inch meter water customer in the WUNS system with median usage of 10,500 gallons per month receives a bill of $116.50 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, and would experience a decrease of $(6.34), to $110.16 (0.5 percent decrease), in 2015.

WUGT

Currently, a 5/8-inch x  3⁄4-inch meter water customer in the WUGT system with median usage of 5,000 gallons per month receives a bill of $27.58 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, but would experience an increase of $10.05, to $37.63 (36.5 percent), in 2015; and an increase of $22.49, to $50.07 (81.6 percent), in 2016.

Willow Valley

Currently, a 5/8-inch x  3⁄4-inch meter water customer in the Willow Valley system with median usage of 2,500 gallons per month receives a bill of $24.40 per month. Under the rates approved herein, by adoption of the Settlement Agreement, the same median usage customer would receive no increase in 2014, but would experience an increase of $6.17, to $30.57 (25.3 percent), in 2015; and an increase of $12.63, to $37.03 (51.8 percent), in 2016.

System Improvement Benefit Mechanism

The System Improvement Benefit (“SIB”) mechanism is the only issue in this case that was

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not addressed in the Settlement Agreement. The SIB mechanism is supported by the Company and Staff and opposed by RUCO and WVCA.9 The Company and Staff request that the Commission authorize the Company to implement the SIB mechanism only for the Willow Valley system. The Company and Staff further request that the SIB mechanism authorized in this case follow the same requirements as the SIB mechanisms authorized in the recent Arizona Water – Northern Group10 and Arizona Water – Eastern Group11 rate cases (Decision Nos. 74081 and 73938, respectively).12

Positions of the Parties

Global Water

The Company asserts that the Commission should approve its requested SIB mechanism because Willow Valley’s pipeline distribution system is in need of urgent and substantial repairs. The Company has developed a 20-year plan to repair the system which will result in replacing most of the distribution system. During the first five years of that plan, the Company is proposing to utilize the requested SIB mechanism to repair the area with the most urgent need. According to the Company, the Willow Valley system suffers from numerous and recurring line breaks; the pipes in this area are 50 years old; the pipes are inadequately sized, four-inch, asbestos cement pipes; the pipes are located in backyards, making them difficult to access; and, in at least one case, the pipes are located near septic systems, creating health and safety concerns.

The Company believes that the SIB mechanism is an appropriate vehicle for addressing these repairs because of the benefits associated with implementing that mechanism. Specifically, the Company maintains that the SIB mechanism will benefit customers by improving system reliability and water quality as well as promoting rate gradualism. According to the Company, the SIB mechanism will allow the Company to replace and upgrade its aging infrastructure in a timely and efficient manner, while providing more gradual and smaller rate impacts on those customers. The Company also maintains that the SIB mechanism will reduce regulatory lag which will improve the Company’s cash flow and enhance its capability to attract the equity and debt investment needed to

[9]	The remaining parties to this case did not take a position on whether the Commission should implement a SIB mechanism for the Willow Valley system.
[10]	Docket No. W-01445A-12-0348.
[11]	Docket No. W-01445A-ll-0310.
[12]	The SIB mechanisms approved in these Decisions contain, and are subject to, the same conditions and requirements.

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fund these projects. The Company states that it is in agreement with all requirements of the SIB mechanism approved by the Commission in the Arizona Water – Northern Group rate case (Decision No. 74081).

In response to RUCO’s legal arguments, the Company claims that the proposed SIB mechanism complies with all applicable legal requirements regarding ratemaking, including the fair value requirement of the Arizona Constitution. The Company asserts that the SIB mechanism is an adjustor mechanism that is designed to provide for the timely recovery of plant costs. Contrary to RUCO’s position, the Company contends that adjustor mechanisms are not limited to expenses, but may also include plant costs. The Company claims that there are numerous examples of other adjustor mechanisms approved by the Commission that involve plant costs including the Arsenic Cost Recovery Mechanism (“ACRM”) and Arizona Public Service Company’s renewable energy, energy efficiency/demand side management, and environmental improvement surcharge adjustors. The Company also notes that many ratemaking authorities and treatises recognize that adjustors may be utilized for costs, not just expenses. In addition, the Company notes that Pennsylvania courts have recognized that distribution system improvement charges (“DSICs”) are adjustor mechanisms.

The Company disputes RUCO’s assertion that Scates requires adjustor mechanisms to relate to “narrowly defined, operating expenses.” (Scates v. Arizona Corp. Comm’n, 118 Ariz. 531, 535, 578 P.2d 612, 616 (App. 1978)). According to the Company, the cited language relied upon by RUCO is dicta because Scates did not involve a plant-based adjustor mechanism. The Company contends that the holding of Scates is that the Commission is required to ascertain the fair value of a utility’s property in setting just and reasonable rates. The Company asserts that the Commission will be able to ascertain fair value in a manner consistent with Scates because each SIB surcharge filing is required to include an analysis of the impact of the SIB plant on the fair value rate base, revenue, and the fair value rate of return. In addition, the Company notes that each SIB filing is required to provide: the most current balance sheet at the time of the filing; the most current income statement; an earnings test schedule; a rate review schedule (including the incremental and pro forma effects of the proposed increase); a revenue-requirement calculation; a surcharge calculation; an adjusted rate base schedule; a Construction Work In Progress (“CWIP”) ledger (for each project showing

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accumulation of charges by month and paid vendor invoices); a calculation of the three-factor formula (as requested by Staff); and a typical bill analysis under present and proposed rates.

The Company asserts that even if the Commission were to determine that the SIB mechanism is not an adjustor mechanism, it is still a lawful surcharge authorizing rate increases based on a determination of the Company’s rate base, pursuant to the holding in Residential Utility Consumer Office v. Arizona Corp. Comm’n, 199 Ariz. 588, 20 P.3d 1169 (App. 2001) (“Rio Verde”). The Company claims that contrary to RUCO’s contention, the Arizona Constitution does not require that the Commission take all ratemaking elements into consideration as would be done in a general rate case, but rather only requires that the fair value of a utility’s property be ascertained when setting rates. The Company contends that once fair value is ascertained, as would be done each time a SIB surcharge adjustment is approved, the Commission has ample discretion to use the fair value in setting rates or adjusting a surcharge.

The Company notes that RUCO’s arguments against the SIB are similar to arguments raised in other cases. The Company contends that RUCO’s arguments should be rejected for the same reasons the Commission rejected them in the Arizona Water – Eastern Group and Arizona Water – Northern Group cases.

Staff

According to Staff, the Company has produced sufficient evidence to justify approval of a SIB mechanism for Willow Valley in this case. Staff cites current problems with the Willow Valley system, including: aged, fragile and corroded pipes; absence of looping; pipes located in customer backyards, impeding access and raising public health concerns due to nearby septic systems; inoperable valves; inadequate fire hydrants; high level of line breaks; and high level of water loss. Staff believes that the Company’s proposed five-year infrastructure replacement plan, at a cost of $878,233 (proposed to be recovered under the SIB mechanism), is both reasonable and appropriate.

Staff states that the Company is requesting that the SIB be governed by all of the conditions and requirements that are set forth in Decision No. 73938. Staff further states that the Company has agreed to codify the SIB mechanism, if authorized, in a Plan of Administration that would tailor the SIB for Willow Valley to the specifics of this case. Staff cites some of the key provisions of the SIB

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mechanism, as set forth in Decision No. 73938, as follows:

•

Approval of SIB-Eligible Projects – All SIB-eligible projects must be reviewed by Staff and approved by the Commission prior to being included in the SIB surcharge. All of the projects must be completed and placed into service prior to being included in the SIB surcharge. Willow Valley must file a report with the Commission every six months summarizing the status of all SIB-eligible projects.

•

Costs Eligible for SIB Recovery – Cost recovery under the SIB mechanism is allowed for the pre-tax return on investment and depreciation expense associated with those projects, net of associated plant retirements. The rate of return, depreciation rates, gross revenue conversion factor and tax multiplier are to be the same as established in this case.

•	Efficiency Credit – The SIB surcharge will include an efficiency credit equal to five percent of the SIB revenue requirement.

•	Surcharge Cap – The amount that can be collected annually by each SIB surcharge filing is limited to 5 percent of the revenue requirement established.

•

Timing of SIB Surcharge Filing – The Company: may file up to five SIB surcharge requests between rate case decisions; may make no more than one SIB surcharge filing every 12 months; may not make an initial SIB surcharge filing prior to 12 months following the effective date of a decision in this case; must make an annual SIB surcharge filing to true-up its surcharge collections; and, must file a new rate case application no later than June 30, 2018, with a test year ending no later than December 31, 2017, at which time any SlB surcharge then in effect would be reviewed for inclusion in base rates in that proceeding and the surcharge would be reset to zero.

•

SIB Rate Design – The SIB surcharge will be a fixed monthly charge on customers’ bills, with the surcharge and efficiency credit listed as separate line items. The surcharge will increase proportionately based on customer meter size.

•

Commission Approval of SIB Surcharge – Each SIB surcharge must be approved by the Commission prior to implementation. Upon filing of the SIB surcharge application, Staff and RUCO would have 30 days to review the filing and dispute and/or file a request for the Commission to alter the surcharge or true-up surcharge/credit.

•

Public Notice – At least 30 days prior to a SIB surcharge becoming effective, the Company is required to provide public notice to customers in the form of a bill insert or customer letter. The notice must include: the individual surcharge amount by meter size; the individual efficiency credit by meter size; the individual true-up surcharge/credit by meter size; and, a summary of the project included in the current surcharge filing, including a description of each project and its cost.

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According to Staff, the SIB also requires that the Company file the following information with each SIB adjustment: the most current balance sheet at the time of the filing; the most current income statement; an earnings test schedule; a rate review schedule (including the incremental and pro forma effects of the proposed increase; a revenue requirement calculation; a surcharge calculation; an adjusted rate base schedule; a CWIP ledger (for each project showing accumulation of charges by month and paid vendor invoices); calculation of the three-factor formula; and a typical bill analysis under present and proposed rates.

Staff also notes that the SIB requires the Company to perform an earnings test calculation for each initial filing and annual report filing to determine whether the actual rate of return reflected by the operating income for the Willow Valley system for the relevant 12-month period exceeded the most recently authorized fair value rate of return. Staff explains that the earnings test is to be: based on the most recent available operating income, adjusted for any operating revenue and expense adjustments adopted in the most recent general rate case; and, based on the rate base adopted in the most recent general rate case, updated to recognize changes in plant, accumulated depreciation, CIAC, Advances In Aid of Construction (“AIAC”), and accumulated deferred income taxes through the most recent available financial statement (quarterly or longer). According to Staff, if the earnings test calculation shows that the Company will exceed its authorized rate of return with the implementation of the surcharge, the surcharge may not go into effect. However, Staff further explained that if the earnings test calculation shows that the Company will exceed its authorized rate of return with the implementation of the full surcharge, then the Company may request that the Commission authorize a lesser surcharge amount provided that lesser amount does not exceed the Company’s authorized rate of return.

Staff provided estimated revenue and customer bill impacts associated with the SIB mechanism under the assumption that Willow Valley will not over-earn during the five-year pendency of the SIB mechanism. With respect to revenues, Staff estimates that Willow Valley will collect through the SIB surcharge, after deduction of the efficiency credit, total additional revenue of $316,603. With respect to the impact on customer bills, Staff estimates that a median use 5/8-inch x  3⁄4-inch meter customer would pay, as the applicable SIB surcharge amount, an additional $1.21 in

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2015, $2.17 in 2016, $2.95 in 2017, $3.65 in 2018, and $4.80 in 2019. (See Attachment B hereto for a summary of estimated surcharges for Willow Valley, by year and meter size.)

Staff contends that the SIB mechanism comports with the requirements of the Arizona Constitution because it provides ample opportunity for the Commission to ascertain the Company’s fair value rate base. Staff points out that the SIB mechanism requires the Company to provide updated financial information (including a balance sheet, income statement, earnings test schedule, rate review schedule, revenue requirement calculation, surcharge calculation, and adjusted rate base schedule) as part of the filing package every time it seeks Commission authorization to enact a SIB surcharge. According to Staff, this information will enable the Commission to update the fair value rate base finding and determine the impact of the revenues (with the addition of the proposed SIB surcharge) on the Company’s fair value rate of return. Staff asserts that it is not reasonable to suggest that the Commission would not use the updated fair value information “to aid it in the proper discharge of its duties...” as required by the Constitution. (Arizona Constitution, Article 15, § 14). Staff also notes that the SIB surcharge cannot go into effect without a Commission order and, ultimately, the Commission may terminate the SIB at any time.

Staff argues that the Commission has broad discretion in employing appropriate rate setting methodologies. Staff cites Simms v. Round Valley Light & Power Co., wherein the Arizona Supreme Court stated that “[t]he commission in exercising its rate-making power of necessity has a range of legislative discretion and so long as that discretion is not abused, the court cannot substitute its judgment as to what is fair value or a just and reasonable rate.” (80 Ariz. 145, 154, 294 P.2d 378, 384, internal citation omitted.) Staff claims that the SIB mechanism would allow the Commission to implement a series of step rate increases, only after making an updated fair value finding, as a means of enabling the Company to undertake substantial infrastructure replacements without having to file a series of rate cases – which the courts have found would not be in the public interest. (Arizona Corp. Comm’n v. Ariz. Public Service Co., 113 Ariz. 368, 371, 555 P.2d 326, 329 (1976).) Staff also cites Arizona Community Action Assoc. v. Ariz. Corporation Comm’n, wherein the Arizona Supreme Court upheld the Commission’s approval of step increases associated with CWIP additions (although the court rejected using APS’ return on equity as the sole criterion for triggering an increase). (123 Ariz.

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228, 229-231, 599 P.2d 184, 186-187.) In that case, the court stated that it did not find fault with the Commission’s attempt to avoid a constant series of extended rate hearings by allowing step increases based upon the updated CWIP adjustments. (Id.) Staff contends that the SIB mechanism does not suffer from the “sole criterion” deficiency rejected by the court because the SIB does not employ an earnings test, or any other test, that would be subject to control by the Company.

Staff disputes RUCO’s “single issue ratemaking” arguments, claiming that contrary to RUCO’s assertions, the Arizona Constitution does not include that terminology, and under the holding in Scates, a full rate case is not required for every rate adjustment given the court’s statement that “[t]here may well be exceptional situations in which the Commission may authorize partial rate increases without requiring entirely new submissions.” (Scates, 118 Ariz. at 537, 578 P.2d at 618.) The court in Scates stated that it was not deciding “whether the Commission could have referred to previous submissions with some updating or whether it could have accepted summary financial information.” (Id.) Staff claims that the SIB mechanism requires updated information to be submitted by the Company and there is no reason to assume that the Commission would not consider that information in its evaluation of each SIB surcharge filing.

Staff points out that the SIB mechanism has a number of protections built in, including that: it was developed within the context of a full rate case; it is limited to replacement projects used to serve existing customers; the surcharge would be capped at five percent of the approved revenue requirement, subject to true-up; the Company would be required to file a full rate case within five years from the date of the order; each step increase can only be implemented after approval by the Commission and only after a fair value finding and earnings test which indicates that the Company will not be earning more than its authorized rate of return; the SIB mechanism may be suspended by the Commission; and the Company will be required to perform the same earnings test approved in Decision No. 73938.

Staff disputes RUCO’s statement that “[r]atepayers are likely to pay higher rates over time because of the failure to consider all of the rate case elements at each SIB filing.” (Staff Reply Br. at 20). According to Staff, this statement is anecdotal in nature and is not based upon any evidence in the record. In addition, Staff disputes RUCO’s contention that rate gradualism will come at the

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expense of rate stability. According to Staff, the amount of the annual rate change each year is small and its implementation over time will prevent rate shock at the Company’s next rate case.

Staff also disputes RUCO’s claim that the record evidence is insufficient to determine how the SIB mechanism will operate and asserts that the record is clear that the same requirements and conditions applicable to the SIB that were adopted in the Arizona Water – Eastern Group and Arizona Water – Northern Group rate cases apply to the SIB in this case. Staff points out that, under the SIB proposal in this case, the Company will file a Plan of Administration which contains all of the requirements and conditions on the SIB’s operation in this case.

Staff further disputes RUCO’s claim that there was insufficient time for Staff to do an adequate analysis of the SIB mechanism in this case. According to Staff, it performed a thorough review of the proposed SIB mechanism. Staff cites the testimony of Staff Witness Jian Liu who testified that he worked with the Company on the SIB mechanism for several months before the Company filed their schedules on September 4, 2013. Staff claims that the Company responded to all of Staff’s concerns prior to filing its final SIB schedules.

RUCO

RUCO contends that the SIB mechanism inappropriately shifts risk from the Company to ratepayers without adequate financial consideration to the ratepayer. RUCO asserts that the SIB mechanism is inequitable because it reduces regulatory lag in favor of the Company without adjusting for (and flowing through to ratepayers) any actual cost savings attributable to the new plant. According to RUCO, this creates a mismatch that works against the ratepayers’ interests and assures that ratepayers will not pay their actual cost of service, and will more than likely pay more over time. RUCO claims that, to the extent that ratepayers receive a benefit through the efficiency credit component of the SIB mechanism, that “paltry benefit” will only inure to ratepayers in the Company’s next rate case filing. (RUCO Br. at 4).

RUCO disputes that the SIB mechanism promotes rate gradualism. According to RUCO, ratepayers are likely to pay higher rates over time because the SIB filings do not provide enough information for the Commission to consider every element of a full rate case. RUCO also claims that the concept of rate gradualism is at odds with the concept of rate stability in that ratepayers’ rates will

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change yearly as a result of each SIB filing.

RUCO argues that the SIB is not an adjustor mechanism or an interim rate, which it claims are the only exceptions recognized by the courts to the constitutional requirement of ascertaining and employing a company’s fair value rate base in setting rates. RUCO cites the Scates and Rio Verde decisions by the Court of Appeals to support its contention that adjustor mechanisms may only be used to adjust narrowly defined operating expenses, such as fuel costs, and that an adjustor clause may only be implemented as part of a full rate hearing. (Scates, 118 Ariz. 531, 535, 578 P.2d 612, 616; Rio Verde, 199 Ariz. 588, 592, 20 P.3d 1169, 1173.) RUCO also cites the following excerpt from Decision No. 56450 (April 13, 1989) to support its claim that the Commission has defined adjustor mechanisms as applying to expenses that routinely fluctuate widely:

The principal justification for a fuel adjustor is volatility in fuel prices. A fuel adjustor allows the Commission to approve changes in rates for a utility in response to volatile changes in fuel or purchased power prices without having to conduct a rate case.

(Decision No. 56450 at 6). RUCO claims that the proposed SIB mechanism is not an adjustor mechanism because its purpose is not to make automatic adjustments for fluctuating operating expenses, but instead only serves to increase the Company’s rate base and thus, its operating income. RUCO asserts that the SIB only allows rates to adjust upwards as a result of permitting recovery of SIB-eligible plant costs, and that the SIB is not the type of adjustment mechanism contemplated by the court in Scates.

According to RUCO, the only other exception to a fair value finding is when interim rates are implemented, which would require the Commission find the existence of an emergency; the posting of a bond by the utility; and an undertaking by the Commission to determine final rates after a valuation of the utility’s property. (Rio Verde, 199 Ariz. at 591, 20 P.3d at 1172.) RUCO points out that the Company has neither asserted an emergency, nor requested interim rates in this case. RUCO cites Arizona Attorney General Opinion No. 71-17, which defined an emergency as when “sudden change brings hardship to a company, when a company is insolvent, or when the condition of the company is such that its ability to maintain service pending a formal rate determination is in serious

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doubt.” RUCO asserts that the Company cannot claim an emergency in this case because there is no evidence of a sudden change that has brought hardship, no evidence of insolvency, and no evidence that the Company has an inability to maintain service in the interim. RUCO argues that the Commission should not use the “emergency exception” or the adjustor mechanism liberally as an excuse to set aside the rule of finding fair value when setting rates. (RUCO Br. at 8).

RUCO asserts that the Arizona Constitution’s fair value requirement would not be satisfied if rate increases were granted under the proposed SIB mechanism. RUCO claims that the SIB mechanism is a cost recovery mechanism designed to side step the fair value requirement. According to RUCO, such cost recovery mechanisms should only be allowed in extraordinary circumstances and there is nothing extraordinary about this case.

RUCO argues that there is no evidence as to how the SIB mechanism will be employed and whether it meets the fair value requirement. RUCO points out that no Plan of Administration has been filed. RUCO concedes that there is testimony in the record from Mr. Walker, Mr. Fleming, and Mr. Liu as to how the SIB mechanism will work, but asserts that none of these witnesses “explain the mechanics of the mechanism.” (RUCO Br. at 10). RUCO states its assumption that the proposed SIB in this case will follow the SIB approved in the Arizona Water – Eastern Group rate case, but asserts that the parties have not had enough time to do an adequate analysis of the SIB mechanism in this case. RUCO contends that when the Company ultimately files its request to implement the SIB surcharge, the Commission will not be making a fair value determination that is meaningful. RUCO asserts that the absence of a meaningful fair value determination renders the SIB constitutionally deficient, effectively making it illegal in Arizona.

In response to the Company’s assertion that the SIB will allow the Company to repair and replace Willow Valley’s aging infrastructure, RUCO claims that the Company has had that infrastructure for 50 years and criticizes the Company for failing to take earlier action. RUCO also disputes the urgency of these repairs, noting that the Company has developed a 20-year plan to repair and replace most of Willow Valley’s distribution system. According to RUCO, the Company should make the repairs and recover the costs associated with these repairs utilizing traditional ratemaking procedures over time.

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RUCO asserts that the benefits of the SIB are far greater to the Company than the ratepayer. According to RUCO, the SIB will allow the Company to recover and earn a return on plant placed into rate base in between rate cases; this plant will be considered alone outside of a rate case and not along with all the other rate case elements; and the plant being considered is routine infrastructure. RUCO recognizes a possible benefit to the ratepayer of more frequent and smaller rate increases, but contends that this benefit will be offset because the SIB removes the Company’s incentive to effectively manage its costs in between rate cases; the five percent efficiency credit is not a quid pro quo benefit to the ratepayer; and the SIB results in inflated rates since it does not recognize the actual operational efficiencies associated with the replacement of old plant with new plant.

RUCO contends that the underlying purpose of the SIB has evolved since the Commission first considered (but rejected) the implementation of a DSIC mechanism in Arizona Water’s 2008 rate case (Decision No. 71845).13 According to RUCO, one of the concerns of the Commission in that rate case was for Arizona Water to achieve a water loss of less than 10 percent in a cost effective manner. RUCO contends that granting a SIB in this case is at odds with the spirit of Decision No. 71845 because: the SIB is not addressing water loss; and the SIB is not cost effective for ratepayers and will result in inflated rates.

RUCO criticizes the Company’s citation to the ACRM to support the proposition that the SIB mechanism is a valid adjustor mechanism. RUCO points out that the legality of the ACRM has never been challenged or reviewed by Arizona courts. Therefore, according to RUCO, the ACRM is irrelevant to the issue of whether the SIB mechanism is lawful under Arizona law.

RUCO disputes Staff’s assertion that the financial updates filed by the Company as part of the SIB surcharge filings would satisfy the fair value requirement. According to RUCO, Staff’s premise is misguided because it is not supported by case law and suggests that utilities may provide yearly updates to its rate base in lieu of filing an actual rate case.

WVCA

WVCA agrees that there is a need for system improvements and that the improvements

[13]	Docket No. W-01445A-08-0440.

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Willow Valley has identified should be made. However, WVCA argues that a SIB mechanism is an extraordinary mechanism that is neither appropriate nor warranted for the Willow Valley system. According to WVCA, the purpose of the SIB mechanism is to encourage a utility to invest in water infrastructure where the normal ratemaking process has proved to be inadequate and to help alleviate rate shock. WVCA argues that there is no evidence to demonstrate that a SIB mechanism is needed for the Willow Valley system. As a result, WVCA maintains that Willow Valley should make the needed improvements and seek to recover a rate of return thereon under the traditional ratemaking process.

WVCA contends that a SIB mechanism is not justified in this case because the condition of the Willow Valley system should have been considered by the Company when it acquired the system in 2006; there is no evidence that the Company is financially unable to make the necessary improvements without the SIB mechanism; the depreciation expense collected by Willow Valley over the next five years (approximately $1,069,140) is sufficient to cover the estimated costs of the projects Willow Valley has identified for the SIB mechanism (approximately $876,233); and the SIB mechanism will not alleviate rate shock. Although WVCA acknowledges that rate shock will be softened by phasing in the rates requested in this case, WVCA argues that the benefit of phasing in rates will be tempered if the SIB surcharges are added to rates during the phase-in. WVCA also argues that it will be impossible for the Commission to evaluate the need and appropriateness of the SIB mechanism because there is no evidence as to the estimated level of the SIB surcharge; no evidence as to how those surcharges will impact Willow Valley’s customers; and no evidence as to how inclusion of the specific projects in the SIB mechanism will help to avoid rate shock for Willow Valley customers. WVCA also expresses concern that Willow Valley customers will not understand the purpose or mechanics of the SIB mechanism because the Company has not submitted a corresponding tariff or Plan of Administration.

In the event the Commission grants the Company’s request to implement a SIB mechanism for Willow Valley, WVCA alternatively argues that the following conditions be imposed: (1) the SIB mechanism should be set forth in a separate tariff, together with a Plan of Administration; (2) the SIB surcharge should be implemented no earlier than 2016; (3) the estimated cost submitted for a project

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should be the maximum amount Willow Valley can recover under the SIB surcharge for that project; (4) Willow Valley should be required to demonstrate that the dollars received as depreciation expense are being placed back into plant, or held in reserve for that purpose as part of the SIB evaluation; and (5) Willow Valley not seek another rate increase, other than the SIB mechanism, until 2017 based upon a test year no later than December 31, 2016. (WVCA Ex. 1 at 3-4).

Discussion of SIB Issue

The Commission generally must determine a fair value rate base and apply a rate of return to that rate base when it develops rates. The case law interpreting the Commission’s constitutional duties state that the Commission may diverge from this ratemaking method when authorizing interim rates in the event of an emergency (i.e., interim rates), and when the Commission authorizes (in a rate case) an automatic adjustor mechanism to address specific costs occurring subsequent to the rate case. Scates suggests that there may be exceptional situations that warrant a departure from the usual method. RUCO takes issue with the Company’s comparison of its current situation to ACRMs, and asserted that Willow Valley’s current infrastructure replacement needs do not rise to the level of an exceptional situation.

Legal Issues

The Company, Staff, and RUCO discussed in their post-hearing briefs the legality of a SIB under Arizona law. Arizona Constitution, Article XV, § 14 provides: “The Corporation Commission shall, to aid it in the proper discharge of its duties, ascertain the fair value of the property within the State of every public service corporation doing business therein . . . .” This language has been interpreted to require the Commission to establish a utility’s authorized rates by applying a fair rate of return to the fair value of the utility’s property devoted to the public use at the time of the inquiry (or as near as possible thereto), as determined by the Commission based upon all available relevant evidence. (See, e.g., Arizona Corp. Comm’n v. Arizona Water Co., 85 Ariz. 198, 203-04, 335 P.2d 412, 415 (Ariz. 1959)).

The Arizona Supreme Court has clarified that “the Commission in its discretion can consider matters subsequent to the historic year” when establishing fair value rate base in a rate case. (Arizona Public Service, 113 Ariz. 368, 371, 555 P.2d 326, 328-29 (1976)), and has specifically approved the

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portion of a Commission decision that allowed inclusion of CWIP for plant that was under construction during the test year and would go into service within two years after the effective date of a Step II increase, when the step increase methodology had been created in a full permanent rate case that included a determination of fair value. (Arizona Cmty. Action, 123 Ariz. 228, 230, 599 P.2d 184, 186.)

In Arizona Public Service, the Arizona Supreme Court held that although the Commission must ascertain fair value, it was not prohibited from taking into consideration in its fair value determination the addition of CWIP after the end of the test year. In so finding, the court stated:

A plant under construction is at least a relevant factor which the Commission could consider in determining fair value. The attorney general’s opinion would cut off consideration of any facts subsequent to the historic year. In Simms v. Round Valley, supra, we said: ‘Fair value means the value of properties at the time of inquiry (citing cases),’ and ‘(t)his is necessary for the reason that the company is entitled to a reasonable return upon the fair value of its properties at the time the rate is fixed.’ From the foregoing, it is obvious that the Commission in its discretion can consider matters subsequent to the test year, bearing in mind that all parties are entitled to a reasonable opportunity to rebut evidence presented. Construction projects contracted for and commenced during the historical year may certainly be considered by the Commission upon the cutoff time previously indicated. We would not presume to instruct the Commission as to how it should exercise its legislative functions. However, it appears to be in the public interest to have stability in the rate structure within the bounds of fairness and equity rather than a constant series of rate hearings.

(113 Ariz. at 371, 555 P.2d at 329 (internal citations omitted).) The Arizona Supreme Court reinforced this view in Arizona Community Action, by affirming the Commission’s decision to allow inclusion of CWIP in APS’ rate base within two years of a Step II rate increase. (123 Ariz. 228, 230- 231, 599 P. 2d 184, 186-187.) In that case, the court considered whether it was permissible for the Commission to authorize a rate of return based on plant construction in progress but not yet in service, which would result in five percent step increases over a three-year time period (1977-1979). Although the court struck down the tying of step increases solely to APS’ return on equity, it found

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the Commission’s inclusion of funds expended on CWIP to be “entirely reasonable.” (Id.) With respect to the legality of the step increase approved by the Commission, the court stated:

In view of [Arizona Public Service], supra, we find entirely reasonable that portion of the Commission’s decision allowing the inclusion of [CWIP] to go on line within two years from the effective date of the Step II increase. Nor do we find fault with the Commission’s attempt to comply with our indication in [Arizona Public Service], supra, that a constant series of rate hearings are not necessary to protect the public interest. The hearing culminating in the order of August 1, 1977, resulted in a determination of fair value. The adjustments ordered by the Commission in adding the CWIP to that determination of fair value were adequate to maintain a reasonable compliance with the constitutional requirements if used only for a limited period of time.

((Id.)(emphasis added.)

As a general proposition, we recognize that the courts have consistently required that the Commission find fair value before allowing an adjustment in rates. As indicated above, exceptions to the requirement to base rates on a monopolistic utility’s fair value rate base have typically been recognized for interim rate increases when an emergency exists, and for rate increases caused by automatic adjustment clauses, when the automatic adjustment clause itself is created in a permanent rate case that meets all legal requirements and the clause is designed to ensure that the utility’s profit or rate of return is unchanged by application of the clause. (See Rio Verde, supra, 199 Ariz. 588, 20 P.3d 1169; Scates, supra, 118 Ariz. 531, 578 P.2d 612; Arizona Attorney General Opinion No. 71- 17.)

However, in Scates, the Court of Appeals indicated that in exceptional circumstances the Commission may adjust rates outside of a full rate case. Although the court found the Commission did not have authority to allow increases between rate cases to certain of a telephone company’s charges without a consideration of the impact on the company’s rate of return and financial condition, the court suggested that updated submissions may be permitted to adjust rates between full rate cases. Thus, in Scates, the appellate court suggested a third exception to the general rule:

We do not need to decide in this case whether as a matter of law there must be a de novo compliance with all provisions of the order in connection with every increase in rates. The Commission here not only failed to require any submissions, but also failed to make any

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examination whatsoever of the company’s financial condition, and to make any determination of whether the increase would affect the utility’s rate of return. There may well be exceptional situations in which the Commission may authorize partial rate increases without requiring entirely new submissions. We do not decide in this case, for example, whether the Commission could have referred to previous submissions with some updating or whether it could have accepted summary financial information.

(118 Ariz. 531, at 537, 578 P.2d 612, at 618.)

In Rio Verde, the Court of Appeals addressed the issue of whether the Commission properly approved a surcharge to recover increased CAP water expenses between rate cases without ascertaining the utility company’s fair value. The court, citing Simms and Arizona Public Service, held that the Arizona Constitution requires the Commission to determine the company’s fair value, and the justness and reasonableness of the rates must be related to this fair value. (199 Ariz. 588, at 591, 20 P.3d 1169, at 1172.)

However, the courts have also consistently upheld the Commission’s broad discretion to use fair value in a manner that recognizes changing regulatory circumstances. For example, in US West II, supra, the Arizona Supreme Court recognized that although a fair value finding is required under the Constitution, the Commission was not bound by a “rigid formula” in setting just and reasonable rates. (201 Ariz. at 246, 34 P.3d at 355.) Although the court in US West II was considering fair value in the context of competitive telecommunications services, and not for a monopoly water company such as Global Water, the court’s discussion of the fair value requirement is instructive.

Because neither this court nor the corporation commission possesses the power to ignore plain constitutional language, we hold that a determination of fair value is necessary with respect to a public service corporation. But what is to be done with such a finding? In the past, fair value has been the factor by which a reasonable rate of return was multiplied to yield, with the addition of operating expenses, the total revenue that a corporation could earn. That revenue figure was then used to set rates....But while the constitution clearly requires the Arizona Corporation Commission to perform a fair value determination, only our jurisprudence dictates that this finding be plugged into a rigid formula as part of the rate-setting process. Neither section 3 nor section 14 of the constitution requires the corporation commission to use fair value as the exclusive “rate basis.”...We still believe that when a monopoly exists, the rate-of-return method is proper. Today, however, we must consider our case law interpreting

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the constitution against a backdrop of competition. In such a climate, there is no reason to rigidly link the fair value determination to the establishment of rates. We agree that our previous cases establishing fair value as the exclusive rate base are inappropriate for application in a competitive environment.... Thus, fair value, in conjunction with other information, may be used to insure that both the corporation and the consumer are treated fairly. In this and any other fashion that the corporation commission deems appropriate, the fair value determination should be considered. The commission has broad discretion, however, to determine the weight to be given this factor in any particular case.

(Id. at 245-246, 34 P.3d at 354-355.)(internal citations omitted, emphasis original.) The Court of Appeals reinforced this finding in Phelps Dodge, stating that:

...our reading of the court’s ruling [in US West II]...is consistent with the pronouncement...that the Commission should consider fair value when setting rates within a competitive market, although the Commission has broad discretion in determining the weight to be given that factor in any particular case.

(207 Ariz. 95, at 106, 83 P.3d 573, at 584.)

The Commission has also previously employed mechanisms such as the ACRM to address extraordinary regulatory challenges for which traditional ratemaking methods were deemed inadequate. In Decision No. 66400, in which the Commission first adopted the ACRM, the Commission determined that the proposed ACRM was within the Commission’s constitutional and statutory authority and permitted under applicable case law. (See Decision No. 66400 at 17, 19-20, 22.) AWC’s ACRM included a requirement that the Company file with each adjustment filing:

(1)the most current balance sheet at the time of the filing; (2) the most current income statement; (3) an earnings test schedule; (4) a rate review schedule (including the incremental and pro forma effects of the proposed increase); (5) a revenue requirement calculation; (6) a surcharge calculation; (7) an adjusted rate base schedule; (8) a CWIP ledger (for each project showing accumulation of charges by month and paid vendor invoices); (9) calculation of the three factor formula; and (10) a typical bill analysis under present and proposed rates.

(Id. at 14.)

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The Commission further agreed that the ACRM step increase procedure was based on the approach for CWIP discussed by the Arizona Supreme Court in both Arizona Public Service and Arizona Community Action. The Commission stated that in both cases the court acknowledged the Commission’s authority to consider post-test year matters as long as the Commission complied with its constitutional duty to determine fair value. The Commission also cited Scates as supporting the Commission’s authority to approve step rate increases, although only in “exceptional situations.” The Commission found that the ACRM:

specifically require[s] that [AWC] file updated financial information to verify the actual expenditures incurred for installing arsenic treatment plant, as well as schedules verifying that the requested step increase will not result in a return in excess of the Company’s “fair value” rate base return....We disagree with RUCO’s contention that inclusion of the recoverable O&M expenses violates the tenets of the Scates decision.14 As the Arizona court explained in that decision, automatic adjustment mechanisms may be approved in the context of a general rate proceeding as long as the expenses are specific and narrowly defined. The modified ACRM proposed by Staff and Arizona Water satisfies the Arizona Community Action and Scates requirements because it is an automatic adjustment mechanism that is being considered in a rate proceeding which includes a “fair value” analysis of the Company’s utility plant. Moreover, the expenses that are eligible for recovery under the ACRM adjustor mechanism are narrowly defined costs that will be incurred by direct payments to third party contactors. We believe these components satisfy the requirements delineated in both the Scates and Arizona Community Action decisions.15

The Commission concluded that approval of step increases under the ACRM, as described in Decision No. 66400, was consistent with the Commission’s authority under the Arizona Constitution, ratemaking statutes, and applicable case law. (ld. at 22.)

Recently, in Phase 2 of a rate case involving AWC’s Eastern Group, we approved a SIB mechanism that is virtually identical to the SIB being requested by Global Water in this proceeding.

14 RUCO had objected to inclusion of O&M expense adjustments in the ACRM, arguing that Arizona Community Action had only authorized rate base updates and that the inclusion of O&M adjustments presented matching problems.

15 Id. at 19-20.

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(Decision No. 73938 (June 27, 2013), at 50-54.)16 Even more recently, in AWC’s Northern Group rate case, we adopted a settlement that included the same SIB mechanism approved in the Eastern Group case. (See, Decision No. 74081 (September 23, 2013), at 58-62.)

Conclusion on SIB Issue

Consistent with our findings in Decision Nos. 73938 and 74081, we believe that the proposed SIB mechanism incorporated therein, together with the financial information and analysis required herein, satisfies the fair value concerns addressed by various court decisions. Although RUCO asserts that the proposed SIB does not require a fair value finding by the Commission when the SIB surcharge is adjusted, consistent with the prior AWC Decisions the information that Global Water will be required to file at the time a surcharge adjustment request is made requires “an analysis of the impact of the SIB Plant on the fair value rate base, revenue, and the fair value rate of return as set forth in Decision No. 73736.” (See Decision No. 73938, at 50.)

As stated in Decision No. 73938, from a practical perspective, the SIB would operate very similarly to existing ACRMs, with which the Commission now has extensive experience, and which the Commission has determined to be lawful. Consistent with the prior AWC SIB Decisions cited above, we will require Global Water to include in each of its surcharge adjustment filings similar financial information required for AWC’s ACRM adjustments, as described in Decision No. 66400. Global Water shall also be required to file the following information: (1) the most current balance sheet at the time of the filing; (2) the most current income statement; (3) an earnings test schedule; (4) a rate review schedule (including the incremental and pro forma effects of the proposed increase); (5) a revenue requirement calculation; (6) a surcharge calculation; (7) an adjusted rate base schedule; (8) a CWIP ledger (for each project showing accumulation of charges by month and paid vendor invoices); (9) calculation of the three factor formula (as requested by Staff); and (10) a typical bill analysis under present and proposed rates.

The Company shall also be required to perform an earnings test calculation for each initial filing and annual report filing to determine whether the actual rate of return reflected by the operating

16 The Commission granted RUCO’s Application for Rehearing of Decision No. 73938, pursuant to A.R.S. $ 40-253, and re-opened Decision No. 73736, pursuant to A.R.S. § 40-252, concerning the determination made regarding cost of equity in that Decision. The rehearing/reopening of those Decisions is currently pending.

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income for the affected system or division for the relevant 12-month period exceeded the most recently authorized fair value rate of return for the affected system or division, with the earnings test to be: based on the most recent available operating income, adjusted for any operating revenue and expense adjustments adopted in the most recent general rate case; and based on the rate base adopted in the most recent general rate case, updated to recognize changes in plant, accumulated depreciation, contributions in aid of construction, advances in aid of construction, and accumulated deferred income taxes through the most recent available financial statement (quarterly or longer). The earnings test results will be considered in the following manner. If the earnings test calculation described herein shows that the Company will not exceed its authorized rate of return with the implementation of the SIB surcharge, the surcharge for the year may go into effect upon issuance of the surcharge approval order and subject to the conditions described herein. But if the earnings test calculation described herein shows that the Company will exceed its authorized rate of return with the implementation of any part of the SIB surcharge, the surcharge for that year may not go into effect. Lastly, if the earnings test calculation described herein shows that the Company will exceed its authorized rate of return with the implementation of the full surcharge, but a portion of the surcharge may be implemented without exceeding the authorized rate of return, then the surcharge may be authorized up to that amount, again upon issuance of the surcharge approval order and subject to the conditions described herein. We reiterate that the proposed SIB surcharges shall be evaluated by the Commission according to all relevant factors, including the results of the earnings test. In any event, the earnings test shall not impact the approval of the SIB mechanism or the possibility of SIB surcharges in future years where authorized in accordance with the SIB mechanism.

With this additional information, the SIB allows for a consideration of all of Global Water’s costs at the time a surcharge adjustment is made, and is therefore permissible under Scates. The SIB mechanism also addresses the concerns cited in Scates in that the SIB: is an adjustment mechanism established within a rate case as part of a company’s rate structure;17 adopts a set formula that would

17 The SIB is a different type of adjustor mechanism than has previously been reviewed by the courts because it allows recovery of plant costs associated with Willow Valley’s substantial distribution system improvement needs, rather than fuel costs. However, even if the SIB is not considered an “adjustment mechanism” under Scates, we believe that it is an exceptional circumstance given the significant capital investment requirements for infrastructure replacements demonstrated for the Willow Valley system.

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allow only readily identifiable and narrowly defined plant to be recovered through the surcharge; and will apply the rate of return authorized herein to SIB plant (less the five percent efficiency credit).

In accordance with the court’s holding in Simms, which states that the Commission must find and use the fair value of the utility company’s property at the time of the inquiry, and the reasonableness and justness of rates established by the Commission “must be related to this finding of fair value” (80 Ariz. at 151, 294 P.2d at 382), the SIB mechanism requires a determination of the Company’s fair value rate base, including the SIB plant, at the time the surcharges are proposed and approved.

As discussed above, the applicable court decisions have found that the express language in Article 15, §14 of the Arizona Constitution requires the Commission to ascertain “fair value.” The courts have consistently recognized, however, that the Commission has broad discretion in the rate setting formulas and techniques that it employs, and the courts will not disturb the Commission’s findings absent an abuse of that discretion. (See, Simms, supra, at 154; Arizona Public Service, supra, at 370.) A line of decisions establishes that, as long as fair value is determined, the Commission does not abuse its discretion in adopting varying ratemaking mechanisms that allow rate recovery for: post-test year plant (Arizona Public Service); CWIP that is not yet in service (Arizona Community Action); interim rates or adjuster mechanisms without a fair value finding (Rio Verde); and use of fair value as only one factor to be considered in setting rates in a competitive regulatory environment (US West II; Phelps Dodge). An examination of these cases suggests that courts have understood that while a fair value determination is always required under the plain constitutional language of Article 15, §14, the Commission must have wide latitude to fashion ratemaking methods necessary to address a number of circumstances that may not have been anticipated when the Arizona Constitution was enacted. As long as the fair value finding is related to the rates set by the Commission, and that “just and reasonable rates” result from the methodologies employed (Article 15, §3), the courts have found that the Commission does not abuse its discretion in regard to its ratemaking powers.

We believe that the SIB mechanism proposed in this proceeding, together with the additional financial information and analysis required herein, is compliant with the Commission’s constitutional requirements, as well as the case law interpreting the Commission’s authority and discretion in

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setting rates. The SIB surcharge would be based on specific, verified, and in-service plant additions that are reviewed by Staff and approved by the Commission prior to being implemented. Global Water will be required to submit annual summary schedules showing the actual cost of the infrastructure, and supporting documentation that will enable Staff and the Commission to determine how the proposed surcharge adjustments would impact the fair value rate of return for each affected system.

The SIB mechanism is analogous to the step increases for CWIP plant that the court found to be a reasonable ratemaking device in Arizona Community Action (except for tying the increases solely to return on equity). Although the SIB-eligible plant differs from CWIP to the extent that the SIB would not necessarily be under construction during the historical test year in the rate case, the requirement that the SIB plant must be fully constructed, and used in the provision of utility service (with verification that such is the case) prior to inclusion in a surcharge, provides the Commission with an even greater assurance (compared with CWIP) that the SIB plant is used and useful and therefore serves as a proper basis for approving just and reasonable rates. And, by allowing up to five surcharge adjustments between full rate case applications, the SIB takes into account the court’s observation in the same case that a constant series of rate hearings is not necessary to protect the public interest. (Id. at 230-231, 599 P.2d at 186-187.) By requiring the filing of a full rate case at least every five years (with a review in the subsequent case of all SIB plant that was included in the surcharge during the interim between rate cases), the SIB also addresses the concern that the interim rate adjustments would only be in place for a limited period of time. In addition to the five percent efficiency credit, the SIB mechanism also includes notice requirements to customers, a review period for Staff and RUCO (and an opportunity for other parties or customers to express opposition), and an Order by the Commission evaluating and approving the appropriateness of the SIB-eligible plant, including Willow Valley’s fair value rate base and rate of return.

With respect to the arguments advanced by WCVA, we believe approval of a SIB mechanism for Willow Valley is appropriate because, as WVCA agreed, the system is in need of substantial improvements. Implementation of the SIB mechanism gives recognition to the fact that Global Water acquired the troubled Willow Valley only within the last decade, significant improvements have

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already been made to the system, and allowing more gradual increases for the additional capital investment needed for Willow Valley will help mitigate the rate shock concerns expressed by WVCA. We also believe adoption of the SIB in this case for Willow Valley is consistent with the Commission’s policy goal of encouraging acquisitions of smaller, troubled water companies by more stable water providers.

Although a SIB mechanism could potentially result in much greater resource demands upon the Commission and Staff than would the current regulatory structure, as noted in Decision No. 73938 (at page 54), the proposed SIB places more of the informational filing burdens on the Company, thus mitigating many of the resource concerns that had previously existed. With these provisions and protections, as well as others discussed herein, we find that proposed SIB mechanism is in accord with Arizona law and, as a whole, is consistent with the public interest.

*            *             *            *            *            *             *            *            *             *

Having considered the entire record herein and being fully advised in the premises, the Commission finds, concludes, and orders that:

FINDINGS OF FACT

1.        On July 9, 2012, Valencia Water Company – Town Division, Global Water – Palo Verde Utilities Company, Water Utility of Northern Scottsdale, Water Utility of Greater Tonopah, Valencia Water Company – Greater Buckeye Division, Global Water – Santa Cruz Water Company, and Willow Valley Water Company filed with the Commission applications in the above-captioned cases for the establishment of just and reasonable rates and charges for utility service designed to realize a reasonable rate of return on the fair value of their property throughout the State of Arizona. The test year for the applications is the year ending December 31, 2011.

2.        On July 12, 2012, a Motion to Consolidate was filed by Global Water in the above-captioned dockets.

3.        Intervention was granted to RUCO, NWP, SNR, the City of Maricopa, Maricopa Area HOAs, the Willow Valley Club Association, Steven P. Tardiff, Dana J. Jennings, Andy and Marilyn Mausser, Global Water Resources, Inc., Hassayampa Utilities Company, Picacho Cove Water Company, and Picacho Cove Utilities Company.

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4.        On August 27, 2012, Global Water filed revised schedules in all seven dockets.

5.        On September 26, 2012, Global Water filed revised schedules in the WUNS, WUGT, and VWCGB dockets.

6.        On September 26, 2012, Staff filed Letters of Sufficiency in the WUNS, WUGT, and VWCGB dockets, indicating that Global Water satisfied the requirements of A.A.C. R14-2-103 for those cases. Staff classified WUNS as a Class D utility, and WUGT and VWCGB as Class C utilities.

7.        On September 26, 2012, Staff filed Letters of Deficiency for the VWCT, Palo Verde, Santa Cruz, and Willow Valley applications.

8.        On October 10, 2012, VWCT and Willow Valley filed revised schedules.

9.        On October 15, 2012, Global Water filed Notices of Errata in the VWCT and Willow Valley dockets.

10.      On October 19, 2012, Staff filed Letters of Sufficiency in the VWCT and Willow Valley dockets.

11.      On October 24, 2012, Palo Verde filed revised schedules.

12.      On October 26, 2012, Staff filed a Letter of Sufficiency in the Palo Verde docket.

13.      On November 2, 2012, Santa Cruz filed revised schedules.

14.      On November 7, 2012, Staff filed a Letter of Sufficiency in the Santa Cruz docket.

15.      On November 14, 2012, Staff filed a Request for Procedural Schedule and Response to Global Water’s Motion to Consolidate in each of the dockets. Staff stated that it supported the Company’s consolidation request, and proposed a procedural schedule. In addition to proposed dates for filing testimony, the parties agreed to commence settlement discussions on May 13, 2013, to conclude settlement discussions on May 21, 2013, and to file a settlement agreement, if any, by May 31, 2013.

16.        By Procedural Order issued November 20, 2012, the above-captioned dockets were consolidated, a hearing was scheduled, the Company was directed to publish notice, and other procedural deadlines were established.

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17.        On November 27, 2012, Global Water filed a Request to Amend Customer Notice Language in the Global Water – Palo Very Utilities Company’s customer language notice. Global Water stated that the notice could be confusing to its customers because the phrase “56.3 percent” increase did not reflect current revenues, but rather revenues from the 2011 test year. The Company therefore requested that the public notice be modified.

18.        On November 30, 2012, a Procedural Order was issued granting the Company’s request to amend the customer notice language.

19.        On December 17, 2012, Global Water filed revised schedules in the VWCGB, WUGT, and VWCT dockets.

20.        On December 18, 2012, Global Water filed a 2nd Request to Amend Customer Notice Language.

21.        On December 19, 2012, Global Water filed revised and updated consolidated schedules in the VWCGB, WUGT, and VWCT dockets.

22.        On December 21, 2012, the Company filed a complete set of revised and updated schedules for each of the above-captioned dockets.

23.        By Procedural Order issued December 28, 2012, the Company’s 2nd Motion to Amend was granted and the requested notice modifications were approved.

24.        On March 20, 2013, the Mayor and Council of the City of Maricopa filed a Request to Hold a Public Comment in Maricopa.

25.        On April 9, 2013, the Commission voted at a Staff Open Meeting to schedule a local public comment session on the application to be held on May 30, 2013, in Maricopa, Arizona.

26.        On April 16, 2013, a Procedural Order was issued scheduling a public comment session on May 30, 2013, in Maricopa, and directing Global Water to publish notice of the public comment session.

27.        On April 19, 2013, Staff filed a Request for Modification of the Procedural Schedule. Staff requested a 60-day extension of time to file its direct testimony due to “the complexity of the issues raised in this case,” and requested that the remainder of the procedural schedule be extended by 60 days as well.

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28.        By Procedural Order issued April 30, 2013, the hearing was rescheduled to commence on September 5, 2013, other procedural dates were amended in accordance with Staff’s proposal, and the applicable time clock was extended accordingly.

29.        On May 30, 2013, the Commission conducted a public comment session in Maricopa, as scheduled.

30.        On July 12, 2013, Staff filed a second Request for Modification to the Procedural Schedule. Staff requested that the filing date for Staff and Intervenor rate design testimony be changed from July 15, 2013 to July 26, 2013; and that the Company be permitted to file rate design rebuttal testimony on August 19, 2013.

31.        On July 15, 2013, the hearing previously scheduled and noticed for that date was convened for the purpose of taking public comment only.

32.        By Procedural Order issued July 18, 2013, Staff’s Request for Modification to the Procedural Schedule was granted.

33.        On July 25, 2013, Staff filed a third Request to Modify Procedural Schedule to allow additional time for settlement discussions. Staff stated that the parties were in the process of negotiating a settlement agreement and that if the parties reached a settlement, they planned to file it on August 12, 2013, as specified by the April 30, 2013 Procedural Order. Staff therefore requested that the July 26, 2013, filing date be suspended.

34.        By Procedural Order issued July 26, 2013, Staff’s Request for Modification to the Procedural Schedule was granted.

35.        On August 13, 2013, a Proposed Settlement Agreement was filed in this matter, signed by the Global Water Companies (i.e., Palo Verde, Santa Cruz, VWCT, WUNS, WUGT, VWCGB, and Willow Valley), the Global Intervenors, Staff, RUCO, and HOAs Province, Rancho El Dorado III, and Cobblestone.

36.        On August 16, 2013, Staff filed a Notice of Errata making corrections to the H-3 Schedules attached to the Settlement Agreement.

37.        On August 20, 2013, Global Water filed a Motion to Establish Schedule for SIB [System Improvement Benefit mechanism] Testimony.

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38.        On August 21, 2013, Staff filed Attachment E to the Settlement Agreement.

39.        On August 21, 2013, additional signatures to the Settlement were filed by the City of Maricopa, and HOAs Alterra, Desert Cedars, Homestead North, Maricopa Meadows, Rancho El Dorado, Senita, and Sorrento.

40.        On August 21, 2013, testimony in support of the Settlement Agreement was filed by: the Company (Ron Fleming, Paul Walker, and Matthew Rowell); Staff (Steve Olea); RUCO (Patrick Quinn); Maricopa (Paul Jepsen); and the Maricopa HOAs (Pam Hilliard).

41.        On August 21, 2013, testimony in opposition to the Settlement Agreement was filed by: NWP (Richard Jellies); and SNP (John O’Reilly).

42.        On August 27, 2013, a Procedural Order was issued establishing a procedural schedule for the proposed SIB mechanism, with Staff testimony due by September 6, 2013; Global Water and Intervenor responsive testimony due by September 13, 2013; and a hearing on the SIB proposal on September 19, 2013.

43.        On September 3, 2013, Global Water filed a Notice of Filing Revised Willow Valley Water Co. SIB Engineering Report.

44.        Hearings were conducted regarding the Settlement Agreement on September 5, 6, 9, and 12, 2013.

45.        On September 6, 2013, Staff filed the supplemental testimony of Jian Liu regarding the SIB mechanism.

46.        On September 13, 2013, RUCO filed the responsive testimony of Robert Mease regarding the SIB proposal.

47.        On September 13, 2013, the WVCA filed a letter signed by its president, Gary McDonald, expressing opposition to the Company’s SIB mechanism proposal.

48.        By Procedural Order issued September 16, 2013, Mr. McDonald was directed to appear at the September 19, 2013, hearing if he wished his comments to be considered part of the evidentiary record.

49.        On September 18, 2013, Mr. McDonald filed a letter requesting that he be permitted to appear telephonically to undergo cross-examination regarding his comments.

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50.        On September 19, 2013, a hearing regarding the proposed SIB was conducted.

51.        On October 4, 2013, Staff filed a Notice of Filing Rate Schedules Including Systems Benefits Charge.

52.        On October 18, 2013, Initial Post-Hearing Briefs were filed by Global Water and Global Intervenors; NWP; SNP; City of Maricopa; the Maricopa HOAs; RUCO; and Staff.

53.        On October 31, 2013, Reply Post-Hearing Briefs were filed by Global Water and Global Intervenors; NWP; SNP; City of Maricopa; RUCO; and Staff.

54.        The settlement discussions in this docket were open, transparent, and inclusive of all parties who desired to participate. All parties were notified of the settlement proceedings and had the opportunity to be heard and have their issues fairly considered.

55.        The Settlement Agreement, with the conditions discussed above, represents a reasonable compromise of contested issues, is in accord with Arizona law and, as a whole, is consistent with the public interest.

56.        The Settlement Agreement and its provisions, with the conditions discussed herein, should be approved as discussed herein.

57.        For purposes of this proceeding, a capital structure consisting of 57.80 percent long-term debt and 42.20 percent common equity is appropriate for establishing rates in this matter.

58.        A return on common equity of 9.50 percent, an embedded cost of long-term debt of 6.10 percent, and a fair value rate of return of 7.50 percent are appropriate estimates of the cost of capital for purposes of this proceeding.

59.        For purposes of this proceeding, Santa Cruz’s adjusted OCRB and FVRB is $37,918,570; its adjusted test year revenues are $10,463,460; its adjusted operating income is $1,908,343; and a phased-in gross revenue increase of $1,556,046 is authorized.

60.         For purposes of this proceeding, Palo Verde’s adjusted OCRB and FVRB is $60,156,756; its adjusted test year revenues are $13,107,528; its adjusted operating income is $3,393,928; and a phased-in gross revenue increase of $1,888,939 is authorized.

61.        For purposes of this proceeding, Valencia-Town Division’s adjusted OCRB and FVRB is $2,251,949; its adjusted test year revenues are $4,940,316; its adjusted operating income is

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$17,649; and a phased-in gross revenue increase of $252,554 is authorized.

62.        For purposes of this proceeding, Valencia-Greater Buckeye Division’s adjusted OCRB and FVRB is $634,979; its adjusted test year revenues are $462,043; its adjusted operating income is $42,015; and a phased-in gross revenue increase of $9,289 is authorized.

63.        For purposes of this proceeding, Water Utility of Northern Scottsdale’s adjusted OCRB and FVRB is $(181,978); its adjusted test year revenues are $147,513; its adjusted operating income is $23,472; and no revenue increase is authorized.

64.        For purposes of this proceeding, Water Utility of Greater Tonopah’s adjusted OCRB and FVRB is $2,206,817; its adjusted test year revenues are $207,705; its adjusted operating income is $(78,593); and a phased-in gross revenue increase of $199,983 is authorized.

65.        For purposes of this proceeding, Willow Valley’s adjusted OCRB and FVRB is $2,278,955; its adjusted test year revenues are $702,652; its adjusted operating income is $(71,868); and a phased-in gross revenue increase of $404,269 is authorized.

66.        Consistent with prior SIB mechanisms approved for Arizona Water, Global Water’s proposed SIB for its Willow Valley system will require, among other things for: Commission pre-approval of SIB-eligible projects; SIB project eligibility criteria; a limit on SIB surcharge recovery to the pre-tax rate of return and depreciation expense associated with SIB-eligible projects; an “efficiency credit” of five percent; a cap on the SIB surcharge of five percent of the Phase 1 revenue requirement; separate line items on customer bills reflecting the SIB surcharge and the efficiency credit; Commission approval of the SIB surcharge prior to implementation and adjustments; a limit of five SIB surcharge filings between general rate cases; an annual true-up of the SIB surcharge; and notice to customers at least 30 days prior to SIB surcharge adjustments.

67.        Cost recovery under the SIB mechanism is allowed for the pre-tax return on investment and depreciation expense for projects meeting the SIB-eligible criteria and for depreciation expense associated with those projects, net of associated plant retirements.

68.        The amount that is permitted to be collected annually by each SIB surcharge filing is limited to five percent of the revenue requirement authorized in this Decision.

69.        The SIB surcharge will be applicable only for plant replacement investments to

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provide adequate and reliable service to existing customers and that are not designed to serve or promote customer growth.

70.        The SIB surcharge will be a fixed monthly charge on Willow Valley customers’ bills, with the surcharge and the efficiency credit listed as separate line items. The surcharge will increase proportionately based on customer meter size.

71.        Each SIB surcharge filing must be approved by the Commission prior to implementation. Upon filing of the SIB surcharge application, Staff and RUCO will have 30 days to review the filing and dispute and/or file a request for the Commission to alter the surcharge or true-up surcharge/credit. If no objection is filed to the SIB surcharge request, the request shall be placed on an Open Meeting agenda at the earliest practicable date, based on Staff’s preparation of a Staff Report and Proposed Order for the Commission’s consideration.

72.        At least 30 days prior to a SIB surcharge becoming effective, Willow Valley will be required to provide public notice to customers in the form of a bill insert or customer letter. The notice must include: the individual surcharge amount by meter size; the individual efficiency credit by meter size; the individual true-up surcharge/credit by meter size; and a summary of the projects included in the current surcharge filing, including a description of each project and its cost.

CONCLUSIONS OF LAW

1.        Santa Cruz, Palo Verde, VWCT, VWCGB, WUNS, WUGT, and Willow Valley are public service corporations within the meaning of Article XV of the Arizona Constitution and A.R.S. §§ 40-250, 40-251, 40-334, 40-374, and 40-367.

2.        The Commission has jurisdiction over Santa Cruz, Palo Verde, VWCT, VWCGB, WUNS, WUGT, and Willow Valley, and the subject matter of the applications.

3.        Notice of the proceeding was provided in accordance with the law.

4.        Adoption of the Settlement Agreement, subject to the revisions discussed herein, is in the public interest.

5.        The rates and charges produced by the Settlement Agreement are just and reasonable in this proceeding, for the reasons described herein.

6.        The SIB mechanism is compliant with the Commission’s constitutional requirements,

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as well as the case law interpreting the Commission’s authority and discretion in setting rates. The Commission has the constitutional ratemaking authority to approve adjustment mechanisms in a general rate case.

7.        The SIB mechanism incorporated therein, with the modifications discussed above, satisfies the fair value concerns addressed by various court decisions.

ORDER

IT IS THEREFORE ORDERED that the Settlement Agreement filed on August 13, 2013, and attached to this Decision as Attachment A, as supplemented by the conditions in the discussion herein, is hereby approved.

IT IS FURTHER ORDERED that all parties shall implement and comply with the terms of the Settlement Agreement, with the conditions discussed herein.

IT IS FURTHER ORDERED that Global Water-Santa Cruz Water Company, Global Water-Palo Verde Utilities Company, Valencia Water-Town Division, Valencia Water Company-Greater Buckeye Division, Water Utility of Northern Scottsdale, Water Utility of Greater Tonopah, and Willow Valley Water Company are hereby directed to file with the Commission, on or before February 28, 2014, revised schedules of rates and charges, consistent with the Settlement Agreement and the findings herein.

IT IS FURTHER ORDERED that the revised schedules of rates and charges showing the phased-in rates, shall be effective for all service rendered on and after March 1, 2014. Thereafter, each annual rate phase will take effect on January 1st of each year, beginning with January 1, 2015.

IT IS FURTHER ORDERED that Global Water-Santa Cruz Water Company, Global Water-Palo Verde Utilities Company, Valencia Water-Town Division, Valencia Water Company-Greater Buckeye Division, Water Utility of Northern Scottsdale, Water Utility of Greater Tonopah, and Willow Valley Water Company, shall notify their affected customers of the revised schedules of rates and charges authorized herein by means of an insert in their next regularly scheduled bills and by posting on Global Water’s website, in a form acceptable to the Commission’s Utilities Division Staff.

IT IS FURTHER ORDERED that the revised Rules and Regulations set forth in the Settlement Agreement are approved.

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IT IS FURTHER ORDERED that developers that are parties to ICFAs may fully fund the applicable HUFs out of the developer payments that are due under the ICFAs.

IT IS FURTHER ORDERED that developers that are parties to ICFAs may pay the HUF amounts directly to the applicable water or wastewater utilities, rather than to Global Parent, as is currently required under the ICFAs.

IT IS FURTHER ORDERED that Global Water Resources, Inc., and the Global Water entities, shall submit annual affidavits, signed by the highest officer of each entity, attesting that each of those signatory entities was compliant with the terms of the Settlement Agreement for the prior calendar year.

IT IS FURTHER ORDERED that the proposed SIB mechanism for Willow Valley Water Company, is approved, as discussed herein.

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IT IS FURTHER ORDERED that Willow Valley Water Company shall comply with all requirements of the SIB filing and compliance requirements outlined by Staff in this proceeding, and consistent with the SIB mechanisms approved for Arizona Water Company in Decision Nos. 73938 and 74081.

IT IS FURTHER ORDERED that this Decision shall become effective immediately.

BY ORDER OF THE ARIZONA CORPORATION COMMISSION.

CHAIRMAN	COMMISSIONER

COMMISSIONER	COMMISSIONER	COMMISSIONER

IN WITNESS WHEREOF, I, JODI JERICH, Executive Director of the Arizona Corporation Commission, have hereunto set my hand and caused the official seal of the Commission to be affixed at the Capitol, in the City of Phoenix, this 26th day of February 2014.

JODI JERICH EXECUTIVE DIRECTOR

DISSENT

DISSENT

68	DECISION NO. 74364

SERVICE LIST FOR:

VALENCIA WATER COMPANY, INC., GLOBAL WATER – PALO VERDE UTILITIES COMPANY; WATER UTILITY OF NORTHERN SCOTTSDALE; WATER UTILITY OF GREATER TONOPAH, INC.; VALENCIA WATER COMPANY – GREATER BUCKEYE DIVISION; GLOBAL WATER – SANTA CRUZ WATER COMPANY AND WILLOW VALLEY WATER CO., INC.; GLOBAL WATER RESOURCES, INC.; HASSAYAMPA UTILITIES COMPANY; PICACHO COVE WATER COMPANY; AND PICACHO COVE UTILITIES COMPANY

DOCKET NOS.:	W-01212A-12-0309; SW-20445A-12-0310; W-03720A-12-0311; W-02450A-12-0312; W-02451A-12-0313; W-20446A-12-0314; and W-01732A-12-0315

Timothy Sabo

Michael Patten

ROSHKA, DeWULF & PATTEN PLC

400 E. Van Buren, Suite 800

Phoenix, AZ 85004

Attorneys for Valencia Water Company, Inc., Global

Water – Palo Verde Utilities Company; Water Utility of

Northern Scottsdale; Water Utility of Greater Tonopah, Inc.;

Valencia Water Company – Greater Buckeye Division; Global

Water – Santa Cruz Water Company and Willow Valley

Water Co., Inc.; Global Water Resources, Inc.; Hassayampa Utilities Company;

Picacho Cove Water Company; and Picacho Cove Utilities Company

Garry D. Hays

THE LAW OFFICES OF GARRY D. HAYS, PC

1702 East Highland Ave., Suite 204

Phoenix, AZ 85016

Attorneys for New World Properties, Inc.

Jeffrey W. Crockett

BROWNSTEIN HYATT FARBER SCHRECK, LLP

One East Washington Street, Suite 2400

Phoenix, AZ 85004

Attorneys for New World Properties, Inc.

Daniel W. Pozefsky, Chief Counsel

Residential Utility Consumer Office

1110 West Washington Street, Suite 200

Phoenix, AZ 85007

Lawrence V. Robertson, Jr.

ATTORNEY AT LAW

P.O. Box 1448

Tubac, AZ 85646

Attorney for the City of Maricopa, Arizona

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Michele Van Quathem

Sheryl A. Sweeney

RYLEY CARLOCK & APPLEWHITE

One N. Central Ave., Suite 1200

Phoenix, AZ 85004-4417

Attorneys for Maricopa Area

Homeowners Associations

Robert J. Metli, Esq.

MUNGER CHADWICK, P.L.C.

2398 E. Camelback Road, Suite 240

Phoenix, AZ 85016

Attorneys for Sierra Negra Ranch

Barry W. Becker

Bryan O’Reilly

SNR MANAGEMENT LLC

50 S. Jones Blvd., Suite 101

Las Vegas, NV 89107

Steven P. Tardiff

44840 W. Paitilla Lane

Maricopa, AZ 85139

William P. Sullivan

CURTIS, GOODWIN, SULLIVAN

  UDALL & SCHWAB, P.L.C.

501 E. Thomas Rd.,

Phoenix, AZ 85012

Attorneys for Willow Valley Club Assn.

Willow Valley Club Association

c/o Gary McDonald, Chairman

1240 Avalon Avenue

Havasu City, AZ 86404

Dana L. Jennings

42842 W. Morning Dove Lane

Maricopa, AZ 85138

Andy and Marilyn Mausser

20828 North Madison Dr.

Maricopa, AZ 85138

Janice Alward, Chief Counsel

Legal Division

ARIZONA CORPORATION COMMISSION

1200 West Washington Street

Phoenix, AZ 85007

Steve Olea, Director

Utilities Division

ARIZONA CORPORATION COMMISSION

1200 West Washington Street

Phoenix, AZ 85007

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ATTACHMENT A

PROPOSED SETTLEMENT AGREEMENT OF RATE

ADJUSTMENT APPLICATIONS OF

Valencia Water Company, Inc. – Town Division

Docket No. W-0l212A-12-0309

Global Water – Palo Verde Utilities Company

Docket No. SW-20445A-12-0310

Water Utility of Northern Scottsdale, Inc.

Docket No. 03720A-12-0311

Water Utility of Greater Tonopah, Inc.

Docket No. 02450A-12-0312

Valencia Water Company, Inc. – Greater Buckeye Division

Docket No. 02451A-12-0313

Global Water – Santa Cruz Water Company

Docket No. W-20446A-12-0314

Willow Valley Water Co., Inc.

Docket No. 01732A-12-0315

AUGUST 12, 2013

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

TABLE OF CONTENTS

I.	RECITALS	3

II.	REVENUE REQUIREMENT AND RATE INCREASE	4

III.	BILL IMPACT AND RATE DESIGN	5

IV.	COST OF CAPITAL	5

V.	DEPRECIATION/AMORTIZATION	6

VI.	TREATMENT OF INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENTS	6

VII.	HOOK-UP FEES	10

VIII.	TARIFFS AND CODE OF CONDUCT	11

IX.	WATER LOSS	12

X.	COMMISSION EVALUATION OF PROPOSED SETTLEMENT	12

XI.	MISCELLANEOUS PROVISIONS	13

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PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

PROPOSED SETTLEMENT AGREEMENT OF

GLOBAL WATER UTILITIES RATE CASE

DOCKET NOs. W-01212A-12-309 et al.

The purpose of this Settlement Agreement (“Agreement”) is to settle disputed issues related to Docket Nos. W-01212A-12-0309, SW-20445A-12-0310, W-03720A-12-0311, W-02450A-12-0312, W-02451A-12-0313, W-20446A-12-0314 and W-01732A-12-0315 (collectively, the “Global Rate Dockets”). This Agreement is entered into by the following entities:

STAFF and RUCO

Arizona Corporation Commission Utilities Division (“Staff ”)

Residential Utility Consumer Office (“RUCO”)

Global Applicants

Valencia Water Company, Inc. – Town Division (“Valencia – Town”)

Global Water– Palo Verde Utilities Company (“Palo Verde”)

Water Utility of Northern Scottsdale, Inc. (“Northern Scottsdale”)

Water Utility of Greater Tonopah, Inc. (“Tonopah”)

Valencia Water Company, Inc. – Greater Buckeye Division

    (“Valencia – Buckeye”)

Global Water – Santa Cruz Water Company (“Santa Cruz”)

Willow Valley Water Co., Inc. (“Willow”)

Global Intervenors

Global Water – Picacho Cove Water Company (“Picacho Water”)

Global Water – Picacho Cove Utilities Company (“Picacho Utilities”)

Hassayampa Utilities Company, Inc. (“Hassayampa”)

Global Water Resources, Inc. (“Global Parent”)

Other Intervenors

Province Community Homeowners Association

Rancho El Dorado Phase III Homeowners Association

Cobblestone Farms Homeowners Association

And such other intervenors or parties that may sign on pursuant to Section 11.7 of the proposed Settlement Agreement.

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PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

These entities will be referred to collectively as “Signatories;” a single entity will be referred to individually as a “Signatory.” Santa Cruz, Palo Verde, Valencia – Town, Willow, Valencia – Buckeye, Tonopah, and Northern Scottsdale will be collectively referred to as the “Applicants” or the “Global Water and Wastewater Utilities.” Picacho Water, Picacho Utilities, Hassayampa, and Global Parent will be collectively referred to as the “Global Intervenors,” and the Global Intervenors and the Applicants will be collectively referred to as “Global.”

I.	RECITALS.

1.1

The Global Water and Wastewater Utilities each filed a separate rate application on July 9, 2012. Staff filed a letter of sufficiency on October 26, 2012, and by Procedural Order dated November 20, 2012, the applications were deemed sufficient as of November 7, 2012. The November 20, 2012 Procedural Order also established a hearing schedule and consolidated all seven of the Global Rate Dockets. The hearing was subsequently rescheduled by a Procedural Order dated April 30, 2013.

1.2

By Procedural Orders, the following parties were granted intervention in the Global Rate Dockets: RUCO, New World, Maricopa, the Maricopa HOAs, SNR, Willow Club, the Global Intervenors, Steven P. Tardiff, Dana J. Jennings, and Andy and Marilyn Mausser.

1.3

The Global Water and Wastewater Utilities filed a notice of settlement discussions on July 11, 2013, and a revised notice of settlement discussions on July 15, 2013. Settlement discussions began on July 18, 2013, and continued on July 19, 2013. The settlement discussions were open, transparent, and inclusive of all Parties to this Docket who desired to participate. All Parties to this Docket were notified of the settlement discussion process, were encouraged to participate in the negotiations, and were provided with an equal opportunity to participate. Participants in the settlement discussions included Global, Staff, RUCO, Maricopa, the Maricopa HOAs, New World, SNR, and the Willow Club.

1.4

The terms of this Agreement are just, reasonable, fair, and in the public interest in that they, among other things, establish just and reasonable rates for the Global Water and Wastewater Utilities; promote the convenience, comfort and safety, and the preservation of health, of the employees and patrons of the Global Water Utilities; avoid unnecessary litigation expense and delay, and resolve all issues arising from the Global Rate Dockets except the issue of a Distribution System Improvement Charge (“DISC”) type mechanism for Willow. Global is working to provide the necessary information to Staff as soon as possible for a System Improvement Benefit (“SIB”) mechanism so Staff can

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complete its review prior to the commencement of the hearing in this matter. Global waives the right to request any acquisition premium for any of its existing systems involved in this docket.

1.5	The Signatories believe that this Agreement balances the interests of both the Global Water and Wastewater Utilities and their customers. These benefits include:

●	A phase-in of rates with no rate increase in year one of the phase-in for any of the Global Water and Wastewater Utilities;

●	A rate phase-in for the Santa Cruz and Palo Verde Companies over a period of eight years;

●	A rate phase-in for Valencia Town, Valencia Buckeye, Willow, and Tonopah over a period of three years;

●	A phase-in of the rate increases attributable to recovery of expenses in years two and three of the phase-in;

●	There will be no change in revenue requirement for Northern Scottsdale as a result of this case;

●

The Global Water and Wastewater Utilities agree to a rate stay-out until May 31, 2016; and if the City of Maricopa signs onto the Agreement, the stay-out will be extended to May 31, 2017 for Santa Cruz and Palo Verde;

●	Continuing bill assistance for low income customers in existing Global Utilities with such programs, and expansion of the low income bill assistance program into the other Global Utilities;

●	The rate design will continue to allow customers an opportunity to reduce their bill by providing a rebate when customers use less than the Conservation Rebate Threshold (“CRT”); and

●	Resolution of issues regarding Infrastructure Coordination and Financing Agreements (“ICFAs”).

1.6

The Signatories agree to ask the Commission: (1) to find that the terms and conditions of this Agreement are just and reasonable and in the public interest, along with any and all other necessary findings, and (2) to approve the Agreement such that it and the rates contained herein may become effective on January 1, 2014.

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TERMS AND CONDITIONS

II.	REVENUE REQUIREMENT AND RATE INCREASE PROVISIONS.

2.1	Rate Stay Out Agreement.

2.1.1

None of the Applicants will file a rate application before May 31, 2016. The test year for the next rate application filed by any of the Applicants shall not end before December 31, 2015. However, if the City of Maricopa joins this Agreement as a Signatory, then Santa Cruz and Palo Verde will not file a rate application before May 31, 2017, and the test year for the next rate case for Santa Cruz and Palo Verde may not end before December 31, 2016.

2.2	Rate Increase.

2.2.1	The revenue requirements and rate increases for all years of the phase-in for each of the Global Water and Wastewater Utilities are shown on Attachment A.

2.3	Fair Value Rate Base.

2.3.1

The jurisdictional fair value rate base used to establish the rates agreed to herein for each of the Global Water and Wastewater Utilities is shown on Attachment A. The Global Water and Wastewater Utilities agree to the use of original cost rate base as the fair value rate base for each of the Global Water and Wastewater Utilities for purposes of setting rates in this case.

2.3.2

The rate bases set forth on Attachment A exclude Post Test Year Plant as recommended by Staff, except for the following projects: (1) Palo Verde Lagoon Clean Closure and Conversion Project; (2) Valencia – Town Bales Fill Line; and (3) Valencia - Town Buena Vista Fill Line.

2.4	The rates agreed to herein are based on a test year ending December 31, 2011, with adjustments for known and measurable changes.

2.5	The expense levels agreed to herein are based upon the expense levels recommended by Staff, with the exception of the modified depreciation expense discussed in Section 5.1.

2.6	There will be no change in the revenue requirement for Northern Scottsdale as a result of this case.

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III.	BILL IMPACT AND RATE DESIGN.

3.1	Upon the effective date of the new rates, the monthly bill for a residential customer, with median usage, for each year of the phase-in is shown on Attachment A.

3.2	For the water company Applicants, the rate design includes six tiers and a CRT.[1] This follows the rate design approved in Decision No. 71878. The new CRTs will not take effect until January 1, 2015.

3.3

For Palo Verde and Santa Cruz, the recycled and nonpotable water rate will be $1.6380 per 1,000 gallons, to be phased-in over eight years as shown on Attachment A. For the other Global Applicants with no existing recycled or nonpotable customers, the rate shall be $1.6380 per thousand gallons with no phase-in.

3.4

The rate increase for Santa Cruz and Palo Verde will be phased in over eight years in accordance with Section 6.3.2.3. The rates of the remaining Applicants, except Northern Scottsdale, will be phased-in over three years. For all Applicants, there will be no rate increase in the first year. The Applicants waive their right to recover the revenues forgone or lost and carrying costs under the phase-ins.

3.5	Global withdraws its consolidation proposal for the three West Valley Systems.

3.6	Northern Scottsdale revenue requirements are unchanged but the rates shall be redesigned and be implemented with no phase-in.

IV.	COST OF CAPITAL.

4.1	Staff’s proposed consolidated capital structure comprised of 57.80% long term debt, 42.20% common equity will be adopted.

4.2	A return on common equity of 9.5% will be adopted.

4.3	An embedded cost of debt of 6.1 % will be adopted.

4.4	A fair value rate of return of 7.5% will be adopted.

1 The Conservation Rebate is a component of Global’s water utility rate design that promotes water conservation by customers. The Conservation Rebate applies to all customers who use less than the Conservation Rebate Threshold (“CRT”) amount. The CRT amount for each utility is set forth in Settlement Schedule H-3 for each utility. Each Global water utility also has a Conservation Rebate percentage specified in the utility’s Settlement Schedule H-3. For customers that qualify for the Conservation Rebate by using less than the specified CRT amount, the conservation rebate percentage is applied to the otherwise applicable volumetric portion of their bill.

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4.5

The provisions set forth herein regarding the quantification of cost of capital, fair value rate base, fair value rate of return, and the revenue requirement are made for purposes of settlement only and should not be construed as admissions against interest or waivers of litigation positions related to other or future cases.

V.	DEPRECIATION/AMORTIZATION.

5.1

The depreciation and amortization rates proposed by Staff and contained in the Direct Testimony of Staff witness Jian W. Liu will be adopted until further order of the Commission, except that a 10 year life will be used for National Association of Regulatory Utility Commissioners accounts 348 Other Tangible Plant and 398 Other Tangible Plant. The approved depreciation rates are set forth in Attachment A. The reclassifications of assets proposed by Staff (discussed at page 15 in the Direct Testimony of Staff witness Gerald Becker) are adopted.

VI.	TREATMENT OF INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENTS.

6.1	General.

6.1.1

The provisions of this Agreement regarding ICFAs are divided into three parts: (1) future ICFAs; (2) treatment of past funds received under existing ICFAs; and (3) treatment of future funds received under existing ICFAs.

6.1.2

Staff and RUCO reserve the right to monitor Global’s compliance with this Settlement Agreement and review all ICFA related transactions in future rate applications that Global files, and take appropriate steps, if necessary, to ensure the continued resolution of the issues regarding ICFAs as set forth in this Agreement.

6.1.3	All future capital requirements will be met with debt, equity, hook-up fees, or through main extension agreements.

6.2	Future ICFAs.

6.2.1

Global agrees that Global Parent (and any and all affiliates of Global Parent) will not enter into any new ICFAs or any other ICFA type agreements. This provision does not prohibit Global Parent from entering into amendments to existing ICFAs from time to time, as long as the amendments do not increase the dollar amount of the ICFA funds to be paid to Global Parent or any of its affiliates. Attachment B is a list of ICFAs or ICFA type agreements entered into by Global as of the date of this Agreement.

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6.2.2	The Global Water and Wastewater Utilities, Hassayampa, Picacho Water, and Picacho Utilities will establish hook-up fees as set forth in Section VII.

6.2.3

The Global Water and Wastewater Utilities, Hassayampa, Picacho Water, and Picacho Utilities will continue to use main extension agreements in accordance with Commission rules. Any associated funds or infrastructure (or land associated with the infrastructure which is conveyed to Global) used to provide water or wastewater service will be segregated to or owned by the Global Water and Wastewater Utilities, Hassayampa, Picacho Water or Picacho Utilities.

6.3	Past Funds Received Under Existing ICFAs.

6.3.1	The Parties agree as follows with respect to the treatment of past ICFA funds received under existing ICFAs:

6.3.2

The total amounts imputed as Contributions In Aid of Construction (“CIAC”) against the active rate base of Santa Cruz and Palo Verde in accordance with Exhibit B to Decision No. 71878 will be reversed and restored to rate base upon the effective date of the Commission’s order in this docket.

6.3.2.1	The imputed amount to be reversed for Palo Verde is $10,991,128 on a gross basis or $10,323,747 net of amortization.

6.3.2.2	The imputed amount to be reversed for Santa Cruz is $6,600,076 on a gross basis or $6,105,227 net of amortization.

6.3.2.3	The revenue requirement impact of this restoration will be phased in over time (Years 2-8) limiting the impact to customers.

6.3.3

The $32,391,318 attributed to the Southwest Plant Held for Future Use (“PHFFU”) of Santa Cruz and Palo Verde (referred to as excess capacity in Exhibit B of Decision No. 71878) will no longer be reflected as CIAC upon the effective date of the Commission’s order in this docket. (The gross and net CIAC amounts are equal because there has been no amortization associated with this level of CIAC.)

6.3.3.1	The reversal of the $32,391,318 from CIAC Reserve for the Southwest Plant has no impact on rates in this case because this plant is not presently used and useful.

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6.3.3.2

The Southwest Plant will be treated as PHFFU until it is placed into service, and the Southwest Plant will not be placed into rate base until it is found used and useful by the Commission in a future rate case.

6.3.3.3

In the event that Santa Cruz or Palo Verde seeks, during the phase-in period described in Sections 6.3.2.3 and 1.5, to include the Southwest Plant in rates, they will be limited to seeking inclusion of no more than 12.5% of the $32,391,318 per year, with such calculation beginning January 1, 2014. An additional 12.5% will be phased-in each January 1st thereafter until the full 100% of the aforesaid value of such plant has been determined by the Commission to be suitable for inclusion in rate base in one or more future rate proceedings. Notwithstanding, Santa Cruz and Palo Verde may not seek to include such plant prior to May 31, 2016, the end of the agreed upon stay out period. The amount of Southwest Plant to be included in rate base for rate-making purposes in future rate cases shall be the lesser of the above percentages or the amount of plant determined by the Commission to be used and useful.

6.3.4

The total amounts imputed as CIAC against the active rate base of Tonopah in accordance with Exhibit B to Decision No. 71878 will be reversed and restored to rate base upon the effective date of the Commission’s order in this docket.

6.3.4.1	The imputed amount to be reversed for Tonopah is $7,085,645 on a gross basis or $6,784,409 net of amortization.

6.3.4.2	There will be no revenue impact of this restoration in this case because Tonopah’s rates will be set on an operating margin basis in this case.

6.3.4.3

For purposes of this case, Tonopah’s rates will be set based upon a 10% operating margin. In subsequent rate cases filed within the 8 year phase-in referred to in Section 1.5 and 6.3.2.3 above, the rates for Tonopah will be reviewed from both a rate of return and 10 percent operating margin perspective. The rates will be set based upon whichever method results in the lowest rates for Tonopah customers.

6.3.4.4	In subsequent rate cases filed within the 8 year phase-in referred to above, Tonopah may include no more than

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12.5% of the $6,784,409 per year, with such calculation beginning January 1, 2014. An additional 12.5% will be phased-in each January 1st thereafter until the full 100% has been recognized.

6.3.5	The ICFA funds allocated to Hassayampa by Exhibit B to Decision No. 71878 and accounted for as “CIAC Reserve” will be reversed upon the effective date of the Commission’s order in this docket.

6.3.5.1	The imputed amount to be reversed for Hassayampa is $2,140,455 (the gross and net CIAC amounts are equal because there has been no amortization.)

6.3.5.2	Hassayampa has no customers and no rate base; and its rates will remain unchanged at this time.

6.3.6

The $8,897,600 in ICFA funds received since December 31, 2008, the test year of the last Global Water and Wastewater Utilities rate case through December 31, 2012, will not be imputed or treated as CIAC.

6.4	Future ICFA Fees Received Under Existing ICFAs.

6.4.1

ICFA fees received after December 31, 2013, will be handled as follows: a portion of funds received by Global Parent will be paid to the associated utility as a hook-up fee (“HUF”) to be established in accordance with this Agreement, and the remaining portion of the funds will be available to Global Parent for use pursuant to the provisions of the applicable ICFA.

6.4.2

For amounts due after the effective date of the Commission’s order in this docket, Global Parent will agree to accept separate checks for the ICFA fees owed, as follows: (1) a check payable to the applicable water utility in the amount of the water HUF; (2) a check payable to the applicable wastewater utility in the amount of the wastewater HUF; and (3) a check payable to Global Parent for the remainder of the ICFA fee.

6.4.2.1

However, if only one check is received (regardless of the payee) for an ICFA payment, Global Parent will immediately pay the required HUFs to the applicable water and wastewater utilities out of the fees received in the check, with the remaining funds going to Global Parent in accordance with Section 6.4.4. Global Parent is prohibited from using HUF monies for any purpose. The Global Utilities and Global Intervenors shall use the

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HUF monies solely for the purposes set forth in the Commission approved HUF tariffs.

6.4.3	The Global Parent portion (ICFA Fee minus HUFs) is to be used only in accordance with the terms of the applicable ICFA.

6.4.4

Because all the ICFA fees due for each Equivalent Dwelling Unit (“EDU”) are not due at the same time, it is necessary to allocate any payment received between the HUF and the portion of the payment which will go to Global Parent. The Signatories agree that each payment received under the ICFA shall be allocated on the following basis: 70% of the payment shall go toward payment of the HUF and the remaining payment shall be allocated to Global Parent. However, regardless of the timing of payments that may be required for any particular ICFA, Global Parent shall be responsible for ensuring that the entire HUF is paid no later than the time the ICFA payment is received for: (1) final plat, (2) the start work date, or (3) the date required by the HUF tariffs, whichever is earliest. When constructing facilities required under a HUF or ICFA, Global Utilities shall first use the HUF moneys received, and only after those funds are spent, shall it use debt or equity financing.

6.4.5

All ICFA fees that are not otherwise accounted for under this Agreement, will be treated in accordance with Section 6.4.1. This shall not apply to past due amounts due prior to December 31, 2012, that otherwise would have been paid under the existing ICFA. These shall be treated in accordance with Section 6.3.6.

VII.	HOOK-UP FEES.

7.1	The Global Water and Wastewater Utilities, Hassayampa, Picacho Water, and Picacho Utilities will establish hook-up fees in the following amounts:

7.1.1	Santa Cruz: $1,250

7.1.2	Palo Verde: $1,250

7.1.3	Picacho Water: $1,250

7.1.4	Picacho Utilities: $1,250

7.1.5	Valencia – Town: $1,750

7.1.6	Valencia – Greater Buckeye: $1,750

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7.1.7	Tonopah: $1,750

7.1.8	Willow: $1,750

7.1.9	Northern Scottsdale: $1,750

7.1.10	Hassayampa: $1,750

7.2

The HUF will be in the form of Staff’s standard HUF appended hereto as Attachment C. In the case of the Applicants, the HUF tariffs will take effect upon the effective date of the Commission’s order in these consolidated dockets. In the case of Picacho Water, Picacho Utilities, and Hassayampa, those utilities will file, within 30 days of a Commission Decision in this case, separate applications for a HUF tariff for the amounts described in Section 7.1.

7.3

As required in Staff’s standard form HUF tariff, each Global water and wastewater utility will maintain a separate, segregated bank account for all funds received under the HUF tariff and file annual reports as outlined in the tariffs. The HUF funds may only be used by the Global water and wastewater utilities for the purposes specified in the HUF tariff. Global’s Chief Executive Officer or Chief Financial Officer shall be required to file an affidavit annually which states that the conditions of this paragraph have been met.

VIII.	TARIFFS AND CODE OF CONDUCT.

8.1	The Global Water Utilities’ existing low income tariff will remain in effect, and will apply to Northern Scottsdale upon the effective date of the Commission’s order in these consolidated dockets.

8.2

The Central Arizona Groundwater Replenishment District (“CAGRD”) adjustor mechanism discussed in the Direct Testimony of Global Utilities’ witness Ron Fleming (pages 13-18) and Staff witness Becker (page 27) will be approved subject to the same requirements of the adjustor mechanism approved for Johnson Utilities, L.L.C. in Decision No. 71854 pages 38-44 and appended hereto as Attachment D.

8.3

The Global Water and Wastewater Utilities agree to withdraw their request to eliminate their BMP tariffs. Northern Scottsdale agrees to file a BMP tariff in accordance with the Direct Testimony of Staff witness Liu.

8.4	The Signatories agree to the Global Water and Wastewater Utilities’ Terms and Conditions tariff (Attachment 4 to the Direct Testimony of Mr. Fleming), as modified by Staff, in Attachment E.

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8.5

The Global Water and Wastewater Utilities shall file revised tariffs reflecting all of the changes discussed in this agreement within 30 days from the date of the Commission’s decision in this matter. A list of revised tariffs that the Applicants will file for each of the Global Utilities is attached as Attachment F.

8.6	The Global Water and Wastewater Utilities agree to withdraw their request for an Individual Case Basis (“ICB”) tariff.

8.7

The Global Water and Wastewater Utilities will work with Staff to adopt a Code of Conduct to apply to transactions that are between or involve the Applicants and their unregulated affiliates and to assure confidential treatment of customer specific information including water and wastewater usage information. This Code of Conduct shall include, at a minimum, the recommendations of Staff Witness Armstrong on page 34 of his Direct Testimony as well as measures designed to ensure that the Global Utilities are independent and stand-alone entities separate and apart from the Global Parent and its other unregulated affiliates and that all transactions between these entities are on an arms-length basis. The Applicants shall file the agreed upon Code of Conduct by May 2, 2014.

IX.	WATER LOSS.

9.1	The Global Water Utilities agree to file the water loss reports recommended in the Direct Testimony of Staff witness Mr. Liu.

X.	COMMISSION EVALUATION OF PROPOSED SETTLEMENT.

10.1	All currently filed testimony and exhibits will be offered into the Commission’s record as evidence.

10.2

The Signatories recognize that Staff does not have the power to bind the Commission. For purposes of proposing a settlement agreement, Staff acts in the same manner as any party to a Commission proceeding.

10.3	This Agreement will serve as a procedural device by which the Signatories will submit their proposed settlement of the Global Rate Dockets to the Commission.

10.4

The Signatories recognize that the Commission will independently consider and evaluate the terms of this Agreement. If the Commission issues an order adopting all material terms of this Agreement, such action will constitute Commission approval of the Agreement. Thereafter, the Signatories will abide by the terms as approved by the Commission.

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10.5

If the Commission fails to issue an order adopting all material terms of this Agreement, any or all of the Signatories may withdraw from this Agreement, and such Signatory or Signatories may pursue without prejudice their respective remedies at law. For purposes of this Agreement, whether a term is material will be left to the discretion of the Signatory choosing to withdraw from the Agreement. If a Signatory withdraws from the Agreement pursuant to this paragraph and files an application for rehearing, the other Signatories, except for Staff, will support the application for rehearing by filing a document with the Commission that supports approval of the Agreement in its entirety. Staff will not be obligated to file any document or take any position regarding the withdrawing Signatory’s application for rehearing.

XI.	MISCELLANEOUS PROVISIONS.

11.1

This case has attracted participants with widely diverse interests. To achieve consensus for settlement, many participants are accepting positions that, in any other circumstances, they would be unwilling to accept. They are doing so because this Agreement, as a whole, is consistent with their long-term interests and with the broad public interest. The acceptance by any Signatory of a specific element of this Agreement will not be considered as precedent for acceptance of that element in any other context.

11.2

No Signatory is bound by any position asserted in negotiations, except as expressly stated in this Agreement. No Signatory will offer evidence of conduct or statements made in the course of negotiating this Agreement before this Commission, any other regulatory agency, or any court.

11.3

Neither this Agreement nor any of the positions taken in this Agreement by any of the Signatories may be referred to, cited, and/or relied upon as precedent in any proceeding before the Commission, any other regulatory agency, or any court for any purpose except to secure approval of this Agreement and enforce its terms.

11.4	To the extent any provision of this Agreement is inconsistent with any existing Commission order, rule, or regulation, this Agreement will control.

11.5	Each of the terms of this Agreement is in consideration of all other terms of this Agreement. Accordingly, the terms are not severable.

11.6

The Signatories will make reasonable and good faith efforts necessary to obtain a Commission order approving this Agreement. The Signatories will support and defend this Agreement before the Commission. Subject to Paragraph 10.5 above, if the Commission adopts an order approving all material terms of the Agreement, the Signatories will support and

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defend the Commission’s order before any court or regulatory agency in which it may be at issue.

11.7

This Agreement may be executed in any number of counterparts and by each Signatory on separate counterparts, each of which when so executed and delivered will be deemed an original and all of which taken together will constitute one and the same instrument. This Agreement may also be executed electronically or by facsimile. Further, any party to the Global Rate Dockets may join in this Settlement Agreement as a Signatory by filing a signed signature page for that party with the Commission’s Docket Control in the Global Rate Dockets listed above.

GLOBAL WATER – PALO VERDE UTILITIES COMPANY

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

GLOBAL WATER – SANTA CRUZ WATER COMPANY

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

VALENCIA WATER COMPANY – TOWN DIVISION

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

VALENCIA WATER COMPANY – GREATER BUCKEYE DIVISION

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

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WATER UTILITY OF GREATER TONOPAH, INC.

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

WILLOW VALLEY WATER CO., INC.

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

WATER UTILITY OF NORTHERN SCOTTSDALE, INC.

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

GLOBAL WATER – PICACHO COVE UTILITIES COMPANY

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

GLOBAL WATER – PICACHO COVE WATER COMPANY

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

HASSAYAMPA UTILITIES COMPANY, INC.

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

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GLOBAL WATER RESOURCES, INC.

By:	/s/ Ron L. Fleming

Name:	Ron L. Fleming

Its:	President

ARIZONA CORPORATION COMMISSION UTILITIES DIVISION

By:

Name:

Its:

RESIDENTIAL UTILITY CONSUMER OFFICE

By:

Name:

Its:

CITY OF MARICOPA

By:

Name:

Its:

WILLOW VALLEY CLUB ASSOCIATION

By:

Name:

Its:

NEW WORLD PROPERTIES, INC.

By:

Name:

Its:

16	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLOBAL WATER RESOURCES, INC.

By:

Name:

Its:

ARIZONA CORPORATION COMMISSION UTILITIES DIVISION

By:

Name:

Its:

RESIDENTIAL UTILITY CONSUMER OFFICE

By:

Name:

Its:

CITY OF MARICOPA

By:	/s/ Christian Price

Name:	Christian Price

Its:	Mayor

WlLLOW VALLEY CLUB ASSOCIATION

By:

Name:

Its:

NEW WORLD PROPERTIES, INC.

By:

Name:

Its:

16	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLOBAL WATER RESOURCES, INC.

By:

Name:

Its:

ARIZONA CORPORATION COMMISSION UTILITIES DIVISION

By:	/s/ Steve Olea

Name:	Steve Olea

Its:	Director

RESIDENTIAL UTILITY CONSUMER OFFICE

By:	/s/ Patrick J Quinn

Name:	Patrick J Quinn

Its:	Executive Director

CITY OF MARICOPA

By:

Name:

Its:

WILLOW VALLEY CLUB ASSOCIATION

By:

Name:

Its:

NEW WORLD PROPERTIES, INC.

By:

Name:

Its:

16	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

SIERRA NEGRA RANCH, LLC

By:

Name:

Its:

ACACIA CROSSINGS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

ALTERRA HOMEOWNERS ASSOCIATION

By:

Name:

Its:

COBBLESTONE FARMS HOMEOWNERS ASSOCIATION

By:	/s/ Ryan Atwood

Name:	Ryan Atwood

Its:	President

DESERT CEDARS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT PASSAGE COMMUNITY ASSOCIATION

By:

Name:

Its:

17	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

SIERRA NEGRA RANCH, LLC

By:

Name:

Its:

ACACIA CROSSINGS HOMEOWNERS ASSOCIATION

By:	/s/ Chris Eldridge

Name:	Chris Eldridge

Its:	President

ALTERRA HOMEOWNERS ASSOCIATION

By:

Name:

Its:

COBBLESTONE FARMS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT CEDARS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT PASSAGE COMMUNITY ASSOCIATION

By:

Name:

Its:

17	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

SIERRA NEGRA RANCH, LLC

By:

Name:

Its:

ACACIA CROSSINGS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

ALTERRA HOMEOWNERS ASSOCIATION

By:	/s/ Deborah A Cadue

Name:	Deborah A Cadue

Its:	President

COBBLESTONE FARMS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT CEDARS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT PASSAGE COMMUNITY ASSOCIATION

By:

Name:

Its:

17	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

SIERRA NEGRA RANCH, LLC

By:

Name:

Its:

ACACIA CROSSINGS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

ALTERRA HOMEOWNERS ASSOCIATION

By:

Name:

Its:

COBBLESTONE FARMS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

DESERT CEDARS HOMEOWNERS ASSOCIATION

By:	/s/ Linda Huggins

Name:	Linda Huggins

Its:	President

DESERT PASSAGE COMMUNITY ASSOCIATION

By:

Name:

Its:

17	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLENNWILDE HOMEOWNERS’ ASSOCIATION

By:

Name:

Its:

HOMESTEAD NORTH HOMEOWNERS ASSOCIATION

By:	/s/ Michael Forsum

Name:	Michael Forsum

Its:	President

MARICOPA MEADOWS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

PROVINCE COMMUNITY ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO HOMEOWNERS ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO PHASE III HOMEOWNERS ASSOCIATION

By:

Name:

Its:

18	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLENNWILDE HOMEOWNERS’ ASSOCIATION

By:	/s/ Michelle Yerger

Name:	Michelle Yerger

Its:	VP - Board of Directors

HOMESTEAD NORTH HOMEOWNERS ASSOCIATION

By:

Name:

Its:

MARICOPA MEADOWS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

PROVINCE COMMUNITY ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO HOMEOWNERS ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO PHASE III HOMEOWNERS ASSOCIATION

By:

Name:

Its:

18	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLENNWILDE HOMEOWNERS’ ASSOCIATION

By:

Name:

Its:

HOMESTEAD NORTH HOMEOWNERS ASSOCIATION

By:

Name:

Its:

MARICOPA MEADOWS HOMEOWNERS ASSOCIATION

By:	/s/ Eric Schmidt

Name:	Eric Schmidt

Its:	President

PROVINCE COMMUNITY ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO HOMEOWNERS ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO PHASE III HOMEOWNERS ASSOCIATION

By:

Name:

Its:

18	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLENNWILDE HOMEOWNERS’ ASSOCIATION

By:

Name:

Its:

HOMESTEAD NORTH HOMEOWNERS ASSOCIATION

By:

Name:

Its:

MARICOPA MEADOWS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

PROVINCE COMMUNITY ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO HOMEOWNERS ASSOCIATION

By:	/s/ Ken Edwards

Name:	Ken Edwards

Its:	President

RANCHO EL DORADO PHASE III HOMEOWNERS ASSOCIATION

By:

Name:

Its:

18	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

GLENNWILDE HOMEOWNERS’ ASSOCIATION

By:

Name:

Its:

HOMESTEAD NORTH HOMEOWNERS ASSOCIATION

By:

Name:

Its:

MARICOPA MEADOWS HOMEOWNERS ASSOCIATION

By:

Name:

Its:

PROVINCE COMMUNITY ASSOCIATION

By:	/s/ Lori L. Crabtree

Name:	Lori L. Crabtree

Its:	HOA President

RANCHO EL DORADO HOMEOWNERS ASSOCIATION

By:

Name:

Its:

RANCHO EL DORADO PHASE III HOMEOWNERS ASSOCIATION

By:	/s/ Lori L. Crabtree

Name:	Lori L. Crabtree

Its:	HOA President

18	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

RANCHO MIRAGE MASTER PLANNED COMMUNITY HOMEOWNERS ASSOCIATION

By:

Name:

Its:

SENITA COMMUNITY ASSOCIATION

By:

Name:

Its:

SORRENTO COMMUNITY MASTER ASSOCIATION

By:

Name:

Its:

19	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

RANCHO MIRAGE MASTER PLANNED COMMUNITY HOMEOWNERS ASSOCIATION

By:	/s/ Chris Barr

Name:	Chris Barr

Its:	President

SENITA COMMUNITY ASSOCIATION

By:

Name:

Its:

SORRENTO COMMUNITY MASTER ASSOCIATION

By:

Name:

Its:

19	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

RANCHO MIRAGE MASTER PLANNED COMMUNITY HOMEOWNERS ASSOCIATION

By:

Name:

Its:

SENITA COMMUNITY ASSOCIATION

By:	/s/ Roderick C Campbell

Name:	Roderick C Campbell

Its:	President

SORRENTO COMMUNITY MASTER ASSOCIATION

By:

Name:

Its:

19	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

PROPOSED SETTLEMENT AGREEMENT OF RATE ADJUSTMENT APPLlCATIONS

DOCKET NOS. W-01212A-12-0309 et al.

August 12, 2013

RANCHO MIRAGE MASTER PLANNED COMMUNITY HOMEOWNERS ASSOCIATION

By:

Name:

Its:

SENITA COMMUNITY ASSOCIATION

By:

Name:

Its:

SORRENTO COMMUNITY MASTER ASSOCIATION

By:	/s/ Holly James

Name:	Holly James

Its:

19	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Valencia Water Company, Inc. – Town Division

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement A-1
W-01212A-12-0309
Test Year Ended December 31, 2011

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$2,323,475	$2,323,475	$2,251,949	$2,251,949

2	Adjusted Operating Income (Loss)	$(263,809)	$(263,809)	$17,649	$17,649

3	Current Rate of Return (L2 / L1)	-11.35%	-11.35%	0.78%	0.78%

4	Required Rate of Return	10.27%	10.27%	7.50%	7.50%

5	Required Operating Income (L4 * L1)	$238,621	$238,621	$168,896	$168,896

6	Operating Income Deficiency (L5 - L2)	$502,430	$502,430	$151,247	$151,247

7	Gross Revenue Conversion Factor	1.6389	1.6389	1.6698	1.6698

8	Required Revenue Increase (L7 * L6)	$823,424	$823,424	$252,554	$252,554

9	Adjusted Test Year Revenue	$4,940,316	$4,940,316	$4,940,316	$4,940,316

10	Proposed Annual Revenue (L8 + L9)	$5,763,740	$5,763,740	$5,192,870	$5,192,870

11	Required Increase in Revenue (%)	16.67%	16.67%	5.11%	5.11%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	9.50%	9.50%
	References:
	Column [A]: Company Schedule A-1
	Column (B): Company Schedule A-1
	Column (C): Company Schedules A-1, A-2, & D-1
	Column (C): Settlement Schedules GRCF, B-1, and C-1

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Schedule: A-1a
W-01212A-12-0309	Settlement Phase In
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT

Year	Revenue Increase (Relative to Test Year)	Revenue Increase (Relative to Previous Year)

2014	-	-

2015	126,277	126,277

2016	252,554	126,277

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement Gross Revenue Conversion Factor
W-01212A-12-0309	GRCF
Test Year Ended December 31, 2011

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)
	Calculation of Gross Revenue Conversion Factor:
1	Revenue	100.0000%
2	Uncollecible Factor (Line 11)	0.4052%
3	Revenues (L1 - L2)	99.5948%
4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	39.7078%
5	Subtotal (L3 - L4)	59.8870%
6	Revenue Conversion Factor (L1 / L5)	1.669812
	Calculation of Uncollecttible Factor:
7	Unity	100.0000%
8	Combined Federal and State Tax Rate (Line 17)	38.5989%
9	One Minus Combined Income Tax Rate (L7 - L8)	61.4011%
10	Uncollectible Rate	0.6600%
11	Uncollectible Factor (L9 * L10)		0.4052%
	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%
13	Arizona State Income Tax Rate	6.9680%
14	Federal Taxable Income (L12 - L13)	93.0320%
15	Applicable Federal Income Tax Rate (Line 44)	34.0000%
16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%
17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%
	Calculation of Effective Property Tax Factor
18	Unity	100.0000%
19	Combined Federal and State Income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 7, L25)	1.8060%
22	Effective Property Tax Factor (L20 * L21)		1.1089%
23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			39.7078%

24	Required Operating Income (ScheduleA-1, Line 5)	$168,896
25	AdjustedTest Year Operating Income (Loss) (Schedule C-1, Line 36)	$17,649
26	Required Increase in Operating Income (L24 - L25)		$151,247
27	Income Taxes on Recommended Revenue (Col. (C), L48)	$56,626
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$(38,453)
29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$95,079
30	Required Revenue Increase (Schedule A-1, Line 8)	$252,554
31	Uncollectible Rate (Line 10)	0.6600%
32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$1,667
33	Adjusted Test Year Uncollectible Expense - N/A	$-
34	Required Increase in Revenue to Provide for Uncollectible Exp.		$1,667
35	Property Tax with Recommended Revenue (ADJ 7, Line 21)	$278,241
36	Property Tax on Test Year Revenue (ADJ 7, Col A, L19)	$273,680
37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$4,561
38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$252,554

		(A)	(B)	(C)
		Test Year		Settlement Recommended
	Calculation of Income Tax:
39	Revenue (Schedule C 1)	$4,940,316		$5,192,870
40	Operating Expenses Excluding Income Taxes	$4,961,119		$4,967,347
41	Synchronized Interest (L53)	$78,818		$78,818
42	Arizona Taxable Income (L39 - L40 - L41)	$(99,622)		$146,704
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$(6,942)		$10,222
45	Federal Taxable Income (L42 - L44)	$(92,680)		$136,482
46	Federal Tax	$(31,511)		$46,404
47	Total Federal Income Tax	$(31,511)		$46,404
48	Combined Federal and State Income Tax (L43 + L47)	$(38,453)		$56,626
50	Effective Tax Rate
	Calculation of Interest Synchronization:			N/A
51	Rate Base (Schedule B-1)			$2,251,949
52	Weighted Average Cost of Debt			3.5000%
53	Synchronized Interest (L50 X L51)			$78,818

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division
W-01212A-12-0309	Settlement B-1
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

LINE NO.		(A) COMPANY AS FILED	(B) SETTLEMENT ADJUSTMENTS	(C) SETTLEMENT AS ADJUSTED

1	Plant in Service	$53,624,734	$(71,526)	$53,553,208
2	Less: Accumulated Depreciation	9,419,952	-	9,419,952

3	Net Plant in Service	$44,204,782	$(71,526)	$44,133,256

	LESS:

4	Contributions in Aid of Construction (CIAC)	$1,860,537	$-	$1,860,537
5	Less: Accumulated Amortization	272,596	-	272,596

6	Net CIAC	1,587,941	-	1,587,941

7	Advances in Aid of Construction (AIAC)	39,299,151	-	39,299,151

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	1,159,524	-	1,159,524

	Customer Meter Deposits	395,015		395,015

	ADD:

11	Accumulated Deferred Income Tax Debits	560,324	-	560,324

12	Cash Working Capital	-	-	-

13	Prepayments	-	-	-
		-
14	Supplies Inventory	-	-	-

15	Projected Capital Expenditures	-	-	-

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$2,323,475	$(71,526)	$2,251,949

	References: Column (A), Company Schedule B-2 Column (B): Schedule B-2 Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement B-2
W-01212A-12-0309
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[C]	[C]
LINE NO.	ACCT. NO.	DESCRIPTION	COMPANY AS FILED	Post Test Year Plant ADJ #1 B-2a	Reclassification ADJ #2 Per Staff Testimony	SETTLEMENT ADJUSTED

	PLANT IN SERVICE:
1	303	Land and Land Rights	$150,432	$-	$-	$150,432
2	304	Structures and Improvements	1,037,614			1,037,614
3	307	Wells and Springs	1,859,615			1,859,615
4	309	Supply Mains	46,790			46,790
5	310	Power Generation Equipment	67,508			67,508
6	311	Pumping Equipment	8,217,566			8,217,566
7	320	Water Treatment Equipment	4,091,843		(4,091,843)	-
8	320.1	Water Treatment Plant			4,091,843	4,091,843
9	320.2	Solution Chemical Feeders				-
10	330	Distribution Reservoirs and Standpipes	4,800,409		(4,800,409)	-
11	330.1	Storage Tanks			4,255,136	4,255,136
12	330.2	Pressure Tanks			545,273	545,273
13	331	Transmission and Distribution Mains	21,453,994			21,453,994
14	333	Services	3,278,935			3,278,935
15	334	Meters and Meter Installations	1,470,247			1,470,247
16	335	Hydrants	1,981,787			1,981,787
17	336	Backflow Prevention Devices	13,916			13,916
18	339	Other Plant and Miscellaneous Equipment	177,934			177,934
19	340	Office Furniture and Equipment	50,956			50,956
20	341	Transportation Equipment	319,350			319,350
21	343	Tools, Shop and Garage Equipment	94,283			94,283
22	344	Laboratory Equipment	42,598			42,598
23	345	Power Operated Equipment	61,507			61,507
24	346	Communication Equipment	790,032			790,032
25	347	Miscellaneous Equipment	17,310			17,310
26	348	Other Tangible Plant	3,597,358	(71,526)		3,525,832
27	390	Office Furniture	2,753			2,753

28	Total Plant in Service		53,624,734	(71,526)	(0)	53,553,208

29
30	Accumulated Depreciation		9,419,952	-		9,419,952

31	Net Plant in Service		$44,204,782	$(71,526)	$(0)	$44,133,256
32
33	LESS:
34	Contributions in Aid of Construction (CIAC)		$1,860,537		$-	$1,860,537
35	Less: Accumulated Amortization		272,596	-		272,596

36	Net CIAC (L63 - L64)		1,587,941	-	-	1,587,941
37	Advances in Aid of Construction (AIAC)		39,299,151	-	-	39,299,151
38	Imputed Reg Advances		-	-	-	-
39	Imputed Reg CIAC			-	-	-
40	Accumulated Deferred Income Tax Credits		1,159,524			1,159,524
41	Customer Meter Deposits		395,015			395,015
42	ADD:					-
43	Accumulated Deferred Income Tax Debits		560,324			560,324
44	Working Capital Allowance					-
51	Original Cost Rate Base		$2,323,475	$(71,526)	$(0)	$2,251,949

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division
W-01212A-12-0309	Settlement B-2a
Test Year Ended December 31, 2011	Post Test Year Plant

RATE BASE ADJUSTMENT #1 POST TEST YEAR PLANT

				[A]	[B]	[C]
				COMPANY		SETTLEMENT
LINE	ACCT			AS	SETTLEMENT	AS
NO.	NO.	Description		FILED	ADJUSTMENTS	ADJUSTED
1	348	Other Tangible Plant		71,526	(71,526)	-

		Disallowed PTYP

		SVWDC Optimization	$71,526

			$71,526

References:

Column [A] : Disallowed Amount reflected in Acct. 348, PTYP, Per Co Schedule B-2.1

Column [B] , Col [C] less Col [A]

Column [C] , Per Staff testimony GWB and Engineering testimony

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement C-1
W-01212A-12-0309
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

		[A]	[B]	[C] SETTLEMENT	[D]	[E]
		COMPANY	SETTLEMENT	TEST YEAR	SETTLEMENT
LINE		TEST YEAR	TEST YEAR	AS	RECOMMENDED	SETTLEMENT
NO.	DESCRIPTION	AS FILED	ADJUSTMENTS	ADJUSTED	CHANGES	RECOMMENDED

		$-	$-	$-	$252,554	$252,554
1	461 Metered Water Revenue	4,803,374	-	4,803,374	-	4,803,374
2	460 Unmetered Water Revenue	-		-
3	474 Other Water Revenues	136,942	-	136,942	-	136,942

4	Total Operating Revenues	$4,940,316	$-	$4,940,316	$252,554	$5,192,870

5	601 Salary and Wages - Employees	$893,501	$(39,959)	$853,542	$-	$853,542
6	610 Purchased Water	269	-	269	-	269
7	615 Purchased Power	464,076	(12,401)	451,675	-	451,675
8	618 Chemicals	33,613	(898)	32,715	-	32,715
9	620 Materials and Supplies	79,398	(22,096)	57,302	-	57,302
10	621 Office Supplies and Expense	62,865	-	62,865	-	62,865
11	630 Outside Services	531,316	(153,707)	377,609	-	377,609
12	635 Contractual Services - Testing	14,571	-	14,571	-	14,571
13	636 Contractual Services - Other	-	-	-	-	-
14	641 Rental of Building/Real Propert	43,412	-	43,412	-	43,412
15	650 Transportation Expenses	88,775	-	88,775		88,775
16	657 Insurance - General Liability	33,142	-	33,142	-	33,142
17	659 Insurance - Other	5,460	-	5,460	-	5,460
18	666 Regulatory Commission Expen	35,298	(17,362)	17,936	-	17,936
19	670 Bad Debt Expense	30,898	1,708	32,606	1,667	34,273
20	675 Miscellaneous Expenses	79,463	-	79,463	-	79,463
21	403 Depreciation Expense	2,832,046	(247,436)	2,584,610		2,584,610
22	403 Depreciation Expense – CIAC	(63,825)	-	(63,825)		(63,825)
23	408 Taxes Other Than Income	15,312	-	15,312	-	15,312
24	408.11 Taxes Other Than Income -	273,680	-	273,680	4,561	278,241
25	409 Income Taxes	(249,144)	210,691	(38,453)	95,079	56,626

26	Total Operating Expenses	5,204,124	(281,458)	4,922,666	101,307	5,023,973

27	Operating Income (Loss)	$(263,809)	$281,458	$17,649	$151,247	$168,896

	References: Column (A): Company Schedule C-1 Column (B): Schedule C 2 Column (C): Column (A) + Column (B) Column (D): Schedules GRCF, Lines 29, 34 and 37 Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement C-2

Global Water - Valencia Water Company, Town Division

W-01212A-12-0309

Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

		[A]	[B]	[C]	[D]	[E]	[F]	[E]	[H]
LINE NO.	DESCRIPTION	COMPANY AS FILED	Excess Water Loss ADJ #1	Bad Debts Exp ADJ #2	Rate Case Exp ADJ #3	Expense Normalizations ADJ #4	Deprec. Exp ADJ #5	Income Taxes ADJ #6	SETTLEMENT ADJUSTED

1	461 Metered Water Revenue	4,803,374	-	-	-	-	-	-	4,803,374
2	460 Unmetered Water Revenue	-							-
3	474 Other Water Revenues	136,942	-	-	-	-	-	-	136,942

4	Total Operating Revenues	$4,940,316	$-	$-	$-	$-	$-	$-	$4,940,316

	Operating Expenses
5	601 Salary and Wages - Employees	$893,501		$-	$-	$(39,959)	$-		$853,542
6	610 Purchased Water	269	-	-	-	-	-	-	269
7	615 Purchased Power	464,076	(12,401)		-	-	-	-	451,675
8	618 Chemicals	33,613	(898)						32,715
9	620 Materials and Supplies	79,398	-	-		(22,096)			57,302
10	621 Office Supplies and Expense	62,865	-	-					62,865
11	630 Outside Services	531,316	-	-		(153,707)			377,609
12	635 Contractual Services - Testing	14,571	-	-					14,571
13	636 Contractual Services - Other	-	-	-					-
14	641 Rental of Building/Real Property	43,412	-	-					43,412
15	650 Transportation Expenses	88,775	-	-	-				88,775
16	657 Insurance - General Liability	33,142	-	-					33,142
17	659 Insurance - Other	5,460	-	-					5,460
18	666 Regulatory Commission Expense – 1	35,298	-	-	(17,362)				17,936
19	670 Bad Debt Expense	30,898	-	1,708					32,606
20	675 Miscellaneous Expenses	79,463	-	-					79,463
21	403 Depreciation Expense	2,832,046	-	-			(247,436)		2,584,610
22	403 Depreciation Expense – CIAC Amor	(63,825)	-	-					(63,825)
23	408 Taxes Other Than Income	15,312	-	-					15,312
24	408.11 Taxes Other Than Income - Prop	273,680							273,680
25	409 Income Taxes	(249,144)						210,691	(38,453)

26	Total Operating Expenses	$5,204,124	$(13,299)	$1,708	$(17,362)	$(215,761)	$(247,436)	$210,691	$4,922,666

27	Operating Income	$(263,809)	$13,299	$(1,708)	$17,362	$215,761	$247,436	$(210,691)	$17,649

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 1
W-01212A-12-0309	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - EXCESS WATER LOSS

LINE NO.
1	One plus allowable water loss	110.00%
2	One plus actual water loss	113.02%
3	Allowable portion	97.33%

4	Disallowable portion	2.67%
5	Power Expense	464,076
6	Disallowance	$12,401
7	Chemical Expense	33,613
8	Disallowance	$898

Line 1: Maximum acceptable level of water losses

Line 2: Actual level of water losses

Line 3: Line 2 / line 3

Line 4: 1 minus line 4

Line 6: Line 1 times line 5

Lines 1 - 6:  See also Staff testimony GWB

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 2
W-01212A-12-0309	Bad Debt Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - BAD DEBT EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED*
1		$30,898	$1,708	$32,606

References: Column (A), Company Workpapers Column (B): Staff Testimony GWB Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

Adjusted Test Year Revenues C 1	$4,940,316
Bad Debt Expense Rate	0.0066

Expected Bad Debt Expense	$32,606
Co Proposed	$30,898

$1,708

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 3
W-01212A-12-0309	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1		$35,298	$(17,362)	$17,936

	Company Proposed Rate Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$122,063	$48,652	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,095	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,846	$709
6	Ultmann & Company P C	$78,809	$31,412	$31,777	$10,602	$2,980	$643	$1,244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,893	$25,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Settlement Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765
15	Amortization over 3 years:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19		$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

20	Adjustment Total, by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

	References: Column (A), Company Workpapers Column (B): Line 20 for respective system Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 4
W-01212A-12-0309	Expense Normalizations
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - EXPENSE NORMALIZATIONS

LINE NO.	ACCT / DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED
1	601 Salary and Wages - Employees	$893,501	$(39,959)	$853,542
2	620 Materials and Supplies	$79,398	$(22,096)	$57,302
3	630 Outside Services	$531,316	$(153,707)	$377,609

		$1,504,215	$(215,761)	$1,288,454

 References:

 Column (A), Company Workpapers

 Column (B): Staff Testimony GWB

 Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 5
W-01212A-12-0309	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - DEPRECIATION EXPENSE

LINE NO.	ACCT. NO.	DESCRIPTION	[A] PLANT BALANCE	[B] DEPRECIATION RATE	[C] DEPRECIATION EXPENSE

1	PLANT IN SERVICE:
2	303	Land and Land Rights	150,432	0.00%	-
3	304	Structures and Improvements	1,037,614	3.33%	34,553
4	307	Wells and Springs	1,859,615	3.33%	61,925
5	309	Supply Mains	46,790	2.00%	936
6	310	Power Generation Equipment	67,508	5.00%	3,375
7	311	Pumping Equipment	8,217,566	12.50%	1,027,196
8	320	Water Treatment Equipment	-		-
9	320.1	Water Treatment Plant	4,091,843	3.33%	136,258
10	320.2	Solution Chemical Feeders	-	20.00%	-
11	330	Distribution Reservoirs and Standpipes	-		-
12	330.1	Storage Tanks	4,255,136	2.22%	94,464
13	330.2	Pressure Tanks	545,273	5.00%	27,264
14	331	Transmission and Distribution Mains	21,453,994	2.00%	429,080
15	333	Services	3,278,935	3.33%	109,189
16	334	Meters and Meter Installations	1,470,247	8.33%	122,472
17	335	Hydrants	1,981,787	2.00%	39,636
18	336	Backflow Prevention Devices	13,916	6.67%	928
19	339	Other Plant and Miscellaneous Equipment	177,934	6.67%	11,868
20	340	Office Furniture and Equipment	50,956	6.67%	3,399
21	341	Transportation Equipment	319,350	20.00%	63,870
22	343	Tools, Shop and Garage Equipment	94,283	5.00%	4,714
23	344	Laboratory Equipment	42,598	10.00%	4,260
24	345	Power Operated Equipment	61,507	5.00%	3,075
25	346	Communication Equipment	790,032	10.00%	79,003
26	347	Miscellaneous Equipment	17,310	10.00%	1,731
27	348	Other Tangible Plant	3,525,832	10.00%	352,583
28	390	Office Furniture	2,753	4.50%	124

29		Total Plant	53,553,208		2,611,778
30		Less: Non Depreciable Plant
31		Land and Land Rights	150,432
32		Net Depreciable Plant and Depreciation Amounts	$53,402,776		$ 2,611,778
33
34
35		Amortization of CIAC	$1,860,537	4.8907%	$ 90,994

36		Settlement Depreciation Expense			$ 2,520,785
37		Company Proposed Depreciation Expense			$ 2,768,221
38		Settlement Adjustment			$ (247,436)

References:
Col [A]	Schedule B-2
Col [B]	Proposed Rates per Staff Engineering Report
Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 6
W-01212A-12-0309	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - INCOME TAXES

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED
1	Income Taxes	$(249,144)	$210,691	$(38,453)

References:

Column (A), Company Schedule C-2

Column (B): Staff Testimony GWB

Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement ADJ 7
W-01212A-12-0309	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #7 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE NO.	DESCRIPTION	SETTLEMENT AS ADJUSTED	SETTLEMENT RECOMMENDED
1	Adjusted Test Year Revenues - 2011	$4,940,316	$4,940,316
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	9,880,631	9,880,631
4	Adjusted Test Year Revenues - 2011	4,940,316
5	Settlement Recommended Revenue		5,192,870

6	Subtotal (Line 4 + Line 5)	14,820,947	15,073,501
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	4,940,316	5,024,500
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	9,880,631	10,049,000
11	Plus: 10% of CWIP	265,232	265,232
12	Less: Net Book Value of Licensed Vehicles	43,247	43,247

13	Full Cash Value (Line 10 + Line 11 - Line 12)	10,102,616	10,270,985
14	Assessment Ratio	21.0%	21.0%

15	Assessment Value (Line 13 * Line 14)	2,121,549	2,156,907
16	Composite Property Tax Rate	12.9000%	12.9000%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$273,680
18	Company Proposed Property Tax	$273,680

19	Test Year Adjustment (Line 17 - Line 18)	$0

20	Property Tax on Recommended Revenue (Line 15 * Line 16)		$278,241
21	Test Year Adjusted Property Tax Expense (Line 17)		$273,680

22	Increase in Property Tax Due to Increase in Revenue Requirement		$4,561

23	Increase in Property Tax Due to increase in Revenue Requirement (Line 22)		$4,561
24	Increase in Revenue Requirement		$252,554
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		1.80600%
	REFERENCES: Line 15: Composite Tax Rate, per Company Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Division	Settlement D-1
W-01212A-12-0309
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

	Percent of Total	Cost Rate	Weighted Cost
Debt	57.8%	6.1%	3.5%
Equity	42.2%	9.5%	4.0%

Required Rate of Return			7.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Valencia Water Company, Town Divisions	Settlement Schedule H-3
W-01212A-12-0309	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Potable Water - All Meter Sizes and Classes*

Monthly Minimum Charges:

Meter Size (All Classes*)		Basic Service Charge
		Present	Proposed
			2014	2015	2016

5/8” X 3/4” Meter		$30.88	$30.88	$31.34	$ 31.87
3/4” Meter		30.88	30.88	31.34	31.87
1” Meter		77.20	77.20	78.34	79.67
1.5” Meter		154.40	154.40	156.69	159.34
2” Meter		247.04	247.04	250.70	254.95
3” Meter		494.08	494.08	501.39	506.89
4” Meter		772.00	772.00	783.50	796.75
6” Meter		1,544.00	1,544.00	1,586.85	1,594.41
8” Meter		3,086.00	2,470.40	2,507.20	2,549.60
Commodity Rate Charges (per 1,000 gallons):
		Rate Block	Volumetric Charge
			Present		Proposed

	Present	Proposed		2014	2015	2016

Tier One Breakover	1,000 Gallons	1,000 Gallons	$1.10	$1.10	$ 1.10	$1.10
Tier Two Breakover	5,000 Gallons	5,000 Gallons	1.98	1.98	1.98	1.98
Tier Three Breakover	10,000 Gallons	10,000 Gallons	2.85	2.85	2.85	2.85
Tier Four Breakover	16,000 Gallons	18,000 Gallons	3.83	3.83	3.93	4.12
Tier Five Breakover	25,000 Gallons	25,000 Gallons	4.90	4.00	5.01	5.25
Tier Six Breakover	Over 25,000	Over 25,000	6.02	6.02	6.15	6.42
Conservation Rebate
			Proposed
		Present	2014	2015 and thereafter

Threshold (“CRT”) in Gallons		6,701	6,701		6,001
Commodity rate rebate:		59%	59%		50%
(applied if consumption is below the CRT)

*includes all potable water meters including irrigation meters.

Non-Potable Water - All Meter Sizes and Classes	Present	Proposed	Change

All Gallons (Per Acre Foot)	185.74	533.76	348.02
All Gallons (Per 1,000 Gallons)	0.57	1.638	1.07

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement Schedule H-3 Page 2 of 2

Miscellaneous Service Charges	Present	Proposed	Charge

Establishment of Service	$35.00	S 35.00	$-
Establishment of Service - After Hours	50.00	Eliminate
Re-establishment of Service (Within 12 Months)	(a)	(a)
Reconnection of Service (Delinquent)	35.00	35.00	$-
Reconnection of Service - After Hours (Delinquent)	50.00	Eliminate
Meter Move at Customer Request	(b)	(b)
After Hours Service Charge Per Hour	50.00	Eliminate
After Hours Service Charge	NA	35.00
Deposit	(c)	(c)
Meter Re-Read (If Correct)	30.00	30.00	$-
MeterTest Fee (if Correct)	30.00	30.00	$-
NSF Check	30.00	30.00	$-
Late Payment Charge (Per Month)	1.50%	1.50%	0.00%
Deferred Payment Charge (Per Month)	1.50%	1.50%	0.00%

(a) Number of Months on System times the monthly minimum per A.A.C. R14-2-403(D).

(b) Cost to include parts, labors and overhead and all applicable taxes per A.A.C. R14-2-405(B)(5).

(c) Per A.A.C. R14-2-403(B).

In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportionate share of any privilege, sales or use tax in accordance with A.A.C. R14-2-409(D)(5).

Service Line and Meter Installation Charges (Refundable Pursuant to AA.C. R14-2-405)

Meter Size	Present Service Line Charges		Total Charges	Proposed Service Line Charges	Meter Charges	Total Charges	Change
5/8 x 3/4” Meter	$445.00	$155.00	$600.00	$445.00	$155.00	$600.00	0.00%
3/4” Meter	445.00	255.00	700.00	445.00	255.00	700.00	0.00%
1” Meter	495.00	315.00	610.00	495.00	315.00	810.00	0.00%
1 1/2” Meter	550.00	525.00	1,075.00	550.00	525.00	1,075.00	0.00%
2” Turbine Meter	830.00	1,045.00	1,875.00	630.00	1,045.00	1,875.00	0.00%
2” Compound Meter	830.00	1,890.00	2,720.00	630.00	1,690.00	2,720.00	0.00%
3” Turbine Meter	1.045.00	1,670.00	2,715.00	1,045.00	1,670.00	2,715.00	0.00%
3” Compound Meter	1,165.00	2,545.00	3,710.00	1,165.00	2,545.00	3,710.00	0.00%
4” Turbine Meter	1,490.00	2,670.00	4,160.00	1,490.00	2,670.00	4,160.00	0.00%
4” Compound Meter	1,670.00	3,645.00	5,315.00	1,670.00	3,645.00	5,315.00	0.00%
6” Turbine Meter	2,210.00	5,025.00	7,235.00	2,210.00	5,025.00	7,235.00	0.00%
6” Compound Meter	2,330.00	6,920.00	9,250.00	2,330.00	6,920.00	9,250.00	0.00%
6” and Larger Meters	Cost	Cost	Cost	Cost	Cost	Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 35.16	$ 35.16	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$30.88	$-	$30.88	$30.88	$-	$30.88	0.0%
1,000	31.98	(0.65)	31.33	31.98	(0.65)	31.33	0.0%
2,000	33.96	(1.82)	32.14	33.96	(1.82)	32.14	0.0%
3,000	35.94	(2.99)	32.95	35.94	(2.99)	32.95	0.0%
4,000	37.92	(4.15)	33.77	37.92	(4.15)	33.77	0.0%
5,000	39.90	(5.32)	34.58	39.90	(5.32)	34.58	0.0%
6,000	42.75	(7.00)	35.75	42.75	(7.00)	35.75	0.0%
7,000	45.60	-	45.60	45.60	-	45.60	0.0%
8,000	48.45	-	48.45	48.45	-	48.45	0.0%
9,000	51.30	-	51.30	51.30	-	51.30	0.0%
10,000	54.15	-	54.15	54.15	-	54.15	0.0%
15,000	73.30	-	73.30	73.30	-	73.30	0.0%
20,000	94.59	-	94.59	94.59	-	94.59	0.0%
25,000	119.09	-	119.09	119.09	-	119.09	0.0%
50,000	269.59	-	269.59	269.59	-	269.59	0.0%
75,000	420.09	-	420.09	420.09	-	420.09	0.0%
100,000	570.59	-	570.59	570.59	-	570.59	0.0%
125,000	721.09	-	721.09	721.09	-	721.09	0.0%
150,000	871.59	-	871.59	871.59	-	871.59	0.0%
175,000	1,022.09	-	1,022.09	1,022.09	-	1,022.09	0.0%
200,000	1,172.59	-	1,172.59	1,172.59	-	1,172.59	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 35.16	$ 36.56	$ 1.40	4.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$30.88	$-	$30.88	$31.34	$-	$31.34	1.5%
1,000	31.98	(0.65)	31.33	32.44	(0.55)	31.89	1.8%
2,000	33.96	(1.82)	32.14	34.42	(1.54)	32.88	2.3%
3,000	35.94	(2.99)	32.95	36.40	(2.53)	33.87	2.8%
4,000	37.92	(4.15)	33.77	38.38	(3.52)	34.86	3.2%
5,000	39.90	(5.32)	34.58	40.36	(4.51)	35.85	3.7%
6,000	42.75	(7.00)	35.75	43.21	(5.94)	37.28	4.3%
7,000	45.60	-	45.60	46.06	-	46.06	1.0%
8,000	48.45	-	48.45	48.91	-	48.91	0.9%
9,000	51.30	-	51.30	51.76	-	51.76	0.9%
10,000	54.15	-	54.15	54.61	-	54.61	0.8%
15,000	73.30	-	73.30	74.26	-	74.26	1.3%
20,000	94.59	-	94.59	96.07	-	96.07	1.6%
25,000	119.09	-	119.09	121.12	-	121.12	1.7%
50,000	269.59	-	269.59	274.87	-	274.87	2.0%
75,000	420.09	-	420.09	428.62	-	428.62	2.0%
100,000	570.59	-	570.59	582.37	-	582.37	2.1%
125,000	721.09	-	721.09	736.12	-	736.12	2.1%
150,000	871.59	-	871.59	889.87	-	889.87	2.1%
175,000	1,022.09	-	1,022.09	1,043.62	-	1,043.62	2.1%
200,000	1,172.59	-	1,172.59	1,197.37	-	1,197.37	2.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 35.16	$ 37.09	$ 1.93	5.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$30.88	$-	$30.88	$31.87	$-	$31.87	3.2%
1,000	31.98	(0.65)	31.33	32.97	(0.55)	32.42	3.5%
2,000	33.96	(1.82)	32.14	34.95	(1.54)	33.41	3.9%
3,000	35.94	(2.99)	32.95	36.93	(2.53)	34.40	4.4%
4,000	37.92	(4.15)	33.77	38.91	(3.52)	35.39	4.8%
5,000	39.90	(5.32)	34.58	40.89	(4.51)	36.38	5.2%
6,000	42.75	(7.00)	35.75	43.74	(5.94)	37.81	5.8%
7,000	45.60	-	45.60	46.59	-	46.59	2.2%
8,000	48.45	-	48.45	49.44	-	49.44	2.0%
9,000	51.30	-	51.30	52.29	-	52.29	1.9%
10,000	54.15	-	54.15	55.14	-	55.14	1.8%
15,000	73.30	-	73.30	75.74	-	75.74	3.3%
20,000	94.59	-	94.59	98.60	-	98.60	4.2%
25,000	119.09	-	119.09	124.85	-	124.85	4.8%
50,000	269.59	-	269.59	285.35	-	285.35	5.8%
75,000	420.09	-	420.09	445.85	-	445.85	6.1%
100,000	570.59	-	570.59	606.35	-	606.35	6.3%
125,000	721.09	-	721.09	766.85	-	766.85	6.3%
150,000	871.59	-	871.59	927.35	-	927.35	6.4%
175,000	1,022.09	-	1,022.09	1,087.85	-	1,087.85	6.4%
200,000	1,172.59	-	1,172.59	1,248.35	-	1,248.35	6.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 81.48	$ 81.48	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$77.20	$-	$77.20	$77.20	$-	$77.20	0.0%
1,000	78.30	(0.65)	77.65	78.30	(0.65)	77.65	0.0%
2,000	80.28	(1.82)	78.46	80.28	(1.82)	78.46	0.0%
3,000	82.26	(2.99)	79.27	82.26	(2.99)	79.27	0.0%
4,000	84.24	(4.15)	80.09	84.24	(4.15)	80.09	0.0%
5,000	86.22	(5.32)	80.90	86.22	(5.32)	80.90	0.0%
6,000	89.07	(7.00)	82.07	89.07	(7.00)	82.07	0.0%
7,000	91.92	-	91.92	91.92	-	91.92	0.0%
8,000	94.77	-	94.77	94.77	-	94.77	0.0%
9,000	97.62	-	97.62	97.62	-	97.62	0.0%
10,000	100.47	-	100.47	100.47	-	100.47	0.0%
15,000	119.62	-	119.62	119.62	-	119.62	0.0%
20,000	140.91	-	140.91	140.91	-	140.91	0.0%
25,000	165.41	-	165.41	165.41	-	165.41	0.0%
50,000	315.91	-	315.91	315.91	-	315.91	0.0%
75,000	466.41	-	466.41	466.41	-	466.41	0.0%
100,000	616.91	-	616.91	616.91	-	616.91	0.0%
125,000	767.41	-	767.41	767.41	-	767.41	0.0%
150,000	917.91	-	917.91	917.91	-	917.91	0.0%
175,000	1,068.41	-	1,068.41	1,068.41	-	1,068.41	0.0%
200,000	1,218.91	-	1,218.91	1,218.91	-	1,218.91	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 81.48	$ 83.56	$ 2.08	2.6%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$77.20	$-	$77.20	$78.34	$-	$78.34	1.5%
1,000	78.30	(0.65)	77.65	79.44	(0.55)	78.89	1.6%
2,000	80.28	(1.82)	78.46	81.42	(1.54)	79.88	1.8%
3,000	82.26	(2.99)	79.27	83.40	(2.53)	80.87	2.0%
4,000	84.24	(4.15)	80.09	85.38	(3.52)	81.86	2.2%
5,000	86.22	(5.32)	80.90	87.36	(4.51)	82.85	2.4%
6,000	89.07	(7.00)	82.07	90.21	(5.94)	84.28	2.7%
7,000	91.92	-	91.92	93.06	-	93.06	1.2%
8,000	94.77	-	94.77	95.91	-	95.91	1.2%
9,000	97.62	-	97.62	98.76	-	98.76	1.2%
10,000	100.47	-	100.47	101.61	-	101.61	1.1%
15,000	119.62	-	119.62	121.26	-	121.26	1.4%
20,000	140.91	-	140.91	143.07	-	143.07	1.5%
25,000	165.41	-	165.41	168.12	-	168.12	1.6%
50,000	315.91	-	315.91	321.87	-	321.87	1.9%
75,000	466.41	-	466.41	475.62	-	475.62	2.0%
100,000	616.91	-	616.91	629.37	-	629.37	2.0%
125,000	767.41	-	767.41	783.12	-	783.12	2.0%
150,000	917.91	-	917.91	936.87	-	936.87	2.1%
175,000	1,068.41	-	1,068.41	1,090.62	-	1,090.62	2.1%
200,000	1,218.91	-	1,218.91	1,244.37	-	1,244.37	2.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 81.48	$ 84.89	$ 3.41	4.2%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$77.20	$-	$77.20	$79.67	$-	$79.67	3.2%
1,000	78.30	(0.65)	77.65	80.77	(0.55)	80.22	3.3%
2,000	80.28	(1.82)	78.46	82.75	(1.54)	81.21	3.5%
3,000	82.26	(2.99)	79.27	84.73	(2.53)	82.20	3.7%
4,000	84.24	(4.15)	80.09	86.71	(3.52)	83.19	3.9%
5,000	86.22	(5.32)	80.90	88.69	(4.51)	84.18	4.1%
6,000	89.07	(7.00)	82.07	91.54	(5.94)	85.61	4.3%
7,000	91.92	-	91.92	94.39	-	94.39	2.7%
8,000	94.77	-	94.77	97.24	-	97.24	2.6%
9,000	97.62	-	97.62	100.09	-	100.09	2.5%
10,000	100.47	-	100.47	102.94	-	102.94	2.5%
15,000	119.62	-	119.62	123.54	-	123.54	3.3%
20,000	140.91	-	140.91	146.40	-	146.40	3.9%
25,000	165.41	-	165.41	172.65	-	172.65	4.4%
50,000	315.91	-	315.91	333.15	-	333.15	5.5%
75,000	466.41	-	466.41	493.65	-	493.65	5.8%
100,000	616.91	-	616.91	654.15	-	654.15	6.0%
125,000	767.41	-	767.41	814.65	-	814.65	6.2%
150,000	917.91	-	917.91	975.15	-	975.15	6.2%
175,000	1,068.41	-	1,068.41	1,135.65	-	1,135.65	6.3%
200,000	1,218.91	-	1,218.91	1,296.15	-	1,296.15	6.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19500	$ 216.20	$ 216.20	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$154.40	$-	$154.40	$154.40	$-	$154.40	0.0%
1,000	155.50	(0.65)	154.85	155.50	(0.65)	154.85	0.0%
2,000	157.48	(1.82)	155.66	157.48	(1.82)	155.66	0.0%
3,000	159.46	(2.99)	156.47	159.46	(2.99)	156.47	0.0%
4,000	161.44	(4.15)	157.29	161.44	(4.15)	157.29	0.0%
5,000	163.42	(5.32)	158.10	163.42	(5.32)	158.10	0.0%
6,000	166.27	(7.00)	159.27	166.27	(7.00)	159.27	0.0%
7,000	169.12	-	169.12	169.12	-	169.12	0.0%
8,000	171.97	-	171.97	171.97	-	171.97	0.0%
9,000	174.82	-	174.82	174.82	-	174.82	0.0%
10,000	177.67	-	177.67	177.67	-	177.67	0.0%
15,000	196.82	-	196.82	196.82	-	196.82	0.0%
20,000	218.11	-	218.11	218.11	-	218.11	0.0%
25,000	242.61	-	242.61	242.61	-	242.61	0.0%
50,000	393.11	-	393.11	393.11	-	393.11	0.0%
75,000	543.61	-	543.61	543.61	-	543.61	0.0%
100,000	694.11	-	694.11	694.11	-	694.11	0.0%
125,000	844.61	-	844.61	844.61	-	844.61	0.0%
150,000	995.11	-	995.11	995.11	-	995.11	0.0%
175,000	1,145.61	-	1,145.61	1,145.61	-	1,145.61	0.0%
200,000	1,296.11	-	1,296.11	1,296.11	-	1,296.11	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19500	$ 216.20	$ 219.51	$ 3.31	1.5%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$154.40	$-	$154.40	$156.69	$-	$156.69	1.5%
1,000	155.50	(0.65)	154.85	157.79	(0.55)	157.24	1.5%
2,000	157.48	(1.82)	155.66	159.77	(1.54)	158.23	1.6%
3,000	159.46	(2.99)	156.47	161.75	(2.53)	159.22	1.8%
4,000	161.44	(4.15)	157.29	163.73	(3.52)	160.21	1.9%
5,000	163.42	(5.32)	158.10	165.71	(4.51)	161.20	2.0%
6,000	166.27	(7.00)	159.27	168.56	(5.94)	162.63	2.1%
7,000	169.12	-	169.12	171.41	-	171.41	1.4%
8,000	171.97	-	171.97	174.26	-	174.26	1.3%
9,000	174.82	-	174.82	177.11	-	177.11	1.3%
10,000	177.67	-	177.67	179.96	-	179.96	1.3%
15,000	196.82	-	196.82	199.61	-	199.61	1.4%
20,000	218.11	-	218.11	221.42	-	221.42	1.5%
25,000	242.61	-	242.61	246.47	-	246.47	1.6%
50,000	393.11	-	393.11	400.22	-	400.22	1.8%
75,000	543.61	-	543.61	553.97	-	553.97	1.9%
100,000	694.11	-	694.11	707.72	-	707.72	2.0%
125,000	844.61	-	844.61	861.47	-	861.47	2.0%
150,000	995.11	-	995.11	1,015.22	-	1,015.22	2.0%
175,000	1,145.61	-	1,145.61	1,168.97	-	1,168.97	2.0%
200,000	1,296.11	-	1,296.11	1,322.72	-	1,322.72	2.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19500	$ 216.20	$ 224.16	$ 7.96	3.7%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$154.40	$-	$154.40	$159.34	$-	$159.34	3.2%
1,000	155.50	(0.55)	154.95	160.44	(0.55)	159.89	3.2%
2,000	157.48	(1.54)	155.94	162.42	(1.54)	160.88	3.2%
3,000	159.46	(2.53)	156.93	164.40	(2.53)	161.87	3.1%
4,000	161.44	(3.52)	157.92	166.38	(3.52)	162.86	3.1%
5,000	163.42	(4.51)	158.91	168.36	(4.51)	163.85	3.1%
6,000	166.27	(5.94)	160.34	171.21	(5.94)	165.28	3.1%
7,000	169.12	-	169.12	174.06	-	174.06	2.9%
8,000	171.97	-	171.97	176.91	-	176.91	2.9%
9,000	174.82	-	174.82	179.76	-	179.76	2.8%
10,000	177.67	-	177.67	182.61	-	182.61	2.8%
15,000	196.82	-	196.82	203.21	-	203.21	3.2%
20,000	218.11	-	218.11	226.07	-	226.07	3.6%
25,000	242.61	-	242.61	252.32	-	252.32	4.0%
50,000	393.11	-	393.11	412.82	-	412.82	5.0%
75,000	543.61	-	543.61	573.32	-	573.32	5.5%
100,000	694.11	-	694.11	733.82	-	733.82	5.7%
125,000	844.61	-	844.61	894.32	-	894.32	5.9%
150,000	995.11	-	995.11	1,054.82	-	1,054.82	6.0%
175,000	1,145.61	-	1,145.61	1,215.32	-	1,215.32	6.1%
200,000	1,296.11	-	1,296.11	1,375.82	-	1,375.82	6.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	39500	$ 422.54	$ 422.54	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$247.04	$-	$247.04	$247.04	$-	$247.04	0.0%
1,000	248.14	(0.65)	247.49	248.14	(0.65)	247.49	0.0%
2,000	250.12	(1.82)	248.30	250.12	(1.82)	248.30	0.0%
3,000	252.10	(2.99)	249.11	252.10	(2.99)	249.11	0.0%
4,000	254.08	(4.15)	249.93	254.08	(4.15)	249.93	0.0%
5,000	256.06	(5.32)	250.74	256.06	(5.32)	250.74	0.0%
6,000	258.91	(7.00)	251.91	258.91	(7.00)	251.91	0.0%
7,000	261.76	-	261.76	261.76	-	261.76	0.0%
8,000	264.61	-	264.61	264.61	-	264.61	0.0%
9,000	267.46	-	267.46	267.46	-	267.46	0.0%
10,000	270.31	-	270.31	270.31	-	270.31	0.0%
15,000	289.46	-	289.46	289.46	-	289.46	0.0%
20,000	310.75	-	310.75	310.75	-	310.75	0.0%
25,000	335.25	-	335.25	335.25	-	335.25	0.0%
50,000	485.75	-	485.75	485.75	-	485.75	0.0%
75,000	636.25	-	636.25	636.25	-	636.25	0.0%
100,000	786.75	-	786.75	786.75	-	786.75	0.0%
125,000	937.25	-	937.25	937.25	-	937.25	0.0%
150,000	1,087.75	-	1,087.75	1,087.75	-	1,087.75	0.0%
175,000	1,238.25	-	1,238.25	1,238.25	-	1,238.25	0.0%
200,000	1,388.75	-	1,388.75	1,388.75	-	1,388.75	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	39500	$ 422.54	$ 429.66	$ 7.11	1.7%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$247.04	$-	$247.04	$250.70	$-	$250.70	1.5%
1,000	248.14	(0.65)	247.49	251.80	(0.55)	251.25	1.5%
2,000	250.12	(1.82)	248.30	253.78	(1.54)	252.24	1.6%
3,000	252.10	(2.99)	249.11	255.76	(2.53)	253.23	1.7%
4,000	254.08	(4.15)	249.93	257.74	(3.52)	254.22	1.7%
5,000	256.06	(5.32)	250.74	259.72	(4.51)	255.21	1.8%
6,000	258.91	(7.00)	251.91	262.57	(5.94)	256.64	1.9%
7,000	261.76	-	261.76	265.42	-	265.42	1.4%
8,000	264.61	-	264.61	268.27	-	268.27	1.4%
9,000	267.46	-	267.46	271.12	-	271.12	1.4%
10,000	270.31	-	270.31	273.97	-	273.97	1.4%
15,000	289.46	-	289.46	293.62	-	293.62	1.4%
20,000	310.75	-	310.75	315.43	-	315.43	1.5%
25,000	335.25	-	335.25	340.48	-	340.48	1.6%
50,000	485.75	-	485.75	494.23	-	494.23	1.7%
75,000	636.25	-	636.25	647.98	-	647.98	1.8%
100,000	786.75	-	786.75	801.73	-	801.73	1.9%
125,000	937.25	-	937.25	955.48	-	955.48	1.9%
150,000	1,087.75	-	1,087.75	1,109.23	-	1,109.23	2.0%
175,000	1,238.25	-	1,238.25	1,262.98	-	1,262.98	2.0%
200,000	1,388.75	-	1,388.75	1,416.73	-	1,416.73	2.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	39500	$ 422.54	$ 441.02	$ 18.48	4.4%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$247.04	$-	$247.04	$254.95	$-	$254.95	3.2%
1,000	248.14	(0.65)	247.49	256.05	(0.55)	255.50	3.2%
2,000	250.12	(1.82)	248.30	258.03	(1.54)	256.49	3.3%
3,000	252.10	(2.99)	249.11	260.01	(2.53)	257.48	3.4%
4,000	254.08	(4.15)	249.93	261.99	(3.52)	258.47	3.4%
5,000	256.06	(5.32)	250.74	263.97	(4.51)	259.46	3.5%
6,000	258.91	(7.00)	251.91	266.82	(5.94)	260.89	3.6%
7,000	261.76	-	261.76	269.67	-	269.67	3.0%
8,000	264.61	-	264.61	272.52	-	272.52	3.0%
9,000	267.46	-	267.46	275.37	-	275.37	3.0%
10,000	270.31	-	270.31	278.22	-	278.22	2.9%
15,000	289.46	-	289.46	298.82	-	298.82	3.2%
20,000	310.75	-	310.75	321.68	-	321.68	3.5%
25,000	335.25	-	335.25	347.93	-	347.93	3.8%
50,000	485.75	-	485.75	508.43	-	508.43	4.7%
75,000	636.25	-	636.25	668.93	-	668.93	5.1%
100,000	786.75	-	786.75	829.43	-	829.43	5.4%
125,000	937.25	-	937.25	989.93	-	989.93	5.6%
150,000	1,087.75	-	1,087.75	1,150.43	-	1,150.43	5.8%
175,000	1,238.25	-	1,238.25	1,310.93	-	1,310.93	5.9%
200,000	1,388.75	-	1,388.75	1,471.43	-	1,471.43	6.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	215000	$ 1,726.09	$ 1,726.09	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$494.08	$-	$494.08	$494.08	$-	$494.08	0.0%
1,000	495.18	(0.65)	494.53	495.18	(0.65)	494.53	0.0%
2,000	497.16	(1.82)	495.34	497.16	(1.82)	495.34	0.0%
3,000	499.14	(2.99)	496.15	499.14	(2.99)	496.15	0.0%
4,000	501.12	(4.15)	496.97	501.12	(4.15)	496.97	0.0%
5,000	503.10	(5.32)	497.78	503.10	(5.32)	497.78	0.0%
6,000	505.95	(7.00)	498.95	505.95	(7.00)	498.95	0.0%
7,000	508.80	-	508.80	508.80	-	508.80	0.0%
8,000	511.65	-	511.65	511.65	-	511.65	0.0%
9,000	514.50	-	514.50	514.50	-	514.50	0.0%
10,000	517.35	-	517.35	517.35	-	517.35	0.0%
15,000	536.50	-	536.50	536.50	-	536.50	0.0%
20,000	557.79	-	557.79	557.79	-	557.79	0.0%
25,000	582.29	-	582.29	582.29	-	582.29	0.0%
50,000	732.79	-	732.79	732.79	-	732.79	0.0%
75,000	883.29	-	883.29	883.29	-	883.29	0.0%
100,000	1,033.79	-	1,033.79	1,033.79	-	1,033.79	0.0%
125,000	1,184.29	-	1,184.29	1,184.29	-	1,184.29	0.0%
150,000	1,334.79	-	1,334.79	1,334.79	-	1,334.79	0.0%
175,000	1,485.29	-	1,485.29	1,485.29	-	1,485.29	0.0%
200,000	1,635.79	-	1,635.79	1,635.79	-	1,635.79	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

alencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	215000	$ 1,726.09	$ 1,759.67	$ 33.58	1.9%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$494.08	$-	$494.08	$501.39	$-	$501.39	1.5%
1,000	495.18	(0.65)	494.53	502.49	(0.55)	501.94	1.5%
2,000	497.16	(1.82)	495.34	504.47	(1.54)	502.93	1.5%
3,000	499.14	(2.99)	496.15	506.45	(2.53)	503.92	1.6%
4,000	501.12	(4.15)	496.97	508.43	(3.52)	504.91	1.6%
5,000	503.10	(5.32)	497.78	510.41	(4.51)	505.90	1.6%
6,000	505.95	(7.00)	498.95	513.26	(5.94)	507.33	1.7%
7,000	508.80	-	508.80	516.11	-	516.11	1.4%
8,000	511.65	-	511.65	518.96	-	518.96	1.4%
9,000	514.50	-	514.50	521.81	-	521.81	1.4%
10,000	517.35	-	517.35	524.66	-	524.66	1.4%
15,000	536.50	-	536.50	544.31	-	544.31	1.5%
20,000	557.79	-	557.79	566.12	-	566.12	1.5%
25,000	582.29	-	582.29	591.17	-	591.17	1.5%
50,000	732.79	-	732.79	744.92	-	744.92	1.7%
75,000	883.29	-	883.29	898.67	-	898.67	1.7%
100,000	1,033.79	-	1,033.79	1,052.42	-	1,052.42	1.8%
125,000	1,184.29	-	1,184.29	1,206.17	-	1,206.17	1.8%
150,000	1,334.79	-	1,334.79	1,359.92	-	1,359.92	1.9%
175,000	1,485.29	-	1,485.29	1,513.67	-	1,513.67	1.9%
200,000	1,635.79	-	1,635.79	1.667.42	-	1,667.42	1.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	215000	$ 1,726.09	$ 1,822.67	$ 96.58	5.6%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$494.08	$-	$494.08	$509.89	$-	$509.89	3.2%
1,000	495.18	(0.65)	494.53	510.99	(0.55)	510.44	3.2%
2,000	497.16	(1.82)	495.34	512.97	(1.54)	511.43	3.2%
3,000	499.14	(2.99)	496.15	514.95	(2.53)	512.42	3.3%
4,000	501.12	(4.15)	496.97	516.93	(3.52)	513.41	3.3%
5,000	503.10	(5.32)	497.78	518.91	(4.51)	514.40	3.3%
6,000	505.95	(7.00)	498.95	521.76	(5.94)	515.83	3.4%
7,000	508.80	-	508.80	524.61	-	524.61	3.1%
8,000	511.65	-	511.65	527.46	-	527.46	3.1%
9,000	514.50	-	514.50	530.31	-	530.31	3.1%
10,000	517.35	-	517.35	533.16	-	533.16	3.1%
15,000	536.50	-	536.50	553.76	-	553.76	3.2%
20,000	557.79	-	557.79	576.62	-	576.62	3.4%
25,000	582.29	-	582.29	602.87	-	602.87	3.5%
50,000	732.79	-	732.79	763.37	-	763.37	4.2%
75,000	883.29	-	883.29	923.87	-	923.87	4.6%
100,000	1,033.79	-	1,033.79	1,084.37	-	1,084.37	4.9%
125,000	1,184.29	-	1,184.29	1,244.87	-	1,244.87	5.1%
150,000	1,334.79	-	1,334.79	1,405.37	-	1,405.37	5.3%
175,000	1,485.29	-	1,485.29	1,565.87	-	1,565.87	5.4%
200,000	1,635.79	-	1,635.79	1,726.37	-	1,726.37	5.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 6” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4000	$ 1,546.89	$ 1,546.89	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,544.00	$-	$1,544.00	$1,544.00	$-	$1,544.00	0.0%
1,000	1,545.10	(0.65)	1,544.45	1,545.10	(0.65)	1,544.45	0.0%
2,000	1,547.08	(1.82)	1,545.26	1,547.08	(1.82)	1,545.26	0.0%
3,000	1,549.06	(2.99)	1,546.07	1,549.06	(2.99)	1,546.07	0.0%
4,000	1,551.04	(4.15)	1,546.89	1,551.04	(4.15)	1,546.89	0.0%
5,000	1,553.02	(5.32)	1,547.70	1,553.02	(5.32)	1,547.70	0.0%
6,000	1,555.87	(7.00)	1,548.87	1,555.87	(7.00)	1,548.87	0.0%
7,000	1,558.72	-	1,558.72	1,558.72	-	1,558.72	0.0%
8,000	1,561.57	-	1,561.57	1,561.57	-	1,561.57	0.0%
9,000	1,564.42	-	1,564.42	1,564.42	-	1,564.42	0.0%
10,000	1,567.27	-	1,567.27	1,567.27	-	1,567.27	0.0%
15,000	1,586.42	-	1,586.42	1,586.42	-	1,586.42	0.0%
20,000	1,607.71	-	1,607.71	1,607.71	-	1,607.71	0.0%
25,000	1,632.21	-	1,632.21	1,632.21	-	1,632.21	0.0%
50,000	1,782.71	-	1,782.71	1,782.71	-	1,782.71	0.0%
75,000	1,933.21	-	1,933.21	1,933.21	-	1,933.21	0.0%
100,000	2,083.71	-	2,083.71	2,083.71	-	2,083.71	0.0%
125,000	2,234.21	-	2,234.21	2,234.21	-	2,234.21	0.0%
150,000	2,384.71	-	2,384.71	2,384.71	-	2,384.71	0.0%
175,000	2,535.21	-	2,535.21	2,535.21	-	2,535.21	0.0%
200,000	2,685.71	-	2,685.71	2,685.71	-	2,685.71	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 6” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4000	$1,546.89	$ 1,570.37	$ 23.48	1.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,544.00	$-	$1,544.00	$1,566.85	$-	$1,566.85	1.5%
1,000	1,545.10	(0.65)	1,544.45	1,567.95	(0.55)	1,567.40	1.5%
2,000	1,547.08	(1.82)	1,545.26	1,569.93	(1.54)	1,568.39	1.5%
3,000	1,549.06	(2.99)	1,546.07	1,571.91	(2.53)	1,569.38	1.5%
4,000	1,551.04	(4.15)	1,546.89	1,573.89	(3.52)	1,570.37	1.5%
5,000	1,553.02	(5.32)	1,547.70	1,575.87	(4.51)	1,571.36	1.5%
6,000	1,555.87	(7.00)	1,548.87	1,578.72	(5.94)	1,572.79	1.5%
7,000	1,558.72	-	1,558.72	1,581.57	-	1,581.57	1.5%
8,000	1,561.57	-	1,561.57	1,584.42	-	1,584.42	1.5%
9,000	1,564.42	-	1,564.42	1,587.27	-	1,587.27	1.5%
10,000	1,567.27	-	1,567.27	1,590.12	-	1,590.12	1.5%
15,000	1,586.42	-	1,586.42	1,609.77	-	1,609.77	1.5%
20,000	1,607.71	-	1,607.71	1,631.58	-	1,631.58	1.5%
25,000	1,632.21	-	1,632.21	1,656.63	-	1,656.63	1.5%
50,000	1,782.71	-	1,782.71	1,810.38	-	1,810.38	1.6%
75,000	1,933.21	-	1,933.21	1,964.13	-	1,964.13	1.6%
100,000	2,083.71	-	2,083.71	2,117.88	-	2,117.88	1.6%
125,000	2,234.21	-	2,234.21	2,271.63	-	2,271.63	1.7%
150,000	2,384.71	-	2,384.71	2,425.38	-	2,425.38	1.7%
175,000	2,535.21	-	2,535.21	2,579.13	-	2,579.13	1.7%
200,000	2,685.71	-	2,685.71	2,732.88	-	2,732.88	1.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Town Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 6” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4000	$1,546.89	$ 1,597.93	$ 51.04	3.3%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,544.00	$-	$1,544.00	$1,594.41	$-	$1,594.41	3.3%
1,000	1,545.10	(0.65)	1,544.45	1,595.51	(0.55)	1,594.96	3.3%
2,000	1,547.08	(1.82)	1,545.26	1,597.49	(1.54)	1,595.95	3.3%
3,000	1,549.06	(2.99)	1,546.07	1,599.47	(2.53)	1,596.94	3.3%
4,000	1,551.04	(4.15)	1,546.89	1,601.45	(3.52)	1,597.93	3.3%
5,000	1,553.02	(5.32)	1,547.70	1,603.43	(4.51)	1,598.92	3.3%
6,000	1,555.87	(7.00)	1,548.87	1,606.28	(5.94)	1,600.35	3.3%
7,000	1,558.72	-	1,558.72	1,609.13	-	1,609.13	3.2%
8,000	1,561.57	-	1,561.57	1,611.98	-	1,611.98	3.2%
9,000	1,564.42	-	1,564.42	1,614.83	-	1,614.83	3.2%
10,000	1,567.27	-	1,567.27	1,617.68	-	1,617.68	3.2%
15,000	1,586.42	-	1,586.42	1,638.28	-	1,638.28	3.3%
20,000	1,607.71	-	1,607.71	1,661.14	-	1,661.14	3.3%
25,000	1,632.21	-	1,632.21	1,687.39	-	1,687.39	3.4%
50,000	1,782.71	-	1,782.71	1,847.89	-	1,847.89	3.7%
75,000	1,933.21	-	1,933.21	2,008.39	-	2,008.39	3.9%
100,000	2,083.71	-	2,083.71	2,168.89	-	2,168.89	4.1%
125,000	2,234.21	-	2,234.21	2,329.39	-	2,329.39	4.3%
150,000	2,384.71	-	2,384.71	2,489.89	-	2,489.89	4.4%
175,000	2,535.21	-	2,535.21	2,650.39	-	2,650.39	4.5%
200,000	2,685.71	-	2,685.71	2,810.89	-	2,810.89	4.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Global Water – Palo Verde Utilities Company

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement A-1
Docket No. SW-20445A-12-0310
Test Year Ended December 31, 2011

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE
1	Adjusted Rate Base	$60,166,756	$60,166,756	$60,166,756	$60,166,756

2	Adjusted Operating Income (Loss)	$3,066,067	$3,066,067	$3,393,928	$3,393,928

3	Current Rate of Return (L2 / L1)	5.10%	5.10%	5.64%	5.64%

4	Required Rate of Return	8.81%	8.81%	7.50%	7.50%

5	Required Operating Income (L4 * L1)	$5,300,691	$5,300,691	$4,512,507	$4,512,507

6	Operating Income Deficiency (L5 - L2)	$2,234,623	$2,234,623	$1,118,579	$1,118,579

7	Gross Revenue Conversion Factor	1.639005	1.639005	1.688694	1.688694

8	Required Revenue Increase (L7 * L6)	$3,662,560	$3,662,560	$1,888,539	$1,888,539

9	Adjusted Test Year Revenue	$13,107,528	$13,107,528	$13,107,528	$13,107,528

10	Proposed Annual Revenue (L8 + L9)	$16,770,088	$16,770,088	$14,996,467	$14,996,467

11	Required Increase in Revenue (%)	27.94%	27.94%	14.41%	14.41%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	9.50%	9.50%

References:
Column [A]: Company Schedule A-1
Column (B): Company Schedule A-1
Column (C): Company Schedules A-1, A-2, & D-1
Column (C): Settlement Schedules GRCF, B-1, and C-1

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Schedule: A-1a
Docket No. SW-20445A-12-0310	Settlement Phase In
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT

Year	Revenue increase (Relative to Test Year)	Revenue Increase (Relative to Previous Year)

2014	-	-

2015	428,148	428,148

2016	856,298	428,150

2017	1,062,826	206,528

2018	1,269,354	206,528

2019	1,475,882	206,528

2020	1,682,411	206,529

2021	1,888,939	206,528

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement Gross Revenue Conversion Factor
Docket No. SW-20445A-12-0310	GRCF
Test Year Ended December 31, 2011

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)

	Calculation of Gross Revenue Conversion Factor:
1	Revenue	100.0000%
2	Uncollecible Factor (Line 11)	0.6202%
3	Revenues (L1 - L2)	99.3798%
4	Combined Federal and State Income Tax and Property Tax Rate (Line 2	40.1625%
5	Subtotal (L3 - L4)	59.2173%
6	Revenue Conversion Factor (L1 / L5)	1.688694

	Calculation of Uncollecttible Factor:
7	Unity	100.0000%
8	Combined Federal and State Tax Rate (Line 17)	38.5989%
9	One Minus Combined Income Tax Rate (L7 - L8 )	61.4011%
10	Uncollectible Rate	1.0100%
11	Uncollectible Factor (L9 * L10)		0.6202%

	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%
13	Arizona State Income Tax Rate	6.9680%
14	Federal Taxable Income (L12 - L13)	93.0320%
15	Applicable Federal Income Tax Rate (Line 44)	34.0000%
16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%
17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity	100.0000%
19	Combined Federal and State Income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 6, L25)	2.5466%
22	Effective Property Tax Factor (L20*L21)		1.5636%
23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			40.1625%

24	Required Operating Income (Schedule A-1, Line 5)	$4,512,507
25	AdjustedTest Year Operating Income (Loss) (ScheduleC-1, Line 36)	$3,393,928
26	Required Increase in Operating Income (L24 - L25)		$1,118,579

27	Income Taxes on Recommended Revenue (Col. (C), L48)	$1,512,917
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$809,739
29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$703,178

30	Required Revenue Increase (Schedule A-1, Line 8)	$1,888,939
31	Uncollectible Rate (Line 10)	1.0100%
32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$19,078
33	Adjusted Test Year Uncollectible Expense - N/A	$-
34	Required Increase in Revenue to Provide for Uncollectible Exp.		$19,078

35	Property Tax with Recommended Revenue (ADJ 6, Line 21)	$1,112,176
36	Property Tax on Test Year Revenue (GWB-18, Col A, L19)	$1,064,073
37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$48,104
38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$1,888,938

		(A)	(B)	(C)
		Test Year		Settlement
				Recommended
	Calculation of Income Tax:
39	Revenue (Sch C-1, Col.(C) L4, A-1, Col. (D), L10)	$13,107,528		$14,996,467
40	Operating Expenses Excluding Income Taxes	$8,903,861		$8,971,043
41	Synchronized Interest (L53)	$2,105,836		$2,105,836
42	Arizona Taxable Income (L39 - L40 - L41)	$2,097,831		$3,919,587
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$146,177		$273,117
45	Federal Taxable income (L42 - L44)	$1,951,654		$3,646,470
46	Federal Tax	$663,562		$1,239,800
47	Total Federal Income Tax	$663,562		$1,239,800
48	Combined Federal and State Income Tax (L43 + L47)	$809,739		$1,512,917

50	Effective Tax Rate

	Calculation of Interest Synchronization:
51	Rate Base (ScheduleB-1)			$60,166,756
52	Weighted Average Cost of Debt			3.5000%
53	Synchronized Interest (L50 X L51)			$2,105,836

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer
Docket No. SW-20445A-12-0310	Settlement B-1
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

LINE NO.		(A) COMPANY AS FILED	(B) SETTLEMENT ADJUSTMENTS	(C) SETTLEMENT AS ADJUSTED

1	Plant in Service	$109,787,648	$-	$109,787,648
2	Less: Accumulated Depreciation	(19,012,634)	-	(19,012,634)

3	Net Plant in Service	$90,775,014	$-	$90,775,014

	LESS:

4	Contributions in Aid of Construction (CIAC)	$30,362	$-	$30,362
5	Less: Accumulated Amortization	-	-	-

6	Net CIAC	30,362	-	30,362

7	Advances in Aid of Construction (AIAC)	27,839,315	-	27,839,315

8	Imputed Reg AIAC	-	-	-

9	Imputed Reg CIAC	-		-

10	Accumulated Deferred Income Tax Credits	2,165,735	-	2,165,735

	Customer Meter Deposits	669,926	-	669,926

	ADD:

11	Deferred Compensation	49,669		49,669

12	Cash Working Capital	-	-	-

13	Bad Debt	32,615	-	32,615
		-
14	CIAC	11,735	-	11,735

15	Projected Capital Expenditures	-	-	-

16	Deferred Gain	3,062	-	3,062

17	Purchase Wastewater Treatment Charges	-		-

18	Original Cost Rate Base	$60,166,756	$-	$60,166,756

	References:
	Column (A), Schedule B-2
	Column (B): Schedule B-2
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement B-2
Docket No. SW-20445A-12-0310
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[Dl]

LINE	ACCT.				SETTLEMENT
NO.	NO.	DESCRIPTION	COMPANY	Settlement	AS
			AS FILED	ADJUSTMENTS	ADJUSTED
	PLANT IN SERVICE:
1	353 Land and Land Rights		$186,342	$-	$186,342
2	354 Structures and Improvements		22,916,934		22,916,934
3	355 Power Generation Equipment		361,096		361,096
4	360 Collection Sewers - Force		3,865,315		3,865,315
5	361 Collection Sewers - Gravity		47,785,285		47,785,285
6	363 Services to Customers		5,244,342		5,244,342
7	364 Flow Measuring Devices		23,636		23,636
8	370 Receiving Wells		1,921,877		1,921,877
9	371 Pumping Equipment		4,039,011		4,039,011
10	374 Reuse Distribution Reservoirs		34,021		34,021
11	375 Reuse Transmission and Distribution System		11,089,457		11,089,457
12	380 Treatment and Disposal Equipment		5,975,575		5,975,575
13	381 Plant Sewers		78,384		78,384
14	382 Outfall Sewer Lines		353,645		353,645
15	389 Other Plant and Miscellaneous Equipment		2,295,565		2,295,565
16	390 Office Furniture and Equipment		403,174		403,174
17	391 Transportation Equipment		173,522		173,522
18	393 Tools, Shop and Garage Equipment		114,250		114,250
19	394 Laboratory Equipment		24,941		24,941
20	395 Power Operated Equipment		41,148		41,148
21	396 Communication Equipment		76,238		76,238
22	397 Miscellaneous Equipment		369,323		369,323
23	398 Other Tangible Plant		2,414,565	-	2,414,565

32	Total Plant in Service		109,787,648	-	109,787,648

33
34	Accumulated Depreciation		(19,012,634)	-	(19,012,634)

35	Net Plant in Service		$90,775,014	$-	$90,775,014

36
37	LESS:
38	Net Contributions in Aid of Construction (CIAC)		$30,362		$30,362
39	Less: Accumulated Amortization		-		-

40	Net CIAC (L63-L64)		30,362		30,362
41	Advances in Aid of Construction (AIAC)		27,839,315		27,839,315
42	Customer Meter Deposits		669,926		669,926
43	Accumulated Deferred Income Tax Credits		2,165,735		2,165,735
44	ADD:				-
45	Deferred Tax Assets				-
46	Deferred Gain		3,062		3,062
47	Bad Debt		32,615	-	32,615
48	Deferred Compensation		49,669	-	49,669
49	CIAC		11,735	-	11,735
50	Working Capital		-	-	-
51	Original Cost Rate Base		$60,166,756	$-	$60,166,756

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement C-1
Docket No. SW-20445A-12-0310
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

		[A]	[B]	[C]	[D]	[E]
LINE NO.	DESCRIPTION	COMPANY TEST YEAR AS FILED	SETTLEMENT TEST YEAR ADJUSTMENTS	SETTLEMENT TEST YEAR AS ADJUSTED	SETTLEMENT RECOMMENDED CHANGES	SETTLEMENT RECOMMENDED

1	Flat Rate Revenue	12,423,785	-	12,423,785	1,888,939	14,312,724
2	Other Sewer Revenues	345,001	-	345,001		345,001
3	Metered Reuse Revenue	338,742	-	338,742	-	338,742

4	Total Operating Revenues	$13,107,528	$-	$13,107,528	$1,888,939	$14,996,467

5	701 Salary and Wages - Employees	$1,472,381	$(223,764)	$1,248,617	$-	$1,248,617
6	704 Employee Pensions and Benefit	-	-	-	-	-
7	715 Purchased Power	530,509	-	530,509	-	530,509
8	716 Fuel for Power Production	-	-	-	-	-
9	718 Chemicals	408,431	0	408,431	-	408,431
10	720 Materials and Supplies	114,852	-	114,852	-	114,852
11	721 Office Expense	120,122	-	120,122	-	120,122
12	731 Contractual Services – Professi	901,541	(294,223)	607,319	-	607,319
13	735 Contractual Services - Testing	40,577	-	40,577	-	40,577
14	736 Contractual Services - Other	197,061	-	197,061	-	197,061
15	740 Rents	119,990	-	119,990	-	119,990
16	742 Rental of Equipment	-	-	-	.	-
17	750 Transportation Expense	76,568	-	76,568	-	76,568
18	755 Insurance Expense	102,147	-	102,147	-	102,147
19	759 Insurance - Other	-	-	-	-	-
20	765 Regulatory Commission Expens	112,973	(59,828)	53,145	-	53,145
21	767 Rate Case Expense	-	-	-		-
22	770 Bad Debt Expense	82,936	49,450	132,386	19,078	151,464
23	775 Miscellaneous Expenses	485,686	-	485,686	-	485,686
24	403 Depreciation Expense	3,520,714	73,457	3,594,171		3,594,171
25	403 Depreciation Expense – CIAC A	(1,292)	-	(1,292)		(1.292)
26	408 Taxes Other Than Income	9,500	-	9,500		9,500
27	408.11 Taxes Other Than Income -	1,064,073	-	1,064,073	48,104	1,112,176
28	409 Income Taxes	682,693	127,047	809,739	$703,178	$1,512,917
	Intentionally Left Blank	-		-		-

29	Total Operating Expenses	10,041,461	(327,861)	9,713,600	770,360	10,483,960

30	Operating income (Loss)	$3,066,067	$327,861	$3,393,928	$1,118,579	$4,512,507

	References:
	Column (A): Company Schedule C-1
	Column (B): ScheduleC-2			0
	Column (C): Column (A) + Column (B)			0
	Column (D): Schedules A-1, ADJ 1, ADJ 5 and ADJ 6
	Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement C-2
Docket No. SW-20445A-12-0310
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

		[A]	[B]	[C]	[D]	[E]	(F]	[H]

			Bad Debts	Rate Case	Expense
LINE			Exp	Exp	Normalizations	Deprec. Exp	Income Taxes	SETTLEMENT
NO.	DESCRIPTION	COMPANY	ADJ #1	ADJ #2	ADJ #3	ADJ #4	ADJ #5	AS
		AS FILED						ADJUSTED

1	Flat Rate Revenue	$12,423,785	-	-	-	-	-	$12,423,785
2	Other Sewer Revenues	345,001	-	-	-	-	-	345,001
3	Metered Reuse Revenue	338,742	-	-	-	-	-	338,742

4	Total Operating Revenues	$13,107,528	$-	$-	$-	$-	$-	$13,107,528

	Operating Expenses
5	701 Salary and Wages - Employees	1,472,381	$-	$-	$(223,764)	$-	$-	1,248,617
6	704 Employee Pensions and Benefits	-	-	-	-	-	-	-
7	715 Purchased Power	530,509	-	-	-	-	-	530,509
8	716 Fuel for Power Production	-	-	-	-	-	-	-
9	718 Chemicals	408,431	-	-	0	-	-	408,431
10	720 Materials and Supplies	114,852	-	-	-	-	-	114,852
11	721 Office Expense	120,122	-	-	-	-	-	120,122
12	731 Contractual Services - Professional	901,541	-	-	(294,223)	-	-	607,319
13	735 Contractual Services - Testing	40,577		-	-	-	-	40,577
14	736 Contractual Services - Other	197,061	-	-	-	-	-	197,061
14	740 Rents	119,990	-	-	-	-	-	119,990
15	742 Rental of Equipment	-	-	-	-	-	-	-
15	750 Transportation Expense	76,568	-	-	-	-	-	76,568
16	755 Insurance Expense	102,147	-	-	-	-	-	102,147
16	759 Insurance - Other	-	-	-	-	-	-	-
17	765 Regulatory Commission Expense	112,973	-	(59,828)	-	-	-	53,145
17	767 Rate Case Expense	-	-	-	-	-	-	-
18	770 Bad Debt Expense	82,936	49,450	-	-	-	-	132,386
18	775 Miscellaneous Expenses	485,686	-	-	-	-	-	485,686
19	403 Depreciation Expense	3,520,714	-	-	-	73,457	-	3,594,171
19	403 Depreciation Expense - CIAC Amortization	(1,292)	-	-	-	-	-	(1,292)
20	408 Taxes Other Than Income	9,500	-	-	-	-	-	9,500
20	408.11 Taxes Other Than Income - Property Taxes	1,064,073	-	-	-	-	-	1,064,073
21	409 Income Taxes	682,693	-	-	-	-	127,047	809,739
	Intentionally Left Blank	-	-	-	-	-	-	-

22	Total Operating Expenses	$10,041,461	$49,450	$(59,828)	$(517,986)	$73,457	$127,047	$9,713,600

23	Operating Income (Loss)	$3,066,067	$(49,450)	$59,828	$517,986	$(73,457)	$(127,047)	$3,393,928

DECISION NO.   74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 1
Docket No. SW-20445A-12-0310	Bad Debt Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - BAD DEBT EXPENSE

[A]	[B]	[C]
COMPANY	SETTLEMENT	SETTLEMENT
PROPOSED	ADJUSTMENTS	RECOMMENDED
$ 82,936	$ 49,450	$ 132,386

References:
Column (A), Company Workpapers
Column (B): Settlement
Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8
Adjusted Test Year Revenues (Sch C-2)			$13,107,528
Bad Debt Expense Rate			1.01%

Expected Bad Debt Expense			$132,386
Co Proposed			$82,936

			$49,450

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 2
Docket No. SW-20445A-12-0310	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1	See Note	$112,973	$(59.828)	$53.145

	Company Proposed Rate
	Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.52%	1.58%	0.19%

	Desert Mountain Analytical
3	Services	$122,063	$48,652	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,095	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,846	$709
6	Ullmann & Company P C	$78,809	$31,412	$31,777	$10,602	$2,960	$643	$1.244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35.298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Settlement Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765

15	Amortization over 3 years:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19	Totals	$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

20	Adjustment Total by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

	References:
	Column (A), Company Workpapers
	Column (B): Line 20 for respective system
	Column (C): Line 16 for respective system

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 3
Docket No. SW-20445A-12-0310	Expense Normalizations
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - EXPENSE NORMALIZATIONS

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	ACCT / DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1	701 Salary and Wages - Employees	$1,472,381	$(223,764)	$1,248,617
2	731 Contractual Services – Professional	$901,541	$(294,223)	$607,319

		$2,373,922	$(517,987)	$1,855,936

	References:
	Column (A), Company Workpapers
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 4
Docket No. SW-20445A-12-0310	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - DEPRECIATION EXPENSE

LINE NO.	ACCT. NO.	DESCRIPTION	[A] PLANT BALANCE	[B] DEPRECIATION RATE	[C] DEPRECIATION EXPENSE

1	PLANT IN SERVICE:
2	351	Organization Cost	-	0.00%	-
3	352	Franchise Cost	-	0.00%	-
4	353	Land and Land Rights	186,342	0.00%	-
5	354	Structures & Improvements	22,916,934	3.33%	763,134
6	355	Power Generating Equipment	361,096	5.00%	18,055
7	360	Collection Sewers - Force	3,865,315	2.00%	77,306
8	361	Collection Sewers - Gravity	47,785,285	2.00%	955,706
9	362	Special Collecting Structures		2.00%	-
10	363	Sevices to Customers	5,244,342	2.00%	104,887
11	364	Flow Measuring Devices	23,636	10.00%	2,364
12	365	Flow Measuring Installations		10.00%	-
13	366	Reuse Services		2.00%	-
14	367	Reuse Meters and Meter Installations		8.33%	-
15	370	Receiving Wells	1,921,877	3.33%	63,999
16	371	Pumping Equipment	4,039,011	12.50%	504,876
17	374	Reuse Distribution Reserviors	34,021	2.50%	851
18	375	Reuse Transmission and Dist. Sys.	11,089,457	2.50%	277,236
19	380	Treatment and Disposal Equipment	5,975,575	5.00%	298,779
20	381	Plant Sewers	78,384	5.00%	3,919
21	382	Outfall Sewer Lines	353,645	3.33%	11,776
22	389	Other Plant and Misc. Equipment	2,295,565	6.67%	153,114
23	390	Office Furniture & Equipment	403,174	6.67%	26,892
24	390.1	Computers & Software		20.00%	-
25	391	Transportation Equipment	173,522	20.00%	34,704
26	392	Stores Equipment		4.00%	-
27	393	Tools, Shop & Garage Equipment	114,250	5.00%	5,713
28	394	Laboratory Equipment	24,941	10.00%	2,494
29	395	Power Operated Equipment	41,148	5.00%	2,057
30	396	Communications Equipment	76,238	10.00%	7,624
31	397	Miscellaneous Equipment	369,323	10.00%	36,932
32	398	Other Tangible Plant	2,414,565	10.00%	241,457

33			109,787,648		3,593,874
34		Less: Non Depreciable Plant
35		Land and Land Rights	$186,342

36		Net Depreciable Plant and Dep. Amount	$109,601,306		$ 3,593,874
37
38
39		Amortization of CIAC at Company’s Rate	$30,362	3.2790%	$ 996

40		Settlement Recommended Depreciation Expense			$ 3,592,879
41		Company Proposed Depreciation Expense			$ 3,519,422
42		Settlement Adjustment			$ 73,457

References:
Col [A]	Schedule B-2
Col [B]	Proposed Rates per Staff Engineering Report
Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 5
Docket No. SW-20445A-12-0310	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - INCOME TAXES

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1	Income Taxes	$682,693	$127,047	$809,739

References:

Column (A), Company Schedule C-2

Column (B): Staff Testimony GWB

Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement ADJ 6
Docket No. SW-20445A-12-0310	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE NO.	DESCRIPTION	SETTLEMENT AS ADJUSTED	SETTLEMENT RECOMMENDED
1	Adjusted Test Year Revenues - 2011	$13,107,528	$13,107,528
2	Weight Factor	2	2
3	Subtotal (Line 1 * Line 2)	26,215,056	26,215,056
4	Adjusted Test Year Revenues - 2011	13,107,528
5	Settlement Recommended Revenue		14,996,467
6	Subtotal (Line 4 + Line 5)	39,322,584	41,211,523
7	Number of Years	3	3
8	Three Year Average (Line 5 / Line 6)	13,107,528	13,737,174
9	Department of Revenue Multiplier	2	2
10	Revenue Base Value (Line 7 * Line 8)	26,215,056	27,474,349
11	Plus: 10% of CWIP	1,648,165	1,648,165
12	Less: Net Book Value of Licensed Vehicles	7,190	7,190
13	Full Cash Value (Line 10 + Line 11 - Line 12)	27,856,031	29,115,324
14	Assessment Ratio	21.0%	21.0%
15	Assessment Value (Line 13 * Line 14)	5,849,767	6,114,218
16	Composite Property Tax Rate	18.1900%	18.1900%
17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$1,064,073
18	Company Proposed Property Tax	$1,064,073
19	Settlement Test Year Adjustment (Line 17 - Line 18)	$0

20	Property Tax on Recommended Revenue (Line 15 * Line 16)		$1,112,176
21	Test Year Adjusted Property Tax Expense (Line 17)		$1,064.073
22	Increase in Property Tax Due to Increase in Revenue Requirement		$48,104

23	Increase in Property Tax Due to Increase in Revenue Requirement (Line 22)		$48,104
24	Increase in Revenue Requirement		$1,888,939
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		2.54660%

	REFERENCES:
	Line 15: Composite Tax Rate, per Company
	Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement D-1
Docket No. SW-20445A-12-0310
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

	Percent of Total	Cost Rate	Weighted Cost
Debt	57.8%	6.1%	3.5%
Equity	42.2%	9.5%	4.0%

Required Rate of Return			7.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement Schedule H-3
Docket No. SW-20445A-12-0310	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Potable Water - All Meter Sizes and Classes*

Monthly Minimum Charges:

	Basic Service Charge
	Present		Proposed
Meter Size (All Classes*)			2014	2015	2016	2017	2018	2019	2020	2021

5/6” X 3/4” Meter	$62.91		$62.91	$64.34	$65.88	$66.61	$67.34	$68.06	$68.79	$69.53
3/4” Meter	62.91		62.91	64.34	65.88	66.61	67.34	68.06	68.79	69.53
1” Meter	157.28		157.58	160.87	164.70	166.53	168.35	170.16	171.99	173.83
1.5” Meter	314.55		314.55	321.72	329.40	333.05	336.69	340.31	343.96	347.64
2” Meter	503.28		503.28	514.75	527.30	532.87	538.71	544.50	550.34	556.23
3” Meter	1,006.56		1,006.56	1,029.51	1,054.07	1,065.75	1,077.42	1,089.00	1,100.67	1,112.45
4” Meter	1,572.75		1,572.75	1,608.61	1,646.98	1,665.23	1,683.47	1,701.56	1,719.80	1,738.20
5” Meter	3,154.50		3,154.50	3,217.00	3,294.00	3,330.50	3,367.00	3,403.00	3,439.50	3,476.50
6” Meter	5,032.80		5,032.80	5,147.20	5,270.40	5,328.80	5,387.20	5,444.80	5,503.20	5,562.40
Effluent Charge - All Meter Sizes and Classes
	Volumetric Charge
	Present	Proposed
		2014	2015	2016	2017	2018	2019	2020	2021
All Gallons (Per Acre Foot)	$185.74	185.74	$260.69	$338.89	$378.00	$417.10	$456.20	$495.31	$533.76
All Gallons (Per 1,000 Gallons)	0.57	0.57	0.80	1.04	1.16	1.28	1.40	1.52	1.638
Miscellaneous Service Charges
				Present				Proposed		Change

Establishment of Service				$35.00				$35.00		$-
Establishment of Service (After Hours)				50.00				Eliminate
Re-establishment of Service (Within 12 Months)				(a)				(a)
Reconnection of Service (Delinquent)				35.00				35.00
Reconnection of Service - After Hours (Delinquent)				50.00				Eliminate
Meter Move at Customer Request				NA				NA
After Hours Service Charge, Per Hour**				50.00				Eliminate
After-Hours Service Charge				NA				$35.00
Deposit				(b)				(b)
Meter Re-Read (If Correct)				N/A				N/A
MeterTest Fee (If Correct)				N/A				N/A
NSF Cheek				30.00				30.00		-
Late Payment Charge (Per Month)				1.50%				1.50%		-
Deferred Payment Charge (Per Month)				1.50%				1.50%		-

(a) Number of Months-off System times the monthly minimum per A.A.C. R14-2-603(D).

(b) Per A.A.C. R14-2-603(B).

*In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportionate share of any privilege,

sales or use tax in accordance with A.A.C. R14-2-608(D)(5).

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer	Settlement Schedule H-3
Docket No. SW-20445A-12-0310	Page 2 of 2
Test Year Ended December 31, 2011

Note on Phase in of Rates

Rates approved in Palo Verde’s last rate case were phased in per the following schedule:

	Effective Date of Phase in Rate
	8/1/2010	1/1/2011	1/1/2012

5/8“x 3/4” Meter	$42.97	$52.94	$62.91
3/4” Meter	$42.97	$52.94	$62.91
1” Meter	$107.43	$132.35	$157.28
1-1/2” Meter	$214.85	$264.70	$314.55
2” Meter	$343.76	$423.52	$503.28
3” Meter	$687.52	$847.04	$1,006.56
4” Meter	$1,074.25	$1,323.50	$1,572.75
6” Meter	$2,148.50	$2,647.00	$3,145.50
8” Meter	$1,677.60	$3,355.20	$5,032.80

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water-Palo Verde Sewer Docket No. SW-20445A-12-0310 Test Year Ended December 31, 2011	Settlement Schedule H-4

	Basic Service Charge

		Proposed*

	Present	2014		2015		2016		2017

Meter Size (All Classes)		Bill	% Increase	Bill	% Increase	Bill	% Increase	Bill	% Increase

5/8” X 3/4” Meter	$ 62.91	$62.91	0.0%	$64.34	2.3%	$65.88	4.7%	$66.61	5.9%
3/4” Meter	62.91	62.91	0.0%	64.34	2.3%	65.88	4.7%	66.61	5.9%
1” Meter	157.28	157.28	0.0%	160.87	2.3%	164.70	4.7%	166.53	5.9%
1.5” Meter	314.55	314.55	0.0%	321.72	2.3%	329.40	4.7%	333.05	5.9%
2” Meter	503.28	503.28	0.0%	514.75	2.3%	527.30	4.8%	532.87	5.9%
3” Meter	1,006.56	1,006.56	0.0%	1,029.51	2.3%	1,054.07	4.7%	1,065.75	5.9%
4” Meter	1,572.75	1,572.75	0.0%	1,608.61	2.3%	1,646.98	4.7%	1,665.23	5.9%
6” Meter	3,154.50	3,154.50	0.0%	3,217.00	2.0%	3,294.00	4.4%	3,330.50	5.6%
8” Meter	5,032.80	5,032.80	0.0%	5,147.20	2.3%	5,270.40	4.7%	5,328.80	5.9%

	Basic Service Charge

		Proposed*

	Present	2018		2019		2020		2021

Meter Size (All Classes)		Bill	% Increase	Bill	% Increase	Bill	% Increase	Bill	% Increase

5/8” X 3/4” Meter	$ 62.91	$67.34	7.0%	$68.06	8.2%	$68.79	9.3%	$69.53	10.5%
3/4” Meter	62.91	67.34	7.0%	68.06	8.2%	68.79	9.3%	69.53	10.5%
1” Meter	157.28	168.35	7.0%	170.16	8.2%	171.99	9.4%	173.83	10.5%
1.5” Meter	314.55	336.69	7.0%	340.31	8.2%	343.96	9.3%	347.64	10.5%
2” Meter	503.28	538.71	7.0%	544.50	8.2%	550.34	9.4%	556.23	10.5%
3” Meter	1,006.56	1,077.42	7.0%	1,089.00	8.2%	1,100.67	9.3%	1,112.45	10.5%
4” Meter	1,572.75	1,683.47	7.0%	1,701.56	8.2%	1,719.80	9.3%	1,738.20	10.5%
6” Meter	3,154.50	3,367.00	6.7%	3,403.00	7.9%	3,439.50	9.0%	3,476.50	10.2%
8” Meter	5,032.80	5,387.20	7.0%	5,444.80	8.2%	5,503.20	9.3%	5,562.40	10.5%

*% increases are all relative to present rates.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Water Utility of Northern Scottsdale, Inc.

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale Docket No. W-03720A-12-0311 Test Year Ended December 31, 2011	Settlement A-1

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$(181,978)	$(181,978)	$(181,978)	$(181,978)

2	Adjusted Operating Income (Loss)	$21,301	$21,301	$23,472	$23,472

3	Current Rate of Return (L2 / L1)	N/A	N/A	N/A	N/A

4	Required Rate of Return	N/A	N/A	N/A	N/A

5	Required Operating Income (L4 * L1)	$21,301	$21,301	$23,472	$23,472

	Current Operating Margin (Sch.C.1)	14.44%	14.44%	15.91%	15.91%

6	Operating Income Deficiency (L5 - L2)	$-	$-	$-	$-

7	Gross Revenue Conversion Factor	1.629	1.629	1.629	1.629
8	Required Revenue Increase (L7 * L6)	$-	$-	$-	$-

9	Adjusted Test Year Revenue	$147,513	$147,513	$147,513	$147,513

10	Proposed Annual Revenue (L8 + L9)	$147,513	$147,513	$147,513	$147,513

11	Required Increase in Revenue (%)	0.00%	0.00%	0.00%	0.00%

12	Rate of Return on Common Equity (%)	10.00%	10.00%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale Docket No. W-03720A-12-0311 Test Year Ended December 31, 2011	Settlement Gross Revenue Conversion Factor GRCF

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)
	Calculation of Gross Revenue Conversion Factor.
1	Revenue	100.0000%

2	Uncollecible Factor (Line 11)	0.06140%

3	Revenues (L1 - L2)	99.9386%

4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	38.5989%

5	Subtotal (L3 - L4)	60.7871%

6	Revenue Conversion Factor (L1 / L5)	1.645086

	Calculation of Uncollecttible Factor:
7	Unity	100.0000%

8	Combined Federal and State Tax Rate (Line 17)	38.5989%

9	One Minus Combined Income Tax Rate (L7 - L8 )	61.4011%

10	Uncollectible Rate	1.0000%

11	Uncollectible Factor (L9 * L10 )		0.61401%

	Calculation of Effective Tax Rate;
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%

13	Arizona State Income Tax Rate	6.9680%

14	Federal Taxable Income (L12 - L13)	93.0320%

15	Applicable Federal Income Tax Rate (Line 44)	34.0000%

16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%

17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity		6.968%
19	Combined Federal and State Income Tax Rate (L17)	100.0000%
20	One Minus Combined Income Tax Rate (L18-L19)	6.9680%
21	Property Tax Factor (L19-L20)	93.0320%

22	Effective Property Tax Factor (L20*L21)		0.0000%

23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			38.5989%

24	Required Operating Income (Schedule A-1, Line 5)	$23,472
25	AdjustedTest Year Operating Income (Loss) (Schedule C-1)	$23,472

26	Required Increase in Operating Income (L24 - L25)	$-	$-
27	Income Taxes on Recommended Revenue (Col. (C), L48)	$43,548
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$14,755

29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)	$28,792	$28,792
30	Required Revenue Increase (A-1, Line 8)	$-

31	Uncollectible Rate (Line 10)	1.0000%

32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$-
33	Adjusted Test Year Uncollectible Expense - N/A	$-

34	Required Increase in Revenue to Provide for Uncollectible Exp.		$-
35	Property Tax with Recommended Revenue (ADJ 5, Line 21)	$3,104
36	Property Tax on Test Year Revenue (ADJ 5, Col A, L19)	$3,104

37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$-

38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$28,792

		(A)	(B)	(C)
		Test Year		Settlement Recommended
	Calculation of Income Tax:
39	Revenue (Sch C-1)	$147,513		$147,513
40	Operating Expenses Excluding Income Taxes	$109,286		$34,692
41	Synchronized Interest (L53)	$-		$-
42	Arizona Taxable Income (L39 - L40 - L41)	$38,228		$112,821
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$2,664		$7,861
45	Federal Taxable Income (L42 - L44)	$35,564		$104,960
46	Federal Tax	$12,092		$35,686
47	Total Federal Income Tax	$12,092		$35,686
48	Combined Federal and State Income Tax (L43 + L47)	$14,755		$43,548
50	Effective Tax Rate
	Calculation of Interest Synchronization;			N/A
51	Rate Base (Schedule B-1)			$(181,978)
52	Weighted Average Cost of Debt		N/A	0.0000%
53	Synchronized Interest (L50 X L51)			$-

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale
Docket No. W-03720A-12-0311	Settlement B-1
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

LINE NO.		(A) COMPANY AS FILED	(B) SETTLEMENT ADJUSTMENTS	(C) SETTLEMENT AS ADJUSTED

1	Plant in Service	$1,921,063	$-	$1,921,063
2	Less: Accumulated Depreciation	(424,824)	-	(424,824)

3	Net Plant in Service	$1,496,239	$-	$1,496,239

	LESS:

4	Contributions in Aid of Construction (CIAC)	$-	$-	$-
5	Less: Accumulated Amortization	-	-	-

6	Net CIAC	-	-	-

7	Advances in Aid of Construction (AIAC)	1,824,411	-	1,824,411

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	-	-	-

	Customer Meter Deposits	10,765		10,765

	ADD:

11	Accumulated Deferred Income Tax Debits	9,246	-	9,246

12	Cash Working Capital	483	-	483

13	Deferred Compensation	232	-	232

14	CIAC	-	-	-

15	Fixed Asset Depreciation	146,998	-	146,998

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$(181,978)	$-	$(181,978)

	References:
	Column (A), Company Schedule B-2
	Column (B): Schedule B-2
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement B-2
Docket No. W-03720A-12-0311
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[I]
LINE NO.	ACCT. NO.	DESCRIPTION	COMPANY	Reclassifications Per Staff	SETTLEMENT
			AS FILED	Testimony GWB	ADJUSTED
	PLANT IN SERVICE:
1	303	Land and Land Rights	$30,374	$-	$30,374
2	304	Structures and Improvements	20,000		20,000
3	307	Wells and Springs	130,000		130,000
4	309	Supply Mains	-		-
5	310	Power Generation Equipment	-		-
6	311	Pumping Equipment	216,158		216,158
7	320	Water Treatment Equipment	377	(377)	0
8	320.1	Water Treatment Plant		377	377
9	320.2	Solution Chemical Feeders			-
10	330	Distribution Reservoirs and Standpipes	182,972	(182,972)	0
11	330.1	Storage Tanks		182,972	182,972
12	330.2	Pressure Tanks			-
13	331	Transmission and Distribution Mains	1,155,497		1,155,497
14	333	Services	60,047		60,047
15	334	Meters and Meter Installations	11,303		11,303
16	335	Hydrants	108,312		108,312
17	336	Backflow Prevention Devices	775		775
18	339	Other Plant and Miscellaneous Equipment	2,390		2,390
19	340	Office Furniture and Equipment	-		-
20	341	Transportation Equipment	-		-
21	343	Tools, Shop and Garage Equipment	515		515
22	344	Laboratory Equipment	-		-
23	345	Power Operated Equipment	-		-
24	346	Communication Equipment	-		-
25	347	Miscellaneous Equipment	-		-
26	348	Other Tangible Plant	-		-
27	390	Office Furniture & Equipment	2,343		2,343

28	Total Plant in Service		1,921,063	-	1,921,063

29
30	Accumulated Depreciation		(424,824)	-	(424,824)

31	Net Plant in Service		$1,496,239	$-	1,496,239

32
33	LESS:
34	Contributions in Aid of Construction (CIAC)		$-		$-
35	Less: Accumulated Amortization		-	-	-

36	Net CIAC (L63 - L64)		-	-	-
37	Advances in Aid of Construction (AIAC)		1,824,411	-	1,824,411
38	Customer Meter Deposits		10,765		10,765
39	ADD:				-
40	Meter deposits		9,246		9,246
41	Bad Debt		483		483
42	Deferred Compensation		232	-	232
43	CIAC		-	-	-
44	Fixed asset depreciation		146,998	-	146,998
45	Prepayments			-	-
48
49
50

51	Original Cost Rate Base		$(181,978)	$-	$(181,978)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement C-1
Docket No. W-03720A-12-0311
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

LINE NO.	DESCRIPTION	[A] COMPANY TEST YEAR AS FILED	[B] SETTLEMENT TEST YEAR ADJUSTMENTS	[C] SETTLEMENT TEST YEAR AS ADJUSTED	[D] SETTLEMENT RECOMMENDED CHANGES	[E] SETTLEMENT RECOMMENDED

		$-	$-	$-	$-	$-
1	Metered Water Sales	145,963	-	145,963	-	145,963
2	Water Sales - Unmetered	-		-
3	Other Operating Revenue	1,550	-	1,550	-	1,550

4	Total Operating Revenues	$147,513	$-	$147,513	$-	$147,513

5	601 Salary and Wages - Employees	$19,787	$-	$19,787	$-	$19,787
6	604 Employee Pensions and Benefits	-	-	-	-	-
7	610 Purchased Water	-	-	-	-	-
6	615 Purchased Power	10,050	-	10,050	-	10,050
9	616 Fuel for Power Production	-	-	-	-	-
10	618 Chemicals	1,286	-	1,286	-	1,286
11	620 Materials and Supplies	(779)	-	(779)	-	(779)
12	620.08 Materials and Supplies	-	-	-	-	-
13	621 Office Supplies and Expense	1,494	-	1,494	-	1,494
14	630 Outside Services	4,483	-	4,483	-	4,483
15	635 Contractual Services - Testing	728	-	728		728
16	636 Contractual Services - Other	-	-	-	-	-
17	641 Rental of Building/Real Property	504	-	504	-	504
18	642 Rental of Equipment	-	-	-	-	-
19	650 Transportation Expenses	1,508	-	1,508	-	1,508
20	657 Insurance - General Liability	475	-	475	-	475
21	659 Insurance - Other	664	-	664		664
22	660 Advertising Expense	-	-	-		-
23	666 Regulatory Commission Expense – Rate	502	-	502	-	502
24	667 Rate Case Expense	-	(247)	(247)		(247)
25	670 Bad Debt Expense	-	1,003	1,003		1,003
26	675 Miscellaneous Expenses	4,137	-	4,137		4,137
27	403 Depreciation Expense	64,552	(4,292)	60,260		60,260
28	403 Depreciation Expense – CIAC Amortizat	326	-	326		326
29	408 Taxes Other Than Income	3,104	-	3,104	-	3,104
30	408.11 Property Taxes	-	-	-		-
31	409 Income Taxes	13,391	1,365	14,755		14,755

32	Total Operating Expenses	126,212	(2,171)	124,041	-	124,041

33	Operating Income (Loss)	$21,301	$2,171	$23,472	$-	$23,472

	References:
	Column (A): Company Schedule C-1
	Column (B): Schedule C-2
	Column (C): Column (A) + Column (B)
	Column (D): Schedule A-1
	Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement C-2
Docket No. W-03720A-12-0311
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

		[A]	[B]	[D]	[C]	[F]	[H]
				Rate Case
LINE			Bad Debts Exp	Exp	Deprec. Exp	Income Taxes
NO.	DESCRIPTION	COMPANY	ADJ #1	ADJ #2	ADJ #3	ADJ #4	SETTLEMENT
		AS FILED					ADJUSTED

	Revenues
1	Metered Water Sales	145,963	-	-	-	-	145,963
2	Water Sales - Unmetered	-					-
3	Other Operating Revenue	1,550	-	-	-	-	1,550

4	Total Operating Revenues	$147,513	$-	$-	$-	$-	$147,513

	Operating Expenses
5	601 Salary and Wages - Employees	19,787	$-	$-	$-	$-	19,787
6	604 Employee Pensions and Benef	-	-	-	-	-	-
7	610 Purchased Water	-		-	-	-	-
8	615 Purchased Power	10,050					10,050
9	616 Fuel for Power Production	-	-				-
10	618 Chemicals	1,286	-				1,286
11	620 Materials and Supplies	(779)	-				(779)
12	620.08 Materials and Supplies	-	-				-
13	621 Office Supplies and Expense	1,494	-				1,494
14	630 Outside Services	4,483	-				4,483
15	635 Contractual Services - Testing	728	-	-			728
16	636 Contractual Services - Other	-	-				-
17	641 Rental of Building/Real Propert	504	-				504
18	642 Rental of Equipment	-	-				-
19	650 Transportation Expenses	1,508	-				1,508
20	657 Insurance - General Liability	475	-				475
21	659 Insurance - Other	664	-				664
22	660 Advertising Expense	-	-				-
23	666 Regulatory Commission Expen	502	-				502
24	667 Rate Case Expense	-		(247)			(247)
25	670 Bad Debt Expense	-	1,003				1,003
26	675 Miscellaneous Expenses	4,137					4,137
27	403 Depreciation Expense	64,552			(4,292)		60,260
28	403 Depreciation Expense – CIAC	326					326
29	408 Taxes Other Than Income	3,104	-				3,104
30	408.11 Property Taxes	-					-
31	409 Income Taxes	13,391			-	1,365	14,755

32	Total Operating Expenses	$126,212	$1,003	$(247)	$(4,292)	$1,365	$124,041

33	Operating income	$21,301	$(1,003)	$247	$4,292	$(1,365)	$23,472

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement ADJ 1
Docket No. W-03720A-12-0311	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - BAD DEBT EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1		$ -	$ 1,003	$ 1,003

References:
Column (A), Company Workpapers
Column (B): Staff Testimony GWB
Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

	Adjusted Test Year Revenues (Sch C-2)			$ 147,513
	Bad Debt Expense Rate			0.68%
	Expected Bad Debt Expense			$ 1,003
	Co Proposed			$ -
$ (1,003)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement ADJ 2
Docket No. W-03720A-12-0311	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1		$502	$(247)	$255

	Company Proposed Rate
	Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$122,063	$48,652	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,095	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,846	$709
6	Ullmann & Company P C	$78,809	$31,412	$31,777	$10,602	$2,980	$643	$1,244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Recommended Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765

15	Amortization:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19	Totals	$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506
20	Adjustment Total, by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

	References:
	Column (A), Company Workpapers
	Column (B): Line 20 for respective system
	Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement ADJ 3
Docket No. W-03720A-J2-0311	Depreciaiton Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - DEPRECIATION EXPENSE

LINE NO.	ACCT. NO.	DESCRIPTION	[A] PLANT BALANCE	[B] DEPRECIATION RATE	[C] DEPRECIATION EXPENSE

	PLANT IN SERVICE:
1	303	Land and Land Rights	$30,374	0.00%	-
2	304	Structures and Improvements	$20,000	3.33%	666
3	307	Wells and Springs	$130,000	3.33%	4,329
4	309	Supply Mains	$-	2.00%	-
5	310	Power Generation Equipment	$-	5.00%	-
6	311	Pumping Equipment	$216,158	12.50%	27,020
7	320	Water Treatment Equipment	$0	0.00%	-
8	320.1	Water Treatment Plant	$377		-
9	320.1	Solution Chemical Feeders	$-	3.33%	-
10	320.2	Distribution Reservoirs and Standpipes	$0	20.00%	0
11	330	Storage Tanks	$182,972		-
12	330.1	Pressure Tanks	$-	2.22%	-
13	331	Transmission and Distribution Mains	$1,155,497	2.00%	23,110
14	333	Services	$60,047	3.33%	2,000
15	334	Meters and Meter Installations	$11,303	8.33%	942
16	335	Hydrants	$108,312	2.00%	2,166
17	336	Backflow Prevention Devices	$775	6.67%	52
18	339	Other Plant and Miscellaneous Equipment	$2,390	6.67%	159
19	340	Office Furniture and Equipment	$-	6.67%	-
20	341	Transportation Equipment	$-	20.00%	-
21	343	Tools, Shop and Garage Equipment	$515	5.00%	26
22	344	Laboratory Equipment	$-	10.00%	-
23	345	Power Operated Equipment	$-	5.00%	-
24	346	Communication Equipment	$-	10.00%	-
25	347	Miscellaneous Equipment	$-	10.00%	-
26	348	Other Tangible Plant	$-	5.00%	-
27	390	Office Furniture & Equipment	$2,343	5.00%	117

28			1,921,063		60,586
29		Less: Non Depreciable Plant
30		Land and Land Rights	$30,374

31		Net Depreciable Plant and Depreciation Amounts	$1,890,689		$ 60,586
32
33
34		Amortization of CIAC at Company’s Rate	$-	3.2044%	$ -

35		Settlement Depredation Expense			$ 60,586
36		Company Proposed Depreciation Expense			$ 64,878
37		Settlement Adjustment			$ (4,292)
38

		References:
	Col [A]	Schedule B-2
	Col [B]	Proposed Rates per Staff Engineering Report
	Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement ADJ 4
Docket No. W-03720A-12-0311	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - INCOME TAXES

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1	Income Taxes	$13,391	$1,365	$14,755

References:

Column (A), Company Schedule  C-2

Column (B): Staff Testimony GWB

Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Settlement ADJ 5
Docket No. W-03720A-12-0311	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE NO.	DESCRIPTION	SETTLEMENT AS ADJUSTED	SETTLEMENT RECOMMENDED
1	Adjusted Test Year Revenues - 2011	$147,513	$147,513
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	295,027	295,027
4	Adjusted Test Year Revenues - 2011	147,513
5	Recommended Revenue		147,513

6	Subtotal (Line 4 + Line 5)	442,540	442,540
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	147,513	147,513
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	295,027	295,027
11	Plus: 10% of CWIP	-	-
12	Less: Net Book Value of Licensed Vehicles	-	-

13	Full Cash Value (Line 10 + Line 11 - Line 12)	295,027	295,027
14	Assessment Ratio	21.0%	21.0%

15	Assessment Value (Line 13 * Line 14)	61,956	61,956
16	Composite Property Tax Rate	5.0100%	5.0100%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$3,104
18	Company Proposed Property Tax	$3,104

19	Test Year Adjustment (Line 17 - Line 18)	$-

20	Property Tax onRecommended Revenue (Line 15 * Line 16)		$3,104
21	Test Year Adjusted Property Tax Expense (Line 17)		$3,104

22	Increase in Property Tax Due to Increase in Revenue Requirement		$-

23	increase in Property Tax Due to Increase in Revenue Requirement (Line 22)		$-
24	Increase in Revenue Requirement		$-
25	Increase in Property Tax Per Dollar increase in Revenue (Line 23 / Line 24)
	REFERENCES: Line 15: Composite Tax Rate, per Company Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Water Utility of Northern Scottsdale	Schedule H-3
Docket No. W-03720A-12-0311	Page 1 of 2
Test Year Ended December 31, 2011

Monthly Minimum Charges:

	Basic Service Charge

	Present	Proposed

Meter Size (All Classes)		2014	2015

5/8” by 3/4” Meter	$ 27.00	$ 27.00	$ 27.00
3/4” Meter	27.00	27.00	27.00
1” Meter	57.00	57.00	57.00
1.5” Meter	120.00	120.00	120.00
2” Meter	128.00	128.00	128.00
3” Meter	340.00	340.00	340.00
4” Meter	550.00	550.00	550.00
6” Meter	1,100.00	1,100.00	1,100.00
6” Meter	NA	2,160.00	2,160.00
Commodity Rate Charges:
	Present and 2014			Proposed (2015)
Potable Water	Rate Block (Gallons)	Volumetric Charge (Per 1,000 Gallons)		Rate Block	Volumetric Charge (Per 1,000 Gallons)

5/8” x 3/4”, 3/4, 1”, and 1 1/2” Residential Meters
Tier One Breakover	4,000	$ 5.00		1,000	3.45
Tier Two Breakover	10,000	6.00		5,000	4.59
Tier Three Breakover	over 10,000	7.00		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

5/8” x 3/4” and 3/4” Non-residential Meters
Tier One Breakover	7,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 7,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

1” Non-residential Meters
Tier One Breakover	16,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 16,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

1 1/2” Non-residential Meters
Tier One Breakover	32,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 32,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

2” Meters - All Classes
Tier One Breakover	60,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 60,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

3” Meters - All Classes
Tier One Breakover	120,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 120,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

4” Meters - All Classes
Tier One Breakover	200,000	S 6.00		1,000	3.45
Tier Two Breakover	over 200,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

6” Meters - All Classes
Tier One Breakover	400,000	$ 6.00		1,000	3.45
Tier Two Breakover	over 400,000	7.00		5,000	4.59
Tier three Breakover	NA	NA		10,000	5.59
Tier Four Breakover	NA	NA		18,000	6.80
Tier Five Breakover	NA	NA		25,000	7.80
Tier Six Breakover	NA	NA		over 25,000	8.80

Standpipe Rate - per 1,000 gallons		all gallons $ 7.00			all gallons $ 7.00

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Schedule H-3

	Present	Proposed

Conservation Rebate Threshold (“CRT”) in Gallons	N/A	7,001
Commodity rate rebate applied If consumption is below the CRT:	N/A	20%

Miscellaneous Service Charges	Present	Proposed	Change

Establishment of Service	$30.00	$30.00	$-
Establishment of Service (After Hours)	45.00	Eliminate
Re-establishment of Service (Within 12 Months)	**	**
Reconnection of Service (Delinquent)	30.00	30.00	-
Reconnection of Service - After Hours (Delinquent)	N/A	Eliminate
Meter Move at Customer Request	N/A	at cost
After-Hours Service Charge	N/A	35.00
Deposit	*	*
Deposit Interest	*	*
Meter Re-Read (If Correct)	25.00	25.00	-
Meter Test Fee (If Correct)	30.00	30.00	-
NSF Check	30.00	30.00	-
Late Payment Charge (Per Month)	3.00	1.50%
Deferred Payment Charge (Per Month)	1.50%	1.50%	-
Fire Sprinkler, Monthly Service Charge	***	***

*     Per A.A.C. R14-2-403(B).

**    Number of Months off System times the monthly minimum per A.A.C. R14-2-403(D).

***  One percent (1.00%) of monthly minimum for a comparable sized meter connection, but not less than $5.00 per month. The service charge for fire sprinklers is only applicable for service lines separate and distinct from the primary water service line.

In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportionate share of any privilege, sales or use tax in accordance with A.A.C. R14-2-409(DX5).

Service Line and Meter Installation Charges (Refundable Pursuant to A.A.C. R14-2-405)

	Present			Proposed

Meter Size	Service Line Charges	Meter Charges	Total Charges	Service Line Charges	Meter Charges	Total Charges	Change

5/8 x 3/4” Meter	$370.00	$115.00	$485.00	$370.00	$115.00	$485.00	0.00%
3/4” Meter	375.00	145.00	520.00	375.00	145.00	$520.00	0.00%
1” Meter	405.00	205.00	610.00	405.00	205.00	$610.00	0.00%
1 1/2” Meter	440.00	415.00	855.00	440.00	415.00	$855.00	0.00%
2” Turbine Meter	615.00	900.00	1,515.00	615.00	900.00	$1,515.00	0.00%
2” Compound Meter	615.00	1,625.00	2,240.00	615.00	1,625.00	$2,240.00	0.00%
3” Turbine Meter	790.00	1,405.00	2,195.00	790.00	1,405.00	$2,195.00	0.00%
3” Compound Meter	830.00	2,200.00	3,030.00	830.00	2,200.00	$3,030.00	0.00%
4” Turbine Meter	1,100.00	2,260.00	3,360.00	1,100.00	2,260.00	$3,360.00	0.00%
4” Compound Meter	1,155.00	3,160.00	4,315.00	1,155.00	3,160.00	$4,315.00	0.00%
6” Turbine Meter	1,655.00	4,460.00	6,115.00	1,655.00	4,460.00	$6,115.00	0.00%
6” Compound Meter	1,700.00	6,190.00	7,890.00	1,700.00	6,190.00	$7,890.00	0.00%
8” and Larger Meters	NA	NA	NA	NA	NA	cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	10500	116.50	116.50	-	0%

	Present	Proposed Bill
Monthly Consumption	Bill (No CRT)	Gross	CRT	Net	Percent Increase

-	$57.00	$57.00	$-	$57.00	0.00%
1,000	62.00	62.00	-	62.00	0.00%
2,000	67.00	67.00	-	67.00	0.00%
3,000	72.00	72.00	-	72.00	0.00%
4,000	77.00	77.00	-	77.00	0.00%
5,000	83.00	83.00	-	83.00	0.00%
6,000	89.00	89.00	-	89.00	0.00%
7,000	95.00	95.00	-	95.00	0.00%
8,000	101.00	101.00	-	101.00	0.00%
9,000	107.00	107.00	-	107.00	0.00%
10,000	113.00	113.00	-	113.00	0.00%
15,000	148.00	148.00	-	148.00	0.00%
20,000	183.00	183.00	-	183.00	0.00%
25,000	218.00	218.00	-	218.00	0.00%
50,000	393.00	393.00	-	393.00	0.00%
75,000	568.00	568.00	-	568.00	0.00%
100,000	743.00	743.00	-	743.00	0.00%
125,000	918.00	918.00	-	918.00	0.00%
150,000	1,093.00	1,093.00	-	1,093.00	0.00%
175,000	1,268.00	1,268.00	-	1,268.00	0.00%
200,000	1,443.00	1,443.00	-	1,443.00	0.00%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	10500	116.50	110.16	(6.34)	-5%

	Present	Proposed Bill
Monthly Consumption	Bill (No CRT)	Gross	CRT	Net	Percent Increase

-	$57.00	$57.00	$-	$57.00	0.00%
1,000	62.00	$60.45	$(0.69)	$59.76	-3.61%
2,000	67.00	$65.04	$(1.61)	$63.43	-5.33%
3,000	72.00	$69.63	$(2.53)	$67.10	-6.80%
4,000	77.00	$74.22	$(3.44)	$70.78	-8.08%
5,000	83.00	$78.81	$(4.36)	$74.45	-10.30%
6,000	89.00	$84.40	$(5.48)	$78.92	-11.33%
7,000	95.00	$89.99	$(6.60)	$83.39	-12.22%
8,000	101.00	$95.58	$-	$95.58	-5.37%
9,000	107.00	$101.17	$-	$101.17	-5.45%
10,000	113.00	$106.76	$-	$106.76	-5.52%
15,000	148.00	$140.76	$-	$140.76	-4.89%
20,000	183.00	$176.76	$-	$176.76	-3.41%
25,000	218.00	$259.76	$-	$259.76	19.16%
50,000	393.00	$479.76	$-	$479.76	22.08%
75,000	568.00	$699.76	$-	$699.76	23.20%
100,000	743.00	$919.76	$-	$919.76	23.79%
125,000	918.00	$1,139.76	$-	$1,139.76	24.16%
150,000	1,093.00	$1,359.76	$-	$1,359.76	24.41%
175,000	1,268.00	$1,579.76	$-	$1,579.76	24.59%
200,000	1,443.00	$1,799.76	$-	$1,799.76	24.72%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	13500	200.50	179.50	(21.00)	-10%

	Present	Proposed Bill
Monthly Consumption	Bill (No CRT)	Gross	CRT	Net	Percent Increase

-	$120.00	$120.00	$-	$120.00	0.00%
1,000	125.00	125.00	-	125.00	0.00%
2,000	130.00	130.00	-	130.00	0.00%
3,000	135.00	135.00	-	135.00	0.00%
4,000	140.00	140.00	-	140.00	0.00%
5,000	146.00	146.00	-	146.00	0.00%
6,000	152.00	152.00	-	152.00	0.00%
7,000	158.00	158.00	-	158.00	0.00%
8,000	164.00	164.00	-	164.00	0.00%
9,000	170.00	170.00	-	170.00	0.00%
10,000	176.00	176.00	-	176.00	0.00%
15,000	211.00	211.00	-	211.00	0.00%
20,000	246.00	246.00	-	246.00	0.00%
25,000	281.00	281.00	-	281.00	0.00%
50,000	456.00	456.00	-	456.00	0.00%
75,000	631.00	631.00	-	631.00	0.00%
100,000	806.00	806.00	-	806.00	0.00%
125,000	981.00	981.00	-	981.00	0.00%
150,000	1,156.00	1,156.00	-	1,156.00	0.00%
175,000	1,331.00	1,331.00	-	1,331.00	0.00%
200,000	1,506.00	1,506.00	-	1,506.00	0.00%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	13500	200.50	193.56	(6.94)	-3%

	Present	Proposed Bill
Monthly Consumption	Bill (No CRT)	Gross	CRT	Net	Percent Increase

-	$120.00	$120.00	$-	$120.00	0.00%
1,000	125.00	123.45	(0.69)	122.76	-1.79%
2,000	130.00	128.04	(1.61)	126.43	-2.74%
3,000	135.00	132.63	(2.53)	130.10	-3.63%
4,000	140.00	137.22	(3.44)	133.78	-4.45%
5,000	146.00	141.81	(4.36)	137.45	-5.86%
6,000	152.00	147.40	(5.48)	141.92	-6.63%
7,000	158.00	152.99	(6.60)	146.39	-7.35%
8,000	164.00	158.58	-	158.58	-3.30%
9,000	170.00	164.17	-	164.17	-3.43%
10,000	176.00	169.76	-	169.76	-3.55%
15,000	211.00	203.76	-	203.76	-3.43%
20,000	246.00	239.76	-	239.76	-2.54%
25,000	281.00	322.76	-	322.76	14.86%
50,000	456.00	542.76	-	542.76	19.03%
75,000	631.00	762.76	-	762.76	20.88%
100,000	806.00	982.76	-	982.76	21.93%
125,000	981.00	1,202.76	-	1,202.76	22.61%
150,000	1,156.00	1,422.76	-	1,422.76	23.08%
175,000	1,331.00	1,642.76	-	1,642.76	23.42%
200,000	1,506.00	1,862.76	-	1,862.76	23.69%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 2” Meters All Classes

		Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19500	250.50	250.50	-	0%

	Present	Proposed Bill
Monthly Consumption	Bill (No CRT)	Gross	CRT	Net	Percent Increase

-	$128.00	$128.00	$-	$128.00	0.00%
1,000	133.00	133.00	-	133.00	0.00%
2,000	138.00	138.00	-	138.00	0.00%
3,000	143.00	143.00	-	143.00	0.00%
4,000	148.00	148.00	-	148.00	0.00%
5,000	154.00	154.00	-	154.00	0.00%
6,000	160.00	160.00	-	160.00	0.00%
7,000	166.00	166.00	-	166.00	0.00%
8,000	172.00	172.00	-	172.00	0.00%
9,000	178.00	178.00	-	178.00	0.00%
10,000	184.00	184.00	-	184.00	0.00%
15,000	219.00	219.00	-	219.00	0.00%
20,000	254.00	254.00	-	254.00	0.00%
25,000	289.00	289.00	-	289.00	0.00%
50,000	464.00	464.00	-	464.00	0.00%
75,000	639.00	639.00	-	639.00	0.00%
100,000	814.00	814.00	-	814.00	0.00%
125,000	989.00	989.00	-	989.00	0.00%
150,000	1,164.00	1,164.00	-	1,164.00	0.00%
175,000	1,339.00	1,339.00	-	1,339.00	0.00%
200,000	1,514.00	1,514.00	-	1,514.00	0.00%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Northern Scottsdale	Schedule H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 2” Meters All Classes

	Gallons		Present Bill	Proposed Bill	Increase	% Increase
Median Usage		19500	250.50	244.26	(6.24)	-2%

Monthly Consumption	Present	Proposed Bill			Percent Increase
	Bill (No CRT)	Gross	CRT	Net

-	$128.00	$128.00	$-	$128.00	0.00%
1,000	133.00	131.45	(0.69)	130.76	-1.68%
2,000	138.00	136.04	(1.61)	134.43	-2.59%
3,000	143.00	140.63	(2.53)	138.10	-3.42%
4,000	148.00	145.22	(3.44)	141.78	-4.21%
5,000	154.00	149.81	(4.36)	145.45	-5.55%
6,000	160.00	155.40	(5.48)	149.92	-6.30%
7,000	166.00	160.99	(6.60)	154.39	-6.99%
8,000	172.00	166.58	-	166.58	-3.15%
9,000	178.00	172.17	-	172.17	-3.28%
10,000	184.00	177.76	-	177.76	-3.39%
15,000	219.00	211.76	-	211.76	-3.31%
20,000	254.00	247.76	-	247.76	-2.46%
25,000	289.00	330.76	-	330.76	14.45%
50,000	464.00	550.76	-	550.76	18.70%
75,000	639.00	770.76	-	770.76	20.62%
100,000	814.00	990.76	-	990.76	21.71%
125,000	989.00	1,210.76	-	1,210.76	22.42%
150,000	1,164.00	1,430.76	-	1,430.76	22.92%
175,000	1,339.00	1,650.76	-	1,650.76	23.28%
200,000	1,514.00	1,870.76	-	1,870.76	23.56%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Water Utility of Greater Tonopah, Inc.

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc. W-02450A -12-0312 Test Year Ended December 31, 2011	Settlement A-1

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$2,206,816	$2,206,816	$2,206,817	$2,206,817

2	Adjusted Operating Income (Loss)	$(175,170)	$(175,170)	$(78,593)	$(78,593)

3	Current Rate of Return (L2 / L1)	-7.94%	-7.94%	-3.56%	-3.56%

4	Required Rate of Return or Operating Margin	10.72%	10.72%	10.0%	10.0%

5	Required Operating Income (L4 * L1)	$236,637	$236,637	$40,786	$220,770

6	Operating Income Deficiency (L5 - L2)	$411,807	$411,807	$119,379	$299,363

7	Gross Revenue Conversion Factor	1.6451	1.6451	1.6752	1.6752

8	Required Revenue Increase (L7 * L6)	$677,458	$677,458	$199,983	$199,983

9	Adjusted Test Year Revenue	$207,705	$207,705	$207,705	$207,705

10	Proposed Annual Revenue (L8 + L9)	$885,163	$885,163	$407,689	$407,689

11	Required Increase in Revenue (%)	326.16%	326.16%	96.28%	96.28%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	NA	NA

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Schedule: A-1a
W-02450A-12-0312	Settlement Phase In
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT

Year	Revenue Increase (Relative to Test Year)	Revenue Increase (Relative to Previous Year)

2014	-	-
2015	99,992	99,992

2016	199,983	99,992

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement Gross Revenue Conversion Factor
W-02450A-12-0312	GRCF
Test Year Ended December 31, 2011

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)

	Calculation of Gross Revenue Conversion Factor:
1	Revenue	100.0000%

2	Uncollectible Factor (Line 11)	0.6570%

3	Revenues (L1 - L2)	99.3430%

4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	39.6485%

5	Subtotal (L3 - L4)	59.6945%

6	Revenue Conversion Factor (L1 / L5)	1.675195

	Calculation of Uncollectible Factor:
7	Unity	100.0000%

8	Combined Federal and State Tax Rate (Line 17)	38.5989%

9	One Minus Combined Income Tax Rate (L7 - L8)	61.4011%

10	Uncollectible Rate	1.0700%

11	Uncollectible Factor (L9 * L10)		0.6570%

	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%

13	Arizona State Income Tax Rate	6.9680%

14	Federal Taxable Income (L12 - L13)	93.0320%

15	Applicable Federal Income Tax Rate (Line 44)	34.0000%

16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%

17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity	100.0000%
19	Combined Federal and State Income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 6, L25)	1.7094%

22	Effective Property Tax Factor (L20*L21)		1.0496%

23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			39.6485%

24	Required Operating Income (Schedule A-1, Line 5)	$220,770
25	AdjustedTest Year Operating Income (Loss) (Schedule C-1)	$(78,593)

26	Required Increase in Operating Income (L24 - L25)		$299,363

27	Income Taxes on Recommended Revenue (Col. (C), L48)	$31,350
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$(43,695)

29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$75,046

30	Required Revenue Increase (Schedule A-1)	$199,983

31	Uncollectible Rate (Line 10)	1.0700%

32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$2,140
33	Adjusted Test Year Uncollectible Expense - N/A	$-

34	Required Increase in Revenue to Provide for Uncollectible Exp.		$2,140

35	Property Tax with Recommended Revenue (ADJ 6, Line 21)	$14,673
36	Property Tax on Test Year Revenue (ADJ 6, Col A, L19)	$11,254

37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$3,419

38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$379,968

		(A)	(B)	(C)
		Test Year		Settlement Recommended
	Calculation of Income Tax:
39	Revenue (Sch C-1)	$207,705		$ 407,689
40	Operating Expenses Excluding Income Taxes	$329,994		$ 335,553
41	Synchronized Interest (L53)	$(9,085)		$ (9,085)
42	Arizona Taxable Income (L39 - L40 - L41)	$(113,204)		$ 81,221
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$(7,888)		$ 5,659
45	Federal Taxable Income (L42 - L44)	$(105,316)		$ 75,562
46	Federal Tax	$(35,807)		$ 25,691
47	Total Federal Income Tax	$(35,807)		$ 25,691
48	Combined Federal and State Income Tax (L43 + L47)	$(43,695)		$ 31,350

50	Effective Tax Rate

	Calculation of Interest Synchronization:			N/A
51	Rate Base (Schedule B-1)			$ 2,206,817
52	SETTLEMENT FACTOR			-0.41%
53	Synchronized Interest (L50 X L51)			$ (9,085)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.
W-02450A-12-0312	Settlement B-1
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

		(A)	(B)	(C)
LINE NO.		COMPANY AS FILED	SETTLEMENT ADJUSTMENTS	SETTLEMENT AS ADJUSTED

1	Plant in Service	$5,766,393	$0	$5,766,394
2	Less: Accumulated Depreciation	1,863,416	-	1,863,416

3	Net Plant in Service	$3,902,977	$0	$3,902,978

	LESS:

4	Contributions in Aid of Construction (CIAC)	$73,118	$-	$73,118
5	Less: Accumulated Amortization	13,653	-	13,653

6	Net CIAC	59,465	-	59,465

7	Advances in Aid of Construction (AIAC)	1,619,985	-	1,619,985

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	27,797	-	27,797

	Customer Meter Deposits	22,030		22,030

	ADD:

11	Accumulated Deferred Income Tax Debits	33,116	-	33,116

12	Cash Working Capital	-	-	-

13	Prepayments	-	-	-
		-
14	Supplies Inventory	-	-	-

15	Projected Capital Expenditures	-	-	-

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$2,206,816	$0	$2,206,817

	References:
	Column (A), Company Schedule B-2
	Column (B): Schedule B-2
	Column (C): Column (A) + Column (B)

DECISION NO.    74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement B-2
W-02450A-12-0312
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[I]
LINE	ACCT.			Reassignments
NO.	NO.	DESCRIPTION	COMPANY	per Staff	SETTLEMENT
			AS FILED	Testimony GWB	ADJUSTED
	PLANT IN SERVICE:
1	303	Land and Land Rights	$177,430	$-	$177,430
2	304	Structures and Improvements	47,677		47,677
3	307	Wells and Springs	299,601		299,601
4	309	Supply Mains	-		-
5	310	Power Generation Equipment	-		-
6	311	Pumping Equipment	1,787,637		1,787,637
7	320	Water Treatment Equipment	1,626,520	(1,626,520)	0
	320.1	Water Treatment Plant		1,625,072	1,625,072
	320.2	Solution Chemical Feeders		1,448	1,448
8	330	Distribution Reservoirs and Standpipes	228,655	(228,655)	-
	330.1	Storage Tanks		103,612	103,612
	330.2	Pressure Tanks		125,043	125,043
9	331	Transmission and Distribution Mains	890,943		890,943
10	333	Services	43,069		43,069
11	334	Meters and Meter Installations	147,178		147,178
12	335	Hydrants	38,386		38,386
13	336	Backflow Prevention Devices	5,894		5,894
14	339	Other Plant and Miscellaneous Equipment	5,427		5,427
15	340	Office Furniture and Equipment	-		-
16	341	Transportation Equipment	-		-
17	343	Tools, Shop and Garage Equipment	1,977		1,977
18	344	Laboratory Equipment	663		663
19	345	Power Operated Equipment	838		838
20	346	Communication Equipment	12,408		12,408
21	347	Miscellaneous Equipment	5,210		5,210
22	348	Other Tangible Plant	446,880		446,880

23	Total Plant in Service		5,766,393	0	5,766,394
24
25	Accumulated Depreciation		1,863,416	-	1,863,416

26	Net Plant in Service		$3,902,977	$0	$3,902,978
27
28	LESS:
29	Contributions in Aid of Construction (ClAC)		$73,118		$73,118
30	Less: Accumulated Amortization		13,653		13,653

31	Net CIAC (L63 - L64)		59,465	-	59,465
32	Advances in Aid of Construction (AIAC)		1,619,985	-	1,619,985
33	Imputed Reg Advances		-	-	-
34	Imputed Reg CIAC			-	-
35	Accumulated Deferred Income Tax Credits		27,797		27,797
36	Customer Meter Deposits		22,030		22,030
37	ADD:				-
38	Accumulated Deferred Income Tax Debits		33,116		33,116
39	Working Capital Allowance				-

40	Original Cost Rate Base		$2,206,816	$0	$2,206,817

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement C-1
W-02450A-12-0312
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

LINE NO.	DESCRIPTION	[A] COMPANY TEST YEAR AS FILED	[B] SETTLEMENT TEST YEAR ADJUSTMENTS	[C] SETTLEMENT TEST YEAR AS ADJUSTED	[D] SETTLEMENT RECOMMENDED CHANGES	[E] SETTLEMENT RECOMMENDED

1	461 Metered Water Revenue	$202,202	$-	$202,202	$199,983	$402,186
2	460 Unmetered Water Revenue	-		-
3	474 Other Water Revenues	5,503	-	5,503	-	5,503

4	Total Operating Revenues	$207,705	$-	$207,705	$199,983	$407,689

5	601 Salary and Wages - Employees	$75,753	$-	$75,753	$-	$75,753
6	610 Purchased Water	960	-	960	-	960
7	615 Purchased Power	22,407	(878)	21,529	-	21,529
8	618 Chemicals	10,522	(412)	10,110	-	10,110
9	620 Materials and Supplies	20,175	-	20,175	-	20,175
10	621 Office Supplies and Expense	3,591	-	3,591	-	3,591
11	630 Outside Services	26,415	-	26,415	-	26,415
12	635 Contractual Services - Testing	5,109	-	5,109	-	5,109
13	636 Contractual Services - Other	-	-	-	-	-
14	641 Rental of Building/Real Propert	2,597	-	2,597	-	2,597
15	650 Transportation Expenses	5,733	-	5,733	-	5,733
16	657 Insurance - General Liability	1,557	-	1,557	-	1,557
17	659 Insurance - Other	269	-	269	-	269
18	666 Regulatory Commission Expen	2,140	(1,052)	1,088	-	1,088
19	670 Bad Debt Expense	4,769	(2,546)	2,222	2,140	4,362
20	675 Miscellaneous Expenses	7,221	-	7,221	-	7,221
21	403 Depreciation Expense	380,785	(245,777)	135,008	-	135,008
22	403 Depreciation Expense - CIAC	(2,151)	-	(2,151)	-	(2,151)
23	408 Taxes Other Than Income	1,553	-	1,553	-	1,553
24	408.11 Taxes Other Than Income -	11,254	-	11,254	3,419	14,673
25	409 Income Taxes	(197,785)	154,089	(43,695)	75,046	31,350

26	Total Operating Expenses	382,875	(96,576)	286,299	80,604	366,903

27	Operating Income (Loss)	$(175,170)	$96,576	$(76,593)	$119,379	$40,786

	References:
	Column (A): Company Schedule C-1
	Column (B): Schedule C-2
	Column (C): Column (A) + Column (B)
	Column (D): Schedule GRCF
	Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement C-1
W-02450A-12-0312
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

LINE NO.	DESCRIPTION	[A] COMPANY AS FILED	[B] Water Loss ADJ #1	[C] Bad Debts Exp ADJ #2	[D] Rate Case Exp ADJ #3	[E] Deprec. Exp ADJ #4	[F] Income Taxes ADJ #5	[H] SETTLEMENT ADJUSTED

1	461 Metered Water Revenue	202,202	-	-	-	-	-	202,202
2	460 Unmetered Water Revenue	-						-
3	474 Other Water Revenues	5,503	-	-	-	-	-	5,503

4	Total Operating Revenues	$207,705	$-	$-	$-	$-	$-	$207,705

	Operating Expenses
5	601 Salary and Wages - Employees	$75,753		$-	$-	$-	$-	$75,753
6	610 Purchased Water	960	-	-	-	-	-	960
7	615 Purchased Power	22,407	(878)		-	-	-	21,529
8	618 Chemicals	10,522	(412)					10,110
9	620 Materials and Supplies	20,175	-	-				20,175
10	621 Office Supplies and Expense	3,591	-	-				3,591
11	630 Outside Services	26,415	-	-				26,415
12	635 Contractual Services - Testing	5,109	-	-				5,109
13	636 Contractual Services - Other	-	-	-				-
14	641 Rental of Building/Real Property	2,597	-	-				2,597
15	650 Transportation Expenses	5,733	-	-	-			5,733
16	657 Insurance - General Liability	1,557	-	-				1,557
17	659 Insurance - Other	269	-	-				269
18	666 Regulatory Commission Expense – I	2,140	-	-	(1,052)			1,088
19	670 Bad Debt Expense	4,769	-	(2,546)				2,222
20	675 Miscellaneous Expenses	7,221	-	-				7,221
21	403 Depreciation Expense	380,785	-	-		(245,777)		135,008
22	403 Depreciation Expense – CIAC Amor	(2,151)	-	-				(2,151)
23	408 Taxes Other Than Income	1,553	-	-				1,553
24	408.11 Taxes Other Than Income - Prop	11,254	-	-				11,254
25	409 Income Taxes	(197,785)	-	-			154,089	(43,695)

26	Total Operating Expenses	$382,875	$(1,290)	$(2,546)	$(1,052)	$(245,777)	$154,089	$286,299

27	Operating Income	$(175,170)	$1,290	$2,546	$1,052	$245,777	$(154,089)	$(78,593)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 1
W-02450A-12-0312	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - WATER LOSS

LINE NO.
1	One plus allowable water loss	110.00%
2	One plus actual water loss	119.91%
3	Allowable portion	91.74%

4	Disallowable portion	8.26%
5	Power Expense	22,407
6	% water pumped in systems greater than 10% loss	47.40%

7	Power Expense, subject to disallowance	10,621
8	Disallowance	$878
9	Chemical Expense	10,522
10	% water pumped in systems greater than 10% loss	47.40%

11	Chemical Expense, subject to disallowance	4,988
12	Disallowance	$412
	Allocation of total water and power and chemicals by systems with losses greater than 10%:

13	Water System, Totals	Gallons Pumped	Gallons Sold	Water loss (%)
14	Garden City, PWS 07-037	2,848,000	1,933,000	32.13%
15	Roseview, PWS 07-082	2,773,000	2,432,000	12.30%
16	WPE #1, PWS N/A	600,000	256,000	57.33%
17	WPE #6, PWS 07-733	1,997,000	1,560,000	21.88%
18	Tufte, PWS 07-617	456,000	403,000	11.62%
19	Buckeye Ranch, PWS 07-618	10,432,000	8,718,000	16.43%
20	Dixie, PWS 07-030	4,047,000	3,860,000	4.62%
21	Sunshine, PWS 07-071	17,153,000	16,396,000	4.41%

		40,306,000	35,558,000	11.78%

22	Less Systems < 10% :
23	Dixie, PWS 07-030	4,047,000	3,860,000	4.62%
24	Sunshine, PWS 07-071	17,153,000	16,396,000	4.41%

25	Net Systems > 10%	19,106,000	15,302,000	19.91%

26	% Power and Chemicals,
27	Subject to Disallowance	47.40%

	Line 1: Maximum acceptable level of water losses
	Line 2: Actual level of water losses
	Line 3: Line 2 / line 3
	Line 4: 1 minus line 4

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 2
W-02450A-12-0312	Bad Debt
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - BAD DEBT EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1		$4,769	$(2,546)	$2,222

	References:
	Column (A), Company Workpapers
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

	Adjusted Test Year Revenues			$207,705
	Bad Debt Expense Rate			1.07%

	Expected Bad Debt Expense			$2,222
	Co Proposed			$4,769

				$(2,546)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 3
W-02450A-12-0312	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED*
1		$ 2,140	$ (1,052)	$ 1,088

	Company Proposed Rate Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$ 122,062.50	$ 48,652.28	$ 49,217.76	$16,420.26	$4,615.99	$995.73	$1,926.91	$233.57
4	Insight Consulting, LLC	$ 216,000.00	$ 86,094.37	$ 87,095.02	$29,057.05	$8,168.39	$1,762.02	$3,409.84	$413.31
5	Roshka Dewulf & Patten, PLC	$ 370,302.78	$ 147,597.14	$ 149,312.63	$49,814.39	$14,003.59	$3,020.75	$5,845.71	$708.57
6	Ullmann & Company P C	$ 78,808.75	$ 31,411.99	$ 31,777.08	$10,601.62	$2,980.28	$642.88	$1,244.10	$150.80

7	Total	$ 787,174.03	$ 313,755.78	$ 317,402.49	$105,893.32	$29,768.25	$6,421.38	$12,426.56	$1,506.25

8	Amortization over 3 years:
9	Year 1	$ 262,391.34	$ 104,585.26	$ 105,800.83	$35,297.77	$9,922.75	$2,140.46	$4,142.19	$502.08
10	Year 2	$ 262,391.34	$ 104,585.26	$ 105,800.83	$35,297.77	$9,922.75	$2,140.46	$4,142.19	$502.08
11	Year 3	$ 262,391.34	$ 104,585.26	$ 105,800.83	$35,297.77	$9,922.75	$2,140.46	$4,142.19	$502.08

12	Totals	$ 787,174.03	$ 313,755.78	$ 317,402.49	$105,693.32	$29,768.25	$6,421.38	$12,426.56	$1,506.25

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Settlement Amount	$ 400,000.00	$ 159,434.01	$ 161,287.07	$53,809.36	$15,126.64	$3,263.00	$6,314.52	$765.40

15	Amortization:
16	Year 1	$ 133,333.33	$ 53,144.67	$ 53,762.36	$17,936.45	$5,042.21	$1,087.67	$2,104.84	$255.13
17	Year 2	$ 133,333.33	$ 53,144.67	$ 53,762.36	$17,936.45	$5,042.21	$1,087.67	$2,104.84	$255.13
18	Year 3	$ 133,333.33	$ 53,144.67	$ 53,762.36	$17,936.45	$5,042.21	$1,087.67	$2,104.84	$255.13

19	Totals	$ 400,000.00	$ 313,755.78	$ 317,402.49	$105,893.32	$29,768.25	$6,421.38	$12,426.56	$1,506.25

20	Adjustment Total, by System	$ (129,058.01)	$ (51,440.59)	$ (52,038.47)	$(17,361.32)	$(4,880.54)	$(1,052.79)	$(2,037.35)	$(248.95)

	References:
	Column (A), Company Workpapers
	Column (B): Line 20 for respective system
	Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 4
W-02450A-12-0312	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - DEPRECIATION EXPENSE

LINE NO.	ACCT. NO.	DESCRIPTION	[A] PLANT BALANCE	[B] DEPRECIATION RATE	[C] DEPRECIATION EXPENSE

1	PLANT IN SERVICE:
2	303	Land and Land Rights	177,430	0.00%	-
3	304	Structures and Improvements	47,677	3.33%	1,588
4	307	Wells and Springs	299,601	3.33%	9,977
5	309	Supply Mains	-	2.00%	-
6	310	Power Generation Equipment	-	5.00%	-
7	311	Pumping Equipment	1,787,637	12.50%	223,455
8	320	Water Treatment Equipment	0		-
	320.1	Water Treatment Plant	1,625,072	3.33%	54,115
	320.2	Solution Chemical Feeders	1,448	20.00%	290
9	330.0	Distribution Reservoirs and Standpipes	-		-
	330.1	Storage Tanks	103,612	2.22%	2,300
	330.2	Pressure Tanks	125,043	5.00%	6,252
10	331	Transmission and Distribution Mains	890,943	2.00%	17,819
11	333	Services	43,069	3.33%	1,434
12	334	Meters and Meter Installations	147,178	8.33%	12,260
13	335	Hydrants	38,386	2.00%	768
14	336	Backflow Prevention Devices	5,894	6.67%	393
15	339	Other Plant and Miscellaneous Equipment	5,427	6.67%	362
16	340	Office Furniture and Equipment	-	6.67%	-
17	341	Transportation Equipment	-	20.00%	-
18	343	Tools, Shop and Garage Equipment	1,977	5.00%	99
19	344	Laboratory Equipment	663	10.00%	66
20	345	Power Operated Equipment	838	5.00%	42
21	346	Communication Equipment	12,408	10.00%	1,241
22	347	Miscellaneous Equipment	5,210	10.00%	521
23	348	Other Tangible Plant	446,880	5.00%	22,344
24			5,766,394		355,325
25		Less: Non Depreciable Plant
26		Land and Land Rights	177,430

27		Net Depreciable Plant and Depreciation Amounts	$5,588,964		$ 355,325
28
29		Less: Non Depreciable Plant
30		Land and Land Rights	$177,430

31		Net Depreciable Plant and Depreciation Amounts	$5,411,534		$ 355,325
32
33
34		Amortization of CIAC	$73,118	6.5661%	$ 4,801

35		Settlement Depreciation Expense			$ 350,524
36		Company Proposed Depreciation Expense			$ 378,634
37		Settlement Adjustment			$ (28,111)
38
39		SETTLEMENT FACTOR			$ (217,666)
40
50		Total Adjustment (line 37+39)			$ (245,777)

		References:
	Col [A]	Schedule B-2
	Col [B]	Proposed Rates per Staff Engineering Report
	Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 5
W-02450A-12-0312	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - INCOME TAXES

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1	Income Taxes	$(197,785)	$154,089	$(43,695)

References:

Column (A), Company Schedule C-2

Column (B): Staff Testimony GWB

Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement ADJ 6
W-02450A-12-0312	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE NO.	DESCRIPTION	SETTLEMENT AS ADJUSTED	SETTLEMENT RECOMMENDED
1	Adjusted Test Year Revenues - 2011	$207,705	$ 207,705
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	415,411	415,411
4	Adjusted Test Year Revenues - 2011	207,705
5	Recommended Revenue		407.689

6	Subtotal (Line 4 + Line 5)	623,116	823,100
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	207,705	274.367
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	415,411	548,733
11	Plus: 10% of CWIP	23,512	23,512
12	Less: Net Book Value of Licensed Vehicles	-	-

13	Full Cash Value (Line 10 + Line 11 - Line 12)	438,923	572,245
14	Assessment Ratio	21.0%	21.0%

15	Assessment Value (Line 13 * Line 14)	92,174	120,171
16	Composite Property Tax Rate	12.2100%	12.2100%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$11,254
18	Company Proposed Property Tax	$11.254

19	Test Year Adjustment (Line 17 - Line 18)	$(0)

20	Property Tax onRecommended Revenue (Line 15 * Line 16)		$ 14,673
21	Test Year Adjusted Property Tax Expense (Line 17)		$ 11,254

22	Increase in Property Tax Due to Increase in Revenue Requirement		$ 3,419

23	Increase in Property Tax Due to increase in Revenue Requirement (Line 22)		$ 3,419
24	Increase in Revenue Requirement		$ 199,983
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		1.70940%

	REFERENCES:
	Line 15: Composite Tax Rate, per Company
	Line 18: Company Schedule C-1, Line 36

DECISION NO.    74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement D-1
W-02450A-12-0312
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

Per Settlement Water Utility of Greater Tonopah, Inc’s revenue requirement is determined by an operating margin of 10%.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement Schedule H-3
W-02450A-12-0312	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Potable Water - All Meter Sizes and Classes*

Monthly Minimum Charges:

		Basic Service Charge
		Present	Proposed
Meter Size (All Classes*)			2014	2015	2016

5/8” X 3/4” Meter		$22.55	$22.55	$30.00	$40.00
3/4” Meter		22.55	22.55	30.00	40.00
1” Meter		56.38	56.38	75.01	100.01
1.5” Meter		112.75	112.75	150.00	200.00
2” Meter		180.40	180.40	240.00	320.00
3” Meter		360.80	360.80	480.00	640.00
4” Meter		563.75	563.75	750.00	1,000.00
6” Meter		1,127.50	1,127.50	1,500.00	2,000.00
8” Meter		2,255.00	2,255.00	2,400.00	3,200.00
Commodity Rate Charges (per 1,000 gallons):
	Rate Block		Volumetric Charge

			Present		Proposed
	Present	Proposed		2014	2015	2016

Tier One Breakover	1,000 Gallons	1,000 Gallons	$1.18	$1.18	$1.82	$2.42
Tier Two Breakover	5,000 Gallons	5,000 Gallons	1.99	1.99	3.36	4.43
Tier Three Breakover	10,000 Gallons	10,000 Gallons	2.89	2.89	4.88	6.43
Tier Four Breakover	18,000 Gallons	18,000 Gallons	3.80	3.80	6.41	8.45
Tier Five Breakover	25,000 Gallons	25,000 Gallons	4.68	4.68	7.90	10.41
Tier Six Breakover	Over 25,000	Over 25,000	5.54	5.54	9.35	12.33
Conservation Rebate
			Proposed
		Present	2014	2015 and thereafter

Threshold (“CRT”) in Gallons		7,401	7,401		7,001
Commodity rate rebate:		45%	45%		50%
(applied if consumption is below the CRT)

*Includes all potable water meters including irrigation meters.

Non-Potable Water - All Meter Sizes and Classes	Present	Proposed	Change

All Gallons (Per Acre Foot)	185.74	533.76	348.02
All Gallons (Per 1,000 Gallons)	0.57	1.638	1.07

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement Schedule H-3

Miscellaneous Service Charges	Present	Proposed	Change

Establishment of Service	$35.00	$35.00	$-
Establishment of Service - After Hours	50.00	Eliminate
Re-establishment of Service (Within 12 Months)	(a)	(a)
Reconnection of Service (Delinquent)	35.00	35.00	-
Reconnection of Service - After Hours (Delinquent)	50.00	Eliminate
Meter Move at Customer Request	(b)	(b)
After Hours Service Charge, Per Hour	50.00	Eliminate
After-Hours Service Charge	NA	35.00
Deposit	(c)	(c)
Meter Re-Read (If Correct)	30.00	30.00	-
Meter Test Fee (If Correct)	30.00	30.00	-
NSF Check	30.00	30.00	-
Late Payment Charge (Per Month)	1.50%	1.50%	0.00%
Deferred Payment Charge (Per Month)	1.50%	1.50%	0.00%

(a) Number of Months off System times the monthly minimum per A.A.C. R14-2-403(D).

(b) Cost to include parts, labor, overhead and all applicable taxes per A.A.C. R14-2-405(B)(5).

(c) Per A.A.C. R14-2-403(B).

In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportionate share of any privilege, sales or use tax in accordance with A.A.C. R14-2-409(D)(5).

Service Line and Meter Installation Charges (Refundable Pursuant to A.A.C. R14-2-405)

Meter Size	Service Line Charges	Present Meter Charges	Total Charges	Service Line Charges	Proposed Meter Charges	Total Charges	Change

5/8 x 3/4” Meter	$445.00	$155.00	$600.00	$445.00	$155.00	$600.00	0.00%
3/4” Meter	445.00	255.00	700.00	445.00	255.00	700.00	0.00%
1” Meter	495.00	315.00	810.00	495.00	315.00	810.00	0.00%
1 1/2” Meter	550.00	525.00	1,075.00	550.00	525.00	1,075.00	0.00%
2” Turbine Meter	830.00	1,045.00	1,875.00	830.00	1,045.00	1,875.00	0.00%
2” Compound Meter	830.00	1,890.00	2,720.00	830.00	1,890.00	2,720.00	0.00%
3” Turbine Meter	1,045.00	1,670.00	2,715.00	1,045.00	1,670.00	2,715.00	0.00%
3” Compound Meter	1,165.00	2,545.00	3,710.00	1,165.00	2,545.00	3,710.00	0.00%
4” Turbine Meter	1,490.00	2,670.00	4,160.00	1,490.00	2,670.00	4,160.00	0.00%
4” Compound Meter	1,670.00	3,645.00	5,315.00	1,670.00	3,645.00	5,315.00	0.00%
6” Turbine Meter	2,210.00	5,025.00	7,235.00	2,210.00	5,025.00	7,235.00	0.00%
6” Compound Meter	2,330.00	6,920.00	9,250.00	2,330.00	6,920.00	9,250.00	0.00%
8” and Larger Meters	Cost	Cost	Cost	Cost	Cost	Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 27.58	$ 27.58	$ -	0.0%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$22.55	$-	$22.55	$22.55	$-	$22.55	0.0%
1,000	23.73	(0.53)	23.20	23.73	(0.53)	23.20	0.0%
2,000	25.72	(1.43)	24.29	25.72	(1.43)	24.29	0.0%
3,000	27.71	(2.32)	25.39	27.71	(2.32)	25.39	0.0%
4,000	29.70	(3.22)	26.48	29.70	(3.22)	26.48	0.0%
5,000	31.69	(4.11)	27.58	31.69	(4.11)	27.58	0.0%
6,000	34.58	(5.41)	29.17	34.58	(5.41)	29.17	0.0%
7,000	37.47	(6.71)	30.76	37.47	(6.71)	30.76	0.0%
8,000	40.36	-	40.36	40.36	-	40.36	0.0%
9,000	43.25	-	43.25	43.25	-	43.25	0.0%
10,000	46.14	-	46.14	46.14	-	46.14	0.0%
15,000	65.14	-	65.14	65.14	-	65.14	0.0%
20,000	85.90	-	85.90	85.90	-	85.90	0.0%
25,000	109.30	-	109.30	109.30	-	109.30	0.0%
50,000	247.80	-	247.80	247.80	-	247.80	0.0%
75,000	386.30	-	386.30	386.30	-	386.30	0.0%
100,000	524.80	-	524.80	524.80	-	524.80	0.0%
125,000	663.30	-	663.30	663.30	-	663.30	0.0%
150,000	801.80	-	801.80	801.80	-	801.80	0.0%
175,000	940.30	-	940.30	940.30	-	940.30	0.0%
200,000	1,078.80	-	1,078.80	1,078.80	-	1,078.80	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 27.58	$ 37.63	$ 10.05	36.5%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$22.55	$-	$22.55	$30.00	$-	$30.00	33.0%
1,000	23.73	(0.53)	23.20	31.82	(0.91)	30.91	33.2%
2,000	25.72	(1.43)	24.29	35.18	(2.59)	32.59	34.2%
3,000	27.71	(2.32)	25.39	38.54	(4.27)	34.27	35.0%
4,000	29.70	(3.22)	26.48	41.90	(5.95)	35.95	35.8%
5,000	31.69	(4.11)	27.58	45.26	(7.63)	37.63	36.5%
6,000	34.58	(5.41)	29.17	50.14	(10.07)	40.07	37.4%
7,000	37.47	(6.71)	30.76	55.02	(12.51)	42.51	38.2%
8,000	40.36	-	40.36	59.90	-	59.90	48.4%
9,000	43.25	-	43.25	64.78	-	64.78	49.8%
10,000	46.14	-	46.14	69.66	-	69.66	51.0%
15,000	65.14	-	65.14	101.71	-	101.71	56.1%
20,000	85.90	-	85.90	136.74	-	136.74	59.2%
25,000	109.30	-	109.30	176.24	-	176.24	61.2%
50,000	247.80	-	247.80	409.99	-	409.99	65.5%
75,000	386.30	-	386.30	643.74	-	643.74	66.6%
100,000	524.80	-	524.80	877.49	-	877.49	67.2%
125,000	663.30	-	663.30	1,111.24	-	1,111.24	67.5%
150,000	801.80	-	801.80	1,344.99	-	1,344.99	67.7%
175,000	940.30	-	940.30	1,578.74	-	1,578.74	67.9%
200,000	1,078.80	-	1,078.80	1,812.49	-	1,812.49	68.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 27.58	$ 50.07	$ 22.49	81.6%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$22.55	$-	$22.55	$40.00	$-	$40.00	77.4%
1,000	23.73	(0.53)	23.20	42.42	(1.21)	41.21	77.6%
2,000	25.72	(1.43)	24.29	46.85	(3.43)	43.43	78.8%
3,000	27.71	(2.32)	25.39	51.28	(5.64)	45.64	79.8%
4,000	29.70	(3.22)	26.48	55.71	(7.86)	47.86	80.7%
5,000	31.69	(4.11)	27.58	60.14	(10.07)	50.07	81.6%
6,000	34.58	(5.41)	29.17	66.57	(13.29)	53.29	82.7%
7,000	37.47	(6.71)	30.76	73.00	(16.50)	56.50	83.7%
8,000	40.36	-	40.36	79.43	-	79.43	96.8%
9,000	43.25	-	43.25	85.86	-	85.86	98.5%
10,000	46.14	-	46.14	92.29	-	92.29	100.0%
15,000	65.14	-	65.14	134.54	-	134.54	106.5%
20,000	85.90	-	85.90	180.71	-	180.71	110.4%
25,000	109.30	-	109.30	232.76	-	232.76	113.0%
50,000	247.80	-	247.80	541.01	-	541.01	118.3%
75,000	386.30	-	386.30	849.26	-	849.26	119.8%
100,000	524.80	-	524.80	1,157.51	-	1,157.51	120.6%
125,000	663.30	-	663.30	1,465.76	-	1,465.76	121.0%
150,000	801.80	-	801.80	1,774.01	-	1,774.01	121.3%
175,000	940.30	-	940.30	2,082.26	-	2,082.26	121.4%
200,000	1,078.80	-	1,078.80	2,390.51	-	2,390.51	121.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7000	$ 64.59	$ 64.59	$ -	0.0%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$56.38	$-	$56.38	$56.38	$-	$56.38	0.0%
1,000	57.56	(0.53)	57.03	57.56	(0.53)	57.03	0.0%
2,000	59.55	(1.43)	58.12	59.55	(1.43)	58.12	0.0%
3,000	61.54	(2.32)	59.22	61.54	(2.32)	59.22	0.0%
4,000	63.53	(3.22)	60.31	63.53	(3.22)	60.31	0.0%
5,000	65.52	(4.11)	61.41	65.52	(4.11)	61.41	0.0%
6,000	68.41	(5.41)	63.00	68.41	(5.41)	63.00	0.0%
7,000	71.30	(6.71)	64.59	71.30	(6.71)	64.59	0.0%
8,000	74.19	-	74.19	74.19	-	74.19	0.0%
9,000	77.08	-	77.08	77.08	-	77.08	0.0%
10,000	79.97	-	79.97	79.97	-	79.97	0.0%
15,000	98.97	-	98.97	98.97	-	98.97	0.0%
20,000	119.73	-	119.73	119.73	-	119.73	0.0%
25,000	143.13	-	143.13	143.13	-	143.13	0.0%
50,000	281.63	-	281.63	281.63	-	281.63	0.0%
75,000	420.13	-	420.13	420.13	-	420.13	0.0%
100,000	558.63	-	558.63	558.63	-	558.63	0.0%
125,000	697.13	-	697.13	697.13	-	697.13	0.0%
150,000	835.63	-	835.63	835.63	-	835.63	0.0%
175,000	974.13	-	974.13	974.13	-	974.13	0.0%
200,000	1,112.63	-	1,112.63	1,112.63	-	1,112.63	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7000	$ 64.59	$ 87.52	$ 22.93	35.5%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$56.38	$-	$56.38	$75.01	$-	$75.01	33.0%
1,000	57.56	(0.53)	57.03	76.83	(0.91)	75.92	33.1%
2,000	59.55	(1.43)	58.12	80.19	(2.59)	77.60	33.5%
3,000	61.54	(2.32)	59.22	83.55	(4.27)	79.28	33.9%
4,000	63.53	(3.22)	60.31	86.91	(5.95)	80.96	34.2%
5,000	65.52	(4.11)	61.41	90.27	(7.63)	82.64	34.6%
6,000	68.41	(5.41)	63.00	95.15	(10.07)	85.08	35.0%
7,000	71.30	(6.71)	64.59	100.03	(12.51)	87.52	35.5%
8,000	74.19	-	74.19	104.91	-	104.91	41.4%
9,000	77.08	-	77.08	109.79	-	109.79	42.4%
10,000	79.97	-	79.97	114.67	-	114.67	43.4%
15,000	98.97	-	98.97	146.72	-	146.72	48.2%
20,000	119.73	-	119.73	181.75	-	181.75	51.8%
25,000	143.13	-	143.13	221.25	-	221.25	54.6%
50,000	281.63	-	281.63	455.00	-	455.00	61.6%
75,000	420.13	-	420.13	688.75	-	688.75	63.9%
100,000	558.63	-	558.63	922.50	-	922.50	65.1%
125,000	697.13	-	697.13	1,156.25	-	1,156.25	65.9%
150,000	835.63	-	835.63	1,390.00	-	1,390.00	66.3%
175,000	974.13	-	974.13	1,623.75	-	1,623.75	66.7%
200,000	1,112.63	-	1,112.63	1,857.50	-	1,857.50	66.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7000	$ 64.59	$ 116.51	$ 51.92	80.4%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$56.38	$-	$56.38	$100.01	$-	$100.01	77.4%
1,000	57.56	(0.53)	57.03	102.43	(1.21)	101.22	77.5%
2,000	59.55	(1.43)	58.12	106.86	(3.43)	103.43	78.0%
3,000	61.54	(2.32)	59.22	111.29	(5.64)	105.65	78.4%
4,000	63.53	(3.22)	60.31	115.72	(7.86)	107.86	78.8%
5,000	65.52	(4.11)	61.41	120.15	(10.07)	110.08	79.3%
6,000	68.41	(5.41)	63.00	126.58	(13.29)	113.29	79.8%
7,000	71.30	(6.71)	64.59	133.01	(16.50)	116.51	80.4%
8,000	74.19	-	74.19	139.44	-	139.44	87.9%
9,000	77.08	-	77.08	145.87	-	145.87	89.2%
10,000	79.97	-	79.97	152.30	-	152.30	90.4%
15,000	98.97	-	98.97	194.55	-	194.55	96.6%
20,000	119.73	-	119.73	240.72	-	240.72	101.1%
25,000	143.13	-	143.13	292.77	-	292.77	104.5%
50,000	281.63	-	281.63	601.02	-	601.02	113.4%
75,000	420.13	-	420.13	909.27	-	909.27	116.4%
100,000	558.63	-	558.63	1,217.52	-	1,217.52	117.9%
125,000	697.13	-	697.13	1,525.77	-	1,525.77	118.9%
150,000	835.63	-	835.63	1,834.02	-	1,834.02	119.5%
175,000	974.13	-	974.13	2,142.27	-	2,142.27	119.9%
200,000	1,112.63	-	1,112.63	2,450.52	-	2,450.52	120.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2000	$ 114.49	$ 114.49	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$112.75	$-	$112.75	$112.75	$-	$112.75	0.0%
1,000	113.93	(0.53)	113.40	113.93	(0.53)	113.40	0.0%
2,000	115.92	(1.43)	114.49	115.92	(1.43)	114.49	0.0%
3,000	117.91	(2.32)	115.59	117.91	(2.32)	115.59	0.0%
4,000	119.90	(3.22)	116.68	119.90	(3.22)	116.68	0.0%
5,000	121.89	(4.11)	117.78	121.89	(4.11)	117.78	0.0%
6,000	124.78	(5.41)	119.37	124.78	(5.41)	119.37	0.0%
7,000	127.67	(6.71)	120.96	127.67	(6.71)	120.96	0.0%
8,000	130.56	-	130.56	130.56	-	130.56	0.0%
9,000	133.45	-	133.45	133.45	-	133.45	0.0%
10,000	136.34	-	136.34	136.34	-	136.34	0.0%
15,000	155.34	-	155.34	155.34	-	155.34	0.0%
20,000	176.10	-	176.10	176.10	-	176.10	0.0%
25,000	199.50	-	199.50	199.50	-	199.50	0.0%
50,000	338.00	-	338.00	338.00	-	338.00	0.0%
75,000	476.50	-	476.50	476.50	-	476.50	0.0%
100,000	615.00	-	615.00	615.00	-	615.00	0.0%
125,000	753.50	-	753.50	753.50	-	753.50	0.0%
150,000	892.00	-	892.00	892.00	-	892.00	0.0%
175,000	1,030.50	-	1,030.50	1,030.50	-	1,030.50	0.0%
200,000	1,169.00	-	1,169.00	1,169.00	-	1,169.00	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2000	$ 114.49	$ 152.59	$ 38.10	33.3%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 112.75	$ -	$ 112.75	$ 150.00	$ -	$ 150.00	33.0%
1,000	113.93	(0.53)	113.40	151.82	(0.91)	150.91	33.1%
2,000	115.92	(1.43)	114.49	155.18	(2.59)	152.59	33.3%
3,000	117.91	(2.32)	115.59	158.54	(4.27)	154.27	33.5%
4,000	119.90	(3.22)	116.68	161.90	(5.95)	155.95	33.7%
5,000	121.89	(4.11)	117.78	165.26	(7.63)	157.63	33.8%
6,000	124.78	(5.41)	119.37	170.14	(10.07)	160.07	34.1%
7,000	127.67	(6.71)	120.96	175.02	(12.51)	162.51	34.4%
8,000	130.56	-	130.56	179.90	-	179.90	37.8%
9,000	133.45	-	133.45	184.78	-	184.78	38.5%
10,000	136.34	-	136.34	189.66	-	189.66	39.1%
15,000	155.34	-	155.34	221.71	-	221.71	42.7%
20,000	176.10	-	176.10	256.74	-	256.74	45.8%
25,000	199.50	-	199.50	296.24	-	296.24	48.5%
50,000	338.00	-	338.00	529.99	-	529.99	56.8%
75,000	476.50	-	476.50	763.74	-	763.74	60.3%
100,000	615.00	-	615.00	997.49	-	997.49	62.2%
125,000	753.50	-	753.50	1,231.24	-	1,231.24	63.4%
150,000	892.00	-	892.00	1,464.99	-	1,464.99	64.2%
175,000	1,030.50	-	1,030.50	1,698.74	-	1,698.74	64.8%
200,000	1,169.00	-	1,169.00	1,932.49	-	1,932.49	65.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2000	$ 114.49	$ 203.43	$ 88.93	77.7%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 112.75	$ -	$ 112.75	$ 200.00	$ -	$ 200.00	77.4%
1,000	113.93	(0.53)	113.40	202.42	(1.21)	201.21	77.4%
2,000	115.92	(1.43)	114.49	206.85	(3.43)	203.43	77.7%
3,000	117.91	(2.32)	115.59	211.28	(5.64)	205.64	77.9%
4,000	119.90	(3.22)	116.68	215.71	(7.86)	207.86	78.1%
5,000	121.89	(4.11)	117.78	220.14	(10.07)	210.07	78.4%
6,000	124.78	(5.41)	119.37	226.57	(13.29)	213.29	78.7%
7,000	127.67	(6.71)	120.96	233.00	(16.50)	216.50	79.0%
8,000	130.56	-	130.56	239.43	-	239.43	83.4%
9,000	133.45	-	133.45	245.86	-	245.86	84.2%
10,000	136.34	-	136.34	252.29	-	252.29	85.0%
15,000	155.34	-	155.34	294.54	-	294.54	89.6%
20,000	176.10	-	176.10	340.71	-	340.71	93.5%
25,000	199.50	-	199.50	392.76	-	392.76	96.9%
50,000	338.00	-	338.00	701.01	-	701.01	107.4%
75,000	476.50	-	476.50	1,009.26	-	1,009.26	111.8%
100,000	615.00	-	615.00	1,317.51	-	1,317.51	114.2%
125,000	753.50	-	753.50	1,625.76	-	1,625.76	115.8%
150,000	892.00	-	892.00	1,934.01	-	1,934.01	116.8%
175,000	1,030.50	-	1,030.50	2,242.26	-	2,242.26	117.6%
200,000	1,169.00	-	1,169.00	2,550.51	-	2,550.51	118.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	76000	$ 549.69	$ 549.69	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 180.40	$ -	$ 180.40	$ 180.40	$ -	$ 180.40	0.0%
1,000	181.58	(0.53)	181.05	181.58	(0.53)	181.05	0.0%
2,000	183.57	(1.43)	182.14	183.57	(1.43)	182.14	0.0%
3,000	185.56	(2.32)	183.24	185.56	(2.32)	183.24	0.0%
4,000	187.55	(3.22)	184.33	187.55	(3.22)	184.33	0.0%
5,000	189.54	(4.11)	185.43	189.54	(4.11)	185.43	0.0%
6,000	192.43	(5.41)	187.02	192.43	(5.41)	187.02	0.0%
7,000	195.32	(6.71)	188.61	195.32	(6.71)	188.61	0.0%
8,000	198.21	-	198.21	198.21	-	198.21	0.0%
9,000	201.10	-	201.10	201.10	-	201.10	0.0%
10,000	203.99	-	203.99	203.99	-	203.99	0.0%
15,000	222.99	-	222.99	222.99	-	222.99	0.0%
20,000	243.75	-	243.75	243.75	-	243.75	0.0%
25,000	267.15	-	267.15	267.15	-	267.15	0.0%
50,000	405.65	-	405.65	405.65	-	405.65	0.0%
75,000	544.15	-	544.15	544.15	-	544.15	0.0%
100,000	682.65	-	682.65	682.65	-	682.65	0.0%
125,000	821.15	-	821.15	821.15	-	821.15	0.0%
150,000	959.65	-	959.65	959.65	-	959.65	0.0%
175,000	1,098.15	-	1,098.15	1,098.15	-	1,098.15	0.0%
200,000	1,236.65	-	1,236.65	1,236.65	-	1,236.65	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	76000	$ 549.69	$ 863.09	$ 313.40	57.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 180.40	$ -	$ 180.40	$ 240.00	$ -	$ 240.00	33.0%
1,000	181.58	(0.53)	181.05	241.82	(0.91)	240.91	33.1%
2,000	183.57	(1.43)	182.14	245.18	(2.59)	242.59	33.2%
3,000	185.56	(2.32)	183.24	248.54	(4.27)	244.27	33.3%
4,000	187.55	(3.22)	184.33	251.90	(5.95)	245.95	33.4%
5,000	189.54	(4.11)	185.43	255.26	(7.63)	247.63	33.5%
6,000	192.43	(5.41)	187.02	260.14	(10.07)	250.07	33.7%
7,000	195.32	(6.71)	188.61	265.02	(12.51)	252.51	33.9%
8,000	198.21	-	198.21	269.90	-	269.90	36.2%
9,000	201.10	-	201.10	274.78	-	274.78	36.6%
10,000	203.99	-	203.99	279.66	-	279.66	37.1%
15,000	222.99	-	222.99	311.71	-	311.71	39.8%
20,000	243.75	-	243.75	346.74	-	346.74	42.3%
25,000	267.15	-	267.15	386.24	-	386.24	44.6%
50,000	405.65	-	405.65	619.99	-	619.99	52.8%
75,000	544.15	-	544.15	853.74	-	853.74	56.9%
100,000	682.65	-	682.65	1,087.49	-	1,087.49	59.3%
125,000	821.15	-	821.15	1,321.24	-	1,321.24	60.9%
150,000	959.65	-	959.65	1,554.99	-	1,554.99	62.0%
175,000	1,098.15	-	1,098.15	1,788.74	-	1,788.74	62.9%
200,000	1,236.65	-	1,236.65	2,022.49	-	2,022.49	63.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	76000	$ 549.69	$ 1,141.59	$ 591.90	107.7%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 180.40	$ -	$ 180.40	$ 320.00	$ -	$ 320.00	77.4%
1,000	181.58	(0.53)	181.05	322.42	(1.21)	321.21	77.4%
2,000	183.57	(1.43)	182.14	326.85	(3.43)	323.43	77.6%
3,000	185.56	(2.32)	183.24	331.28	(5.64)	325.64	77.7%
4,000	187.55	(3.22)	184.33	335.71	(7.86)	327.86	77.9%
5,000	189.54	(4.11)	185.43	340.14	(10.07)	330.07	78.0%
6,000	192.43	(5.41)	187.02	346.57	(13.29)	333.29	78.2%
7,000	195.32	(6.71)	188.61	353.00	(16.50)	336.50	78.4%
8,000	198.21	-	198.21	359.43	-	359.43	81.3%
9,000	201.10	-	201.10	365.86	-	365.86	81.9%
10,000	203.99	-	203.99	372.29	-	372.29	82.5%
15,000	222.99	-	222.99	414.54	-	414.54	85.9%
20,000	243.75	-	243.75	460.71	-	460.71	89.0%
25,000	267.15	-	267.15	512.76	-	512.76	91.9%
50,000	405.65	-	405.65	821.01	-	821.01	102.4%
75,000	544.15	-	544.15	1,129.26	-	1,129.26	107.5%
100,000	682.65	-	682.65	1,437.51	-	1,437.51	110.6%
125,000	821.15	-	821.15	1,745.76	-	1,745.76	112.6%
150,000	959.65	-	959.65	2,054.01	-	2,054.01	114.0%
175,000	1,098.15	-	1,098.15	2,362.26	-	2,362.26	115.1%
200,000	1,236.65	-	1,236.65	2,670.51	-	2,670.51	115.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	18500	$ 416.69	$ 416.69	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 360.80	$ -	$ 360.80	$ 360.80	$ -	$ 360.80	0.0%
1,000	361.98	(0.53)	361.45	361.98	(0.53)	361.45	0.0%
2,000	363.97	(1.43)	362.54	363.97	(1.43)	362.54	0.0%
3,000	365.96	(2.32)	363.64	365.96	(2.32)	363.64	0.0%
4,000	367.95	(3.22)	364.73	367.95	(3.22)	364.73	0.0%
5,000	369.94	(4.11)	365.83	369.94	(4.11)	365.83	0.0%
6,000	372.83	(5.41)	367.42	372.83	(5.41)	367.42	0.0%
7,000	375.72	(6.71)	369.01	375.72	(6.71)	369.01	0.0%
8,000	378.61	-	378.61	378.61	-	378.61	0.0%
9,000	381.50	-	381.50	381.50	-	381.50	0.0%
10,000	384.39	-	384.39	384.39	-	384.39	0.0%
15,000	403.39	-	403.39	403.39	-	403.39	0.0%
20,000	424.15	-	424.15	424.15	-	424.15	0.0%
25,000	447.55	-	447.55	447.55	-	447.55	0.0%
50,000	586.05	-	586.05	586.05	-	586.05	0.0%
75,000	724.55	-	724.55	724.55	-	724.55	0.0%
100,000	863.05	-	863.05	863.05	-	863.05	0.0%
125,000	1,001.55	-	1,001.55	1,001.55	-	1,001.55	0.0%
150,000	1,140.05	-	1,140.05	1,140.05	-	1,140.05	0.0%
175,000	1,278.55	-	1,278.55	1,278.55	-	1,278.55	0.0%
200,000	1,417.05	-	1,417.05	1,417.05	-	1,417.05	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	18500	$ 416.69	$ 574.15	$ 157.46	37.8%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 360.80	$ -	$ 360.80	$ 480.00	$ -	$ 480.00	33.0%
1,000	361.98	(0.53)	361.45	481.82	(0.91)	480.91	33.1%
2,000	363.97	(1.43)	362.54	485.18	(2.59)	482.59	33.1%
3,000	365.96	(2.32)	363.64	488.54	(4.27)	484.27	33.2%
4,000	367.95	(3.22)	364.73	491.90	(5.95)	485.95	33.2%
5,000	369.94	(4.11)	365.83	495.26	(7.63)	487.63	33.3%
6,000	372.83	(5.41)	367.42	500.14	(10.07)	490.07	33.4%
7,000	375.72	(6.71)	369.01	505.02	(12.51)	492.51	33.5%
8,000	378.61	-	378.61	509.90	-	509.90	34.7%
9,000	381.50	-	381.50	514.78	-	514.78	34.9%
10,000	384.39	-	384.39	519.66	-	519.66	35.2%
15,000	403.39	-	403.39	551.71	-	551.71	36.8%
20,000	424.15	-	424.15	586.74	-	586.74	38.3%
25,000	447.55	-	447.55	626.24	-	626.24	39.9%
50,000	586.05	-	586.05	859.99	-	859.99	46.7%
75,000	724.55	-	724.55	1,093.74	-	1,093.74	51.0%
100,000	863.05	-	863.05	1,327.49	-	1,327.49	53.8%
125,000	1,001.55	-	1,001.55	1,561.24	-	1,561.24	55.9%
150,000	1,140.05	-	1,140.05	1,794.99	-	1,794.99	57.4%
175,000	1,278.55	-	1,278.55	2,028.74	-	2,028.74	58.7%
200,000	1,417.05	-	1,417.05	2,262.49	-	2,262.49	59.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water Utility of Greater Tonopah, Inc.	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis
2016

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	18500	$ 416.69	$ 764.12	$ 347.43	83.4%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 360.80	$ -	$ 360.80	$ 640.00	$ -	$ 640.00	77.4%
1,000	361.98	(0.53)	361.45	642.42	(1.21)	641.21	77.4%
2,000	363.97	(1.43)	362.54	646.85	(3.43)	643.43	77.5%
3,000	365.96	(2.32)	363.64	651.28	(5.64)	645.64	77.6%
4,000	367.95	(3.22)	364.73	655.71	(7.86)	647.86	77.6%
5,000	369.94	(4.11)	365.83	660.14	(10.07)	650.07	77.7%
6,000	372.83	(5.41)	367.42	666.57	(13.29)	653.29	77.8%
7,000	375.72	(6.71)	369.01	673.00	(16.50)	656.50	77.9%
8,000	378.61	-	378.61	679.43	-	679.43	79.5%
9,000	381.50	-	381.50	685.86	-	685.86	79.8%
10,000	384.39	-	384.39	692.29	-	692.29	80.1%
15,000	403.39	-	403.39	734.54	-	734.54	82.1%
20,000	424.15	-	424.15	780.71	-	780.71	84.1%
25,000	447.55	-	447.55	832.76	-	832.76	86.1%
50,000	586.05	-	586.05	1,141.01	-	1,141.01	94.7%
75,000	724.55	-	724.55	1,449.26	-	1,449.26	100.0%
100,000	863.05	-	863.05	1,757.51	-	1,757.51	103.6%
125,000	1,001.55	-	1,001.55	2,065.76	-	2,065.76	106.3%
150,000	1,140.05	-	1,140.05	2,374.01	-	2,374.01	108.2%
175,000	1,278.55	-	1,278.55	2,682.26	-	2,682.26	109.8%
200,000	1,417.05	-	1,417.05	2,990.51	-	2,990.51	111.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Valencia Water Company, Inc. – Greater Buckeye Division

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division. W-02451A-12-0313 Test Year Ended December 31, 2011	Settlement A-1

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$634,979	$634,979	$634,979	$634,979

2	Adjusted Operating Income (Loss)	$49,158	$49,158	$42,015	$42,015

3	Current Rate of Return (L2 / L1)	7.74%	7.74%	6.62%	6.62%

4	Required Rate of Return	11.18%	11.18%	7.50%	7.50%

5	Required Operating Income (L4 * L1)	$70,975	$70,975	$47,623	$47,623

6	Operating Income Deficiency (L5 - L2)	$21,817	$21,817	$5,608	$5,608

7	Gross Revenue Conversion Factor	1.6694	1.6694	1.6563	1.6563

8	Required Revenue Increase (L7 * L6)	$36,423	$36,423	$9,289	$9,289

9	Adjusted Test Year Revenue	$462,043	$462,043	$462,043	$462,043

10	Proposed Annual Revenue (L8 + L9)	$498,466	$498,466	$471,331	$471,331

11	Required Increase in Revenue (%)	7.88%	7.88%	2.01%	2.01%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	9.50%	9.50%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Schedule: A-1a
W-02451A-12-0313	Settlement Phase in
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT
	Revenue Increase	Revenue Increase
Year	(Relative to Test Year)	(Relative to Previous Year)

2014	-	-

2015	4,644	4,644

2016	9,289	4,644

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division. W-02451A-12-0313 Test Year Ended December 31, 2011	Settlement Gross Revenue Conversion Factor GRCF

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)

	Calculation of Gross Revenue Conversion Factor:
1	Revenue	100.0000%

2	Uncollecible Factor (Line 11)	0.5096%

3	Revenues (L1 - L2)	99.4904%

4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	39.1155%

5	Subtotal (L3 - L4)	60.3749%

6	Revenue Conversion Factor (L1 / L5)	1.656318

	Calculation of Uncollecttible Factor:
7	Unity	100.0000%

8	Combined Federal and State Tax Rate (Line 17)	38.5989%

9	One Minus Combined Income Tax Rate (L7 - L8)	61.4011%

10	Uncollectible Rate	0.8300%

11	Uncollectible Factor (L9 * L10)		0.5096%

	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%

13	Arizona State Income Tax Rate	6.9680%

14	Federal Taxable Income (L12 - L13)	93.0320%

15	Applicable Federal Income Tax Rate (Line 44)	34.0000%

16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%

17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity	100.0000%
19	Combined Federal and State Income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 6, L25)	0.8414%

22	Effective Property Tax Factor (L20*L21)		0.5166%

23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			39.1155%

24	Required Operating Income (Schedule A-1)	$47,623
25	AdjustedTest Year Operating Income (Loss) (ScheduleC-1)	$42,015

26	Required Increase in Operating Income (L24 - L25)		$5,608

27	Income Taxes on Recommended Revenue (Col. (C), L48)	$15,967
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$12,441

29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$3,525

30	Required Revenue Increase (Schedule A-1)	$9,289

31	Uncollectible Rate (Line 10)	0.8300%

32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$77
33	Adjusted Test Year Uncollectible Expense - N/A	$-

34	Required Increase in Revenue to Provide for Uncollectible Exp.		$77

35	Property Tax with Recommended Revenue (ADJ 6, Line 21)	$11,741
36	Property Tax on Test Year Revenue (ADJ 6, Col A, L19)	$11,663

37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$78

38	Total Required increase in Revenue (L26 + L29 + L34+ L37)		$9,289

		(A)	(B)	(C)
		Test Year		Settlement Recommended
	Calculation of Income Tax:
39	Revenue (Schedule C-1)	$462,043		$471,331
40	Operating Expenses Excluding Income Taxes	$407,586		$407,741
41	Synchronized Interest (L53)	$22,224		$22,224
42	Arizona Taxable Income (L39 - L40 - L41)	$32,233		$41,366
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$2,246		$2,882
45	Federal Taxable Income (L42 - L44)	$29,987		$38,484
46	Federal Tax	$10,195		$13,084
47	Total Federal Income Tax	$10,195		$13,084
48	Combined Federal and State Income Tax (L43 + L47)	$12,441		$15,967

50	Effective Tax Rate

	Calculation of Interest Synchronization:			N/A
51	Rate Base (Schedule B-1)			$634,979
52	Weighted Average Cost of Debt			3.5000%
53	Synchronized Interest (L50 X L51)			$22,224

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division. W-02451A-12-0313 Test Year Ended December 31, 2011	Settlement B-1

RATE BASE - ORIGINAL COST

LINE NO.		(A) COMPANY AS FILED	(B) SETTLEMENT ADJUSTMENTS	(C) SETTLEMENT AS ADJUSTED

1	Plant in Service	$3,079,206	$0	$3,079,206
2	Less: Accumulated Depreciation	1,372,116	-	1,372,116

3	Net Plant in Service	$1,707,090	$0	$1,707,090

	LESS:

4	Contributions in Aid of Construction (CIAC)	$407,979	$-	$407,979
5	Less: Accumulated Amortization	171,882	-	171,882

6	Net CIAC	236,097	-	236,097

7	Advances in Aid of Construction (AIAC)	722,274	-	722,274

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	112,475	-	112,475

	Customer Meter Deposits	43,597		43,597

	ADD:

11	Accumulated Deferred Income Tax Debits	42,332	-	42,332

12	Cash Working Capital	-	-	-

13	Prepayments	-	-	-

14	Supplies Inventory	-	-	-

15	Projected Capital Expenditures	-	-	-

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$634,979	$0	$634,979

	References: Column (A), Company Schedule B-2 Column (B): Schedule B-2 Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division. W-02451A-12-0313 Test Year Ended December 31, 2011	Settlement B-2

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[I]

LINE NO.	ACCT. NO.	DESCRIPTION	COMPANY AS FILED	Reclassification ADJ #1 Staff Testimony GWB	SETTLEMENT ADJUSTED
	PLANT IN SERVICE:
1	303	Land and Land Rights	$27,898	$-	$27,898
2	304	Structures and Improvements	39,296		39,296
3	307	Wells and Springs	115,895		115,895
4	309	Supply Mains	-		-
5	310	Power Generation Equipment	1,738		1,738
6	311	Pumping Equipment	543,761		543,761
7	320	Water Treatment Equipment	844,990	(844,990)	-
8	320.1	Water Treatment Plant		844,990	844,990
9	320.2	Solution Chemical Feeders			-
10	330	Distribution Reservoirs and Standpipes	588,494	(588,494)	-
11	330.1	Storage Tanks		463,799	463,799
12	330.2	Pressure Tanks		124,695	124,695
13	331	Transmission and Distribution Mains	766,900		766,900
14	333	Services	37,406		37,406
15	334	Meters and Meter Installations	37,332		37,332
16	335	Hydrants	40,757		40,757
17	336	Backflow Prevention Devices	5,432		5,432
18	339	Other Plant and Miscellaneous Equipment	4,284		4,284
19	340	Office Furniture and Equipment	-		-
20	341	Transportation Equipment	-		-
21	343	Tools, Shop and Garage Equipment	1,650		1,650
22	344	Laboratory Equipment	-		-
23	345	Power Operated Equipment	-		-
24	346	Communication Equipment	4,751		4,751
25	347	Miscellaneous Equipment	10,089		10,089
26	348	Other Tangible Plant	8,533		8,533

27	Total Plant in Service		3,079,206	0	3,079,206
28
29	Accumulated Depreciation		1,372,116	-	1,372,116

30	Net Plant in Service		$1,707,090	$0	$1,707,090
31
32	LESS:
33	Contributions in Aid of Construction (CIAC)		407,979		$407,979
34	Less: Accumulated Amortization		171,882	-	171,882

35	Net CIAC (L63-L64)		236,097	-	236,097
36	Advances in Aid of Construction (AIAC)		722,274	-	722,274
37	Imputed Reg Advances		-	-	-
38	Imputed Reg CIAC			-	-
39	Accumulated Deferred Income Tax Credits		112,475		112,475
40	Customer Meter Deposits		43,597		43,597
41	ADD:				-
42	Accumulated Deferred Income Tax Debits		42,332		42,332
43	Working Capital Allowance				-

50	Original Cost Rate Base		$634,979	$0	$634,979

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division. W-02451A-12-0313 Test Year Ended December 31, 2011	Settlement C-1

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

		[A]	[B]	[C] SETTLEMENT	[D]	[E]
LINE NO.	DESCRIPTION	COMPANY TEST YEAR AS FILED	SETTLEMENT TEST YEAR ADJUSTMENTS	TEST YEAR AS ADJUSTED	SETTLEMENT RECOMMENDED CHANGES	SETTLEMENT RECOMMENDED

		$-	$-	$-	$9,289	$9,289
1	461 Metered Water Revenue	449,915	-	449,915	-	449,915
2	460 Unmetered Water Revenue	-		-
3	474 Other Water Revenues	12,128	-	12,128	-	12,128

4	Total Operating Revenues	$462,043	$-	$462,043	$9,289	$471,331

5	601 Salary and Wages - Employees	$108,598	$-	$108,598	$-	$108,598
6	610 Purchased Water	51,353	-	51,353	-	51,353
7	615 Purchased Power	27,669	(504)	27,166	-	27,166
8	618 Chemicals	5,234	(95)	5,139	-	5,139
9	620 Materials and Supplies	(2,816)	-	(2,816)	-	(2,816)
10	621 Office Supplies and Expense	5,458	-	5,458	-	5,458
11	630 Outside Services	36,433	-	36,433	-	36,433
12	635 Contractual Services - Testing	3,252	-	3,252	-	3,252
13	636 Contractual Services - Other	-	-	-	-	-
14	641 Rental of Building/Real Propert	4,216	-	4,216	-	4,216
15	650 Transportation Expenses	9,090	-	9,090		9,090
16	657 Insurance - General Liability	2,836	-	2,836	-	2,836
17	659 Insurance - Other	1,509	-	1,509	-	1,509
18	666 Regulatory Commission Expen	4,142	(2,037)	2,105	-	2,105
19	670 Bad Debt Expense	11,295	(7,460)	3,835	77	3,912
20	675 Miscellaneous Expenses	13,302	-	13,302	-	13,302
21	403 Depreciation Expense	137,751	10,580	148,331		148,331
22	403 Depreciation Expense – CIAC	(25,605)	-	(25,605)		(25,605)
23	408 Taxes Other Than Income	1,722	-	1,722	-	1,722
24	408.11 Taxes Other Than Income -	11,663	-	11,663	78	11,741
25	409 Income Taxes	5,783	6,658	12,441		15,967

26	Total Operating Expenses	412,885	7,142	420,027	3,681	423,708

27	Operating Income (Loss)	$49,158	$(7,142)	$42,015	$5,608	$47,623

	References: Column (A): Company Schedule C-1 Column (B): Schedule C-2 Column (C): Column (A) + Column (B) Column (D): Schedules A-1 Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement C-2
W-02451A-12-0313
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

		[A]	[B]	[C]	[D]	[E]	[F]	[H]
LINE NO.	DESCRIPTION	COMPANY	Excess Water Loss ADJ #1	Bad Debts Exp ADJ #2	Rate Case Exp ADJ #3	Deprec. Exp ADJ #4	Income Taxes ADJ #5	SETTLEMENT
		AS FILED						ADJUSTED

1	461 Metered Water Revenue	449,915	-	-	-	-	-	449,915
2	460 Unmetered Water Revenue	-						-
3	474 Other Water Revenues	12,128	-	-	-	-	-	12,128

4	Total Operating Revenues	$462,043	$-	$-	$-	$-	$-	$462,043

	Operating Expenses
5	601 Salary and Wages - Employees	$108,598		$-	$-	$-	$-	$108,598
6	610 Purchased Water	51,353	-	-	-	-	-	51,353
7	615 Purchased Power	27,669	(504)		-	-	-	27,166
8	618 Chemicals	5,234	(95)					5,139
9	620 Materials and Supplies	(2,816)	-	-				(2,816)
10	621 Office Supplies and Expense	5,458	-	-				5,458
11	630 Outside Services	36,433	-	-				36,433
12	635 Contractual Services - Testing	3,252	-	-				3,252
13	636 Contractual Services - Other	-	-	-				-
14	641 Rental of Building/Real Property	4,216	-	-				4,216
15	650 Transportation Expenses	9,090	-	-	-			9,090
16	657 Insurance - General Liability	2,836	-	-				2,836
17	659 Insurance - Other	1,509	-	-				1,509
18	666 Regulatory Commission Expense –	4,142	-	-	(2,037)			2,105
19	670 Bad Debt Expense	11,295	-	(7,460)				3,835
20	675 Miscellaneous Expenses	13,302	-	-				13,302
21	403 Depreciation Expense	137,751	-	-		10,580		148,331
22	403 Depreciation Expense – CIAC Amor	(25,605)	-	-				(25,605)
23	408 Taxes Other Than Income	1,722	-	-				1,722
24	408.11 Taxes Other Than Income - Prop	11,663						11,663
25	409 Income Taxes	5,783					6,658	12,441

26	Total Operating Expenses	$412,885	$(599)	$(7,460)	$(2,037)	$10,580	$6,658	$420,027

27	Operating Income	$49,158	$599	$7,460	$2,037	$(10,580)	$(6,658)	$42,015

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 1
W-02451A-12-0313	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - EXCESS WATER LOSS

LINE NO.

1	One plus allowable water loss	110.00%
2	One plus actual water loss	112.04%
3	Allowable portion	98.18%

4	Disallowable portion	1.82%

5	Power Expense	27,669
6	Disallowance	$504

7	Chemical Expense	5,234
8	Disallowance	$95

Line 1: Maximum acceptable level of water losses
Line 2: Actual level of water losses
Line 3: Line 2 / line 3
Line 4: 1 minus line 4
Line 6: Line 1 times line 5
Lines 1 - 6: See also Staff testimony GWB

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 2
W-02451A-12-0313	Bad Debt Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - BAD DEBT EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED*

1	$11,295		$(7,460)	$3,835

	References:
	Column (A), Company Workpapers
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

	Adjusted Test Year Revenues			$462,043
	Bad Debt Expense Rate			0.83%

	Expected Bad Debt Expense			$3,835
	Co Proposed			$11,295

				$(7,460)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 3
W-02451A-12-0313	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1		$4,142	$(2,037)	$2,105

	Company Proposed Rate Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$122,063	$48,852	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,095	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,846	$709
6	Ullmann & Company P C	$78,809	$31,412	$31,777	$10.602	$2,980	$643	$1,244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,693	$29,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Recommended Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765

15	Amortization:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19	Totals	$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

20	Adjustment Total by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

	References:
	Column (A), Company Workpapers
	Column (B): Line 20 for respective system
	Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 4
W-02451A-12-0313	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - DEPRECIATION EXPENSE

			[A]	[B]	[C]
LINE	ACCT.		PLANT	DEPRECIATION	DEPRECIATION
NO.	NO.	DESCRIPTION	BALANCE	RATE	EXPENSE

1	PLANT IN SERVICE:
2	303	Land and Land Rights	27,898	0.00%	-
3	304	Structures and Improvements	39,296	3.33%	1,309
4	307	Wells and Springs	115,895	3.33%	3,859
5	309	Supply Mains	-	2.00%	-
6	310	Power Generation Equipment	1,738	5.00%	87
7	311	Pumping Equipment	543,761	12.50%	67,970
8	320	Water Treatment Equipment	-	0.00%	-
9	320.1	Water Treatment Plant	844,990	3.33%	28,138
10	320.2	Solution Chemical Feeders	-	20.00%	-
11	330	Distribution Reservoirs and Standpipes	-	0.00%	-
12	330.1	Storage Tanks	463,799	2.22%	10,296
13	330.2	Pressure Tanks	124,695	5.00%	6,235
14	331	Transmission and Distribution Mains	766,900	2.00%	15,338
15	333	Services	37,406	3.33%	1,246
16	334	Meters and Meter Installations	37,332	8.33%	3,110
17	335	Hydrants	40,757	2.00%	815
18	336	Backflow Prevention Devices	5,432	6.67%	362
19	339	Other Plant and Miscellaneous Equipment	4,284	6.67%	286
20	340	Office Furniture and Equipment	-	6.67%	-
21	341	Transportation Equipment	-	20.00%	-
22	343	Tools, Shop and Garage Equipment	1,650	5.00%	83
23	344	Laboratory Equipment	-	10.00%	-
24	345	Power Operated Equipment	-	5.00%	-
25	346	Communication Equipment	4,751	10.00%	475
26	347	Miscellaneous Equipment	10,089	10.00%	1,009
27	348	Other Tangible Plant	8,533	10.00%	853
28		Totals	3,079,206		141,470
29		Less: Non Depreciable Plant
30		Land and Land Rights	27,898

31		Net Depreciable Plant and Depreciation Amounts	$3,051,308		$141,470
32
33		Amortization of CIAC at Company’s Rate	$407,979	4.5944%	$18,744

34		Settlement Depreciation Expense			$122,726
35		Company Proposed Depreciation Expense			$112,146

36		Settlement Adjustment			$10,580

References:
Col [A]	Schedule B-2
Col [B]	Proposed Rates per Staff Engineering Report
Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 5
W-02451A-12-0313	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - INCOME TAXES

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1	Income Taxes	$ 5,783	$6,658	$12,441

References:

Column (A), Company Schedule C-2

Column (B): Staff Testimony GWB

Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement ADJ 6
W-02451A-12-0313	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE		SETTLEMENT	SETTLEMENT
NO.	DESCRIPTION	AS ADJUSTED	RECOMMENDED

1	Adjusted Test Year Revenues - 2011	$462,043	$462,043
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	924,086	924,086
4	Adjusted Test Year Revenues - 2011	462,043
5	Recommended Revenue		471,331

6	Subtotal (Line 4 + Line 5)	1,386,129	1,395,417
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	462,043	465,139
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	924,086	930,278
11	Plus: 10% of CWIP	(3)	(3)
12	Less: Net Book Value of Licensed Vehicles	-	-

13	Full Cash Value (Line 10 + Line 11 - Line 12)	924,083	930,275
14	Assessment Ratio	21.0%	21.0%

15	Assessment Value (Line 13 * Line 14)	194,057	195,358
16	Composite Property Tax Rate	6.0100%	6.0100%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$11,663
18	Company Proposed Property Tax	$11,663

19	Test Year Adjustment (Line 17 - Line 18)	$(0)

20	Property Tax on Recommended Revenue (Line 15 * Line 16)		$11,741
21	Test Year Adjusted Property Tax Expense (Line 17)		$11,663

22	Increase in Property Tax Due to Increase in Revenue Requirement		$78

23	Increase in Property Tax Due to Increase in Revenue Requirement (Line 22)		$78
24	Increase in Revenue Requirement		$9,289
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		0.84140%
	REFERENCES: Line 15: Composite Tax Rate, per Company Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement D-1
W-02451A-12-0313
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

	Percent of Total	Cost Rate	Weighted Cost

Debt	57.8%	6.1%	3.5%

Equity	42.2%	9.5%	4.0%

Required Rate of Return			7.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division.	Settlement Schedule H-3
W-02451A-12-0313	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Portable Water - All Meter Sizes and Classes*

Monthly Minimum Charges:

		Basic Service Charge

		Present	Proposed

Meter Size (All Classes*)			2014	2015	2016

5/8” X 3/4” Meter		$27.72	$27.72	$27.78	$28.14
3/4” Meter		27.72	27.72	27.78	28.14
1” Meter		69.30	69.30	69.45	69.30
1.5” Meter		136.60	138.60	138.90	140.70
2” Meter		221.76	221.76	222.24	225.12
3” Meter		443.52	443.52	444.48	1,108.80
4” Meter		693.00	693.00	694.50	3,517.80
6” Meter		1,386.00	1,386.00	1,389.00	1,407.00
8” Meter		NA	2,217.60	2,222.40	2,251.20

Commodity Rate Charges (per 1,000 gallons):
		Rate Block	Volumetric Charge

			Present	Proposed

	Present	Proposed		2014	2015	2016

Tier One Breakover	1,000 Gallons	1,000 Gallons	$1.35	$1.35	$1.42	$1.43
Tier Two Breakover	5,000 Gallons	5,000 Gallons	2.55	2.55	2.68	2.70
Tier Three Breakover	10,000 Gallons	10,000 Gallons	3.75	3.75	3.94	3.98
Tier Four Breakover	18,000 Gallons	18,000 Gallons	4.95	4.95	5.20	5.25
Tier Five Breakover	25,000 Gallons	25,000 Gallons	6.15	6.15	6.46	6.52
Tier Six Breakover	Over 25,000	Over 25,000	7.35	7.35	7.72	7.78

Conservative Rebate
			Proposed

		Present	2014	2015 and thereafter

Threshold (“CRT”) in Gallons		9,001	9,001		8,001
Commodity rate rebate:		45%	45%		50%
(applied if consumption is Below the CRT)

*Includes all potable water meters including irrigation meters.

Non Potable Water - All Meter Sizes and Classes	Present	Proposed	Change
All Gallons (Per Acre Foot)	185.74	533.76	348.02
All Gallons (Per 1,000 Gallons)	0.57	1.638	1.07

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement Schedule H-3

Miscellaneous Service Charges	Present	Proposed	Change

Establishment of Service	$35.00	$ 35.00	$-
Establishment of Service - After Hours	50.00	Eliminate	NA
Re-establishment of Service (Within 12 Months)	(a)	(a)
Reconnection of Service (Delinquent)	35.00	35.00	-
Reconnection of Service - After Hours (Delinquent)	50.00	Eliminate	NA
Meter Move at Customer Request	(b)	(b)
After Hours Service Charge, Per Hour	50.00	Eliminate	NA
After Hours Service Charge	NA	35.00	NA
Deposit	(c)	(c)
Meter Re-Read (If Correct)	30.00	30.00	-
Meter Test Fee (If Correct)	30.00	30.00	-
NSF Check	30.00	30.00	-
Late Payment Charge (Per Month)	1.50%	1.50%	0.00%
Deferred Payment Charge (Per Month)	1.50%	1.50%	0.00%

(a) Number of Months off Systems times the monthly minimum per A.A.C R14-2-403(D).

(b) Cost to include parts, labor, overhead and all applicable taxes per A.A.C. R14-2-405(B)(5).

(c) Per A.A.C. R14-2-403(B).

*	For After Hours Service Calls for work performed on the customer’s property; not to be charged in addition to an establishment or a reconnection after hours charge.

In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportional share of any privilege,

sales or use tax in accordance with A.A.C. R14-2-409(D)(5).

Service Line and Meter Installation Charges (Refundable Pursuant to A.A.C. R14-2-405)

Meter Size	Present Service Line Charges	Meter Charges	Total Charges	Proposed Service Line Charges	Meter Charges	Total Charges	Change
5/8 x 3/4” Meter	$445.00	$155.00	$600.00	$445.00	$155.00	$600.00	0.00%
3/4” Meter	445.00	255.00	700.00	445.00	255.00	700.00	0.00%
1” Meter	495.00	315.00	810.00	495.00	315.00	810.00	0.00%
1 1/2” Meter	550.00	525.00	1,075.00	550.00	525.00	1,075.00	0.00%
2” Turbine Meter	830.00	1,045.00	1,875.00	830.00	1,045.00	1,875.00	0.00%
2” Compound Meter	830.00	1,890.00	2,720.00	830.00	1,890.00	2,720.00	0.00%
3” Turbine Meter	1,045.00	1,670.00	2,715.00	1,045.00	1,670.00	2,715.00	0.00%
3” Compound Meter	1,165.00	2,545.00	3,710.00	1,165.00	2,545.00	3,710.00	0.00%
4” Turbine Meter	1,490.00	2,670.00	4,160.00	1,490.00	2,670.00	4,160.00	0.00%
4” Compound Meter	1,670.00	3,645.00	5,315.00	1,670.00	3,645.00	5,315.00	0.00%
6” Turbine Meter	2,210.00	5,025.00	7,235.00	2,210.00	5,025.00	7,235.00	0.00%
6” Compound Meter	2,330.00	6,920.00	9,250.00	2,330.00	6,920.00	9,250.00	0.00%
6” and Larger Meters	Cost	Cost	Cost	Cost	Cost	Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 37.17	$ 37.17	$ -	0.0%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.72	$-	$27.72	$27.72	$-	$27.72	0.0%
1,000	29.07	(0.61)	28.46	29.07	(0.61)	28.46	0.0%
2,000	31.62	(1.76)	29.87	31.62	(1.76)	29.87	0.0%
3,000	34.17	(2.90)	31.27	34.17	(2.90)	31,27	0.0%
4,000	36.72	(4.05)	32.67	36.72	(4.05)	32.67	0.0%
5,000	39.27	(5.20)	34.07	39.27	(5.20)	34.07	0.0%
6,000	43.02	(6.89)	36.14	43.02	(6.89)	36.14	0.0%
7,000	46.77	(8.57)	38.20	46.77	(8.57)	38.20	0.0%
8,000	50.52	(10.26)	40.26	50.52	(10.26)	40.26	0.0%
9,000	54.27	(11.95)	42.32	54.27	(11.95)	42.32	0.0%
10,000	58.02	-	58.02	58.02	-	58.02	0.0%
15,000	82.77	-	82.77	82.77	-	82.77	0.0%
20,000	109.92	-	109.92	109.92	-	109.92	0.0%
25,000	140.67	-	140.67	140.67	-	140.67	0.0%
50,000	324.42	-	324.42	324.42	-	324.42	0.0%
75,000	508.17	-	508.17	508.17	-	508.17	0.0%
100,000	691.92	-	691.92	691.92	-	691.92	0.0%
125,000	875.67	-	875.67	875.67	-	875.67	0.0%
150,000	1,059.42	-	1,059.42	1,059.42	-	1,059.42	0.0%
175,000	1,243.17	-	1,243.17	1,243.17	-	1,243.17	0.0%
200,000	1,426.92	-	1,426.92	1,426.92	-	1,426.92	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 37.17	$ 36.81	$ (0.36)	-1.0%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.72	$-	$27.72	$27.78	$-	$27.78	0.2%
1,000	29.07	(0.61)	28.46	29.20	(0.71)	28.49	0.1%
2,000	31.62	(1.76)	29.87	31.88	(2.05)	29.83	-0.1%
3,000	34.17	(2.90)	31.27	34.56	(3.39)	31.17	-0.3%
4,000	36.72	(4.05)	32.67	37.24	(4.73)	32.51	-0.5%
5,000	39.27	(5.20)	34.07	39.92	(6.07)	33.85	-0.7%
6,000	43.02	(6.89)	36.14	43.86	(8.04)	35.82	-0.9%
7,000	46.77	(8.57)	38.20	47.80	(10.01)	37.79	-1.1%
8,000	50.52	(10.26)	40.26	51.74	(11.98)	39.76	-1.2%
9,000	-54.27	(11.95)	42.32	55.68	-	55.68	31.6%
10,000	58.02	-	58.02	59.62	-	59.62	2.8%
15,000	82.77	-	82.77	85.62	-	85.62	3.4%
20,000	109.92	-	109.92	114.14	-	114.14	3.8%
25,000	140.67	-	140.67	146.44	-	146.44	4.1%
50,000	324.42	-	324.42	339.44	-	339.44	4.6%
75,000	508.17	-	508.17	532.44	-	532.44	4.8%
100,000	691.92	-	691.92	725.44	-	725.44	4.8%
125,000	875.67	-	875.67	918.44	-	918.44	4.9%
150,000	1,059.42	-	1,059.42	1,111.44	-	1,111.44	4.9%
175,000	1,243.17	-	1,243.17	1,304.44	-	1,304.44	4.9%
200,000	1,426.92	-	1,426.92	1,497.44	-	1,497.44	4.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 37.17	$ 37.24	$ 0.07	0.2%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.72	$-	$27.72	$28.14	$-	$28.14	1.5%
1,000	29.07	(0.61)	28.46	29.57	(0.72)	28.86	1.4%
2,000	31.62	(1.76)	29.87	32.27	(2.07)	30.21	1.1%
3,000	34.17	(2.90)	31.27	34.97	(3.42)	31.56	0.9%
4,000	36.72	(4.05)	32.67	37.67	(4.77)	32.91	0.7%
5,000	39.27	(5.20)	34.07	40.37	(6.12)	34.26	0.5%
6,000	43.02	(6.89)	36.14	44.35	(8.11)	36.25	0.3%
7,000	46.77	(8.57)	38.20	48.33	(10.10)	38.24	0.1%
8,000	50.52	(10.26)	40.26	52.31	(12.09)	40.23	-0.1%
9,000	54.27	(11.95)	42.32	56.29	-	56.29	33.0%
10,000	58.02	-	58.02	60.27	-	60.27	3.9%
15,000	82.77	-	82.77	86.52	-	86.52	4.5%
20,000	109.92	-	109.92	115.31	-	115.31	4.9%
25,000	140.67	-	140.67	147.91	-	147.91	5.1%
50,000	324.42	-	324.42	342.66	-	342.66	5.6%
75,000	508.17	-	508.17	537.41	-	537.41	5.8%
100,000	691.92	-	691.92	732.16	-	732.16	5.8%
125,000	875.67	-	875.67	926.91	-	926.91	5.9%
150,000	1,059.42	-	1,059.42	1,121.66	-	1,121.66	5.9%
175,000	1,243.17	-	1,243.17	1,316.41	-	1,316.41	5.9%
200,000	1,426.92	-	1,426.92	1,511.16	-	1,511.16	5.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7700	$ 81.22	$ 81.22	$ -	0.0%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$69.30	$-	$69.30	$69.30	$-	$69.30	0.0%
1,000	70.65	(0.61)	70.04	70.65	(0.61)	70.04	0.0%
2,000	73.20	(1.76)	71.45	73.20	(1.76)	71.45	0.0%
3,000	75.75	(2.90)	72.85	75.75	(2.90)	72.85	0.0%
4,000	78.30	(4.05)	74.25	78.30	(4.05)	74.25	0.0%
5,000	80.85	(5.20)	75.65	80.85	(5.20)	75.65	0.0%
6,000	84.60	(6.89)	77.72	84.60	(6.89)	77.72	0.0%
7,000	88.35	(8.57)	79.78	88.35	(8.57)	79.78	0.0%
8,000	92.10	(10.26)	81.84	92.10	(10.26)	81.84	0.0%
9,000	95.85	(11.95)	83.90	95.85	(11.05)	83.90	0.0%
10,000	99.60	-	99.60	99.60	-	99.60	0.0%
15,000	124.35	-	124.35	124.35	-	124.35	0.0%
20,000	151.50	-	151.50	151.50	-	151.50	0.0%
25,000	182.25	-	182.25	182.25	-	182.25	0.0%
50,000	366.00	-	366.00	366.00	-	366.00	0.0%
75,000	549.75	-	549.75	549.75	-	549.75	0.0%
100,000	733.50	-	733.50	733.50	-	733.50	0.0%
125,000	917.25	-	917.25	917.25	-	917.25	0.0%
150,000	1,101.00	-	1,101.00	1,101.00	-	1,101.00	0.0%
175,000	1,284.75	-	1,284.75	1,284.75	-	1,284.75	0.0%
200,000	1,468.50	-	1,468.50	1,468.50	-	1,468.50	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7700	$ 81.22	$ 80.84	$ (0.38)	-0.5%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$69.30	$-	$69.30	$69.45	$-	$69.45	0.2%
1,000	70.65	(0.61)	70.04	70.87	(0.71)	70.16	0.2%
2,000	73.20	(1.76)	71.45	73.55	(2.05)	71.50	0.1%
3,000	75.75	(2.90)	72.85	76.23	(3.39)	72.84	0.0%
4,000	78.30	(4.05)	74.25	78.91	(4.73)	74.18	-0.1%
5,000	80.85	(5.20)	75.65	81.59	(6.07)	75.52	-0.2%
6,000	84.60	(6.89)	77.72	85.53	(8.04)	77.49	-0.3%
7,000	88.35	(8.57)	79.78	89.47	(10.01)	79.46	-0.4%
8,000	92.10	(10.26)	81.84	93.41	(11.98)	81.43	-0.5%
9,000	95.85	(11.95)	83.90	97.35	-	97.35	16.0%
10,000	99.60	-	99.60	101.29	-	101.29	1.7%
15,000	124.35	-	124.35	127.29	-	127.29	2.4%
20,000	151.50	-	151.50	155.81	-	155.81	2.8%
25,000	182.25	-	182.25	188.11	-	188.11	3.2%
50,000	366.00	-	366.00	381.11	-	381.11	4.1%
75,000	549.75	-	549.75	574.11	-	574.11	4.4%
100,000	733.50	-	733.50	767.11	-	767.11	4.6%
125,000	917.25	-	917.25	960.11	-	960.11	4.7%
150,000	1,101.00	-	1,101.00	1,153.11	-	1,153.11	4.7%
175,000	1,284.75	-	1,284.75	1,346.11	-	1,346.11	4.8%
200,000	1,468.50	-	1,468.50	1,539.11	-	1,539.11	4.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Valencia Water Company, Greater Buckeye Division	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7700	$ 81.22	$ 80.79	$ (0.43)	-0.5%

	Present Bill			Proposed Bill			Percent Increase
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$69.30	$-	$69.30	$69.30	$-	$69.30	0.0%
1,000	70.65	(0.61)	70.04	70.73	(0.72)	70.02	0.0%
2,000	73.20	(1.76)	71.45	73.43	(2.07)	71.37	-0.1%
3,000	75.75	(2.90)	72.85	76.13	(3.42)	72.72	-0.2%
4,000	78.30	(4.05)	74.25	78.83	(4.77)	74.07	-0.2%
5,000	80.85	(5.20)	75.65	81.53	(6.12)	75.42	-0.3%
6,000	84.60	(6.89)	77.72	85.51	(8.11)	77.41	-0.4%
7,000	88.35	(8.57)	79.78	89.49	(10.10)	79.40	-0.5%
8,000	92.10	(10.26)	81.84	93.47	(12.09)	81.39	-0.6%
9,000	95.85	(11.95)	83.90	97.45	-	97.45	16.1%
10,000	99.60	-	99.60	101.43	-	101.43	1.8%
15,000	124.35	-	124.35	127.68	-	127.68	2.7%
20,000	151.50	-	151.50	156.47	-	156.47	3.3%
25,000	182.25	-	182.25	189.07	-	189.07	3.7%
50,000	366.00	-	366.00	383.82	-	383.82	4.9%
75,000	549.75	-	549.75	578.57	-	578.57	5.2%
100,000	733.50	-	733.50	773.32	-	773.32	5.4%
125,000	917.25	-	917.25	968.07	-	968.07	5.5%
150,000	1,101.00	-	1,101.00	1,162.82	-	1,162.82	5.6%
175,000	1,284.75	-	1,284.75	1,357.57	-	1,357.57	5.7%
200,000	1,468.50	-	1,468.50	1,552.32	-	1,552.32	5.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Global Water – Santa Cruz Water Company

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement A-1
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$38,014,243	$38,014,243	$37,918,570	$37,918,570

2	Adjusted Operating Income (Loss)	$1,675,030	$1,675,030	$1,908,343	$1,908,343

3	Current Rate of Return (L2 / L1)	4.41%	4.41%	5.03%	5.03%

4	Required Rate of Return	8.79%	8.79%	7.50%	7.50%

5	Required Operating Income (L4 * L1)	$3,342,866	$3,342,866	$2,843,893	$2,843,893

6	Operating Income Deficiency (L5 - L2)	$1,667,836	$1,667,836	$935,550	$935,550

7	Gross Revenue Conversion Factor	1.637072	1.637072	1.663243	1.663243

8	Required Revenue Increase (L7 * L6)	$2,730,367	$2,730,367	$1,556,046	$1,556,046

9	Adjusted Test Year Revenue	$10,463,460	$10,463,460	$10,463,460	$10,463,460

10	Proposed Annual Revenue (L8 + L9)	$13,193,827	$13,193,827	$12,019,506	$12,019,506

11	Required Increase in Revenue (%)	26.10%	26.10%	14.87%	14.87%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	9.50%	9.50%

References:
Column [A]:	Company Schedule A-1
Column (B):	Company Schedule A-1
Column (C):	Company Schedules A-1, A-2, & D-1
Column (C): Settlement Schedules GRCF, B-1, and C-1

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Schedule: A-1a
Docket No. W-20446A-12-0314	Settlement Phase In
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT
Year	Revenue Increase (Relative to Test Year)	Revenue Increase (Relative to Previous Year)
2014	-	-
2015	554,487	554,487
2016	912,898	358,411
2017	1,041,528	128,630
2018	1,170,157	128,629
2019	1,298,787	128,630
2020	1,427,416	128,629
2021	1,556,046	128,630

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement Gross Revenue Conversion Factor
Docket No. W-20446A-12-0314	GRCF
Test Year Ended December 31, 2011

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)

	Calculation of Gross Revenue Conversion Factor
1	Revenue	100.0000%

2	Uncollecible Factor (Line 11)	0.4298%

3	Revenues (L1 - L2)	99.5702%

4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	39.4467%

5	Subtotal (L3 - L4)	60.1235%

6	Revenue Conversion Factor (L1 / L5)	1.663243

	Calculation of Uncollecttible Factor
7	Unity	100.0000%

8	Combined Federal and State Tax Rate (Line 17)	38.5989%

9	One Minus Combined Income Tax Rate (L7 - L8 )	61.4011%

10	Uncollectible Rate	0.7000%

11	Uncollectible Factor (L9 * L10 )		0.42981%

	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%

13	Arizona State Income Tax Rate	6.9680%

14	Federal Taxable Income (L12 - L13)	93.0320%

15	Applicable Federal Income Tax Rate (Line 44)	34.0000%

16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%

17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity	100.0000%	6.968%
19	Combined Federal and State Income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 7, L25)	1.3808%

22	Effective Property Tax Factor (L20*L21)		0.8478%

23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			39.4467%

24	Required Operating Income (Schedule A-1, Line 5)	$2,843,893
25	AdjustedTest Year Operating Income (Loss) (Schedule C-1, Line 34)	$1,908,343

26	Required Increase in Operating Income (L24 - L25)		$935,550

27	Income Taxes on Recommended Revenue (Col. (C), L48)	$953,477
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$365,358

29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$588,119

30	Required Revenue Increase (ScheduleA-1, Line 8)	$1,556,046

31	Uncollectible Rate (Line 10)	0.7000%

32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$10,892
33	Adjusted Test Year Uncollectible Expense - N/A	$-

34	Required Increase in Revenue to Provide for Uncollectible Exp.		$10,892

35	Property Tax with Recommended Revenue (ADJ 7, Line 21)	$458,357
36	Property Tax on Test Year Revenue (ADJ 7, Col A, L19)	$436,871

37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$21,486

38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$1,556,047

		(A)	(B)	(C)
		Test Year		With
				Increase
	Calculation of Income Tax:
39	Revenue (Sch C-1, Col.(C) L4, C-1, Col. (D), L10)	$10,463,460		$12,019,506
40	Operating Expenses Excluding Income Taxes	$8,189,759		$8,222,137
41	Synchronized Interest (L53)	$1,327,150		$1,327,150
42	Arizona Taxable Income (L39 - L40 - L41)	$946,551		$2,470,219
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$65,956		$172,125
45	Federal Taxable Income (L42 - L44)	$880,595		$2,298,094
46	Federal Tax	$299,402		$781,352
47	Total Federal Income Tax	$299,402		$781,352
48	Combined Federal and State Income Tax (L43 + L47)	$365,358		$953,477

50	Effective Tax Rate

	Calculation of Interest Synchronization:			N/A
51	Rate Base (ScheduleB-1)			$37,918,570
52	Weighted Average Cost of Debt			3.5000%
53	Synchronized Interest (L50 X L51)			$1,327,150

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)
Docket No. W-20446A-12-0314	Settlement B-1
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

		(A)	(B)	(C)
LINE NO.		COMPANY AS FILED	SETTLEMENT ADJUSTMENTS	SETTLEMENT AS ADJUSTED

1	Plant in Service	$90,376,391	$(139,161)	$90,237,230
2	Less: Accumulated Depreciation	19,047,719	(43,488)	19,004,231

3	Net Plant in Service	$71,328,672	$(95,673)	$71,232,999

	LESS:

4	Contributions in Aid of Construction (CIAC)	$82,949	$-	$82,949
5	Less: Accumulated Amortization	5,655	-	5,655

6	Net CIAC	77,294	-	77,294

7	Advances in Aid of Construction (AIAC)	33,414,961	-	33,414,961

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	-	-	-

	Customer Meter Deposits	1,193,499		1,193,499

	ADD:

11	Accumulated Deferred Income Tax Debits	194	-	194

12	Cash Working Capital	18,800	-	18,800

13	Deferred Compensation	50,256	-	50,256

14	CIAC	29,820	-	29,820

15	Fixed Asset Depreciation	1,272,256	-	1,272,256

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$38,014,243	$(95,673)	$37,918,570

	References:
	Column (A), Company Schedule B-2
	Column (B): Schedule B-2
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement B-2
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[B]	[C]
LINE	ACCT.					SETTLEMENT
NO.	NO.	DESCRIPTION	COMPANY	Unsupported	Reclassification	AS
			AS FILED	Plant	ADJUSTMENTS	ADJUSTED
	PLANT IN SERVICE:
1	303	Land and Land Rights	$62,847	$-	$-	$62,847
2	304	Structures and Improvements	9,566,104			9,566,104
3	306	Lake, River and Other Intakes	1,855			1,855
4	307	Wells and Springs	4,459,478			4,459,478
5	309	Supply Mains	2,340,773			2,340,773
6	310	Power Generation Equipment	324,955			324,955
7	311	Pumping Equipment	6,782,543	(139,161)		6,643,382
8	320	Water Treatment Equipment	27,095		(27,095)	-
9	320.1	Water Treatment Plant			12,553	12,553
10	320.2	Solution Chemical Feeders			14,541	14,541
11	330	Distribution Reservoirs and Standpipes	1,378,273		(1,378,273)	-
12	330.1	Storage Tanks			820,301	820,301
13	330.2	Pressure Tanks			557,973	557,973
14	331	Transmission and Distribution Mains	44,363,056			44,363,056
15	333	Services	4,645,439			4,645,439
16	334	Meters and Meter Installations	3,792,641			3,792,641
17	335	Hydrants	4,340,020			4,340,020
18	336	Backflow Prevention Devices	15,144			15,144
19	339	Other Plant and Miscellaneous Equipment	769,912			769,912
20	340	Office Furniture and Equipment	505,281			505,281
21	341	Transportation Equipment	585,195			585,195
22	343	Tools, Shop and Garage Equipment	71,996			71,996
23	344	Laboratory Equipment	103,063			103,063
24	345	Power Operated Equipment	60,372			60,372
25	346	Communication Equipment	640,845			640,845
26	347	Miscellaneous Equipment	85,226			85,226
27	348	Other Tangible Plant	5,448,566			5,448,566
28	390	Office Furniture & Equipment	5,712			5,712

29	Total Plant in Service		90,376,391	(139,161)	-	90,237,230
30
31	Accumulated Depreciation		19,047,719	(43,488)		19,004,231

32	Net Plant in Service		$71,328,672	$(95,673)	$-	$71,232,999

33
34	LESS:
35	Contributions in Aid of Construction (CIAC)		$82,949		$-	$82,949
36	Less: Accumulated Amortization		5,655		$-	5,655

37	Net CIAC (L63 - L64)		77,294	-	-	77,294
38	Advances in Aid of Construction (AIAC)		33,414,961	-		33,414,961
39	Customer Meter Deposits		1,193,499			1,193,499
40	ADD:					-
41	Deferred Gains		194			194
42	Bad Debt		18,800			18,800
43	Deferred Compensation		50,256	-	-	50,256
44	CIAC		29,820	-	-	29,820
45	Fixed Asset depreciation		1,272,256	-	-	1,272,256
46	Prepayments			-	-	-
47	Projected Capital Expenditures		-	-	-	-
48	Deferred Debits			-	-	-

49	Original Cost Rate Base		$38,014,243	$(95,673)	$-	$37,918,570

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement B-2a
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

	Adjustment for Unsupported Plant
ACCT. NO.	DESCRIPTION	Company as Filed	Settlement Adjustment	Adjusted Amount

311	Pumping Equipment	6,782,543	(139,161)	6,643,382

Accumulated Depreciation		#########	(43,488)	19,004,231

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement C-1
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

		[A]	[B]	[C]	[D]	[E]
				SETTLEMENT
		COMPANY	SETTLEMENT	TEST YEAR	SETTLEMENT
LINE		TEST YEAR	TEST YEAR	AS	RECOMMENDED	SETTLEMENT
NO.	DESCRIPTION	AS FILED	ADJUSTMENTS	ADJUSTED	CHANGES	RECOMMENDED

1	Metered Water Sales	10,083,750	-	10,083,750	$1,556,046	11,639,796
2	Water Sales - Unmetered	-	-	-	-	-
3	Other Operating Revenue	379,710	-	379,710	-	379,710

4	Total Operating Revenues	$10,463,460	$-	$10,463,460	$1,556,046	$12,019,506

5	601 Salary and Wages - Employees	$1,268,835	$(157,960)	$1,110,875	$-	$1,110,875
6	604 Employee Pensions and Benefits	-	-	-	-	-
7	610 Purchased Water	-	-	-	-	-
8	615 Purchased Power	768,901	(15,748)	753,153	-	753,153
9	616 Fuel for Power Production	-	-	-	-	-
10	618 Chemicals	53,341	(1,092)	52,248	-	52,248
11	620 Materials and Supplies	47,783	(21,656)	26,127	-	26,127
12	620.08 Materials and Supplies	-	-	-	-	-
13	621 Office Supplies and Expense	90,035	-	90,035	-	90,035
14	630 Outside Services	1,053,640	(346,035)	707,605	-	707,605
15	635 Contractual Services - Testing	32,871	-	32,871		32,871
16	636 Contractual Services - Other	-	-	-	-	-
17	641 Rental of Building/Real Property	121,973	-	121,973	-	121,973
18	642 Rental of Equipment	-	-	-	-	-
19	650 Transportation Expenses	67,733	-	67,733	-	67,733
20	657 Insurance - General Liability	74,487	-	74,487	-	74,487
21	659 Insurance - Other	26,232	-	26,232		26,232
22	660 Advertising Expense	-	-	-		-
23	666 Regulatory Commission Expense - Rate	105,801	(52,038)	53,762	-	53,762
24	667 Rate Case Expense	-	-	-		-
25	670 Bad Debt Expense	53,925	19,319	73,244	10,892	84,137
26	675 Miscellaneous Expenses	373,190	-	373,190		373,190
27	403 Depreciation Expense	3,617,417	75,437	3,692,853		3,692,853
28	403 Depreciation Expense - CIAC Amorilzat	(3,770)	-	(3,770)		(3,770)
29	408 Taxes Other Than Income	40,010	-	40,010	-	40,010
30	408.11 Taxes Other Than Income - Property	897,129	-	897,129	21,486	918,615
31	408.13 Taxes Other Than Income - Other Ta	-	-	-		-
32	409 Income Taxes	98,898	266,460	365,358	$588,119	953,477
	Intentionally Left Blank		-	-		-

33	Total Operating Expenses	8,788,430	(233,313)	8,555,117	620,497	9,175,614

34	Operating Income (Loss)	$1,675,030	$233,313	$1,908,343	$935,549	$2,843,892

	References: Column (A): Company Schedule C-1 Column (B): Schedule C-2 Column (C): Column (A) + Column (B) Column (D): Schedule A-1, ADJ 2, ADJ &, ADJ 6 Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement C-2
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

			Settlement Adjustments
		[A]	[B]	[C]	[D]	[E]	[F]	[G]	[H]
LINE NO.	DESCRIPTION	COMPANY AS FILED	Excess Water Loss ADJ #1	Bad Debts Exp ADJ #2	Rate Case Exp ADJ #3	Expense Normalizations ADJ #4	Deprec. Exp ADJ #5	Income Taxes ADJ #6	SETTLEMENT AS ADJUSTED

	Revenues
1	Metered Water Sales	10,083,750	-	-	-	-		-	10,083,750
2	Water Sales - Unmetered	-							-
3	Other Operating Revenue	379,710	-	-	-	-		-	379,710

4	Total Operating Revenues	$10,463,460	$-	$-	$-	$-		$-	$10,463,460

	Operating Expenses
5	601 Salary and Wages - Employees	1,268,835		-	-	(157,960)	$-	$-	$1,110,875
6	604 Employee Pensions and Benefits	-			-	-	-	-	-
7	610 Purchased Water	-			-		-	-	-
8	615 Purchased Power	768,901	(15,748)						753,153
9	616 Fuel for Power Production	-	-						-
10	618 Chemicals	53,341	(1,092)			-			52,248
11	620 Materials and Supplies	47,783	-			(21,656)			26,127
12	620.08 Materials and Supplies	-	-						-
13	621 Office Supplies and Expense	90,035	-						90,035
14	630 Outside Services	1,053,640	-			(346,035)			707,605
15	635 Contractual Services - Testing	32,871	-		-				32,871
16	636 Contractual Services - Other	-	-						-
17	641 Rental of Building/Real Property	121,973	-						121,973
18	642 Rental of Equipment	-	-						-
19	650 Transportation Expenses	67,733	-						67,733
20	657 Insurance - General Liability	74,487	-						74,487
21	659 Insurance - Other	26,232	-						26,232
22	660 Advertising Expense	-	-						-
23	666 Regulatory Commission Expense – Ra	105,801	-		(52,038)				53,762
24	667 Rate Case Expense	-							-
25	670 Bad Debt Expense	53,925		19,319					73,244
26	675 Miscellaneous Expenses	373,190							373,190
27	403 Depreciation Expense	3,617,417	-	-			75,437		3,692,853
28	403 Depreciation Expense – CIAC Amortiz	(3,770)							(3,770)
29	408 Taxes Other Than Income	40,010		-					40,010
30	408.11 Taxes Other Than Income - Proper	897,129							897,129
31	408.13 Taxes Other Than Income - Other	-							-
32	409 Income Taxes	98,898						266,460	365,358
	Intentionally Left Blank								-

33	Total Operating Expenses	$8,788,430	$(16,840)	$19,319	$(52,038)	$(525,651)	$75,437	$266,460	$8,555,117

34	Operating Income	$1,675,030	$16,840	$(19,319)	$52,038	$525,651	$(75,437)	$(266,460)	$1,908,343

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 1
Docket No. W-20446A-12-0314	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - EXCESS WATER LOSS

LINE NO.

1	One plus allowable water loss	110.00%
2	One plus actual water loss	112.30%
3	Allowable portion	97.95%

4	Disallowable portion	2.05%

5	Power Expense	768,901
6	Disallowance	$15,748

7	Chemical Expense	53,341
8	Disallowance	$1,092
	Line 1: Maximum acceptable level of water losses
	Line 2: Actual level of water losses
	Line 3: Line 2 / line 3
	Line 4: 1 minus line 4
	Line 6: Line 1 times line 5

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 2
Docket No. W-20446A-12-0314	Bad Debt Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - BAD DEBT EXPENSE

[A]	[B]	[C]
COMPANY	SETTLEMENT	SETTLEMENT
PROPOSED	ADJUSTMENTS	RECOMMENDED*
$ 53,925	$ 19,319	$ 73,244

References:
Column (A), Company Workpapers
Column (B): Settlement
Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

Adjusted Test Year Revenues	$10,463,460
Bad Debt Expense Rate	0.70%

Expected Bad Debt Expense	$73,244

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 3
Docket No. W-20446A-12-0314	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - RATE CASE EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED*

1		$105,801	$(52,038)	$53,762

	Company Proposed Rate Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$122,063	$48,652	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,095	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,646	$709
6	Ullmann & Company P C	$78,609	$31,412	$31,777	$10,602	$2,980	$643	$1,244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Settlement Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765

15	Amortization:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,086	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19	Totals	$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

20	Adjustment Total, by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

References:
Column (A), Company Workpapers
Column (B): Line 20 for respective system
Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 4
Docket No. W-20446A-12-0314	Expense Normalizations
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - EXPENSE NORMALIZATIONS

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	ACCT / DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1	601 Salary and Wages - Employees	$1,268,835	$(157,960)	$1,110,875
2	620 Materials and Supplies	$47,783	$(21,656)	$26,127
3	630 Outside Services	$1,053,640	$(346,035)	$707,605

		$2,370,258	$(525,651)	$1,844,607

References:
Column (A), Company Workpapers
Column (B): Staff Testimony GWB
Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 5
Docket No. W-20446A-12-0314	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - DEPRECIATION EXPENSE

LINE NO.	ACCT. NO.	DESCRIPTION	[A] PLANT BALANCE	[B] DEPRECIATION RATE	[C] DEPRECIATION EXPENSE

1	PLANT IN SERVICE:
2	303	Land and Land Rights	$62,847	0.00%	-
3	304	Structures and Improvements	9,566,104	3.33%	318,551
4	306	Lake, River and Other Intakes	1,855	2.50%	46
5	307	Wells and Springs	4,459,478	3.33%	148,501
6	309	Supply Mains	2,340,773	2.00%	46,815
7	310	Power Generation Equipment	324,955	5.00%	16,248
8	311	Pumping Equipment	6,643,382	12.50%	830,423
9	320	Water Treatment Equipment	-	0.00%	-
10	320.1	Water Treatment Plant	12,553	3.33%	418
11	320.2	Solution Chemical Feeders	14,541	20.00%	2,908
12	330	Distribution Reservoirs and Standpipes	-	0.00%	-
13	330.1	Storage Tanks	820,301	2.22%	18,211
14	330.2	Pressure Tanks	557,973	5.00%	27,899
15	331	Transmission and Distribution Mains	44,363,056	2.00%	887,261
16	333	Services	4,645,439	3.33%	154,693
17	334	Meters and Meter Installations	3,792,641	8.33%	315,927
18	335	Hydrants	4,340,020	2.00%	86,800
19	336	Backflow Prevention Devices	15,144	6.67%	1,010
20	339	Other Plant and Miscellaneous Equipment	769,912	6.67%	51,353
21	340	Office Furniture and Equipment	505,281	6.67%	33,702
22	341	Transportation Equipment	585,195	20.00%	117,039
23	343	Tools, Shop and Garage Equipment	71,996	5.00%	3,600
24	344	Laboratory Equipment	103,063	10.00%	10,306
25	345	Power Operated Equipment	60,372	5.00%	3,019
26	346	Communication Equipment	640,845	10.00%	64,085
27	347	Miscellaneous Equipment	85,226	10.00%	8,523
28	348	Other Tangible Plant	5,448,566	10.00%	544,857
29	390	Office Furniture & Equipment	5,712	5.00%	286

30		Total Utility Plant in Service	90,237,230		3,692,480
31		Less: Non Depreciable Plant
32		Land and Land Rights	$62,847
33		Net Depreciable Plant and Depreciation Amounts	$90,174,383		$ 3,692,480
34
35		Amortization of CIAC	$82,949	4.0948%	$ 3,397

36		Settlement Recommended Depreciation Expense			$ 3,689,083
37		Company Proposed Depreciation Expense			$ 3,613,647
38		Settlement Adjustment			$ 75,437

		References:
	Col [A]	Schedule B-2
	Col [B]	Proposed Rates per Staff Engineering Report for Non Allocated Plant
	Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 6
Docket No. W-20446A-12-0314	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - INCOME TAXES

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED

1	Income Taxes	$98,898	$266,460	$365,358

	References:
	Column (A), Company Schedule C-2
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement ADJ 7
Docket No. W-20446A-12-0314	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #7 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE		SETTLEMENT	SETTLEMENT
NO.	DESCRIPTION	AS ADJUSTED	RECOMMENDED

1	Adjusted Test Year Revenues - 2011	$10,463,460	$10,463,460
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	20,926,920	20,926,920
4	Adjusted Test Year Revenues - 2011	10,463,460
5	Settlement Recommended Revenue		12,019,507

6	Subtotal (Line 4 + Line 5)	31,390,379	32,946,426
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	10,463,460	10,982,142
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	20,926,920	21,964,284
11	Plus: 10% of CWIP	243,735	243,735
12	Less: Net Book Value of Licensed Vehicles	77,783	77,783

13	Full Cash Value (Line 10 + Line 11 - Line 12)	21,092,872	22,130,236
14	Assessment Ratio	20.0%	20.0%

15	Assessment Value (Line 13 * Line 14)	4,218,574	4,426,047
16	Composite Property Tax Rate	10.3559%	10.3559%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$436,871
18	Company Proposed Property Tax	$897,129

19	Test Year Adjustment (Line 17 - Line 18)	$(460,258)

20	Property Tax onRecommended Revenue (Line 15 * Line 16)		$458,357
21	Test Year Adjusted Property Tax Expense (Line 17)		$436,871

22	Increase in Property Tax Due to Increase in Revenue Requirement		$21,486

23	Increase in Property Tax Due to Increase in Revenue Requirement (Line 22)		$21,486
24	increase in Revenue Requirement		$1,556,047
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		1.38079%
	REFERENCES: Line 15: Composite Tax Rate, per Company Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement D-1
Docket No. W-20446A-12-0314
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

	Percent of Total	Cost Rate	Weighted Cost

Debt	57.8%	6.1%	3.5%

Equity	42.2%	9.5%	4.0%

Required Rate of Return			7.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company (Santa Cruz)	Settlement Schedule H-3
Docket No. W-20446A-12-0314	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Potable Water - All Meter Sizes and Classes*

Monthly Minimum Charges:

	Basic Service Charge
	Present	Proposed
Meter Size (All Classes*)		2014	2015	2016	2017	2018	2019	2020	2021

5/6” X 3/4” Meter	$27.68	$27.68	$28.40	$29.02	$29.21	$29.42	$29.61	$29.80	$29.82
3/4” Meter	27.68	27.68	28.40	29.02	29.21	29.42	29.61	29.80	29.82
1” Meter	69.20	69.20	71.00	72.55	73.03	73.55	74.03	74.50	74.55
1.5” Meter	138.40	138.40	142.00	145.10	146.05	147.10	148.05	149.00	149.10
2” Meter	221.44	221.44	227.20	232.16	233.68	235.36	236.88	238.40	238.56
3” Meter	442.88	442.88	454.40	464.32	467.36	470.72	473.76	476.80	477.12
4” Meter	692.00	692.00	710.00	725.50	730.25	735.50	740.25	745.00	745.50
6” Meter	1,384.00	1,384.00	1,420.00	1,451.00	1,460.50	1,471.00	1,480.50	1,490.00	1,491.00
8” Meter	2,766.00	2,766.00	2,840.00	2,902.00	2,921.00	2,942.00	2,961.00	2,980.00	2,982.00

Commodity Rate Charges (per 1,000 gallons):

		Rate Block	Volumetric Change
			Present	Proposed

	Present	Proposed		2014	2015	2016	2017	2018	2019	2020	2021

Tier One Breakover	1,000 Gallons	1,000 Gallons	$1.30	$1.30	$1.35	$1.39	$1.41	$1.42	$1.43	$1.45	$1.45
Tier Two Breakover	5,000 Gallons	5,000 Gallons	2.12	2.12	2.20	2.27	2.29	2.31	2.33	2.36	2.36
Tier Three Breakover	10,000 Gallons	10,000 Gallons	2.94	2.94	3.05	3.15	3.18	3.21	3.24	3.27	3.27
Tier Four Breakover	18,000 Gallons	18,000 Gallons	3.76	3.76	3.90	4.03	4.06	4.10	4.14	4.18	4.18
Tier Five Breakover	25,000 Gallons	25,000 Gallons	4.58	4.58	4.75	4.90	4.95	5.00	5.04	5.09	5.10
Tier Six Breakover	Over 25,000	Over 25,000	5.48	5.48	5.69	5.87	5.92	5.98	6.04	6.09	6.10

Conservation Rebate

		Proposed
	Present	2014	2015 and thereafter

Threshold (“CRT”) in Gallons	7,001	7,001	6,001
Commodity rate rebate :	65%	65%	60%
(applied if consumption is below the CRT)

*Includes all potable water meters including irrigation meters.

Non-Potable Raw Water - All Meter Sizes and Classes	Volumetric Charge
	Present	Proposed

		2014	2015	2016	2017	2018	2019	2020	2021

All Gallons (Per Acre Foot)	$185.74	185.74	$260.69	$338.89	$378.00	$417.10	$456.20	$495.31	$533.76
All Gallons (per 1,000 Gallons)	0.57	0.57	0.80	1.04	1.16	1.28	1.40	1.52	1.638

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement Schedule H-3 Page 2 of 2

Miscellaneous Service Charges	Present	Proposed	Change

Establishment of Service	$ 35.00	$ 35.00	$ -
Establishment of Service (After Hours)	50.00	Eliminate
Re-establishment of Service (Within 12 Months)	(a)	(a)
Reconnection of Service (Delinquent)	35.00	35.00	-
Reconnection of Service – After Hours (Delinquent)	50.00	Eliminate
Meter Move at Customer Request	(b)	(b)
After Hours Service Charge, Per Hour	50.00	Eliminate
After Hours Service Charge	NA	35.00
Deposit	(c)	(c)
Deposit Interest	NA	(c)
Meter Re-Read (If Correct)	30.00	30.00	-
Meter Test Fee (If Correct)	30.00	30.00	-
NSF Check	30.00	30.00	-
Late Payment Charge (Per Month)	1.50%	1.50%	0.00%
Deferred Payment (Per Month)	1.60%	1.60%	0.00%

(a)  Number of Months off System times the monthly minimum per A.A.C. R14-2-403(D).

(b)  Cost to include parts, labor, overhead and all applicable taxes per A.A.C. R14-2-405(B)(S).

(c)  Per A.A.C. R14-2-403(B).

In addition to the collection of its regular rates and charges, the Company shall collect from customers their proportionate share of any privilege, sales or use tax in accordance with A.A.C. R14-2-409(D)(5).

Service Line and Meter Installation Charges (Refundable Pursuant to A.A.C. R14-2-405)
	Present			Proposed
Meter Size	Service Line	Charges	Total Charges	Service Line Charges	Meter Charges	Total Charges	Charge

5/8 x 3/4” Meter	$445.00	$155.00	$600.00	$445.00	$155.00	$600.00	0.00%
3/4” Meter	445.00	255.00	700.00	445.00	255.00	700.00	0.00%
1” Meter	495.00	315.00	810.00	495.00	315.00	810.00	0.00%
1 1/2” Meter	550.00	525.00	1,075.00	550.00	525.00	1,075.00	0.00%
2” Turbine Meter	830.00	1,045.00	1,875.00	830.00	1,045.00	1,875.00	0.00%
2” Compound Meter	830.00	1,890.00	2,720.00	830.00	1,890.00	2,720.00	0.00%
3” Turbine Meter	1,045.00	1,670.00	2,715.00	1,045.00	1,670.00	2,715.00	0.00%
3” Compound Meter	1,165.00	2,545.00	3,710.00	1,165.00	2,545.00	3,710.00	0.00%
4” Turbine Meter	1,490.00	2,670.00	4,160.00	1,490.00	2,670.00	4,160.00	0.00%
4” Compound Meter	1,670.00	3,645.00	5,315.00	1,670.00	3,645.00	5,315.00	0.00%
6” Turbine Meter	2,210.00	5,025.00	7,235.00	2,210.00	5,025.00	7,235.00	0.00%
6” Compound Meter	2,330.00	6,920.00	9,250.00	2,330.00	6,920.00	9,250.00	0.00%
8” and Larger Meter	Cost	Cost	Cost	Cost	Cost	Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% increase

Median Usage	5000	$ 31.10	$ 31.10	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$27.68	$-	$27.68	$27.68	$-	$27.68	0.0%
1,000	28.98	(0.85)	28.14	28.98	(0.85)	28.14	0.0%
2,000	31.10	(2.22)	28.88	31.10	(2.22)	28.88	0.0%
3,000	33.22	(3.60)	29.62	33.22	(3.60)	29.62	0.0%
4,000	35.34	(4.98)	30.36	35.34	(4.98)	30.36	0.0%
5,000	37.46	(6.36)	31.10	37.46	(6.36)	31.10	0.0%
6,000	40.40	(8.27)	32.13	40.40	(8.27)	32.13	0.0%
7,000	43.34	(10.18)	33.16	43.34	(10.18)	33.16	0.0%
8,000	46.28	-	46.28	46.28	-	46.28	0.0%
9,000	49.22	-	49.22	49.22	-	49.22	0.0%
10,000	52.16	-	52.16	52.16	-	52.16	0.0%
15,000	70.96	-	70.96	70.96	-	70.96	0.0%
20,000	91.40	-	91.40	91.40	-	91.40	0.0%
25,000	114.30	-	114.30	114.30	-	114.30	0.0%
50,000	251.30	-	251.30	251.30	-	251.30	0.0%
75,000	388.30	-	388.30	388.30	-	388.30	0.0%
100,000	525.30	-	525.30	525.30	-	525.30	0.0%
125,000	662.30	-	662.30	662.30	-	662.30	0.0%
150,000	799.30	-	799.30	799.30	-	799.30	0.0%
175,000	936.30	-	936.30	936.30	-	936.30	0.0%
200,000	1,073.30	-	1,073.30	1,073.30	-	1,073.30	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 32.46	$ 1.36	4.4%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$28.40	$-	$28.40	2.6%
1,000	28.98	(0.85)	28.14	29.75	(0.81)	28.94	2.9%
2,000	31.10	(2.22)	28.88	31.95	(2.13)	29.82	3.3%
3,000	33.22	(3.60)	29.62	34.15	(3.45)	30.70	3.6%
4,000	35.34	(4.98)	30.36	36.35	(4.77)	31.58	4.0%
5,000	37.46	(6.36)	31.10	38.55	(6.09)	32.46	4,4%
6,000	40.40	(8.27)	32.13	41.60	(7.92)	33.68	4.8%
7,000	43.34	(10.18)	33.16	44.65	-	44.65	34.6%
8,000	46.28	-	46.28	47.70	-	47.70	3.1%
9,000	49.22	-	49.22	50.75	-	50.75	3.1%
10,000	52.16	-	52.16	53.80	-	53.80	3.1%
15,000	70.96	-	70.96	73.30	-	73.30	3.3%
20,000	91.40	-	91.40	94.50	-	94.50	3.4%
25,000	114.30	-	114.30	118.25	-	118.25	3.5%
50,000	251.30	-	251.30	260.50	-	260.50	3.7%
75,000	388.30	-	388.30	402.75	-	402.75	3.7%
100,000	525.30	-	525.30	545.00	-	545.00	3.8%
125,000	662.30	-	662.30	687.25	-	687.25	3.8%
150,000	799.30	-	799.30	829.50	-	829.50	3.8%
175,000	936.30	-	936.30	971.75	-	971.75	3.8%
200,000	1,073.30	-	1,073.30	1,114.00	-	1,114.00	3.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2016

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 33.21	$ 2.11	6.8%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.02	$-	$29.02	4.8%
1,000	28.98	(0.85)	28.14	30.41	(0.83)	29.58	5.1%
2,000	31.10	(2.22)	28.88	32.68	(2.20)	30.48	5.6%
3,000	33.22	(3.60)	29.62	34.95	(3.56)	31.39	6.0%
4,000	35.34	(4.98)	30.36	37.22	(4.92)	32.30	6.4%
5,000	37.46	(6.36)	31.10	39.49	(6.28)	33.21	6.8%
6,000	40.40	(8.27)	32.13	42.64	(8.17)	34.47	7.3%
7,000	43.34	(10.18)	33.16	45.79	-	45.79	38.1%
8,000	46.28	-	46.28	48.94	-	48.94	5.7%
9,000	49.22	-	49.22	52.09	-	52.09	5.8%
10,000	52.16	-	52.16	55.24	-	55.24	5.9%
15,000	70.96	-	70.96	75.39	-	75.39	6.2%
20,000	91.40	-	91.40	97.28	-	97.28	6.4%
25,000	114.30	-	114.30	121.78	-	121.78	6.5%
50,000	251,30	-	251.30	268.53	-	268.53	6.9%
75,000	388.30	-	388.30	415.28	-	415.28	6.9%
100,000	525.30	-	525.30	562.03	-	562.03	7.0%
125,000	662.30	-	662.30	708.78	-	708.78	7.0%
150,000	799.30	-	799.30	855.53	-	855.53	7.0%
175,000	936.30	-	936.30	1,002.28	-	1,002.28	7.0%
200,000	1,073.30	-	1,073.30	1,149.03	-	1,149.03	7.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 33.44	$ 2.34	7.5%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.21	$-	$29.21	5.5%
1,000	28.98	(0.85)	28.14	30.62	(0.85)	29.77	5.8%
2,000	31.10	(2.22)	28.88	32.91	(2.22)	30.69	6.3%
3,000	33.22	(3.60)	29.62	35.20	(3.59)	31.61	6.7%
4,000	35.34	(4.98)	30.36	37.49	(4.97)	32.52	7.1%
5,000	37.46	(6.36)	31.10	39.78	(6.34)	33.44	7.5%
6,000	40.40	(8.27)	32.13	42.96	(8.25)	34.71	8.0%
7,000	43.34	(10.18)	33.16	46.14	-	46.14	39.1%
8,000	46.28	-	46.28	49.32	-	49.32	6.6%
9,000	49.22	-	49.22	52.50	-	52.50	6.7%
10,000	52.16	-	52.16	55.68	-	55.68	6.7%
15,000	70.96	-	70.96	75.98	-	75.98	7.1%
20,000	91.40	-	91.40	98.06	-	98.06	7.3%
25,000	114.30	-	114.30	122.81	-	122.81	7.4%
50,000	251.30	-	251.30	270.81	-	270.81	7.8%
75,000	388.30	-	388.30	418.81	-	418.81	7.9%
100,000	525.30	-	525.30	566.81	-	566.81	7.9%
125,000	662.30	-	662.30	714.81	-	714.81	7.9%
150,000	799.30	-	799.30	862.81	-	862.81	7.9%
175,000	936.30	-	936.30	1,010.81	-	1,010.81	8.0%
200,000	1,073.30	-	1,073.30	1,158.81	-	1,158.81	8.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 33.68	$ 2.58	8.3%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.42	$-	$29.42	6.3%
1,000	28.98	(0.85)	28.14	30.84	(0.85)	29.99	6.6%
2,000	31.10	(2.22)	28.88	33.15	(2.24)	30.91	7.0%
3,000	33.22	(3.60)	29.62	35.46	(3.62)	31.84	7.5%
4,000	35.34	(4.98)	30.36	37.77	(5.01)	32.76	7.9%
5,000	37.46	(6.36)	31.10	40.08	(6.40)	33.68	8.3%
6,000	40.40	(8.27)	32.13	43.29	(8.32)	34.97	8.8%
7,000	43.34	(10.18)	33.16	46.50	-	46.50	40.2%
8,000	46.28	-	46.28	49.71	-	49.71	7.4%
9,000	49.22	-	49.22	52.92	-	52.92	7.5%
10,000	52.16	-	52.16	56.13	-	56.13	7.6%
15,000	70.96	-	70.96	76.63	-	76.63	8.0%
20,000	91.40	-	91.40	98.93	-	98.93	8.2%
25,000	114.30	-	114.30	123.93	-	123.93	8.4%
50,000	251.30	-	251.30	273.43	-	273.43	8.8%
75,000	388.30	-	388.30	422.93	-	422.93	8.9%
100,000	525.30	-	525.30	572.43	-	572.43	9.0%
125,000	662.30	-	662.30	721.93	-	721.93	9.0%
150,000	799.30	-	799.30	871.43	-	871.43	9.0%
175,000	936.30	-	936.30	1,020.93	-	1,020.93	9.0%
200,000	1,073.30	-	1,073.30	1,170.43	-	1,170.43	9.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 33.91	$ 2.81	9.0%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.61	$-	$29.61	7.0%
1,000	28.98	(0.85)	28.14	31.04	(0.86)	30.18	7.3%
2,000	31.10	(2.22)	28.88	33.37	(2.26)	31.11	7.7%
3,000	33.22	(3.60)	29.62	35.70	(3.65)	32.05	8.2%
4,000	35.34	(4.98)	30.36	38.03	(5.05)	32.98	8.6%
5,000	37.46	(6.36)	31.10	40.36	(6.45)	33.91	9.0%
6,000	40.40	(8.27)	32.13	43.60	(8.39)	35.21	9.6%
7,000	43.34	(10.18)	33.16	46.84	-	46.84	41.3%
8,000	46.28	-	46.28	50.08	-	50.08	8.2%
9,000	49.22	-	49.22	53.32	-	53.32	8.3%
10,000	52.16	-	52.16	56.56	-	56.56	8.4%
15,000	70.96	-	70.96	77.26	-	77.26	8.9%
20,000	91.40	-	91.40	99.76	-	99.76	9.1%
25,000	114.30	-	114.30	124.96	-	124.96	9.3%
50,000	251.30	-	251.30	275.96	-	275.96	9.8%
75,000	388.30	-	388.30	426.96	-	426.96	10.0%
100,000	525.30	-	525.30	577.96	-	577.96	10.0%
125,000	662.30	-	662.30	728.96	-	728.96	10.1%
150,000	799.30	-	799.30	879.96	-	879.96	10.1%
175,000	936.30	-	936.30	1,030.96	-	1,030.96	10.1%
200,000	1,073.30	-	1,073.30	1,181.96	-	1,181.96	10.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 34.16	$ 3.05	9.8%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.80	$-	$29.80	7.7%
1,000	28.98	(0.85)	28.14	31.25	(0.87)	30.38	8.0%
2,000	31.10	(2.22)	28.88	33.61	(2.29)	31.32	8.5%
3,000	33.22	(3.60)	29.62	35.97	(3.70)	32.27	8.9%
4,000	35.34	(4.98)	30.36	38.33	(5.12)	33.21	9.4%
5,000	37.46	(6.36)	31.10	40.69	(6.53)	34.16	9.8%
6,000	40.40	(8.27)	32.13	43.96	(8.50)	35.46	10.4%
7,000	43.34	(10.18)	33.16	47.23	-	47.23	42.4%
8,000	46.28	-	46.28	50.50	-	50.50	9.1%
9,000	49.22	-	49.22	53.77	-	53.77	9.2%
10,000	52.16	-	52.16	57.04	-	57.04	9.4%
15,000	70.96	-	70.96	77.94	-	77.94	9.8%
20,000	91.40	-	91.40	100.66	-	100.66	10.1%
25,000	114.30	-	114.30	126.11	-	126.11	10.3%
50,000	251.30	-	251.30	278.36	-	278.36	10.8%
75,000	388.30	-	388.30	430.61	-	430.61	10.9%
100,000	525.30	-	525.30	582.86	-	582.86	11.0%
125,000	662.30	-	662.30	735.11	-	735.11	11.0%
150,000	799.30	-	799.30	887.36	-	887.36	11.0%
175,000	936.30	-	936.30	1,039.61	-	1,039.61	11.0%
200,000	1,073.30	-	1,073.30	1,191.86	-	1,191.86	11.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 5/8” and 3/4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 31.10	$ 34.18	$ 3.07	9.9%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$27.68	$-	$27.68	$29.82	$-	$29.82	7.7%
1,000	28.98	(0.85)	28.14	31.27	(0.87)	30.40	8.1%
2,000	31.10	(2.22)	28.88	33.63	(2.29)	31.34	8.5%
3,000	33.22	(3.60)	29.62	35.99	(3.70)	32.29	9.0%
4,000	35.34	(4.98)	30.36	38.35	(5.12)	33.23	9.5%
5,000	37.46	(6.36)	31.10	40.71	(6.53)	34.18	9.9%
6,000	40.40	(8.27)	32.13	43.98	(8.50)	35.48	10.4%
7,000	43.34	(10.18)	33.16	47.25	-	47.25	42.5%
8,000	46.28	-	46.28	50.52	-	50.52	9.2%
9,000	49.22	-	49.22	53.79	-	53.79	9.3%
10,000	52.16	-	52.16	57.06	-	57.06	9.4%
15,000	70.96	-	70.96	77.96	-	77.96	9.9%
20,000	91.40	-	91.40	100.70	-	100.70	10.2%
25,000	114.30	-	114.30	126.20	-	126.20	10:4%
50,000	251.30	-	251.30	278.70	-	278.70	10.9%
75,000	388.30	-	388.30	431.20	-	431.20	11.0%
100,000	525.30	-	525.30	583.70	-	583.70	11.1%
125,000	662.30	-	662.30	736.20	-	736.20	11.2%
150,000	799.30	-	799.30	888.70	-	888.70	11.2%
175,000	936.30	-	936.30	1,041.20	-	1,041.20	11.2%
200,000	1,073.30	-	1,073.30	1,193.70	-	1,193.70	11.2%

DECISION NO.      74364

DOCKET NO. W-01212A-l2-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 72.62	$ 72.62	$ -	0.0%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$69.20	$-	$69.20	$69.20	$-	$69.20	0.0%
1,000	70.50	(0.85)	69.66	70.50	(0.85)	69.66	0.0%
2,000	72.62	(2.22)	70.40	72.62	(2.22)	70.40	0.0%
3,000	74.74	(3.60)	71.14	74.74	(3.60)	71.14	0.0%
4,000	76.86	(4.98)	71.88	76.86	(4.98)	71.88	0.0%
5,000	78.98	(6.36)	72.62	78.98	(6.36)	72.62	0.0%
6,000	81.92	(8.27)	73.65	81.92	(8.27)	73.65	0.0%
7,000	84.86	(10.18)	74.68	84.86	(10.18)	74.68	0.0%
8,000	87.80	-	87.80	87.80	-	87.80	0.0%
9,000	90.74	-	90.74	90.74	-	90.74	0.0%
10,000	93.68	-	93.68	93.68	-	93.68	0.0%
15,000	112.48	-	112.48	112.48	-	112.48	0.0%
20,000	132.92	-	132.92	132.92	-	132.92	0.0%
25,000	155.82	-	155.82	155.82	-	155.82	0.0%
50,000	292.82	-	292.82	292.82	-	292.82	0.0%
75,000	429.82	-	429.82	429.82	-	429.82	0.0%
100,000	566.82	-	566.82	566.82	-	566.82	0.0%
125,000	703.82	-	703.82	703.82	-	703.82	0.0%
150,000	840.82	-	840.82	840.82	-	840.82	0.0%
175,000	977.82	-	977.82	977.82	-	977.82	0.0%
200,000	1,114.82	-	1,114.82	1,114.82	-	1,114.82	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 72.62	$ 74.55	$ 1.93	2.7%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$69.20	$-	$69.20	$71.00	$-	$71.00	2.6%
1,000	70.50	(0.85)	69.66	72.35	(0.88)	71.47	2.6%
2,000	72.62	(2.22)	70.40	74.55	(2.31)	72.24	2.6%
3,000	74.74	(3.60)	71.14	76.75	(3.74)	73.01	2.6%
4,000	76.86	(4.98)	71.88	78.95	(5.17)	73.78	2.6%
5,000	78.98	(6.36)	72.62	81.15	(6.60)	74.55	2.7%
6,000	81.92	(8.27)	73.65	84.20	(8.58)	75.62	2.7%
7,000	84.86	(10.18)	74.68	87.25	-	87.25	16.8%
8,000	87.80	-	87.80	90.30	-	90.30	2.8%
9,000	90.74	-	90.74	93.35	-	93.35	2.9%
10,000	93.68	-	93.68	96.40	-	96.40	2.9%
15,000	112.48	-	112.48	115.90	-	115.90	3.0%
20,000	132.92	-	132.92	137.10	-	137.10	3.1%
25,000	155.82	-	155.82	160.85	-	160.85	3.2%
50,000	292.82	-	292.82	303.10	-	303.10	3.5%
75,000	429.82	-	429.82	445.35	-	445.35	3.6%
100,000	566.82	-	566.82	587.60	-	587.60	3.7%
125,000	703.82	-	703.82	729.85	-	729.85	3.7%
150,000	840.82	-	840.82	872.10	-	872.10	3.7%
175,000	977.82	-	977.82	1,014.35	-	1,014.35	3.7%
200,000	1,114.82	-	1,114.82	1,156.60	-	1,156.60	3.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2016

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 72.62	$ 76.21	$ 3.59	4.9%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$69.20	$-	$69.20	$72.55	$-	$72.55	4.8%
1,000	70.50	(0.85)	69.66	73.94	(0.90)	73.04	4.9%
2,000	72.62	(2.22)	70.40	76.21	(2.38)	73.83	4.9%
3,000	74.74	(3.60)	71.14	78.48	(3.85)	74.63	4.9%
4,000	76.86	(4.98)	71.88	80.75	(5.33)	75.42	4.9%
5,000	78.98	(6.36)	72.62	83.02	(6.81)	76.21	4.9%
6,000	81.92	(8.27)	73.65	86.17	(8.85)	77.32	5.0%
7,000	84.86	(10.18)	74.68	89.32	-	89.32	19.6%
8,000	87.80	-	87.80	92.47	-	92.47	5.3%
9,000	90.74	-	90.74	95.62	-	95.62	5.4%
10,000	93.68	-	93.68	98.77	-	98.77	5.4%
15,000	112.48	-	112.48	118.92	-	118.92	5.7%
20,000	132.92	-	132.92	140.81	-	140.81	5.9%
25,000	155.82	-	155.82	165.31	-	165.31	6.1%
50,000	292.82	-	292.82	312.06	-	312.06	6.6%
75,000	429.82	-	429.82	458.81	-	458.81	6.7%
100,000	566.82	-	566.82	605.56	-	605.56	6.8%
125,000	703.82	-	703.82	752.31	-	752.31	6.9%
150,000	840.82	-	840.82	899.06	-	899.06	6.9%
175,000	977.82	-	977.82	1,045.81	-	1,045.81	7.0%
200,000	1,114.82	-	1,114.82	1,192.56	-	1,192.56	7.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011
Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase

Median Usage	5000	$ 72.62	$ 76.72	$ 4.10	5.6%

Monthly Consumption	Present Bill			Proposed Bill			Percent Increase
	Gross	CRT	Net	Gross	CRT	Net

-	$69.20	$-	$69.20	$73.03	$-	$73.03	5.5%
1,000	70.50	(0.85)	69.66	74.44	(0.92)	73.52	5.5%
2,000	72.62	(2.22)	70.40	76.73	(2.41)	74.32	5.6%
3,000	74.74	(3.60)	71.14	79.02	(3.89)	75.12	5.6%
4,000	76.86	(4.98)	71.88	81.31	(5.38)	75.92	5.6%
5,000	78.98	(6.36)	72.62	83.60	(6.87)	76.72	5.6%
6,000	81.92	(8.27)	73.65	86.78	(8.94)	77.84	5.7%
7,000	84.86	(10.18)	74.68	89.96	-	89.96	20.5%
8,000	87.80	-	87.80	93.14	-	93.14	6.1%
9,000	90.74	-	90.74	96.32	-	96.32	6.1%
10,000	93.68	-	93.68	99.50	-	99.50	6.2%
15,000	112.48	-	112.48	119.80	-	119.80	6.5%
20,000	132.92	-	132.92	141.88	-	141.88	6.7%
25,000	155.82	-	155.82	166.63	-	166.63	6.9%
50,000	292.82	-	292.82	314.63	-	314.63	7.4%
75,000	429.82	-	429.82	462.63	-	462.63	7.6%
100,000	566.82	-	566.82	610.63	-	610.63	7.7%
125,000	703.82	-	703.82	758.63	-	758.63	7.8%
150,000	840.82	-	840.82	906.63	-	906.63	7.8%
175,000	977.82	-	977.82	1,054.63	-	1,054.63	7.9%
200,000	1,114.82	-	1,114.82	1,202.63	-	1,202.63	7.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 72.62	$ 77.28	$ 4.66	6.4%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$69.20	$-	$69.20	$73.55	$-	$73.55	6.3%
1,000	70.50	(0.85)	69.66	74.97	(0.92)	74.05	6.3%
2,000	72.62	(2.22)	70.40	77.28	(2.42)	74.86	6.3%
3,000	74.74	(3.60)	71.14	79.59	(3.93)	75.66	6.4%
4,000	76.86	(4.98)	71.88	81.90	(5.43)	76.47	6.4%
5,000	78.98	(6.36)	72.62	84.21	(6.93)	77.28	6.4%
6,000	81.92	(8.27)	73.65	87.42	(9.02)	78.40	6.5%
7,000	84.86	(10.18)	74.68	90.63	-	90.63	21.4%
8,000	87.80	-	87.80	93.84	-	93.84	6.9%
9,000	90.74	-	90.74	97.05	-	97.05	7.0%
10,000	93.68	-	93.68	100.26	-	100.26	7.0%
15,000	112.48	-	112.48	120.76	-	120.76	7.4%
20,000	132.92	-	132.92	143.06	-	143.06	7.6%
25,000	155.82	-	155.82	168.06	-	168.06	7.9%
50,000	292.82	-	292.82	317.56	-	317.56	8.4%
75,000	429.82	-	429.82	467.06	-	467.06	8.7%
100,000	566.82	-	566.82	616.56	-	616.56	8.8%
125,000	703.82	-	703.82	766.06	-	766.06	8.8%
150,000	840.82	-	840.82	915.56	-	915.56	8.9%
175,000	977.82	-	977.82	1,065.06	-	1,065.06	8.9%
200,000	1,114.82	-	1,114.82	1,214.56	-	1,214.56	8.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 72.62	$ 77.79	$ 5.16	7.1%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$69.20	$-	$69.20	$74.03	$-	$74.03	7.0%
1,000	70.50	(0.85)	69.66	75.46	(0.93)	74.53	7.0%
2,000	72.62	(2.22)	70.40	77.79	(2.44)	75.34	7.0%
3,000	74.74	(3.60)	71.14	80.12	(3.96)	76.16	7.1%
4,000	76.86	(4.98)	71.88	82.45	(5.47)	76.97	7.1%
5,000	78.98	(6.36)	72.62	84.78	(6.99)	77.79	7.1%
6,000	81.92	(8.27)	73.65	88.02	(9.09)	78.92	7.2%
7,000	84.86	(10.18)	74.68	91.26	-	91.26	22.2%
8,000	87.80	-	87.80	94.50	-	94.50	7.6%
9,000	90.74	-	90.74	97.74	-	97.74	7.7%
10,000	93.68	-	93.68	100.98	-	100.98	7.8%
15,000	112.48	-	112.48	121.68	-	121.68	8.2%
20,000	132.92	-	132.92	144.18	-	144.18	8.5%
25,000	155.82	-	155.82	169.38	-	169.38	8.7%
50,000	292.82	-	292.82	320.38	-	320.38	9.4%
75,000	429.82	-	429.82	471.38	-	471.38	9.7%
100,000	566.82	-	566.82	622.38	-	622.38	9.8%
125,000	703.82	-	703.82	773.38	-	773.38	9.9%
150,000	840.82	-	840.82	924.38	-	924.38	9.9%
175,000	977.82	-	977.82	1,075.38	-	1,075.38	10.0%
200,000	1,114.82	-	1,114.82	1,226.38	-	1,226.38	10.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 72.62	$ 78.31	$ 5.69	7.8%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$69.20	$-	$69.20	$74.50	$-	$74.50	7.7%
1,000	70.50	(0.85)	69.66	75.95	(0.94)	75.01	7.7%
2,000	72.62	(2.22)	70.40	78.31	(2.48)	75.83	7.7%
3,000	74.74	(3.60)	71.14	80.67	(4.01)	76.66	7.8%
4,000	76.86	(4.98)	71.88	83.03	(5.54)	77.49	7.8%
5,000	78.98	(6.36)	72.62	85.39	(7.08)	78.31	7.8%
6,000	81.92	(8.27)	73.65	88.66	(9.20)	79.46	7.9%
7,000	84.86	(10.18)	74.68	91.93	-	91.93	23.1%
8,000	87.80	-	87.80	95.20	-	95.20	8.4%
9,000	90.74	-	90.74	98.47	-	98.47	8.5%
10,000	93.68	-	93.68	101.74	-	101.74	8.6%
15,000	112.48	-	112.48	122.64	-	122.64	9.0%
20,000	132.92	-	132.92	145.36	-	145.36	9.4%
25,000	155.82	-	155.82	170.81	-	170.81	9.6%
50,000	292.82	-	292.82	323.06	-	323.06	10.3%
75,000	429.82	-	429.82	475.31	-	475.31	10.6%
100,000	566.82	-	566.82	627.56	-	627.56	10.7%
125,000	703.82	-	703.82	779.81	-	779.81	10.8%
150,000	840.82	-	840.82	932.06	-	932.06	10.9%
175,000	977.82	-	977.82	1,084.31	-	1,084.31	10.9%
200,000	1,114.82	-	1,114.82	1,236.56	-	1,236.56	10.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 1” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 72.62	$ 78.36	$ 5.74	7.9%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$69.20	$-	$69.20	$74.55	$-	$74.55	7.7%
1,000	70.50	(0.85)	69.66	76.00	(0.94)	75.06	7.8%
2,000	72.62	(2.22)	70.40	78.36	(2.48)	75.88	7.8%
3,000	74.74	(3.60)	71.14	80.72	(4.01)	76.71	7.8%
4,000	76.86	(4.98)	71.88	83.08	(5.54)	77.54	7.9%
5,000	78.98	(6.36)	72.62	85.44	(7.08)	78.36	7.9%
6,000	81.92	(8.27)	73.65	88.71	(9.20)	79.51	7.9%
7,000	84.86	(10.18)	74.68	91.98	-	91.98	23.2%
8,000	87.80	-	87.80	95.25	-	95.25	8.5%
9,000	90.74	-	90.74	98.52	-	98.52	8.6%
10,000	93.68	-	93.68	101.79	-	101.79	8.7%
15,000	112.48	-	112.48	122.69	-	122.69	9.1%
20,000	132.92	-	132.92	145.43	-	145.43	9.4%
25,000	155.82	-	155.82	170.93	-	170.93	9.7%
50,000	292.82	-	292.82	323.43	-	323.43	10.5%
75,000	429.82	-	429.82	475.93	-	475.93	10.7%
100,000	566.82	-	566.82	628.43	-	628.43	10.9%
125,000	703.82	-	703.82	780.93	-	780.93	11.0%
150,000	840.82	-	840.82	933.43	-	933.43	11.0%
175,000	977.82	-	977.82	1,085.93	-	1,085.93	11.1%
200,000	1,114.82	-	1,114.82	1,238.43	-	1,238.43	11.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 181.68	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$138.40	$-	$138.40	0.0%
1,000	139.70	(0.85)	138.86	139.70	(0.85)	138.86	0.0%
2,000	141.82	(2.22)	139.60	141.82	(2.22)	139.60	0.0%
3,000	143.94	(3.60)	140.34	143.94	(3.60)	140.34	0.0%
4,000	146.06	(4.98)	141.08	146.06	(4.98)	141.08	0.0%
5,000	148.18	(6.36)	141.82	148.18	(6.36)	141.82	0.0%
6,000	151.12	(8.27)	142.85	151.12	(8.27)	142.85	0.0%
7,000	154.06	(10.18)	143.88	154.06	(10.18)	143.88	0.0%
8,000	157.00	-	157.00	157.00	-	157.00	0.0%
9,000	159.94	-	159.94	159.94	-	159.94	0.0%
10,000	162.88	-	162.88	162.88	-	162.88	0.0%
15,000	181.68	-	181.68	181.68	-	181.68	0.0%
20,000	202.12	-	202.12	202.12	-	202.12	0.0%
25,000	225.02	-	225.02	225.02	-	225.02	0.0%
50,000	362.02	-	362.02	362.02	-	362.02	0.0%
75,000	499.02	-	499.02	499.02	-	499.02	0.0%
100,000	636.02	-	636.02	636.02	-	636.02	0.0%
125,000	773.02	-	773.02	773.02	-	773.02	0.0%
150,000	910.02	-	910.02	910.02	-	910.02	0.0%
175,000	1,047.02	-	1,047.02	1,047.02	-	1,047.02	0.0%
200,000	1,184.02	-	1,184.02	1,184.02	-	1,184.02	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 186.90	$ 5.22	2.9%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$142.00	$-	$142.00	2.6%
1,000	139.70	(0.85)	138.86	143.35	(0.81)	142.54	2.7%
2,000	141.82	(2.22)	139.60	145.55	(2.13)	143.42	2.7%
3,000	143.94	(3.60)	140.34	147.75	(3.45)	144.30	2.8%
4,000	146.06	(4.98)	141.08	149.95	(4.77)	145.18	2.9%
5,000	148.18	(6.36)	141.82	152.15	(6.09)	146.06	3.0%
6,000	151.12	(8.27)	142.85	155.20	(7.92)	147.28	3.1%
7,000	154.06	(10.18)	143.88	158.25	-	158.25	10.0%
8,000	157.00	-	157.00	161.30	-	161.30	2.7%
9,000	159.94	-	159.94	164.35	-	164.35	2.8%
10,000	162.88	-	162.88	167.40	-	167.40	2.8%
15,000	181.68	-	181.68	186.90	-	186.90	2.9%
20,000	202.12	-	202.12	208.10	-	208.10	3.0%
25,000	225.02	-	225.02	231.85	-	231.85	3.0%
50,000	362.02	-	362.02	374.10	-	374.10	3.3%
75,000	499.02	-	499.02	516.35	-	516.35	3.5%
100,000	636.02	-	636.02	658.60	-	658.60	3.6%
125,000	773.02	-	773.02	800.85	-	800.85	3.6%
150,000	910.02	-	910.02	943.10	-	943.10	3.6%
175,000	1,047.02	-	1,047.02	1,085.35	-	1,085.35	3.7%
200,000	1,184.02	-	1,184.02	1,227.60	-	1,227.60	3.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2016

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	1500	$ 181.68	$ 191.47	$ 9.79	5.4%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase
-	$138.40	$-	$138.40	$145.10	$-	$145.10	4.8%
1,000	139.70	(0.85)	138.86	146.49	(0.83)	145.66	4.9%
2,000	141.82	(2.22)	139.60	148.76	(2.20)	146.56	5.0%
3,000	143.94	(3.60)	140.34	151.03	(3.56)	147.47	5.1%
4,000	146.06	(4.98)	141.08	153.30	(4.92)	148.38	5.2%
5,000	148.18	(6.36)	141.82	155.57	(6.28)	149.29	5.3%
6,000	151.12	(8.27)	142.85	158.72	(8.17)	150.55	5.4%
7,000	154.06	(10.18)	143.88	161.87	-	161.87	12.5%
8,000	157.00	-	157.00	165.02	-	165.02	5.1%
9,000	159.94	-	159.94	168.17	-	168.17	5.1%
10,000	162.88	-	162.88	171.32	-	171.32	5.2%
15,000	181.68	-	181.68	191.47	-	191.47	5.4%
20,000	202.12	-	202.12	213.36	-	213.36	5.6%
25,000	225.02	-	225.02	237.86	-	237.86	5.7%
50,000	362.02	-	362.02	384.61	-	384.61	6.2%
75,000	499.02	-	499.02	531.36	-	531.36	6.5%
100,000	636.02	-	636.02	678.11	-	678.11	6.6%
125,000	773.02	-	773.02	824.86	-	824.86	6.7%
150,000	910.02	-	910.02	971.61	-	971.61	6.8%
175,000	1,047.02	-	1,047.02	1,118.36	-	1,118.36	6.8%
200,000	1,184.02	-	1,184.02	1,265.11	-	1,265.11	6.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 192.82	$ 11.14	6.1%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$146.05	$-	$146.05	5.5%
1,000	139.70	(0.85)	138.86	147.46	(0.85)	146.61	5.6%
2,000	141.82	(2.22)	139.60	149.75	(2.22)	147.53	5.7%
3,000	143.94	(3.60)	140.34	152.04	(3.59)	148.45	5.8%
4,000	146.06	(4.98)	141.08	154.33	(4.97)	149.36	5.9%
5,000	148.18	(6.36)	141.82	156.62	(6.34)	150.28	6.0%
6,000	151.12	(8.27)	142.85	159.80	(8.25)	151.55	6.1%
7,000	154.06	(10.18)	143.88	162.98	-	162.98	13.3%
8,000	157.00	-	157.00	166.16	-	166.16	5.8%
9,000	159.94	-	159.94	169.34	-	169.34	5.9%
10,000	162.88	-	162.88	172.52	-	172.52	5.9%
15,000	181.68	-	181.68	192.82	-	192.82	6.1%
20,000	202.12	-	202.12	214.90	-	214.90	6.3%
25,000	225.02	-	225.02	239.65	-	239.65	6.5%
50,000	362.02	-	362.02	387.65	-	387.65	7.1%
75,000	499.02	-	499.02	535.65	-	535.65	7.3%
100,000	636.02	-	636.02	683.65	-	683.65	7.5%
125,000	773.02	-	773.02	831.65	-	831.65	7.6%
150,000	910.02	-	910.02	979.65	-	979.65	7.7%
175,000	1,047.02	-	1,047.02	1,127.65	-	1,127.65	7.7%
200,000	1,184.02	-	1,184.02	1,275.65	-	1,275.65	7.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 194.31	$ 12.63	7.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$147.10	$-	$147.10	6.3%
1,000	139.70	(0.85)	138.86	148.52	(0.85)	147.67	6.3%
2,000	141.82	(2.22)	139.60	150.83	(2.24)	148.59	6.4%
3,000	143.94	(3.60)	140.34	153.14	(3.62)	149.52	6.5%
4,000	146.06	(4.98)	141.08	155.45	(5.01)	150.44	6.6%
5,000	148.18	(6.36)	141.82	157.76	(6.40)	151.36	6.7%
6,000	151.12	(8.27)	142.85	160.97	(8.32)	152.65	6.9%
7,000	154.06	(10.18)	143.88	164.18	-	164.18	14.1%
8,000	157.00	-	157.00	167.39	-	167.39	6.6%
9,000	159.94	-	159.94	170.60	-	170.60	6.7%
10,000	162.88	-	162.88	173.81	-	173.81	6.7%
15,000	181.68	-	181.68	194.31	-	194.31	7.0%
20,000	202.12	-	202.12	216.61	-	216.61	7.2%
25,000	225.02	-	225.02	241.61	-	241.61	7.4%
50,000	362.02	-	362.02	391.11	-	391.11	8.0%
75,000	499.02	-	499.02	540.61	-	540.61	8.3%
100,000	636.02	-	636.02	690.11	-	690.11	8.5%
125,000	773.02	-	773.02	839.61	-	839.61	8.6%
150,000	910.02	-	910.02	989.11	-	989.11	8.7%
175,000	1,047.02	-	1,047.02	1,138.61	-	1,138.61	8.7%
200,000	1,184.02	-	1,184.02	1,288.11	-	1,288.11	8.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 195.70	$ 14.02	7.7%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$148.05	$-	$148.05	7.0%
1,000	139.70	(0.85)	138.86	149.48	(0.86)	148.62	7.0%
2,000	141.82	(2.22)	139.60	151.81	(2.26)	149.55	7.1%
3,000	143.94	(3.60)	140.34	154.14	(3.65)	150.49	7.2%
4,000	146.06	(4.98)	141.08	156.47	(5.05)	151.42	7.3%
5,000	148.18	(6.36)	141.82	158.80	(6.45)	152.35	7.4%
6,000	151.12	(8.27)	142.85	162.04	(8.39)	153.65	7.6%
7,000	154.06	(10.18)	143.88	165.28	-	165.28	14.9%
8,000	157.00	-	157.00	168.52	-	168.52	7.3%
9,000	159.94	-	159.94	171.76	-	171.76	7.4%
10,000	162.88	-	162.88	175.00	-	175.00	7.4%
15,000	181.68	-	181.68	195.70	-	195.70	7.7%
20,000	202.12	-	202.12	218.20	-	218.20	8.0%
25,000	225.02	-	225.02	243.40	-	243.40	8.2%
50,000	362.02	-	362.02	394.40	-	394.40	8.9%
75,000	499.02	-	499.02	545.40	-	545.40	9.3%
100,000	636.02	-	636.02	696.40	-	696.40	9.5%
125,000	773.02	-	773.02	847.40	-	847.40	9.6%
150,000	910.02	-	910.02	998.40	-	998.40	9.7%
175,000	1,047.02	-	1,047.02	1,149.40	-	1,149.40	9.8%
200,000	1,184.02	-	1,184.02	1,300.40	-	1,300.40	9.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	15000	$ 181.68	$ 197.14	$ 15.46	8.5%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$149.00	$-	$149.00	7.7%
1,000	139.70	(0.85)	138.86	150.45	(0.87)	149.58	7.7%
2,000	141.82	(2.22)	139.60	152.81	(2.29)	150.52	7.8%
3,000	143.94	(3.60)	140.34	155.17	(3.70)	151.47	7.9%
4,000	146.06	(4.98)	141.08	157.53	(5.12)	152.41	8.0%
5,000	148.18	(6.36)	141.82	159.89	(6.53)	153.36	8.1%
6,000	151.12	(8.27)	142.85	163.16	(8.50)	154.66	8.3%
7,000	154.06	(10.18)	143.88	166.43	-	166.43	15.7%
8,000	157.00	-	157.00	169.70	-	169.70	8.1%
9,000	159.94	-	159.94	172.97	-	172.97	8.1%
10,000	162.88	-	162.88	176.24	-	176.24	8.2%
15,000	181.68	-	181.68	197.14	-	197.14	8.5%
20,000	202.12	-	202.12	219.86	-	219.86	8.8%
25,000	225.02	-	225.02	245.31	-	245.31	9.0%
50,000	362.02	-	362.02	397.56	-	397.56	9.8%
75,000	499.02	-	499.02	549.81	-	549.81	10.2%
100,000	636.02	-	636.02	702.06	-	702.06	10.4%
125,000	773.02	-	773.02	854.31	-	854.31	10.5%
150,000	910.02	-	910.02	1,006.56	-	1,006.56	10.6%
175,000	1,047.02	-	1,047.02	1,158.81	-	1,158.81	10.7%
200,000	1,184.02	-	1,184.02	1,311.06	-	1,311.06	10.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 1.5” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5000	$ 181.68	$ 197.24	$ 15.56	8.6%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$138.40	$-	$138.40	$149.10	$-	$149.10	7.7%
1,000	139.70	(0.85)	138.86	150.55	(0.87)	149.68	7.8%
2,000	141.82	(2.22)	139.60	152.91	(2.29)	150.62	7.9%
3,000	143.94	(3.60)	140.34	155.27	(3.70)	151.57	8.0%
4,000	146.06	(4.98)	141.08	157.63	(5.12)	152.51	8.1%
5,000	148.18	(6.36)	141.82	159.99	(6.53)	153.46	8.2%
6,000	151.12	(8.27)	142.85	163.26	(8.50)	154.76	8.3%
7,000	154.06	(10.18)	143.88	166.53	-	166.53	15.7%
8,000	157.00	-	157.00	169.80	-	169.80	8.2%
9,000	159.94	-	159.94	173.07	-	173.07	8.2%
10,000	162.88	-	162.88	176.34	-	176.34	8.3%
15,000	181.68	-	181.68	197.24	-	197.24	8.6%
20,000	202.12	-	202.12	219.98	-	219.98	8.8%
25,000	225.02	-	225.02	245.48	-	245.48	9.1%
50,000	362.02	-	362.02	397.98	-	397.98	9.9%
75,000	499.02	-	499.02	550.48	-	550.48	10.3%
100,000	636.02	-	636.02	702.98	-	702.98	10.5%
125,000	773.02	-	773.02	855.48	-	855.48	10.7%
150,000	910.02	-	910.02	1,007.98	-	1,007.98	10.8%
175,000	1,047.02	-	1,047.02	1,160.48	-	1,160.48	10.8%
200,000	1,184.02	-	1,184.02	1,312.98	-	1,312.98	10.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 281.40	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$221.44	$-	$221.44	0.0%
1,000	222.74	(0.85)	221.90	222.74	(0.85)	221.90	0.0%
2,000	224.86	(2.22)	222.64	224.86	(2.22)	222.64	0.0%
3,000	226.98	(3.60)	223.38	226.98	(3.60)	223.38	0.0%
4,000	229.10	(4.98)	224.12	229.10	(4.98)	224.12	0.0%
5,000	231.22	(6.36)	224.86	231.22	(6.36)	224.86	0.0%
6,000	234.16	(8.27)	225.89	234.16	(8.27)	225.89	0.0%
7,000	237.10	(10.18)	226.92	237.10	(10.18)	226.92	0.0%
8,000	240.04	-	240.04	240.04	-	240.04	0.0%
9,000	242.98	-	242.98	242.98	-	242.98	0.0%
10,000	245.92	-	245.92	245.92	-	245.92	0.0%
15,000	264.72	-	264.72	264.72	-	264.72	0.0%
20,000	285.16	-	285.16	285.16	-	285.16	0.0%
25,000	308.06	-	308.06	308.06	-	308.06	0.0%
50,000	445.06	-	445.06	445.06	-	445.06	0.0%
75,000	582.06	-	582.06	582.06	-	582.06	0.0%
100,000	719.06	-	719.06	719.06	-	719.06	0.0%
125,000	856.06	-	856.06	856.06	-	856.06	0.0%
150,000	993.06	-	993.06	993.06	-	993.06	0.0%
175,000	1,130.06	-	1,130.06	1,130.06	-	1,130.06	0.0%
200,000	1,267.06	-	1,267.06	1,267.06	-	1,267.06	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 289.40	$ 8.00	2.8%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$227.20	$-	$227.20	2.6%
1,000	222.74	(0.85)	221.90	228.55	(0.81)	227.74	2.6%
2,000	224.86	(2.22)	222.64	230.75	(2.13)	228.62	2.7%
3,000	226.98	(3.60)	223.38	232.95	(3.45)	229.50	2.7%
4,000	229.10	(4.98)	224.12	235.15	(4.77)	230.38	2.8%
5,000	231.22	(6.36)	224.86	237.35	(6.09)	231.26	2.8%
6,000	234.16	(8.27)	225.89	240.40	(7.92)	232.48	2.9%
7,000	237.10	(10.18)	226.92	243.45	-	243.45	7.3%
8,000	240.04	-	240.04	246.50	-	246.50	2.7%
9,000	242.98	-	242.98	249.55	-	249.55	2.7%
10,000	245.92	-	245.92	252.60	-	252.60	2.7%
15,000	264.72	-	264.72	272.10	-	272.10	2.8%
20,000	285.16	-	285.16	293.30	-	293.30	2.9%
25,000	308.06	-	308.06	317.05	-	317.05	2.9%
50,000	445.06	-	445.06	459.30	-	459.30	3.2%
75,000	582.06	-	582.06	601.55	-	601.55	3.3%
100,000	719.06	-	719.06	743.80	-	743.80	3.4%
125,000	856.06	-	856.06	886.05	-	886.05	3.5%
150,000	993.06	-	993.06	1,028.30	-	1,028.30	3.5%
175,000	1,130.06	-	1,130.06	1,170.55	-	1,170.55	3.6%
200,000	1,267.06	-	1,267.06	1,312.80	-	1,312.80	3.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2016

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 296.39	$ 14.99	5.3%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$232.16	$-	$232.16	4.8%
1,000	222.74	(0.85)	221.90	233.55	(0.83)	232.72	4.9%
2,000	224.86	(2.22)	222.64	235.82	(2.20)	233.62	4.9%
3,000	226.98	(3.60)	223.38	238.09	(3.56)	234.53	5.0%
4,000	229.10	(4.98)	224.12	240.36	(4.92)	235.44	5.1%
5,000	231.22	(6.36)	224.86	242.63	(6.28)	236.35	5.1%
6,000	234.16	(8.27)	225.89	245.78	(8.17)	237.61	5.2%
7,000	237.10	(10.18)	226.92	248.93	-	248.93	9.7%
8,000	240.04	-	240.04	252.08	-	252.08	5.0%
9,000	242.98	-	242.98	255.23	-	255.23	5.0%
10,000	245.92	-	245.92	258.38	-	258.38	5.1%
15,000	264.72	-	264.72	278.53	-	278.53	5.2%
20,000	285.16	-	285.16	300.42	-	300.42	5.4%
25,000	308.06	-	308.06	324.92	-	324.92	5.5%
50,000	445.06	-	445.06	471.67	-	471.67	6.0%
75,000	582.06	-	582.06	618.42	-	618.42	6.2%
100,000	719.06	-	719.06	765.17	-	765.17	6.4%
125,000	856.06	-	856.06	911.92	-	911.92	6.5%
150,000	993.06	-	993.06	1,058.67	-	1,058.67	6.6%
175,000	1,130.06	-	1,130.06	1,205.42	-	1,205.42	6.7%
200,000	1,267.06	-	1,267.06	1,352.17	-	1,352.17	6.7%

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 298.47	$ 17.07	6.1%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$233.68	$-	$233.68	5.5%
1,000	222.74	(0.85)	221.90	235.09	(0.85)	234.24	5.6%
2,000	224.86	(2.22)	222.64	237.38	(2.22)	235.16	5.6%
3,000	226.98	(3.60)	223.38	239.67	(3.59)	236.08	5.7%
4,000	229.10	(4.98)	224.12	241.96	(4.97)	236.99	5.7%
5,000	231.22	(6.36)	224.86	244.25	(6.34)	237.91	5.8%
6,000	234.16	(8.27)	225.89	247.43	(8.25)	239.18	5.9%
7,000	237.10	(10.18)	226.92	250.61	-	250.61	10.4%
8,000	240.04	-	240.04	253.79	-	253.79	5.7%
9,000	242.98	-	242.98	256.97	-	256.97	5.8%
10,000	245.92	-	245.92	260.15	-	260.15	5.8%
15,000	264.72	-	264.72	280.45	-	280.45	5.9%
20,000	285.16	-	285.16	302.53	-	302.53	6.1%
25,000	308.06	-	308.06	327.28	-	327.28	6.2%
50,000	445.06	-	445.06	475.28	-	475.28	6.8%
75,000	582.06	-	582.06	623.28	-	623.28	7.1%
100,000	719.06	-	719.06	771.28	-	771.28	7.3%
125,000	856.06	-	856.06	919.28	-	919.28	7.4%
150,000	993.06	-	993.06	1,067.28	-	1,067.28	7.5%
175,000	1,130.06	-	1,130.06	1,215.28	-	1,215.28	7.5%
200,000	1,267.06	-	1,267.06	1,363.28	-	1,363.28	7.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 300.77	$ 19.37	6.9%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$235.36	$-	$235.36	6.3%
1,000	222.74	(0.85)	221.90	236.78	(0.85)	235.93	6.3%
2,000	224.86	(2.22)	222.64	239.09	(2.24)	236.85	6.4%
3,000	226.98	(3.60)	223.38	241.40	(3.62)	237.78	6.4%
4,000	229.10	(4.98)	224.12	243.71	(5.01)	238.70	6.5%
5,000	231.22	(6.36)	224.86	246.02	(6.40)	239.62	6.6%
6,000	234.16	(8.27)	225.89	249.23	(8.32)	240.91	6.6%
7,000	237.10	(10.18)	226.92	252.44	-	252.44	11.2%
8,000	240.04	-	240.04	255.65	-	255.65	6.5%
9,000	242.98	-	242.98	258.86	-	258.86	6.5%
10,000	245.92	-	245.92	262.07	-	262.07	6.6%
15,000	264.72	-	264.72	282.57	-	282.57	6.7%
20,000	285.16	-	285.16	304.87	-	304.87	6.9%
25,000	308.06	-	308.06	329.87	-	329.87	7.1%
50,000	445.06	-	445.06	479.37	-	479.37	7.7%
75,000	582.06	-	582.06	628.87	-	628.87	8.0%
100,000	719.06	-	719.06	778.37	-	778.37	8.2%
125,000	856.06	-	856.06	927.87	-	927.87	8.4%
150,000	993.06	-	993.06	1,077.37	-	1,077.37	8.5%
175,000	1,130.06	-	1,130.06	1,226.87	-	1,226.87	8.6%
200,000	1,267.06	-	1,267.06	1,376.37	-	1,376.37	8.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 302.89	$ 21.49	7.6%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$236.88	$-	$236.88	7.0%
1,000	222.74	(0.85)	221.90	238.31	(0.86)	237.45	7.0%
2,000	224.86	(2.22)	222.64	240.64	(2.26)	238.38	7.1%
3,000	226.98	(3.60)	223.38	242.97	(3.65)	239.32	7.1%
4,000	229.10	(4.98)	224.12	245.30	(5.05)	240.25	7.2%
5,000	231.22	(6.36)	224.86	247.63	(6.45)	241.18	7.3%
6,000	234.16	(8.27)	225.89	250.87	(8.39)	242.48	7.3%
7,000	237.10	(10.18)	226.92	254.11	-	254.11	12.0%
8,000	240.04	-	240.04	257.35	-	257.35	7.2%
9,000	242.98	-	242.98	260.59	-	260.59	7.2%
10,000	245.92	-	245.92	263.83	-	263.83	7.3%
15,000	264.72	-	264.72	284.53	-	284.53	7.5%
20,000	285.16	-	285.16	307.03	-	307.03	7.7%
25,000	308.06	-	308.06	332.23	-	332.23	7.8%
50,000	445.06	-	445.06	483.23	-	483.23	8.6%
75,000	582.06	-	582.06	634.23	-	634.23	9.0%
100,000	719.06	-	719.06	785.23	-	785.23	9.2%
125,000	856.06	-	856.06	936.23	-	936.23	9.4%
150,000	993.06	-	993.06	1,087.23	-	1,087.23	9.5%
175,000	1,130.06	-	1,130.06	1,238.23	-	1,238.23	9.6%
200,000	1,267.06	-	1,267.06	1,389.23	-	1,389.23	9.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 305.08	$ 23.68	8.4%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$238.40	$-	$238.40	7.7%
1,000	222.74	(0.85)	221.90	239.85	(0.87)	238.98	7.7%
2,000	224.86	(2.22)	222.64	242.21	(2.29)	239.92	7.8%
3,000	226.98	(3.60)	223.38	244.57	(3.70)	240.87	7.8%
4,000	229.10	(4.98)	224.12	246.93	(5.12)	241.81	7.9%
5,000	231.22	(6.36)	224.86	249.29	(6.53)	242.76	8.0%
6,000	234.16	(8.27)	225.89	252.56	(8.50)	244.06	8.0%
7,000	237.10	(10.18)	226.92	255.83	-	255.83	12.7%
8,000	240.04	-	240.04	259.10	-	259.10	7.9%
9,000	242.98	-	242.98	262.37	-	262.37	8.0%
10,000	245.92	-	245.92	265.64	-	265.64	8.0%
15,000	264.72	-	264.72	286.54	-	286.54	8.2%
20,000	285.16	-	285.16	309.26	-	309.26	8.5%
25,000	308.06	-	308.06	334.71	-	334.71	8.7%
50,000	445.06	-	445.06	486.96	-	486.96	9.4%
75,000	582.06	-	582.06	639.21	-	639.21	9.8%
100,000	719.06	-	719.06	791.46	-	791.46	10.1%
125,000	856.06	-	856.06	943.71	-	943.71	10.2%
150,000	993.06	-	993.06	1,095.96	-	1,095.96	10.4%
175,000	1,130.06	-	1,130.06	1,248.21	-	1,248.21	10.5%
200,000	1,267.06	-	1,267.06	1,400.46	-	1,400.46	10.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 2” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	19000	$ 281.40	$ 305.26	$ 23.86	8.5%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$221.44	$-	$221.44	$238.56	$-	$238.56	7.7%
1,000	222.74	(0.85)	221.90	240.01	(0.87)	239.14	7.8%
2,000	224.86	(2.22)	222.64	242.37	(2.29)	240.08	7.8%
3,000	226.98	(3.60)	223.38	244.73	(3.70)	241.03	7.9%
4,000	229.10	(4.98)	224.12	247.09	(5.12)	241.97	8.0%
5,000	231.22	(6.36)	224.86	249.45	(6.53)	242.92	8.0%
6,000	234.16	(8.27)	225.89	252.72	(8.50)	244.22	8.1%
7,000	237.10	(10.18)	226.92	255.99	-	255.99	12.8%
8,000	240.04	-	240.04	259.26	-	259.26	8.0%
9,000	242.98	-	242.98	262.53	-	262.53	8.0%
10,000	245.92	-	245.92	265.80	-	265.80	8.1%
15,000	264.72	-	264.72	286.70	-	286.70	8.3%
20,000	285.16	-	285.16	309.44	-	309.44	8.5%
25,000	308.06	-	308.06	334.94	-	334.94	8.7%
50,000	445.06	-	445.06	487.44	-	487.44	9.5%
75,000	582.06	-	582.06	639.94	-	639.94	9.9%
100,000	719.06	-	719.06	792.44	-	792.44	10.2%
125,000	856.06	-	856.06	944.94	-	944.94	10.4%
150,000	993.06	-	993.06	1,097.44	-	1,097.44	10.5%
175,000	1,130.06	-	1,130.06	1,249.94	-	1,249.94	10.6%
200,000	1,267.06	-	1,267.06	1,402.44	-	1,402.44	10.7%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 721.30	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$442.88	$-	$442.88	0.0%
1,000	444.18	(0.85)	443.34	444.18	(0.85)	443.34	0.0%
2,000	446.30	(2.22)	444.08	446.30	(2.22)	444.08	0.0%
3,000	448.42	(3.60)	444.82	448.42	(3.60)	444.82	0.0%
4,000	450.54	(4.98)	445.56	450.54	(4.98)	445.56	0.0%
5,000	452.66	(6.36)	446.30	452.66	(6.36)	446.30	0.0%
6,000	455.60	(8.27)	447.33	455.60	(8.27)	447.33	0.0%
7,000	458.54	(10.18)	448.36	458.54	(10.18)	448.36	0.0%
8,000	461.48	-	461.48	461.48	-	461.48	0.0%
9,000	464.42	-	464.42	464.42	-	464.42	0.0%
10,000	467.36	-	467.36	467.36	-	467.36	0.0%
15,000	486.16	-	486.16	486.16	-	486.16	0.0%
20,000	506.60	-	506.60	506.60	-	506.60	0.0%
25,000	529.50	-	529.50	529.50	-	529.50	0.0%
50,000	666.50	-	666.50	666.50	-	666.50	0.0%
75,000	803.50	-	803.50	803.50	-	803.50	0.0%
100,000	940.50	-	940.50	940.50	-	940.50	0.0%
125,000	1,077.50	-	1,077.50	1,077.50	-	1,077.50	0.0%
150,000	1,214.50	-	1,214.50	1,214.50	-	1,214.50	0.0%
175,000	1,351.50	-	1,351.50	1,351.50	-	1,351.50	0.0%
200,000	1,488.50	-	1,488.50	1,488.50	-	1,488.50	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 743.40	$ 22.10	3.1%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$454.40	$-	$454.40	2.6%
1,000	444.18	(0.85)	443.34	455.75	(0.81)	454.94	2.6%
2,000	446.30	(2.22)	444.08	457.95	(2.13)	455.82	2.6%
3,000	448.42	(3.60)	444.82	460.15	(3.45)	456.70	2.7%
4,000	450.54	(4.98)	445.56	462.35	(4.77)	457.58	2.7%
5,000	452.66	(6.36)	446.30	464.55	(6.09)	458.46	2.7%
6,000	455.60	(8.27)	447.33	467.60	(7.92)	459.68	2.8%
7,000	458.54	(10.18)	448.36	470.65	-	470.65	5.0%
8,000	461.48	-	461.48	473.70	-	473.70	2.6%
9,000	464.42	-	464.42	476.75	-	476.75	2.7%
10,000	467.36	-	467.36	479.80	-	479.80	2.7%
15,000	486.16	-	486.16	499.30	-	499.30	2.7%
20,000	506.60	-	506.60	520.50	-	520.50	2.7%
25,000	529.50	-	529.50	544.25	-	544.25	2.8%
50,000	666.50	-	666.50	686.50	-	686.50	3.0%
75,000	803.50	-	803.50	828.75	-	828.75	3.1%
100,000	940.50	-	940.50	971.00	-	971.00	3.2%
125,000	1,077.50	-	1,077.50	1,113.25	-	1,113.25	3.3%
150,000	1,214.50	-	1,214.50	1,255.50	-	1,255.50	3.4%
175,000	1,351.50	-	1,351.50	1,397.75	-	1,397.75	3.4%
200,000	1,488.50	-	1,488.50	1,540.00	-	1,540.00	3.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 768.16	$ 46.86	6.5%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$467.36	$-	$467.36	5.5%
1,000	444.18	(0.85)	443.34	468.77	(0.85)	467.92	5.5%
2,000	446.30	(2.22)	444.08	471.06	(2.22)	468.84	5.6%
3,000	448.42	(3.60)	444.82	473.35	(3.59)	469.76	5.6%
4,000	450.54	(4.98)	445.56	475.64	(4.97)	470.67	5.6%
5,000	452.66	(6.36)	446.30	477.93	(6.34)	471.59	5.7%
6,000	455.60	(8.27)	447.33	481.11	(8.25)	472.86	5.7%
7,000	458.54	(10.18)	448.36	484.29	-	484.29	8.0%
8,000	461.48	-	461.48	487.47	-	487.47	5.6%
9,000	464.42	-	464.42	490.65	-	490.65	5.6%
10,000	467.36	-	467.36	493.83	-	493.83	5.7%
15,000	486.16	-	486.16	514.13	-	514.13	5.8%
20,000	506.60	-	506.60	536.21	-	536.21	5.8%
25,000	529.50	-	529.50	560.96	-	560.96	5.9%
50,000	666.50	-	666.50	708.96	-	708.96	6.4%
75,000	803.50	-	803.50	856.96	-	856.96	6.7%
100,000	940.50	-	940.50	1,004.96	-	1,004.96	6.9%
125,000	1,077.50	-	1,077.50	1,152.96	-	1,152.96	7.0%
150,000	1,214.50	-	1,214.50	1,300.96	-	1,300.96	7.1%
175,000	1,351.50	-	1,351.50	1,448.96	-	1,448.96	7.2%
200,000	1,488.50	-	1,488.50	1,596.96	-	1,596.96	7.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 774.53	$ 53.23	7.4%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$470.72	$-	$470.72	6.3%
1,000	444.18	(0.85)	443.34	472.14	(0.85)	471.29	6.3%
2,000	446.30	(2.22)	444.08	474.45	(2.24)	472.21	6.3%
3,000	448.42	(3.60)	444.82	476.76	(3.62)	473.14	6.4%
4,000	450.54	(4.98)	445.56	479.07	(5.01)	474.06	6.4%
5,000	452.66	(6.36)	446.30	481.38	(6.40)	474.98	6.4%
6,000	455.60	(8.27)	447.33	484.59	(8.32)	476.27	6.5%
7,000	458.54	(10.18)	448.36	487.80	-	487.80	8.8%
8,000	461.48	-	461.48	491.01	-	491.01	6.4%
9,000	464.42	-	464.42	494.22	-	494.22	6.4%
10,000	467.36	-	467.36	497.43	-	497.43	6.4%
15,000	486.16	-	486.16	517.93	-	517.93	6.5%
20,000	506.60	-	506.60	540.23	-	540.23	6.6%
25,000	529.50	-	529.50	565.23	-	565.23	6.7%
50,000	666.50	-	666.50	714.73	-	714.73	7.2%
75,000	803.50	-	803.50	864.23	-	864.23	7.6%
100,000	940.50	-	940.50	1,013.73	-	1,013.73	7.8%
125,000	1,077.50	-	1,077.50	1,163.23	-	1,163.23	8.0%
150,000	1,214.50	-	1,214.50	1,312.73	-	1,312.73	8.1%
175,000	1,351.50	-	1,351.50	1,462.23	-	1,462.23	8.2%
200,000	1,488.50	-	1,488.50	1,611.73	-	1,611.73	8.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 780.51	$ 59.21	8.2%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$473.76	$-	$473.76	7.0%
1,000	444.18	(0.85)	443.34	475.19	(0.86)	474.33	7.0%
2,000	446.30	(2.22)	444.08	477.52	(2.26)	475.26	7.0%
3,000	448.42	(3.60)	444.82	479.85	(3.65)	476.20	7.1%
4,000	450.54	(4.98)	445.56	482.18	(5.05)	477.13	7.1%
5,000	452.66	(6.36)	446.30	484.51	(6.45)	478.06	7.1%
6,000	455.60	(8.27)	447.33	487.75	(8.39)	479.36	7.2%
7,000	458.54	(10.18)	448.36	490.99	-	490.99	9.5%
8,000	461.48	-	461.48	494.23	-	494.23	7.1%
9,000	464.42	-	464.42	497.47	-	497.47	7.1%
10,000	467.36	-	467.36	500.71	-	500.71	7.1%
15,000	486.16	-	486.16	521.41	-	521.41	7.3%
20,000	506.60	-	506.60	543.91	-	543.91	7.4%
25,000	529.50	-	529.50	569.11	-	569.11	7.5%
50,000	666.50	-	666.50	720.11	-	720.11	8.0%
75,000	803.50	-	803.50	871.11	-	871.11	8.4%
100,000	940.50	-	940.50	1,022.11	-	1,022.11	8.7%
125,000	1,077.50	-	1,077.50	1,173.11	-	1,173.11	8.9%
150,000	1,214.50	-	1,214.50	1,324.11	-	1,324.11	9.0%
175,000	1,351.50	-	1,351.50	1,475.11	-	1,475.11	9.1%
200,000	1,488.50	-	1,488.50	1,626.11	-	1,626.11	9.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 786.26	$ 64.96	9.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$476.80	$-	$476.80	7.7%
1,000	444.18	(0.85)	443.34	478.25	(0.87)	477.38	7.7%
2,000	446.30	(2.22)	444.08	480.61	(2.29)	478.32	7.7%
3,000	448.42	(3.60)	444.82	482.97	(3.70)	479.27	7.7%
4,000	450.54	(4.98)	445.56	485.33	(5.12)	480.21	7.8%
5,000	452.66	(6.36)	446.30	487.69	(6.53)	481.16	7.8%
6,000	455.60	(8.27)	447.33	490.96	(8.50)	482.46	7.9%
7,000	458.54	(10.18)	448.36	494.23	-	494.23	10.2%
8,000	461.48	-	461.48	497.50	-	497.50	7.8%
9,000	464.42	-	464.42	500.77	-	500.77	7.8%
10,000	467.36	-	467.36	504.04	-	504.04	7.8%
15,000	486.16	-	486.16	524.94	-	524.94	8.0%
20,000	506.60	-	506.60	547.66	-	547.66	8.1%
25,000	529.50	-	529.50	573.11	-	573.11	8.2%
50,000	666.50	-	666.50	725.36	-	725.36	8.8%
75,000	803.50	-	803.50	877.61	-	877.61	9.2%
100,000	940.50	-	940.50	1,029.86	-	1,029.86	9.5%
125,000	1,077.50	-	1,077.50	1,182.11	-	1,182.11	9.7%
150,000	1,214.50	-	1,214.50	1,334.36	-	1,334.36	9.9%
175,000	1,351.50	-	1,351.50	1,486.61	-	1,486.61	10.0%
200,000	1,488.50	-	1,488.50	1,638.86	-	1,638.86	10.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 3” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	65000	$ 721.30	$ 787.00	$ 65.70	9.1%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$442.88	$-	$442.88	$477.12	$-	$477.12	7.7%
1,000	444.18	(0.85)	443.34	478.57	(0.87)	477.70	7.8%
2,000	446.30	(2.22)	444.08	480.93	(2.29)	478.64	7.8%
3,000	448.42	(3.60)	444.82	483.29	(3.70)	479.59	7.8%
4,000	450.54	(4.98)	445.56	485.65	(5.12)	480.53	7.8%
5,000	452.66	(6.36)	446.30	488.01	(6.53)	481.48	7.9%
6,000	455.60	(8.27)	447.33	491.28	(8.50)	482.78	7.9%
7,000	458.54	(10.18)	448.36	494.55	-	494.55	10.3%
8,000	461.48	-	461.48	497.82	-	497.82	7.9%
9,000	464.42	-	464.42	501.09	-	501.09	7.9%
10,000	467.36	-	467.36	504.36	-	504.36	7.9%
15,000	486.16	-	486.16	525.26	-	525.26	8.0%
20,000	506.60	-	506.60	548.00	-	548.00	8.2%
25,000	529.50	-	529.50	573.50	-	573.50	8.3%
50,000	666.50	-	666.50	726.00	-	726.00	8.9%
75,000	803.50	-	803.50	878.50	-	878.50	9.3%
100,000	940.50	-	940.50	1,031.00	-	1,031.00	9.6%
125,000	1,077.50	-	1,077.50	1,183.50	-	1,183.50	9.8%
150,000	1,214.50	-	1,214.50	1,336.00	-	1,336.00	10.0%
175,000	1,351.50	-	1,351.50	1,488.50	-	1,488.50	10.1%
200,000	1,488.50	-	1,488.50	1,641.00	-	1,641.00	10.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2014

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 687.08	$ -	0.0%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$692.00	$-	$692.00	0.0%
1,000	693.30	(0.85)	692.46	693.30	(0.85)	692.46	0.0%
2,000	695.42	(2.22)	693.20	695.42	(2.22)	693.20	0.0%
3,000	697.54	(3.60)	693.94	697.54	(3.60)	693.94	0.0%
4,000	699.66	(4.98)	694.68	699.66	(4.98)	694.68	0.0%
5,000	701.78	(6.36)	695.42	701.78	(6.36)	695.42	0.0%
6,000	704.72	(8.27)	696.45	704.72	(8.27)	696.45	0.0%
7,000	707.66	(10.18)	697.48	707.66	(10.18)	697.48	0.0%
8,000	710.60	-	710.60	710.60	-	710.60	0.0%
9,000	713.54	-	713.54	713.54	-	713.54	0.0%
10,000	716.48	-	716.48	716.48	-	716.48	0.0%
15,000	735.28	-	735.28	735.28	-	735.28	0.0%
20,000	755.72	-	755.72	755.72	-	755.72	0.0%
25,000	778.62	-	778.62	778.62	-	778.62	0.0%
50,000	915.62	-	915.62	915.62	-	915.62	0.0%
75,000	1,052.62	-	1,052.62	1,052.62	-	1,052.62	0.0%
100,000	1,189.62	-	1,189.62	1,189.62	-	1,189.62	0.0%
125,000	1,326.62	-	1,326.62	1,326.62	-	1,326.62	0.0%
150,000	1,463.62	-	1,463.62	1,463.62	-	1,463.62	0.0%
175,000	1,600.62	-	1,600.62	1,600.62	-	1,600.62	0.0%
200,000	1,737.62	-	1,737.62	1,737.62	-	1,737.62	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2015

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 704.90	$ 17.82	2.6%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$710.00	$-	$710.00	2.6%
1,000	693.30	(0.85)	692.46	711.35	(0.81)	710.54	2.6%
2,000	695.42	(2.22)	693.20	713.55	(2.13)	711.42	2.6%
3,000	697.54	(3.60)	693.94	715.75	(3.45)	712.30	2.6%
4,000	699.66	(4.98)	694.68	717.95	(4.77)	713.18	2.7%
5,000	701.78	(6.36)	695.42	720.15	(6.09)	714.06	2.7%
6,000	704.72	(8.27)	696.45	723.20	(7.92)	715.28	2.7%
7,000	707.66	(10.18)	697.48	726.25	-	726.25	4.1%
8,000	710.60	-	710.60	729.30	-	729.30	2.6%
9,000	713.54	-	713.54	732.35	-	732.35	2.6%
10,000	716.48	-	716.48	735.40	-	735.40	2.6%
15,000	735.28	-	735.28	754.90	-	754.90	2.7%
20,000	755.72	-	755.72	776.10	-	776.10	2.7%
25,000	778.62	-	778.62	799.85	-	799.85	2.7%
50,000	915.62	-	915.62	942.10	-	942.10	2.9%
75,000	1,052.62	-	1,052.62	1,084.35	-	1,084.35	3.0%
100,000	1,189.62	-	1,189.62	1,226.60	-	1,226.60	3.1%
125,000	1,326.62	-	1,326.62	1,368.85	-	1,368.85	3.2%
150,000	1,463.62	-	1,463.62	1,511.10	-	1,511.10	3.2%
175,000	1,600.62	-	1,600.62	1,653.35	-	1,653.35	3.3%
200,000	1,737.62	-	1,737.62	1,795.60	-	1,795.60	3.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2016

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 720.22	$ 33.14	4.8%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$725.50	$-	$725.50	4.8%
1,000	693.30	(0.85)	692.46	726.89	(0.83)	726.06	4.9%
2,000	695.42	(2.22)	693.20	729.16	(2.20)	726.96	4.9%
3,000	697.54	(3.60)	693.94	731.43	(3.56)	727.87	4.9%
4,000	699.66	(4.98)	694.68	733.70	(4.92)	728.78	4.9%
5,000	701.78	(6.36)	695.42	735.97	(6.28)	729.69	4.9%
6,000	704.72	(8.27)	696.45	739.12	(8.17)	730.95	5.0%
7,000	707.66	(10.18)	697.48	742.27	-	742.27	6.4%
8,000	710.60	-	710.60	745.42	-	745.42	4.9%
9,000	713.54	-	713.54	748.57	-	748.57	4.9%
10,000	716.48	-	716.48	751.72	-	751.72	4.9%
15,000	735.28	-	735.28	771.87	-	771.87	5.0%
20,000	755.72	-	755.72	793.76	-	793.76	5.0%
25,000	778.62	-	778.62	818.26	-	818.26	5.1%
50,000	915.62	-	915.62	965.01	-	965.01	5.4%
75,000	1,052.62	-	1,052.62	1,111.76	-	1,111.76	5.6%
100,000	1,189.62	-	1,189.62	1,258.51	-	1,258.51	5.8%
125,000	1,326.62	-	1,326.62	1,405.26	-	1,405.26	5.9%
150,000	1,463.62	-	1,463.62	1,552.01	-	1,552.01	6.0%
175,000	1,600.62	-	1,600.62	1,698.76	-	1,698.76	6.1%
200,000	1,737.62	-	1,737.62	1,845.51	-	1,845.51	6.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2017

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 724.92	$ 37.84	5.5%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$730.25	$-	$730.25	5.5%
1,000	693.30	(0.85)	692.46	731.66	(0.85)	730.81	5.5%
2,000	695.42	(2.22)	693.20	733.95	(2.22)	731.73	5.6%
3,000	697.54	(3.60)	693.94	736.24	(3.59)	732.65	5.6%
4,000	699.66	(4.98)	694.68	738.53	(4.97)	733.56	5.6%
5,000	701.78	(6.36)	695.42	740.82	(6.34)	734.48	5.6%
6,000	704.72	(8.27)	696.45	744.00	(8.25)	735.75	5.6%
7,000	707.66	(10.18)	697.48	747.18	-	747.18	7.1%
8,000	710.60	-	710.60	750.36	-	750.36	5.6%
9,000	713.54	-	713.54	753.54	-	753.54	5.6%
10,000	716.48	-	716.48	756.72	-	756.72	5.6%
15,000	735.28	-	735.28	777.02	-	777.02	5.7%
20,000	755.72	-	755.72	799.10	-	799.10	5.7%
25,000	778.62	-	778.62	823.85	-	823.85	5.8%
50,000	915.62	-	915.62	971.85	-	971.85	6.1%
75,000	1,052.62	-	1,052.62	1,119.85	-	1,119.85	6.4%
100,000	1,189.62	-	1,189.62	1,267.85	-	1,267.85	6.6%
125,000	1,326.62	-	1,326.62	1,415.85	-	1,415.85	6.7%
150,000	1,463.62	-	1,463.62	1,563.85	-	1,563.85	6.8%
175,000	1,600.62	-	1,600.62	1,711.85	-	1,711.85	6.9%
200,000	1,737.62	-	1,737.62	1,859.85	-	1,859.85	7.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2018

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 730.11	$ 43.03	6.3%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$735.50	$-	$735.50	6.3%
1,000	693.30	(0.85)	692.46	736.92	(0.85)	736.07	6.3%
2,000	695.42	(2.22)	693.20	739.23	(2.24)	736.99	6.3%
3,000	697.54	(3.60)	693.94	741.54	(3.62)	737.92	6.3%
4,000	699.66	(4.98)	694.68	743.85	(5.01)	738.84	6.4%
5,000	701.78	(6.36)	695.42	746.16	(6.40)	739.76	6.4%
6,000	704.72	(8.27)	696.45	749.37	(8.32)	741.05	6.4%
7,000	707.66	(10.18)	697.48	752.58	-	752.58	7.9%
8,000	710.60	-	710.60	755.79	-	755.79	6.4%
9,000	713.54	-	713.54	759.00	-	759.00	6.4%
10,000	716.48	-	716.48	762.21	-	762.21	6.4%
15,000	735.28	-	735.28	782.71	-	782.71	6.5%
20,000	755.72	-	755.72	805.01	-	805.01	6.5%
25,000	778.62	-	778.62	830.01	-	830.01	6.6%
50,000	915.62	-	915.62	979.51	-	979.51	7.0%
75,000	1,052.62	-	1,052.62	1,129.01	-	1,129.01	7.3%
100,000	1,189.62	-	1,189.62	1,278.51	-	1,278.51	7.5%
125,000	1,326.62	-	1,326.62	1,428.01	-	1,428.01	7.6%
150,000	1,463.62	-	1,463.62	1,577.51	-	1,577.51	7.8%
175,000	1,600.62	-	1,600.62	1,727.01	-	1,727.01	7.9%
200,000	1,737.62	-	1,737.62	1,876.51	-	1,876.51	8.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2019

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 734.80	$ 47.72	6.9%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$740.25	$-	$740.25	7.0%
1,000	693.30	(0.85)	692.46	741.68	(0.86)	740.82	7.0%
2,000	695.42	(2.22)	693.20	744.01	(2.26)	741.75	7.0%
3,000	697.54	(3.60)	693.94	746.34	(3.65)	742.69	7.0%
4,000	699.66	(4.98)	694.68	748.67	(5.05)	743.62	7.0%
5,000	701.78	(6.36)	695.42	751.00	(6.45)	744.55	7.1%
6,000	704.72	(8.27)	696.45	754.24	(8.39)	745.85	7.1%
7,000	707.66	(10.18)	697.48	757.48	-	757.48	8.6%
8,000	710.60	-	710.60	760.72	-	760.72	7.1%
9,000	713.54	-	713.54	763.96	-	763.96	7.1%
10,000	716.48	-	716.48	767.20	-	767.20	7.1%
15,000	735.28	-	735.28	787.90	-	787.90	7.2%
20,000	755.72	-	755.72	810.40	-	810.40	7.2%
25,000	778.62	-	778.62	835.60	-	835.60	7.3%
50,000	915.62	-	915.62	986.60	-	986.60	7.8%
75,000	1,052.62	-	1,052.62	1,137.60	-	1,137.60	8.1%
100,000	1,189.62	-	1,189.62	1,288.60	-	1,288.60	8.3%
125,000	1,326.62	-	1,326.62	1,439.60	-	1,439.60	8.5%
150,000	1,463.62	-	1,463.62	1,590.60	-	1,590.60	8.7%
175,000	1,600.62	-	1,600.62	1,741.60	-	1,741.60	8.8%
200,000	1,737.62	-	1,737.62	1,892.60	-	1,892.60	8.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2020

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 739.54	$ 52.46	7.6%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$745.00	$-	$745.00	7.7%
1,000	693.30	(0.85)	692.46	746.45	(0.87)	745.58	7.7%
2,000	695.42	(2.22)	693.20	748.81	(2.29)	746.52	7.7%
3,000	697.54	(3.60)	693.94	751.17	(3.70)	747.47	7.7%
4,000	699.66	(4.98)	694.68	753.53	(5.12)	748.41	7.7%
5,000	701.78	(6.36)	695.42	755.89	(6.53)	749.36	7.8%
6,000	704.72	(8.27)	696.45	759.16	(8.50)	750.66	7.8%
7,000	707.66	(10.18)	697.48	762.43	-	762.43	9.3%
8,000	710.60	-	710.60	765.70	-	765.70	7.8%
9,000	713.54	-	713.54	768.97	-	768.97	7.8%
10,000	716.48	-	716.48	772.24	-	772.24	7.8%
15,000	735.28	-	735.28	793.14	-	793.14	7.9%
20,000	755.72	-	755.72	815.86	-	815.86	8.0%
25,000	778.62	-	778.62	841.31	-	841.31	8.1%
50,000	915.62	-	915.62	993.56	-	993.56	8.5%
75,000	1,052.62	-	1,052.62	1,145.81	-	1,145.81	8.9%
100,000	1,189.62	-	1,189.62	1,298.06	-	1,298.06	9.1%
125,000	1,326.62	-	1,326.62	1,450.31	-	1,450.31	9.3%
150,000	1,463.62	-	1,463.62	1,602.56	-	1,602.56	9.5%
175,000	1,600.62	-	1,600.62	1,754.81	-	1,754.81	9.6%
200,000	1,737.62	-	1,737.62	1,907.06	-	1,907.06	9.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Santa Cruz Water Company	Settlement H-4
Test Year Ended December 31, 2011 Typical Bill Analysis Proposed Settlement Rates
2021

Rate Schedule: 4” Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	7500	$ 687.08	$ 740.04	$ 52.96	7.7%

	Present Bill			Proposed Bill

Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$692.00	$-	$692.00	$745.50	$-	$745.50	7.7%
1,000	693.30	(0.85)	692.46	746.95	(0.87)	746.08	7.7%
2,000	695.42	(2.22)	693.20	749.31	(2.29)	747.02	7.8%
3,000	697.54	(3.60)	693.94	751.67	(3.70)	747.97	7.8%
4,000	699.66	(4.98)	694.68	754.03	(5.12)	748.91	7.8%
5,000	701.78	(6.36)	695.42	756.39	(6.53)	749.86	7.8%
6,000	704.72	(8.27)	696.45	759.66	(8.50)	751.16	7.9%
7,000	707.66	(10.18)	697.48	762.93	-	762.93	9.4%
8,000	710.60	-	710.60	766.20	-	766.20	7.8%
9,000	713.54	-	713.54	769.47	-	769.47	7.8%
10,000	716.48	-	716.48	772.74	-	772.74	7.9%
15,000	735.28	-	735.28	793.64	-	793.64	7.9%
20,000	755.72	-	755.72	816.38	-	816.38	8.0%
25,000	778.62	-	778.62	841.88	-	841.88	8.1%
50,000	915.62	-	915.62	994.38	-	994.38	8.6%
75,000	1,052.62	-	1,052.62	1,146.88	-	1,146.88	9.0%
100,000	1,189.62	-	1,189.62	1,299.38	-	1,299.38	9.2%
125,000	1,326.62	-	1,326.62	1,451.88	-	1,451.88	9.4%
150,000	1,463.62	-	1,463.62	1,604.38	-	1,604.38	9.6%
175,000	1,600.62	-	1,600.62	1,756.88	-	1,756.88	9.8%
200,000	1,737.62	-	1,737.62	1,909.38	-	1,909.38	9.9%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT A

Willow Valley Water Co., Inc.

Schedules

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement A-1
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

REVENUE REQUIREMENT

LINE NO.	DESCRIPTION	(A) COMPANY ORIGINAL COST	(B) COMPANY FAIR VALUE	(C) SETTLEMENT ORIGINAL COST	(D) SETTLEMENT FAIR VALUE

1	Adjusted Rate Base	$2,359,391	$2,359,391	$2,278,955	$2,278,955

2	Adjusted Operating Income (Loss)	$(58,493)	$(58,493)	$(71,868)	$(71,868)

3	Current Rate of Return (L2 / L1)	-2.48%	-2.48%	-3.15%	-3.15%

4	Required Rate of Return	10.60%	10.60%	7.50%	7.50%

5	Required Operating Income (L4 * L1)	$250,024	$250,024	$170,922	$170,922

6	Operating Income Deficiency (L5 - L2)	$308,517	$308,517	$242,790	$242,790

7	Gross Revenue Conversion Factor	1.645086	1.645086	1.665100	1.665100

8	Required Revenue Increase (L7 * L6)	$507,537	$507,537	$404,269	$404,269

9	Adjusted Test Year Revenue	$702,652	$702,652	$702,652	$702,652

10	Proposed Annual Revenue (L8 + L9)	$1,210,190	$1,210,190	$1,106,922	$1,106,922

11	Required Increase in Revenue (%)	72.23%	72.23%	57.53%	57.53%

12	Rate of Return on Common Equity (%)	11.44%	11.44%	9.50%	9.50%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Schedule: A-1a
Docket No. W-01732A-12-0315	Settlement Phase In
Test Year Ended December 31, 2011

REVENUE PHASE IN PER SETTLEMENT

Year	Revenue Increase (Relative to Test Year)	Revenue Increase (Relative to Previous Year)

2014	-	-

2015	202,135	202,135

2016	404,269	202,134

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement Gross Revenue Conversion Factor
Docket No. W-01732A-12-0315	GRCF
Test Year Ended December 31, 2011

GROSS REVENUE CONVERSION FACTOR

LINE NO.	DESCRIPTION	(A)	(B)	(C)

	Calculation of Gross Revenue Conversion Factor:
1	Revenue	100.0000%

2	Uncollecible Factor (Line 11)	0.3561%

3	Revenues (L1 - L2)	99.6439%

4	Combined Federal and State Income Tax and Property Tax Rate (Line 23)	39.5874%

5	Subtotal (L3 - L4)	60.0564%

6	Revenue Conversion Factor (L1 / L5)	1.665100

	Calculation of Uncollecttible Factor:
7	Unity	100.0000%

8	Combined Federal and State Tax Rate (Line 17)	38.5989%

9	One Minus Combined Income Tax Rate (L7 - L8 )	61.4011%

10	Uncollectible Rate	0.5800%

11	Uncollectible Factor (L9 * L10)		0.3561%

	Calculation of Effective Tax Rate:
12	Operating Income Before Taxes (Arizona Taxable Income)	100.0000%

13	Arizona State Income Tax Rate	6.9680%

14	Federal Taxable Income (L12 - L13)	93.0320%

15	Applicable Federal Income Tax Rate (Line 44)	34.0000%

16	Effective Federal Income Tax Rate (L14 x L15)	31.6309%

17	Combined Federal and State Income Tax Rate (L13 +L16)		38.5989%

	Calculation of Effective Property Tax Factor
18	Unity	100.0000%
19	Combined Federal and State income Tax Rate (L17)	38.5989%
20	One Minus Combined Income Tax Rate (L18-L19)	61.4011%
21	Property Tax Factor (ADJ 8, L25)	1.6100%

22	Effective Property Tax Factor (L20*L21)		0.9886%

23	Combined Federal and State Income Tax and Property Tax Rate (L17+L22)			39.5874%

24	Required Operating Income (Schedule A-1)	$170,922
25	AdjustedTest Year Operating Income (Loss) (Schedule C-1, Line 36)	$(71,868)

26	Required Increase in Operating Income (L24 - L25)		$242,790

27	Income Taxes on Recommended Revenue (Col. (C), L48)	$57,306
28	Income Taxes on Test Year Revenue (Col. (A), L48)	$(95,321)

29	Required Increase in Revenue to Provide for Income Taxes (L27 - L28)		$152,626

30	Required Revenue Increase (Schedule A-1, Line 8)	$404,269

31	Uncollectible Rate (Line 10)	0.5800%

32	Uncollectible Expense on Recommended Revenue (L30 * L31)	$2,345
33	Adjusted Test Year Uncollectible Expense - N/A	$-

34	Required Increase in Revenue to Provide for Uncollectible Exp.		$2,345

35	Property Tax with Recommended Revenue (ADJ 8, Line 21)	$40,440
36	Property Tax on Test Year Revenue (ADJ 8, Col A, L19)	$33,931

37	Increase in Property Tax Due to Increase in Revenue (L35-L36)		$6,509

38	Total Required Increase in Revenue (L26 + L29 + L34+ L37)		$404,270

		(A)	(B)	(C)
		Test Year
				Recommended
	Calculation of Income Tax:
39	Revenue (Schedule C-1)	$702,652		$1,106,923
40	Operating Expenses Excluding Income Taxes	$869,841		$878,695
41	Synchronized Interest (L53)	$79,763		$79,763
42	Arizona Taxable Income (L39 - L40 - L41)	$(246,952)		$148,464
43	Arizona State Income Tax Rate	6.9680%		6.9680%
44	Arizona Income Tax (L42 x L43)	$(17,208)		$10,345
45	Federal Taxable Income (L42 - L44)	$(229,745)		$138,119
46	Federal Tax	$(78,113)		$46,961
47	Total Federal Income Tax	$(78,113)		$46,961
48	Combined Federal and State Income Tax (L43 + L47)	$(95,321)		$57.306

50	Effective Tax Rate

	Calculation of Interest Synchronization:			N/A
51	Rate Base (Schedule B-1)			$2,278,955
52	Weighted Average Cost of Debt			3.5000%
53	Synchronized Interest (L50 X L51)			$79,763

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement B-1
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

RATE BASE - ORIGINAL COST

		(A)	(B)	(C)
LINE NO.		COMPANY AS FILED	SETTLEMENT ADJUSTMENTS	SETTLEMENT AS ADJUSTED

1	Plant in Service	$5,113,538	$(80,436)	$5,033,102
2	Less: Accumulated Depreciation	(1,742,556)	-	(1,742,556)

3	Net Plant in Service	$3,370,982	$(80,436)	$3,290,546

	LESS:

4	Contributions in Aid of Construction (CIAC)	$-	$-	$-
5	Less: Accumulated Amortization		-	-

6	Net CIAC	-	-	-

7	Advances in Aid of Construction (AIAC)	610,760	-	610,760

8	Imputed Reg AIAC	-

9	Imputed Reg CIAC	-	-	-

10	Accumulated Deferred Income Tax Credits	391,114	-	391,114

	Customer Meter Deposits	36,233		36,233

	ADD:

11	Accumulated Deferred Income Tax Debits	26,516	-	26,516

12	Cash Working Capital	-	-	-

13	Deferred Compensation	-	-	-

14	CIAC	-	-	-

15	Fixed Asset Depreciation	-	-	-

16	Deferred Debits	-	-	-

17	Purchase Wastewater Treatment Charges	-	-

18	Original Cost Rate Base	$2,359,391	$(80,436)	$2,278,955

	References:
	Column (A), Company Schedule B-2
	Column (B): Schedule B-2
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement B-2
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

SUMMARY OF ORIGINAL COST RATE BASE ADJUSTMENTS

			[A]	[B]	[I]
LINE NO.	ACCT. NO.	DESCRIPTION	COMPANY	Reclassification and PTYP ADJ B-2a	SETTLEMENT
			AS FILED		ADJUSTED
	PLANT IN SERVICE:
1	303	Land and Land Rights	$18,293	$-	$18,293
2	304	Structures and Improvements	464,273		464,273
3	306	Lake, River and Other Intakes	-		-
4	307	Wells and Springs	1,623,786		1,623,786
5	309	Supply Mains	5,441		5,441
6	310	Power Generation Equipment	10,751		10,751
7	311	Pumping Equipment	537,335		537,335
8	320	Water Treatment Equipment	572,865	(572,865)	-
9	320.1	Water Treatment Plant		303,188	303,188
10	320.2	Solution Chemical Feeders		269,677	269,677
11	330	Distribution Reservoirs and Standpipes	265,900	(265,900)	-
12	330.1	Storage Tanks		220,751	220,751
13	330.2	Pressure Tanks		45,148	45,148
14	331	Transmission and Distribution Mains	670,561		670,561
15	333	Services	96,681		96,681
16	334	Meters and Meter Installations	533,416		533,416
17	335	Hydrants	47,803		47,803
18	336	Backflow Prevention Devices	1,024		1,024
19	339	Other Plant and Miscellaneous Equipment	20,318		20,318
20	340	Office Furniture and Equipment	22,646		22,646
21	341	Transportation Equipment	21,527		21,527
22	343	Tools, Shop and Garage Equipment	43,388		43,388
23	344	Laboratory Equipment	9,508		9,508
24	345	Power Operated Equipment	38,925		38,925
25	346	Communication Equipment	13,877		13,877
26	347	Miscellaneous Equipment	90,659	(80,436)	10,223
27	348	Other Tangible Plant	3,937		3,937
28	390	Office Furniture & Equipment	625		625

29
30	Total Plant in Service		5,113,538	(80,436)	5,033,102
31	Accumulated Depreciation		(1,742,556)	-	(1,742,556)

32	Net Plant in Service		$3,370,982	$(80,436)	$3,290,546
33
34	LESS:
35	Net Contributions in Aid of Construction (CIAC)		$-		$-
36	Advances in Aid of Construction (AIAC)		610,760	-	610,760
37	Customer Meter Deposits		36,233		36,233
38	Deferred Income Tax Credits		391,114		391,114
39
40	ADD:
41	Unamortized Finance Charges		-		-
42	Deferred Income Tax Assets		-		-
43	Meter Deposits		16,555		16,555
44	Deferred Gain		794		794
45	Bad debt		4,414		4,414
46	Deferred compensation		4,754	-	4,754
47	CIAC		-	-	-
48	Working Capital		-	-	-
49	Utility Plant Acquisition Adjustment		-	-	-
50				-

51	Original Cost Rate Base		$2,359,391	$(80,436)	$2,278,955

52
53
	Supporting Schedules:		Recap Schedules:
	B-2		A-1
	B-3
	E-1
	B-5

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement B-2a
Docket No. W-01732A-12-0315	Post Test Year Plant
Test Year Ended December 31, 2011

RATE BASE ADJUSTMENT #1 POST TEST YEAR PLANT

				[A]	[B]	[C]
LINE NO.	ACCT NO.	Description		COMPANY AS FILED	SETTLEMENT ADJUSTMENTS	SETTLEMENT AS ADJUSTED
1	348	Miscellaneous Equipment		80,436	(80,436)	-

Disallowed PTYP
		SCADA - WVWC	$ 80,436

References:

Column [A] : Disallowed Amount reflected in Acct. 348, PTYP, Per Co Schedule B-2.1

Column [B] , Col [C] less Col [A]

Column [C] , Per Staff testimony GWB and Engineering testimony

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement C-1
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

OPERATING INCOME STATEMENT - TEST YEAR AND SETTLEMENT

			[A]	[B]	[C]	[D]	[E]
LINE NO.	DESCRIPTION		COMPANY TEST YEAR AS FILED	SETTLEMENT TEST YEAR ADJUSTMENTS	SETTLEMENT TEST YEAR AS ADJUSTED	SETTLEMENT RECOMMENDED CHANGES	SETTLEMENT RECOMMENDED

			$-	$-	$-	$-	$-
1	Metered Water Sales		689,274	-	689,274	404,270	1,093,545
2	Water Sales - Unmetered		-		-
3	Other Operating Revenue		13,378	-	13,378	-	13,378

4	Total Operating Revenues		$702,652	$-	$702,652	$404,270	$1,106,923

5	601	Salary and Wages - Employees	$263,312	$(15,369)	$247,943	$-	$247,943
6	604	Employee Pensions and Benefits	-	-	-	-	-
7	610	Purchased Water	-	-	-	-	-
8	615	Purchased Power	43,747	(4,751)	38,997	-	38,997
9	616	Fuel for Power Production	-	-	-	-	-
10	618	Chemicals	55,422	(6,018)	49,404	-	49,404
11	620	Materials and Supplies	36,002	(15,453)	20,549	-	20,549
12	621	Office Supplies and Expense	27,025	-	27,025	-	27,025
13	630	Outside Services	97,501	(17,749)	79,752	-	79,752
14	635	Contractual Services - Testing	20,993	(5,285)	15,708	-	15,708
15	636	Contractual Services - Other	-	-	-		-
16	641	Rental of Building/Real Property	10,241	-	10,241	-	10,241
17	642	Rental of Equipment	-	-	-	-	-
18	650	Transportation Expenses	24,173	-	24,173	-	24,173
19	657	Insurance - General Liability	7,125	-	7,125	-	7,125
20	659	Insurance - Other	4,218	-	4,218	-	4,218
21	666	Regulatory Commission Expense – Rate C	9,922	(4,880)	5,042		5,042
22	667	Rate Case Expense	-	-	-		-
23	670	Bad Debt Expense	8,251	(4,175)	4,075	2,345	6,420
24	675	Miscellaneous Expenses	24,563	(9,383)	15,180		15,180
25	403	Depreciation Expense	200,668	85,029	285,696		285,696
26	408	Taxes Other Than Income	782	-	782		782
27	408	Taxes Other Than Income - Property Taxes	33,931	-	33,931	6,509	40,440
28	409	Income Taxes	(106,730)	11,410	(95,321)	152,626	57,306

29	Total Operating Expenses		761,145	13,375	774,521	161,480	936,001

30	Operating Income (Loss)		$(58,493)	$(13,375)	$(71,868)	$242,790	$170,922

	References:
	Column (A): Company Schedule C-1
	Column (B): Schedule C-2
	Column (C): Column (A) + Column (B)
	Column (D): Schedule A-1
	Column (E): Column (C) + Column (D)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement C-2
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

SUMMARY OF OPERATING INCOME ADJUSTMENTS - TEST YEAR

			[A]	[B]	[C]	[D]	[E]	[E]	[F]		[H]
				Excess Water			Expense
LINE				Loss	Bad Debts Exp	Rate Case Exp	Normalizations	Water Testing	Deprec. Exp	Income Taxes
NO.	SCRIPTION		COMPANY	ADJ #1	ADJ #2	ADJ #3	ADJ #4	ADJ #5	ADJ #6	ADJ #7	SETTLEMENT
			AS FILED								ADJUSTED
1	Revenues
1	Metered Water Sales		$689,274	$-	$-	$-	$-		$-		$689,274
2	Water Sales - Unmetered		-								-
3	Other Operating Revenue		13,378	-	-	-	-		-		13,378

4	Total Operating Revenues		$702,652	$-	$-	$-	$-		$-		$702,652

	Operating Expenses
5	601	Salary and Wages - Employees	263,312		-	-	(15,369)	-	-		247,943
6	604	Employee Pensions and Benefits	-	-	-	-	-	-	-		-
7	610	Purchased Water	-			-		-	-		-
8	615	Purchased Power	43,747	(4,751)	-						38,997
9	616	Fuel for Power Production	-	-	-						-
10	618	Chemicals	55,422	(6,018)	-		-				49,404
11	620	Materials and Supplies	36,002	-	-		(15,453)				20,549
12	621	Office Supplies and Expense	27,025	-	-		-				27,025
13	630	Outside Services	97,501	-	-		(17,749)				79,752
14	635	Contractual Services - Testing	20,993	-	-		-	(5,285)			15,708
15	636	Contractual Services - Other	-	-	-	-	-				-
16	641	Rental of Building/Real Property	10,241	-	-		-				10,241
17	642	Rental of Equipment	-	-	-		-				-
18	650	Transportation Expenses	24,173	-	-		-				24,173
19	657	Insurance - General Liability	7,125	-	-		-				7,125
20	659	Insurance - Other	4,218	-	-		-				4,218
21	666	Regulatory Commission Expense – Rate Case	9,922	-	-	(4,880)	-				5,042
22	667	Rate Case Expense	-	-	-		-				-
23	670	Bad Debt Expense	8,251	-	(4,175)		-				4,075
24	675	Miscellaneous Expenses	24,563				(9,383)				15,180
25	403	Depreciation Expense	200,668						85,029		285,696
26	408	Taxes Other Than Income	782								782
27	408	Taxes Other Than Income - Property Taxes	33,931								33,931
28	409	Income Taxes	(106,730)								(95,321)

29	Total Operating Expenses		$761,145	$(10,769)	$(4,175)	$(4,880)	$(57,954)	$(5,285)	$85,029	$11,410	$774,521

30	Operating Income (Loss)		$(58,493)	$10,769	$4,175	$4,880	$57,954	$5,285	$(85,029)	$(11,410)	$(71,868)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 1
Docket No. W-01732A-12-0315	Water Loss
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #1 - EXCESS WATER LOSS

LINE NO.

1	One plus allowable water loss	110.00%
2	One plus actual water loss	123.40%
3	Allowable portion	89.14%

4	Disallowable portion	10.86%

5	Power Expense	43,747
6	Disallowance	$4,751

7	Chemical Expense	55,422
8	Disallowance	$6,018

Line 1: Maximum acceptable level of water losses
Line 2: Actual level of water losses
Line 3: Line 2 / line 3
Line 4: 1 minus line 4
Line 6: Line 1 times line 5
Lines 1 - 6: See also Staff testimony GWB

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 2
Docket No. W-01732A-12-0315	Bad Debt Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #2 - BAD DEBT EXPENSE

LINE NO.	DESCRIPTION	[A] COMPANY PROPOSED	[B] SETTLEMENT ADJUSTMENTS	[C] SETTLEMENT RECOMMENDED*

1	$8,251		$(4,175)	$4,075

	References:
	Column (A), Company Workpapers
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B), Per Co Response to Staff DR 5.8

	Adjusted Test Year Revenues			$702,652
	Bad Debt Expense Rate			0.58%

	Expected Bad Debt Expense			$4,075
	Co Proposed			$8,251

				$(4,175)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 3
Docket No. W-01732A-I2-0315	Rate Case Expense
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #3 - RATE CASE EXPENSE

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1		$9,922	$(4,880)	$5,042

	Company Proposed Rate
	Case Expense

		Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS

2	Allocation Percentages		39.86%	40.32%	13.45%	3.78%	0.82%	1.58%	0.19%

3	Desert Mountain Analytical Services	$122,063	$48,652	$49,218	$16,420	$4,616	$996	$1,927	$234
4	Insight Consulting, LLC	$216,000	$86,094	$87,065	$29,057	$8,168	$1,762	$3,410	$413
5	Roshka Dewulf & Patten, PLC	$370,303	$147,597	$149,313	$49,814	$14,004	$3,021	$5,846	$709
6	Ullmann & Company P C	$78,809	$31,412	$31,777	$10,502	$2,980	$643	$1,244	$151

7	Total	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

8	Amortization over 3 years:
9	Year 1	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
10	Year 2	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502
11	Year 3	$262,391	$104,585	$105,801	$35,298	$9,923	$2,140	$4,142	$502

12	Totals	$787,174	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

	Settlement Rate Case Expense

13	Description	Total	Palo Verde	Santa Cruz	Town Division	Willow Valley	Tonopah	Buckeye	WUNS
14	Recommended Amount	$400,000	$159,434	$161,287	$53,809	$15,127	$3,263	$6,315	$765

15	Amortization:
16	Year 1	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
17	Year 2	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255
18	Year 3	$133,333	$53,145	$53,762	$17,936	$5,042	$1,088	$2,105	$255

19	Totals	$400,000	$313,756	$317,402	$105,893	$29,768	$6,421	$12,427	$1,506

20	Adjustment Total, by System	$(129,058)	$(51,441)	$(52,038)	$(17,361)	$(4,881)	$(1,053)	$(2,037)	$(247)

	References:
	Column (A), Company Workpapers
	Column (B): Line 20 for respective system
	Column (C): Line 16 for respective system

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 4
Docket No. W-01732A-12-0315	Expense Normalizations
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #4 - EXPENSE NORMALIZATIONS

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	ACCT /DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED*

1	601 Salary and Wages - Employees	$263,312	$(15,369)	$247,943
2	620 Materials and Supplies	$36,002	$(15,453)	$20,549
3	630 Outside Services	$97,501	$(17,749)	$79,752
4	675 Miscellaneous Expenses	$24,563	$(9,383)	$15,180

		$421,378	$(57,954)	$363,424
	References:
	Column (A), Company Workpapers
	Column (B): Staff Testimony GWB
	Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 5
Docket No. W-01732A-12-0315	Water Testing
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #5 - WATER TESTING EXPENSE

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	ACCT / DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1	Contractual Services - Testing	$20,993	$(5,285)	$15,708

References:
Column (A), Company Workpapers
Column (B): Staff Testimony GWB
Column (C): Column (A) + Column (B)

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 6
Docket No. W-01732A-12-0315	Depreciation
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #6 - DEPRECIATION EXPENSE

			[A]	[B]	[C]
LINE	ACCT.		PLANT	DEPRECIATION	DEPRECIATION
NO.	NO.	DESCRIPTION	BALANCE	RATE	EXPENSE

1	PLANT IN SERVICE:
2	303	Land and Land Rights	$18,293	0.00%	-
3	304	Structures and Improvements	464,273	3.33%	15,460
4	306	Lake, River and Other Intakes	-	2.50%	-
5	307	Wells and Springs	1,623,786	3.33%	54,072
6	309	Supply Mains	5,441	2.00%	109
7	310	Power Generation Equipment	10,751	5.00%	538
8	311	Pumping Equipment	537,335	12.50%	67,167
9	320	Water Treatment Equipment	-	0.00%	-
10	320.1	Water Treatment Plant	303,188	3.33%	10,096
11	320.2	Solution Chemical Feeders	269,677	20.00%	53,935
12	330	Distribution Reservoirs and Standpipes	-	0.00%	-
13	330.1	Storage Tanks	220,751	2.22%	4,901
14	330.2	Pressure Tanks	45,148	5.00%	2,257
15	331	Transmission and Distribution Mains	670,561	2.00%	13,411
16	333	Services	96,681	3.33%	3,219
17	334	Meters and Meter Installations	533,416	8.33%	44,434
18	335	Hydrants	47,803	2.00%	956
19	336	Backflow Prevention Devices	1,024	6.67%	68
20	339	Other Plant and Miscellaneous Equipment	20,318	6.67%	1,355
21	340	Office Furniture and Equipment	22,646	6.67%	1,510
22	341	Transportation Equipment	21,527	20.00%	4,305
23	343	Tools, Shop and Garage Equipment	43,388	5.00%	2,169
24	344	Laboratory Equipment	9,508	10.00%	951
25	345	Power Operated Equipment	38,925	5.00%	1,946
26	346	Communication Equipment	13,877	10.00%	1,388
27	347	Miscellaneous Equipment	10,223	10.00%	1,022
28	348	Other Tangible Plant	3,937	10.00%	394
29	390	Office Furniture & Equipment	625	5.00%	31

30			5,033,102		285,696
31		Less: Non Depreciable Plant
32		Land and Land Rights	18,293

33		Net Depreciable Plant and Depreciation Amounts	$5,014,809		$285,696
34
35
36		Amortization of CIAC	$-	5.6971%	$-

37		Settlement Depreciation Expense			$285,696
38		Company Proposed Depreciation Expense			$200,668

39		Settlement Adjustment			$85,029

		References:
	Col [A]	Schedule B-2
	Col [B]	Proposed Rates per Staff Engineering Report
	Col [C]	Col [A] times Col [B]

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 7
Docket No. W-01732A-I2-0315	Income Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #7 - INCOME TAXES

		[A]	[B]	[C]
LINE		COMPANY	SETTLEMENT	SETTLEMENT
NO.	DESCRIPTION	PROPOSED	ADJUSTMENTS	RECOMMENDED

1	Income Taxes	$(106,730)	$11,410	$(95,321)

References:
Column (A), Company Schedule C-2
Column (B): Staff Testimony GWB
Column (C): Column (A) + Column (B),

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement ADJ 8
Docket No. W-01732A-12-0315	Property Taxes
Test Year Ended December 31, 2011

OPERATING INCOME ADJUSTMENT #8 - PROPERTY TAX EXPENSE GRCF COMPONENT

		[A]	[B]
LINE NO.	DESCRIPTION	SETTLEMENT AS ADJUSTED	SETTLEMENT RECOMMENDED
1	Adjusted Test Year Revenues - 2011	$702,652	$702,652
2	Weight Factor	2	2

3	Subtotal (Line 1 * Line 2)	1,405,305	1,405,305
4	Adjusted Test Year Revenues - 2011	702,652
5	Recommended Revenue		1,106,925

6	Subtotal (Line 4 + Line 5)	2,107,957	2,512,230
7	Number of Years	3	3

8	Three Year Average (Line 5 / Line 6)	702,652	837,410
9	Department of Revenue Mutilplier	2	2

10	Revenue Base Value (Line 7 * Line 8)	1,405,305	1,674,820
11	Plus: 10% of CWIP	47	47
12	Less: Net Book Value of Licensed Vehicles	340	340

13	Full Cash Value (Line 10 + Line 11 - Line 12)	1,405,012	1,674,527
14	Assessment Ratio	21.0%	21.0%

15	Assessment Value (Line 13 * Line 14)	295,052	351,651
16	Composite Property Tax Rate	11.5000%	11.5000%

17	Test Year Adjusted Property Tax Expense (Line 15 * Line 16)	$33,931
18	Company Proposed Property Tax	$33,931

19	Test Year Adjustment (Line 17 - Line 18)	$0

20	Property Tax on Recommended Revenue (Line 15 * Line 16)		$40,440
21	Test Year Adjusted Property Tax Expense (Line 17)		$33,931

22	Increase in Property Tax Due to Increase in Revenue Requirement		$6,509

23	Increase in Property Tax Due to Increase in Revenue Requirement (Line 22)		$6,509
24	Increase in Revenue Requirement		$404,272
25	Increase in Property Tax Per Dollar Increase in Revenue (Line 23 / Line 24)		1.61000%

	REFERENCES: Line 15: Composite Tax Rate, per Company Line 18: Company Schedule C-1, Line 36

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement D-1
Docket No. W-01732A-12-0315
Test Year Ended December 31, 2011

CALCULATION OF WEIGHTED AVERAGE COST OF CAPITAL - REQUIRED RATE OF RETURN

	Percent of Total	Cost Rate	Weighted Cost

Debt	57.8%	6.1%	3.5%

Equity	42.2%	9.5%	4.0%

Required Rate of Return			7.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Global Water - Willow Valley Water Company (Willow Valley)	Settlement Schedule H-3
Docket No. W-01732A-12-0315	Page 1 of 2
Test Year Ended December 31, 2011

Changes in Representative Rate Schedules

Potable Water - All Meter Sizes and Classes*

Monthly Minimum Charges;

	Basic Service Charge
	Present	Proposed
Meter Size (All Classes*)		2014	2015	2016

5/8" X 3/4" Meter	$21.12	$21.12	$26.56	$32.00
3/4" Meter	21.12	21.12	26.56	32.00
1" Meter	52.80	52.80	66.40	80.00
1.5" Meter	105.60	105.60	132.80	160.00
2" Meter	168.96	168.96	212.48	256.00
3" Meter	337.92	337.92	424.96	512.00
4" Meter	528.00	528.00	664.00	800.00
6" Meter	1,056.00	1,056.00	1,328.00	1,600.00
6" Meter	2,112.00	1,689.60	2,124.80	2,560.00

Commodity Rate Charges (per 1,000 gallons):

	Rate Block		Volumetric Charge
			Present	Proposed

	Present	Proposed		2014	2015	2016

Tier One Breakover	1,000 Gallons	1,000 Gallons	$1.48	$1.48	$1.99	$2.50
Tier Two Breakover	5,000 Gallons	5,000 Gallons	2.99	2.99	4.02	5.04
Tier Three Breakover	10,000 Gallons	10,000 Gallons	4.51	4.51	6.07	7.60
Tier Four Breakover	16,000 Gallons	18,000 Gallons	6.00	6.00	8.08	10.12
Tier Five Breakover	25,000 Gallons	25,000 Gallons	7.50	7.50	10.10	12.65
Tier Six Breakover	Over 25,000	Over 25,000	9.00	9.00	12.11	15.17

Conservation Rebate

		Proposed
	Present	2014	2015 and thereafter
Threshold (“CRT”) in Gallons	6,401	6,401	6,401
Commodity rate rebate:	45%	45%	50%
(applied if consumption is below the CRT)

*Includes all potable water meters including irrigation meters.

Non-Potable Water - All Meter Sizes and Classes	Present	Proposed	Change
All Gallons (Per Acre Foot)	185.74	533.76	346.02
All Gallons (Per 1,000 Gallons)	0.57	1.64	1.07

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Settlement Schedule H-3

Miscellaneous Service Charges	Present	Proposed	Change
Establishment of Service	$35.00	$35.00	$-
Establishment of Service - After Hours	50.00	Eliminate
Re-establishment of Service (Within 12 Months)	(a)	(a)
Reconnection of Service (Delinquent)	35.00	35.00	-
Reconnection of Service - After Hours (Delinquent)	50.00	Eliminate
Meter Move at Customer Request	(b)	(b)
After Hours Service Charge, Per Hour	50.00	Eliminate
After Hours Service Charge	NA	35.00
Deposit	(c)	(c)
Meter Re-Read (If Correct)	30.00	30.00	-
Meter Test Fee (if Correct)	30.00	30.00	-
NSF Check	30.00	30.00	-
Late Payment Charge (Per Month)	1.50%	1.50%	0.00%
Deferred Payment Charge (Per Month)	1.50%	1.90%	0.00%

(a)	Number of Months off System times the monthly minimum per A.A.C. R14-2-403(D).
(b)	Cost to include parts, labor, overhead and all applicable taxes per A.A.C R14-2-405(B)(5).
(c)	Per A.A.C. R14-2-403(B).

In addition to the collection of its regular rates and charges, the company shall collect from customers their proportionate share of any privilege, sales or use tax in accordance with A.A.C. R14-2-409(D)(5).

Service Line and Meter installation Charges (Refundable Pursuant to A.A.C. R14-2-405)

Meter Size	Present Service Line Charges	Meter Charges	Total Charges	Proposed Service Line Charges	Meter Charges	Total Charges	Change
5/8 X 3/4" Meter	$445.00	$155.00	$600.00	$445.00	$155.00	$600.00	0.00%
3/4" Meter	445.00	255.00	700.00	445.00	255.00	700.00	0.00%
1" Meter	495.00	315.00	810.00	495.00	315.00	810.00	0.00%
1 1/2" Meter	550.00	525.00	1,075.00	550.00	525.00	1,075.00	0.00%
2" Turbine Meter	830.00	1,045.00	1,875.00	830.00	1,045.00	1,875.00	0.00%
2" Compound Meter	830.00	1,890.00	2,720.00	830.00	1,890.00	2,720.00	0.00%
3" Turbine Meter	1,045.00	1,670.00	2,715.00	1,045.00	1,670.00	2,715.00	0.00%
3" Compound Meter	1,165.00	2,545.00	3,710.00	1,165.00	2,545.00	3,710.00	0.00%
4" Turbine Meter	1,490.00	2,670.00	4,160.00	1,490.00	2,670.00	4,160.00	0.00%
4" Compound Meter	1,670.00	3,645.00	5,315.00	1,670.00	3,645.00	5,315.00	0.00%
6" Turbine Meter	2,210.00	5,025.00	7,235.00	2,210.00	5,025.00	7,235.00	0.00%
6" Compound Meter	2,330.00	6,920.00	9,250.00	2,330.00	6,920.00	9,250.00	0.00%
8" and Larger Meters	Cost	Cost	Cost	Cost	Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 5/8" and 3/4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2500	$ 24.40	$ 24.40	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$21.12	$-	$21.12	$21.12	$-	$21.12	0.0%
1,000	22.60	(0.67)	21.93	22.60	(0.67)	21.93	0.0%
2,000	25.59	(2.01)	23.58	25.59	(2.01)	23.58	0.0%
3,000	28.58	(3.36)	25.22	28.58	(3.36)	25.22	0.0%
4,000	31.57	(4.70)	26.87	31.57	(4.70)	26.87	0.0%
5,000	34.56	(6.05)	28.51	34.56	(6.05)	28.51	0.0%
6,000	39.07	(8.08)	30.99	39.07	(8.08)	30.99	0.0%
7,000	43.58	-	43.58	43.58	-	43.58	0.0%
8,000	48.09	-	48.09	48.09	-	48.09	0.0%
9,000	52.60	-	52.60	52.60	-	52.60	0.0%
10,000	57.11	-	57.11	57.11	-	57.11	0.0%
15,000	87.11	-	87.11	87.11	-	87.11	0.0%
20,000	120.11	-	120.11	120.11	-	120.11	0.0%
25,000	157.61	-	157.61	157.61	-	157.61	0.0%
50,000	382.61	-	382.61	382.61	-	382.61	0.0%
75,000	607.61	-	607.61	607.61	-	607.61	0.0%
100,000	832.61	-	832.61	832.61	-	832.61	0.0%
125,000	1,057.61	-	1,057.61	1,057.61	-	1,057.61	0.0%
150,000	1,282.61	-	1,282.61	1,282.61	-	1,282.61	0.0%
175,000	1,507.61	-	1,507.61	1,507.61	-	1,507.61	0.0%
200,000	1,732.61	-	1,732.61	1,732.61	-	1,732.61	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 5/8" and 3/4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2500	$ 24.40	$ 30.57	$ 6.17	25.3%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$21.12	$-	$21.12	$26.56	$-	$26.56	25.8%
1,000	22.60	(0.67)	21.93	28.55	(1.00)	27.56	25.6%
2,000	25.59	(2.01)	23.58	32.57	(3.01)	29.57	25.4%
3,000	28.58	(3.36)	25.22	36.59	(5.02)	31.58	25.2%
4,000	31.57	(4.70)	26.87	40.61	(7.03)	33.59	25.0%
5,000	34.56	(6.05)	28.51	44.63	(9.04)	35.60	24.8%
6,000	39.07	(8.08)	30.99	50.70	(12.07)	38.63	24.6%
7,000	43.58	-	43.58	56.77	-	56.77	30.3%
8,000	48.09	-	48.09	62.84	-	62.84	30.7%
9,000	52.60	-	52.60	68.91	-	68.91	31.0%
10,000	57.11	-	57.11	74.98	-	74.98	31.3%
15,000	87.11	-	87.11	115.38	-	115.38	32.5%
20,000	120.11	-	120.11	159.82	-	159.82	33.1%
25,000	157.61	-	157.61	210.32	-	210.32	33.4%
50,000	382.61	-	382.61	513.07	-	513.07	34.1%
75,000	607.61	-	607.61	815.82	-	815.82	34.3%
100,000	832.61	-	832.61	1,118.57	-	1,118.57	34.3%
125,000	1,057.61	-	1,057.61	1,421.32	-	1,421.32	34.4%
150,000	1,282.61	-	1,282.61	1,724.07	-	1,724.07	34.4%
175,000	1,507.61	-	1,507.61	2,026.82	-	2,026.82	34.4%
200,000	1,732.61	-	1,732.61	2,329.57	-	2,329.57	34.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 5/8" and 3/4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	2500	$ 24.40	$ 37.03	$ 12.63	51.8%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$21.12	$-	$21.12	$32.00	$-	$32.00	51.5%
1,000	22.60	(0.67)	21.93	34.50	(1.25)	33.25	51.6%
2,000	25.59	(2.01)	23.58	39.54	(3.77)	35.77	51.7%
3,000	28.58	(3.36)	25.22	44.58	(6.29)	38.29	51.8%
4,000	31.57	(4.70)	26.87	49.62	(8.81)	40.81	51.9%
5,000	34.56	(6.05)	28.51	54.66	(11.33)	43.33	52.0%
6,000	39.07	(8.08)	30.99	62.26	(15.13)	47.13	52.1%
7,000	43.58	-	43.58	69.86	-	69.86	60.3%
8,000	48.09	-	48.09	77.46	-	77.46	61.1%
9,000	52.60	-	52.60	85.06	-	85.06	61.7%
10,000	57.11	-	57.11	92.66	-	92.66	62.2%
15,000	87.11	-	87.11	143.26	-	143.26	64.5%
20,000	120.11	-	120.11	198.92	-	198.92	65.6%
25,000	157.61	-	157.61	262.17	-	262.17	66.3%
50,000	382.61	-	382.61	641.42	-	641.42	67.6%
75,000	607.61	-	607.61	1,020.67	-	1,020.67	68.0%
100,000	832.61	-	832.61	1,399.92	-	1,399.92	68.1%
125,000	1,057.61	-	1,057.61	1,779.17	-	1,779.17	68.2%
150,000	1,282.61	-	1,282.61	2,158.42	-	2,158.42	68.3%
175,000	1,507.61	-	1,507.61	2,537.67	-	2,537.67	68.3%
200,000	1,732.61	-	1,732.61	2,916.92	-	2,916.92	68.4%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4500	$ 59.37	$ 59.37	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$52.80	$-	$52.80	$52.80	$-	$52.80	0.0%
1,000	54.28	(0.67)	53.61	54.28	(0.67)	53.61	0.0%
2,000	57.27	(2.01)	55.26	57.27	(2.01)	55.26	0.0%
3,000	60.26	(3.36)	56.90	60.26	(3.36)	56.90	0.0%
4,000	63.25	(4.70)	58.55	63.25	(4.70)	58.55	0.0%
5,000	66.24	(6.05)	60.19	66.24	(6.05)	60.19	0.0%
6,000	70.75	(8.08)	62.67	70.75	(8.08)	62.67	0.0%
7,000	75.26	-	75.26	75.26	-	75.26	0.0%
8,000	79.77	-	79.77	79.77	-	79.77	0.0%
9,000	84.28	-	84.28	84.28	-	84.28	0.0%
10,000	88.79	-	88.79	88.79	-	88.79	0.0%
15,000	118.79	-	118.79	118.79	-	118.79	0.0%
20,000	151.79	-	151.79	151.79	-	151.79	0.0%
25,000	189.29	-	189.29	189.29	-	189.29	0.0%
50,000	414.29	-	414.29	414.29	-	414.29	0.0%
75,000	639.29	-	639.29	639.29	-	639.29	0.0%
100,000	864.29	-	864.29	864.29	-	864.29	0.0%
125,000	1,089.29	-	1,089.29	1,089.29	-	1,089.29	0.0%
150,000	1,314.29	-	1,314.29	1,314.29	-	1,314.29	0.0%
175,000	1,539.29	-	1,539.29	1,539.29	-	1,539.29	0.0%
200,000	1,764.29	-	1,764.29	1,764.29	-	1,764.29	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4500	$ 59.37	$ 74.43	$ 15.06	25.4%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$52.80	$-	$52.80	$66.40	$-	$66.40	25.8%
1,000	54.28	(0.67)	53.61	68.39	(1.00)	67.40	25.7%
2,000	57.27	(2.01)	55.26	72.41	(3.01)	69.41	25.6%
3,000	60.26	(3.36)	56.90	76.43	(5.02)	71.42	25.5%
4,000	63.25	(4.70)	58.55	80.45	(7.03)	73.43	25.4%
5,000	66.24	(6.05)	60.19	84.47	(9.04)	75.44	25.3%
6,000	70.75	(8.08)	62.67	90.54	(12.07)	78.47	25.2%
7,000	75.26	-	75.26	96.61	-	96.61	28.4%
8,000	79.77	-	79.77	102.68	-	102.68	28.7%
9,000	84.28	-	84.28	108.75	-	108.75	29.0%
10,000	88.79	-	88.79	114.82	-	114.82	29.3%
15,000	118.79	-	118.79	155.22	-	155.22	30.7%
20,000	151.79	-	151.79	199.66	-	199.66	31.5%
25,000	189.29	-	189.29	250.16	-	250.16	32.2%
50,000	414.29	-	414.29	552.91	-	552.91	33.5%
75,000	639.29	-	639.29	855.66	-	855.66	33.8%
100,000	864.29	-	864.29	1,158.41	-	1,158.41	34.0%
125,000	1,089.29	-	1,089.29	1,461.16	-	1,461.16	34.1%
150,000	1,314.29	-	1,314.29	1,763.91	-	1,763.91	34.2%
175,000	1,539.29	-	1,539.29	2,066.66	-	2,066.66	34.3%
200,000	1,764.29	-	1,764.29	2,369.41	-	2,369.41	34.3%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	4500	$ 59.37	$ 90.07	$ 30.70	51.7%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net

-	$52.80	$-	$52.80	$80.00	$-	$80.00
1,000	54.28	(0.67)	53.61	82.50	(1.25)	81.25
2,000	57.27	(2.01)	55.26	87.54	(3.77)	83.77
3,000	60.26	(3.36)	56.90	92.58	(6.29)	86.29
4,000	63.25	(4.70)	58.55	97.62	(8.81)	88.81
5,000	66.24	(6.05)	60.19	102.66	(11.33)	91.33
6,000	70.75	(8.08)	62.67	110.26	(15.13)	95.13
7,000	75.26	-	75.26	117.86	-	117.86
8,000	79.77	-	79.77	125.46	-	125.46
9,000	84.28	-	84.28	133.06	-	133.06
10,000	88.79	-	88.79	140.66	-	140.66
15,000	118.79	-	118.79	191.26	-	191.26
20,000	151.79	-	151.79	246.92	-	246.92
25,000	189.29	-	189.29	310.17	-	310.17
50,000	414.29	-	414.29	689.42	-	689.42
75,000	639.29	-	639.29	1,068.67	-	1,068.67

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 1.5" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	31000	$ 296.09	$ 296.09	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$105.60	$-	$105.60	$105.60	$-	$105.60	0.0%
1,000	107.08	(0.67)	106.41	107.08	(0.67)	106.41	0.0%
2,000	110.07	(2.01)	108.06	110.07	(2.01)	108.06	0.0%
3,000	113.06	(3.36)	109.70	113.06	(3.36)	109.70	0.0%
4,000	116.05	(4.70)	111.35	116.05	(4.70)	111.35	0.0%
5,000	119.04	(6.05)	112.99	119.04	(6.05)	112.99	0.0%
6,000	123.55	(8.08)	115.47	123.55	(8.08)	115.47	0.0%
7,000	128.06	-	128.06	128.06	-	128.06	0.0%
8,000	132.57	-	132.57	132.57	-	132.57	0.0%
9,000	137.08	-	137.08	137.08	-	137.08	0.0%
10,000	141.59	-	141.59	141.59	-	141.59	0.0%
15,000	171.59	-	171.59	171.59	-	171.59	0.0%
20,000	204.59	-	204.59	204.59	-	204.59	0.0%
25,000	242.09	-	242.09	242.09	-	242.09	0.0%
50,000	467.09	-	467.09	467.09	-	467.09	0.0%
75,000	692.09	-	692.09	692.09	-	692.09	0.0%
100,000	917.09	-	917.09	917.09	-	917.09	0.0%
125,000	1,142.09	-	1,142.09	1,142.09	-	1,142.09	0.0%
150,000	1,367.09	-	1,367.09	1,367.09	-	1,367.09	0.0%
175,000	1,592.09	-	1,592.09	1,592.09	-	1,592.09	0.0%
200,000	1,817.09	-	1,817.09	1,817.09	-	1,817.09	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 1.5" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	31000	$ 296.09	$ 389.22	$ 93.13	31.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$105.60	$-	$105.60	$132.80	$-	$132.80	25.8%
1,000	107.08	(0.67)	106.41	134.79	(1.00)	133.80	25.7%
2,000	110.07	(2.01)	108.06	138.81	(3.01)	135.81	25.7%
3,000	113.06	(3.36)	109.70	142.83	(5.02)	137.82	25.6%
4,000	116.05	(4.70)	111.35	146.85	(7.03)	139.83	25.6%
5,000	119.04	(6.05)	112.99	150.87	(9.04)	141.84	25.5%
6,000	123.55	(8.08)	115.47	156.94	(12.07)	144.87	25.5%
7,000	128.06	-	128.06	163.01	-	163.01	27.3%
8,000	132.57	-	132.57	169.08	-	169.08	27.5%
9,000	137.08	-	137.08	175.15	-	175.15	27.8%
10,000	141.59	-	141.59	181.22	-	181.22	28.0%
15,000	171.59	-	171.59	221.62	-	221.62	29.2%
20,000	204.59	-	204.59	266.06	-	266.06	30.0%
25,000	242.09	-	242.09	316.56	-	316.56	30.8%
50,000	467.09	-	467.09	619.31	-	619.31	32.6%
75,000	692.09	-	692.09	922.06	-	922.06	33.2%
100,000	917.09	-	917.09	1,224.81	-	1,224.81	33.6%
125,000	1,142.09	-	1,142.09	1,527.56	-	1,527.56	33.8%
150,000	1,367.09	-	1,367.09	1,830.31	-	1,830.31	33.9%
175,000	1,592.09	-	1,592.09	2,133.06	-	2,133.06	34.0%
200,000	1,817.09	-	1,817.09	2,435.81	-	2,435.81	34.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 1.5" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	31000	$ 296.09	$ 481.19	$ 185.10	62.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$105.60	$-	$105.60	$160.00	$-	$160.00	51.5%
1,000	107.08	(0.67)	106.41	162.50	(1.25)	161.25	51.5%
2,000	110.07	(2.01)	108.06	167.54	(3.77)	163.77	51.6%
3,000	113.06	(3.36)	109.70	172.58	(6.29)	166.29	51.6%
4,000	116.05	(4.70)	111.35	177.62	(8.81)	168.81	51.6%
5,000	119.04	(6.05)	112.99	182.66	(11.33)	171.33	51.6%
6,000	123.55	(8.08)	115.47	190.26	(15.13)	175.13	51.7%
7,000	128.06	-	128.06	197.86	-	197.86	54.5%
8,000	132.57	-	132.57	205.46	-	205.46	55.0%
9,000	137.08	-	137.08	213.06	-	213.06	55.4%
10,000	141.59	-	141.59	220.66	-	220.66	55.8%
15,000	171.59	-	171.59	271.26	-	271.26	58.1%
20,000	204.59	-	204.59	326.92	-	326.92	59.8%
25,000	242.09	-	242.09	390.17	-	390.17	61.2%
50,000	467.09	-	467.09	769.42	-	769.42	64.7%
75,000	692.09	-	692.09	1,148.67	-	1,148.67	66.0%
100,000	917.09	-	917.09	1,527.92	-	1,527.92	66.6%
125,000	1,142.09	-	1,142.09	1,907.17	-	1,907.17	67.0%
150,000	1,367.09	-	1,367.09	2,286.42	-	2,286.42	67.2%
175,000	1,592.09	-	1,592.09	2,665.67	-	2,665.67	67.4%
200,000	1,817.09	-	1,817.09	3,044.92	-	3,044.92	67.6%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 2" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 180.07	$ 180.07	$-	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$168.96	$-	$168.96	$168.96	$-	$168.96	0.0%
1,000	170.44	(0.67)	169.77	170.44	(0.67)	169.77	0.0%
2,000	173.43	(2.01)	171.42	173.43	(2.01)	171.42	0.0%
3,000	176.42	(3.36)	173.06	176.42	(3.36)	173.06	0.0%
4,000	179.41	(4.70)	174.71	179.41	(4.70)	174.71	0.0%
5,000	182.40	(6.05)	176.35	182.40	(6.05)	176.35	0.0%
6,000	186.91	(8.08)	178.83	186.91	(8.08)	178.83	0.0%
7,000	191.42	-	191.42	191.42	-	191.42	0.0%
8,000	195.93	-	195.93	195.93	-	195.93	0.0%
9,000	200.44	-	200.44	200.44	-	200.44	0.0%
10,000	204.95	-	204.95	204.95	-	204.95	0.0%
15,000	234.95	-	234.95	234.95	-	234.95	0.0%
20,000	267.95	-	267.95	267.95	-	267.95	0.0%
25,000	305.45	-	305.45	305.45	-	305.45	0.0%
50,000	530.45	-	530.45	530.45	-	530.45	0.0%
75,000	755.45	-	755.45	755.45	-	755.45	0.0%
100,000	980.45	-	980.45	980.45	-	980.45	0.0%
125,000	1,205.45	-	1,205.45	1,205.45	-	1,205.45	0.0%
150,000	1,430.45	-	1,430.45	1,430.45	-	1,430.45	0.0%
175,000	1,655.45	-	1,655.45	1,655.45	-	1,655.45	0.0%
200,000	1,880.45	-	1,880.45	1,880.45	-	1,880.45	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 2" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 180.07	$ 226.07	$ 45.99	25.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 168.96	$ -	$ 168.96	$ 212.48	$ -	$ 212.48	25.8%
1,000	170.44	(0.67)	169.77	214.47	(1.00)	213.48	25.7%
2,000	173.43	(2.01)	171.42	218.49	(3.01)	215.49	25.7%
3,000	176.42	(3.36)	173.06	222.51	(5.02)	217.50	25.7%
4,000	179.41	(4.70)	174.71	226.53	(7.03)	219.51	25.6%
5,000	182.40	(6.05)	176.35	230.55	(9.04)	221.52	25.6%
6,000	186.91	(8.08)	178.83	236.62	(12.07)	224.55	25.6%
7,000	191.42	-	191.42	242.69	-	242.69	26.8%
8,000	195.93	-	195.93	248.76	-	248.76	27.0%
9,000	200.44	-	200.44	254.83	-	254.83	27.1%
10,000	204.95	-	204.95	260.90	-	260.90	27.3%
15,000	234.95	-	234.95	301.30	-	301.30	28.2%
20,000	267.95	-	267.95	345.74	-	345.74	29.0%
25,000	305.45	-	305.45	396.24	-	396.24	29.7%
50,000	530.45	-	530.45	698.99	-	698.99	31.8%
75,000	755.45	-	755.45	1,001.74	-	1,001.74	32.6%
100,000	980.45	-	980.45	1,304.49	-	1,304.49	33.1%
125,000	1,205.45	-	1,205.45	1,607.24	-	1,607.24	33.3%
150,000	1,430.45	-	1,430.45	1,909.99	-	1,909.99	33.5%
175,000	1,655.45	-	1,655.45	2,212.74	-	2,212.74	33.7%
200,000	1,880.45	-	1,880.45	2,515.49	-	2,515.49	33.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 2" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	6500	$ 180.07	$ 273.03	$ 92.96	51.6%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 168.96	$ -	$ 168.96	$ 256.00	$ -	$ 256.00	51.5%
1,000	170.44	(0.67)	169.77	258.50	(1.25)	257.25	51.5%
2,000	173.43	(2.01)	171.42	263.54	(3.77)	259.77	51.5%
3,000	176.42	(3.36)	173.06	268.58	(6.29)	262.29	51.6%
4,000	179.41	(4.70)	174.71	273.62	(8.81)	264.81	51.6%
5,000	182.40	(6.05)	176.35	278.66	(11.33)	267.33	51.6%
6,000	186.91	(8.08)	178.83	286.26	(15.13)	271.13	51.6%
7,000	191.42	-	191.42	293.86	-	293.86	53.5%
8,000	195.93	-	195.93	301.46	-	301.46	53.9%
9,000	200.44	-	200.44	309.06	-	309.06	54.2%
10,000	204.95	-	204.95	316.66	-	316.66	54.5%
15,000	234.95	-	234.95	367.26	-	367.26	56.3%
20,000	267.95	-	267.95	422.92	-	422.92	57.8%
25,000	305.45	-	305.45	486.17	-	486.17	59.2%
50,000	530.45	-	530.45	865.42	-	865.42	63.1%
75,000	755.45	-	755.45	1,244.67	-	1,244.67	64.8%
100,000	980.45	-	980.45	1,623.92	-	1,623.92	65.6%
125,000	1,205.45	-	1,205.45	2,003.17	-	2,003.17	66.2%
150,000	1,430.45	-	1,430.45	2,382.42	-	2,382.42	66.6%
175,000	1,655.45	-	1,655.45	2,761.67	-	2,761.67	66.8%
200,000	1,880.45	-	1,880.45	3,140.92	-	3,140.92	67.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 3" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	9000	$ 369.40	$ 369.40	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 337.92	$ -	$ 337.92	$ 337.92	$ -	$ 337.92	0.0%
1,000	339.40	(0.67)	338.73	339.40	(0.67)	338.73	0.0%
2,000	342.39	(2.01)	340.38	342.39	(2.01)	340.38	0.0%
3,000	345.38	(3.36)	342.02	345.38	(3.36)	342.02	0.0%
4,000	348.37	(4.70)	343.67	348.37	(4.70)	343.67	0.0%
5,000	351.36	(6.05)	345.31	351.36	(6.05)	345.31	0.0%
6,000	355.87	(8.08)	347.79	355.87	(8.08)	347.79	0.0%
7,000	360.38	-	360.38	360.38	-	360.38	0.0%
8,000	364.89	-	364.89	364.89	-	364.89	0.0%
9,000	369.40	-	369.40	369.40	-	369.40	0.0%
10,000	373.91	-	373.91	373.91	-	373.91	0.0%
15,000	403.91	-	403.91	403.91	-	403.91	0.0%
20,000	436.91	-	436.91	436.91	-	436.91	0.0%
25,000	474.41	-	474.41	474.41	-	474.41	0.0%
50,000	699.41	-	699.41	699.41	-	699.41	0.0%
75,000	924.41	-	924.41	924.41	-	924.41	0.0%
100,000	1,149.41	-	1,149.41	1,149.41	-	1,149.41	0.0%
125,000	1,374.41	-	1,374.41	1,374.41	-	1,374.41	0.0%
150,000	1,599.41	-	1,599.41	1,599.41	-	1,599.41	0.0%
175,000	1,824.41	-	1,824.41	1,824.41	-	1,824.41	0.0%
200,000	2,049.41	-	2,049.41	2,049.41	-	2,049.41	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 3" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	9000	$ 369.40	$ 467.31	$ 97.91	26.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 337.92	$ -	$ 337.92	$ 424.96	$ -	$ 424.96	25.8%
1,000	339.40	(0.67)	338.73	426.95	(1.00)	425.96	25.7%
2,000	342.39	(2.01)	340.38	430.97	(3.01)	427.97	25.7%
3,000	345.38	(3.36)	342.02	434.99	(5.02)	429.98	25.7%
4,000	348.37	(4.70)	343.67	439.01	(7.03)	431.99	25.7%
5,000	351.36	(6.05)	345.31	443.03	(9.04)	434.00	25.7%
6,000	355.87	(8.08)	347.79	449.10	(12.07)	437.03	25.7%
7,000	360.38	-	360.38	455.17	-	455.17	26.3%
8,000	364.89	-	364.89	461.24	-	461.24	26.4%
9,000	369.40	-	369.40	467.31	-	467.31	26.5%
10,000	373.91	-	373.91	473.38	-	473.38	26.6%
15,000	403.91	-	403.91	513.78	-	513.78	27.2%
20,000	436.91	-	436.91	558.22	-	558.22	27.8%
25,000	474.41	-	474.41	608.72	-	608.72	28.3%
50,000	699.41	-	699.41	911.47	-	911.47	30.3%
75,000	924.41	-	924.41	1,214.22	-	1,214.22	31.4%
100,000	1,149.41	-	1,149.41	1,516.97	-	1,516.97	32.0%
125,000	1,374.41	-	1,374.41	1,819.72	-	1,819.72	32.4%
150,000	1,599.41	-	1,599.41	2,122.47	-	2,122.47	32.7%
175,000	1,824.41	-	1,824.41	2,425.22	-	2,425.22	32.9%
200,000	2,049.41	-	2,049.41	2,727.97	-	2,727.97	33.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 3" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	9000	$ 369.40	$ 565.06	$ 195.66	53.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$ 337.92	$ -	$ 337.92	$ 512.00	$ -	$ 512.00	51.5%
1,000	339.40	(0.67)	338.73	514.50	(1.25)	513.25	51.5%
2,000	342.39	(2.01)	340.38	519.54	(3.77)	515.77	51.5%
3,000	345.38	(3.36)	342.02	524.58	(6.29)	518.29	51.5%
4,000	348.37	(4.70)	343.67	529.62	(8.81)	520.81	51.5%
5,000	351.36	(6.05)	345.31	534.66	(11.33)	523.33	51.6%
6,000	355.87	(8.08)	347.79	542.26	(15.13)	527.13	51.6%
7,000	360.38	-	360.38	549.86	-	549.86	52.6%
8,000	364.89	-	364.89	557.46	-	557.46	52.8%
9,000	369.40	-	369.40	565.06	-	565.06	53.0%
10,000	373.91	-	373.91	572.66	-	572.66	53.2%
15,000	403.91	-	403.91	623.26	-	623.26	54.3%
20,000	436.91	-	436.91	678.92	-	678.92	55.4%
25,000	474.41	-	474.41	742.17	-	742.17	56.4%
50,000	699.41	-	699.41	1,121.42	-	1,121.42	60.3%
75,000	924.41	-	924.41	1,500.67	-	1,500.67	62.3%
100,000	1,149.41	-	1,149.41	1,879.92	-	1,879.92	63.6%
125,000	1,374.41	-	1,374.41	2,259.17	-	2,259.17	64.4%
150,000	1,599.41	-	1,599.41	2,638.42	-	2,638.42	65.0%
175,000	1,824.41	-	1,824.41	3,017.67	-	3,017.67	65.4%
200,000	2,049.41	-	2,049.41	3,396.92	-	3,396.92	65.8%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 536.63	$ 536.63	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$528.00	$-	$528.00	$528.00	$-	$528.00	0.0%
1,000	529.48	(0.67)	528.81	529.48	(0.67)	528.81	0.0%
2,000	532.47	(2.01)	530.46	532.47	(2.01)	530.46	0.0%
3,000	535.46	(3.36)	532.10	535.46	(3.36)	532.10	0.0%
4,000	538.45	(4.70)	533.75	538.45	(4.70)	533.75	0.0%
5,000	541.44	(6.05)	535.39	541.44	(6.05)	535.39	0.0%
6,000	545.95	(8.08)	537.87	545.95	(8.08)	537.87	0.0%
7,000	550.46	-	550.46	550.46	-	550.46	0.0%
8,000	554.97	-	554.97	554.97	-	554.97	0.0%
9,000	559.48	-	559.48	559.48	-	559.48	0.0%
10,000	563.99	-	563.99	563.99	-	563.99	0.0%
15,000	593.99	-	593.99	593.99	-	593.99	0.0%
20,000	626.99	-	626.99	626.99	-	626.99	0.0%
25,000	664.49	-	664.49	664.49	-	664.49	0.0%
50,000	889.49	-	889.49	889.49	-	889.49	0.0%
75,000	1,114.49	-	1,114.49	1,114.49	-	1,114.49	0.0%
100,000	1,339.49	-	1,339.49	1,339.49	-	1,339.49	0.0%
125,000	1,564.49	-	1,564.49	1,564.49	-	1,564.49	0.0%
150,000	1,789.49	-	1,789.49	1,789.49	-	1,789.49	0.0%
175,000	2,014.49	-	2,014.49	2,014.49	-	2,014.49	0.0%
200,000	2,239.49	-	2,239.49	2,239.49	-	2,239.49	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 536.63	$ 674.55	$ 137.92	25.7%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$528.00	$-	$528.00	$664.00	$-	$664.00	25.8%
1,000	529.48	(0.67)	528.81	665.99	(1.00)	665.00	25.8%
2,000	532.47	(2.01)	530.46	670.01	(3.01)	667.01	25.7%
3,000	535.46	(3.36)	532.10	674.03	(5.02)	669.02	25.7%
4,000	538.45	(4.70)	533.75	678.05	(7.03)	671.03	25.7%
5,000	541.44	(6.05)	535.39	682.07	(9.04)	673.04	25.7%
6,000	545.95	(8.08)	537.87	688.14	(12.07)	676.07	25.7%
7,000	550.46	-	550.46	694.21	-	694.21	26.1%
8,000	554.97	-	554.97	700.28	-	700.28	26.2%
9,000	559.48	-	559.48	706.35	-	706.35	26.3%
10,000	563.99	-	563.99	712.42	-	712.42	26.3%
15,000	593.99	-	593.99	752.82	-	752.82	26.7%
20,000	626.99	-	626.99	797.26	-	797.26	27.2%
25,000	664.49	-	664.49	847.76	-	847.76	27.6%
50,000	889.49	-	889.49	1,150.51	-	1,150.51	29.3%
75,000	1,114.49	-	1,114.49	1,453.26	-	1,453.26	30.4%
100,000	1,339.49	-	1,339.49	1,756.01	-	1,756.01	31.1%
125,000	1,564.49	-	1,564.49	2,058.76	-	2,058.76	31.6%
150,000	1,789.49	-	1,789.49	2,361.51	-	2,361.51	32.0%
175,000	2,014.49	-	2,014.49	2,664.26	-	2,664.26	32.3%
200,000	2,239.49	-	2,239.49	2,967.01	-	2,967.01	32.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 4" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	5500	$ 536.63	$ 813.23	$ 276.60	51.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$528.00	$-	$528.00	$800.00	$-	$800.00	51.5%
1,000	529.48	(0.67)	528.81	802.50	(1.25)	801.25	51.5%
2,000	532.47	(2.01)	530.46	807.54	(3.77)	803.77	51.5%
3,000	535.46	(3.36)	532.10	812.58	(6.29)	806.29	51.5%
4,000	538.45	(4.70)	533.75	817.62	(8.81)	808.81	51.5%
5,000	541.44	(6.05)	535.39	822.66	(11.33)	811.33	51.5%
6,000	545.95	(8.08)	537.87	830.26	(15.13)	815.13	51.5%
7,000	550.46	-	550.46	837.86	-	837.86	52.2%
8,000	554.97	-	554.97	845.46	-	845.46	52.3%
9,000	559.48	-	559.48	853.06	-	853.06	52.5%
10,000	563.99	-	563.99	860.66	-	860.66	52.6%
15,000	593.99	-	593.99	911.26	-	911.26	53.4%
20,000	626.99	-	626.99	966.92	-	966.92	54.2%
25,000	664.49	-	664.49	1,030.17	-	1,030.17	55.0%
50,000	889.49	-	889.49	1,409.42	-	1,409.42	58.5%
75,000	1,114.49	-	1,114.49	1,788.67	-	1,788.67	60.5%
100,000	1,339.49	-	1,339.49	2,167.92	-	2,167.92	61.8%
125,000	1,564.49	-	1,564.49	2,547.17	-	2,547.17	62.8%
150,000	1,789.49	-	1,789.49	2,926.42	-	2,926.42	63.5%
175,000	2,014.49	-	2,014.49	3,305.67	-	3,305.67	64.1%
200,000	2,239.49	-	2,239.49	3,684.92	-	3,684.92	64.5%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2014

Rate Schedule: 6" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	0	$ 1,056.00	$ 1,056.00	$ -	0.0%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,056.00	$-	$1,056.00	$1,056.00	$-	$1,056.00	0.0%
1,000	1,057.48	(0.67)	1,056.81	1,057.48	(0.67)	1,056.81	0.0%
2,000	1,060.47	(2.01)	1,058.46	1,060.47	(2.01)	1,058.46	0.0%
3,000	1,063.46	(3.36)	1,060.10	1,063.46	(3.36)	1,060.10	0.0%
4,000	1,066.45	(4.70)	1,061.75	1,066.45	(4.70)	1,061.75	0.0%
5,000	1,069.44	(6.05)	1,063.39	1,069.44	(6.05)	1,063.39	0.0%
6,000	1,073.95	(8.08)	1,065.87	1,073.95	(8.08)	1,065.87	0.0%
7,000	1,078.46	-	1,078.46	1,078.46	-	1,078.46	0.0%
8,000	1,082.97	-	1,082.97	1,082.97	-	1,082.97	0.0%
9,000	1,087.48	-	1,087.48	1,087.48	-	1,087.48	0.0%
10,000	1,091.99	-	1,091.99	1,091.99	-	1,091.99	0.0%
15,000	1,121.99	-	1,121.99	1,121.99	-	1,121.99	0.0%
20,000	1,154.99	-	1,154.99	1,154.99	-	1,154.99	0.0%
25,000	1,192.49	-	1,192.49	1,192.49	-	1,192.49	0.0%
50,000	1,417.49	-	1,417.49	1,417.49	-	1,417.49	0.0%
75,000	1,642.49	-	1,642.49	1,642.49	-	1,642.49	0.0%
100,000	1,867.49	-	1,867.49	1,867.49	-	1,867.49	0.0%
125,000	2,092.49	-	2,092.49	2,092.49	-	2,092.49	0.0%
150,000	2,317.49	-	2,317.49	2,317.49	-	2,317.49	0.0%
175,000	2,542.49	-	2,542.49	2,542.49	-	2,542.49	0.0%
200,000	2,767.49	-	2,767.49	2,767.49	-	2,767.49	0.0%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2015

Rate Schedule: 6" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	0	$ 1,056.00	$ 1,328.00	$ 272.00	25.8%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,056.00	$-	$1,056.00	$1,328.00	$-	$1,328.00	25.8%
1,000	1,057.48	(0.67)	1,056.81	1,329.99	(1.00)	1,329.00	25.8%
2,000	1,060.47	(2.01)	1,058.46	1,334.01	(3.01)	1,331.01	25.7%
3,000	1,063.46	(3.36)	1,060.10	1,338.03	(5.02)	1,333.02	25.7%
4,000	1,066.45	(4.70)	1,061.75	1,342.05	(7.03)	1,335.03	25.7%
5,000	1,069.44	(6.05)	1,063.39	1,346.07	(9.04)	1,337.04	25.7%
6,000	1,073.95	(8.08)	1,065.87	1,352.14	(12.07)	1,340.07	25.7%
7,000	1,078.46	-	1,078.46	1,358.21	-	1,358.21	25.9%
8,000	1,082.97	-	1,082.97	1,364.28	-	1,364.28	26.0%
9,000	1,087.48	-	1,087.48	1,370.35	-	1,370.35	26.0%
10,000	1,091.99	-	1,091.99	1,376.42	-	1,376.42	26.0%
15,000	1,121.99	-	1,121.99	1,416.82	-	1,416.82	26.3%
20,000	1,154.99	-	1,154.99	1,461.26	-	1,461.26	26.5%
25,000	1,192.49	-	1,192.49	1,511.76	-	1,511.76	26.8%
50,000	1,417.49	-	1,417.49	1,814.51	-	1,814.51	28.0%
75,000	1,642.49	-	1,642.49	2,117.26	-	2,117.26	28.9%
100,000	1,867.49	-	1,867.49	2,420.01	-	2,420.01	29.6%
125,000	2,092.49	-	2,092.49	2,722.76	-	2,722.76	30.1%
150,000	2,317.49	-	2,317.49	3,025.51	-	3,025.51	30.6%
175,000	2,542.49	-	2,542.49	3,328.26	-	3,328.26	30.9%
200,000	2,767.49	-	2,767.49	3,631.01	-	3,631.01	31.2%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Willow Valley Water Company, Inc.
Test Year Ended December 31, 2011
Typical Bill Analysis
2016

Rate Schedule: 6" Meters All Classes

	Gallons	Present Bill	Proposed Bill	Increase	% Increase
Median Usage	0	$ 1,056.00	$ 1,600.00	$ 544.00	51.5%

	Present Bill			Proposed Bill
Monthly Consumption	Gross	CRT	Net	Gross	CRT	Net	Percent Increase

-	$1,056.00	$-	$1,056.00	$1,600.00	$-	$1,600.00	51.5%
1,000	1,057.48	(0.67)	1,056.81	1,602.50	(1.25)	1,601.25	51.5%
2,000	1,060.47	(2.01)	1,058.46	1,607.54	(3.77)	1,603.77	51.5%
3,000	1,063.46	(3.36)	1,060.10	1,612.58	(6.29)	1,606.29	51.5%
4,000	1,066.45	(4.70)	1,061.75	1,617.62	(8.81)	1,608.81	51.5%
5,000	1,069.44	(6.05)	1,063.39	1,622.66	(11.33)	1,611.33	51.5%
6,000	1,073.95	(8.08)	1,065.87	1,630.26	(15.13)	1,615.13	51.5%
7,000	1,078.46	-	1,078.46	1,637.86	-	1,637.86	51.9%
8,000	1,082.97	-	1,082.97	1,645.46	-	1,645.46	51.9%
9,000	1,087.48	-	1,087.48	1,653.06	-	1,653.06	52.0%
10,000	1,091.99	-	1,091.99	1,660.66	-	1,660.66	52.1%
15,000	1,121.99	-	1,121.99	1,711.26	-	1,711.26	52.5%
20,000	1,154.99	-	1,154.99	1,766.92	-	1,766.92	53.0%
25,000	1,192.49	-	1,192.49	1,830.17	-	1,830.17	53.5%
50,000	1,417.49	-	1,417.49	2,209.42	-	2,209.42	55.9%
75,000	1,642.49	-	1,642.49	2,588.67	-	2,588.67	57.6%
100,000	1,867.49	-	1,867.49	2,967.92	-	2,967.92	58.9%
125,000	2,092.49	-	2,092.49	3,347.17	-	3,347.17	60.0%
150,000	2,317.49	-	2,317.49	3,726.42	-	3,726.42	60.8%
175,000	2,542.49	-	2,542.49	4,105.67	-	4,105.67	61.5%
200,000	2,767.49	-	2,767.49	4,484.92	-	4,484.92	62.1%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT  B

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment B

List of ICFA or ICFA Type Agreements

Builder/Owner/GW Reference	Party(ies) to agreement	Date of Execution	Recordation Number
Fulton Homes	Fulton Homes	1/20/2004	CC&R
Maracay	Maracay	2/9/2004	CC&R
Centex	Centex	2/9/2004	CC&R
Hacienda	Hacienda	1/26/2004	CC&R
Engle	Engle	1/26/2004	CC&R
Engle	Engle	1/26/2004	CC&R
Engle	Engle	10/28/2003	CC&R
Centex	Centex	1/26/2004	CC&R
Ryland	Ryland	10/28/2003	CC&R
Hacienda	Hacienda	1/26/2004	CC&R
Hacienda	Hacienda	1/27/2004	CC&R
Avante	Avante	10/28/2003	CC&R
Brown	Brown	1/30/2004	CC&R
Brown	Brown	1/30/2004	CC&R
Ryland	Ryland	10/28/2003	CC&R
Avante	Avante	10/28/2003	CC&R
Meritage/Hacienda Homes	Pecan Valley Investments, LLC	1/28/2004	2004-036883
Engle Homes	Rio Verde/Munich 640, LLC	1/28/2004	2004-036882
DR Horton	Homestead Village North, LLC	1/28/2004	2004-036880
Standard Pacific	Homestead Village South, LLC	1/28/2004	2004-036884
Performance Construction	Santa Rosa Development, Inc.	1/28/2004	2004-036885
Newport Holdings, Inc.	Newport Holdings, Inc.	1/28/2004	2004-036886
Elliott	Elliott Homes, Inc.	1/28/2004	2004-036881
Chandler Boys Ventures, LLC (small commercial)	Chandler Boys Ventures, LLC ; Edison Road Development, LLC	1/28/2004
Neely	Pitaco Farms Limited Partnership	7/1/2004	2004-069865
Neely	Pitaco Farms Limited Partnership	7/1/2004	2004-069866
Neely	Pitaco Farms Limited Partnership	7/1/2004	2004-069867
Neely	Pitaco Farms Limited Partnership	7/1/2004	2004-069868
Commercial	JNAN, LLC	7/1/2004	2004-069869
Shea Homes	JNAN, LLC	7/1/2004	2004-069870
Lennar	Mace Holdings, LLC	7/23/2004	2004-069871
WestPac	Maricopa 400, LLC	7/23/2004	2004-069874
WestPac	Maricopa 32, LLC	7/23/2004	2004-069875
Cook/El Dorado, LLC	Cook/El Dorado, LLC	7/23/2004	2004-069878
Little/El Dorado, LLC	Little/El Dorado, LLC	7/23/2004	2004-069880
Paul Gore	William P. Gore and Margie L. Gore	7/23/2004	2004-069876
Ray Christrian	L&R Contracting, Inc. and Trap King, LLLP, and Sue Flores and Pro Active Remarketing, LLC and Sean Aldous and Guy Gedeon	7/15/2004	2004-069863
Western Pinal	Western Pinal Industrial Park, LLC	7/23/2004	2004-069877
Maricopa-Casa Grande Hwy 813	Maricopa-Casa Grande Highway, LLC	7/23/2004	2004-069879
W half of Sec 10 T5S R4E	Kruse Farms	7/21/2004	2004-069864
SWQ Sec 4 T5S R4E	Maricopa 240, LLC	7/28/2004	2004-069873
SWQ and SEQ of NWQ	Desert Sunrise, LLC	7/23/2004	2004-069872
Hallcraft Homes	Bera Ventures, LLC; DAC Maricopa Investment, LLC; JJD Development LLC; Maricopa Investment Group LLC; Jacob/McCaslin/Eden LLC; Mesquite Groves LLC	7/2/2004	2004-069881
MAL, LLC (Bill Lund)/Westpac	MAL, LLC	5/17/2005	2005-060416
Trend Homes, Inc. /Westpac	Trend Homes, Inc.	5/17/2005	2005-060408

1	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment B

List of ICFA or ICFA Type Agreements

Builder/Owner/GW Reference	Party(ies) to agreement	Date of Execution	Recordation Number
Amarillo Creek Unit 1 / Shea Homes	Amarillo Creek South, LLC and Desert Cedars, LLC	5/17/2005	2005-060422
Amarillo Creek South, LLC and Desert Cedars, LLC	Amarillo Creek South, LLC and Desert Cedars, LLC	5/17/2005	2005-060421
CHI Construction Company	CHI Construction Company	5/17/2005	2005-060411
HAM Maricopa, L.L.C.	HAM Maricopa, L.L.C.	3/30/2005	2005-106216
HAM Papago, L.L.C.	HAM Papago, LLC	3/30/2005	2005-106214
HAM-Mesa, L.L.C.	HAM-Mesa, LLC	3/30/2005	2005-106217
Pecan Woods, LLC	Pecan Woods, LLC	5/17/2005	2005-060414
Terrazo/Miller & White 815, LLC	Miller & White 812, LLP	5/17/2005	2005-060413
HAM Maricopa, L.L.C./HAM Queen Creek, LLC	HAM Maricopa, LLC, HAM Queen Creek, LLC	3/30/2005	2005-106213
HAMs and Trusts	Various	3/30/2005	2005-106215
Hidden Valley Ranch 1, LLC	Hidden Valley Ranch I, LLC	3/30/2005	2005-060419
Hidden Valley Ranch 2, LLC	Hidden Valley Ranch II, LLC	3/30/2005	2005-060420
Dennis & Carolyn Peed	Dennis M. Peed and Carolyn Peed	5/17/2005	2005-060409
RJ2, LLC / Maricopa Opus	NF 26 Land, LLC	5/17/2005	2005-060412
Vineyards, LLC	Vineyards, LLC	5/17/2005	2005-060410
RAJAC Dev Real Estate Partners, LLC	RAJACDEV Real Estate Partners, LLC	5/17/2005	2005-060415
Stanfield Holdings, LLC	Stanfield Holdings, LLC	5/17/2005	2005-060418
Langley Farms	Langley Farms Investments, LLC	5/17/2005	2005-060417
Pinal 347	Pinal 347, LLC	5/17/2005	2005-064326
Lennar Communities	Lennar Communities	10/27/2003	2005-090252
Desert Cedars/Alterra	Desert Cedars Equities	7/6/2005	2005-090252
Red Valley	Red Valley Investments, LLC	7/15/2005	2005-106212
Pulte Home	DR Horton-Dietz Crane and Pulte Home Corporation	7/15/2005	2005-099210
KB Homes	KB Home Phoenix, Inc.	7/15/2005	2005-090248
McDavid Office Park	McDavid Business Park, LLC	7/15/2005	2005-099211
Vistoso	Marathon Farming Investments, LLC and Craig D. Scott and Linda J. Scott	7/15/2005	2005-090250
	ABCDW, LLC	7/21/2005	2005-090249
	Torrey Pines Development, LLC	7/21/2005	2005-090253
Maricopa Meadows, LLC	Maricopa Meadows, LLC .	12/3/2004	MUA
Maricopa Meadows, LLC	Maricopa Meadows, LLC	12/3/2004	MUA
Maricopa Meadows, LLC	Maricopa Meadows, LLC	12/3/2004	MUA
Land Solutions Maricopa LLC	Land Solutions Maricopa LLC	10/15/2003	MUA
Cottonwood Land Group VIII, LLC	Cottonwood Land Group VIII, LLC	3/16/2004	MUA
Omega/Murphy Land	Omega/Murphy Land	9/20/2005	2005-124524
Carranza Associates / Turner Dunn	Carranza Associates, LLC	12/28/2005	2006-022169
Stanfield Estates / Turner Dunn	GKH Limited L.P. and East PAC, LLC and Loren Huweiler	12/28/2005	2006-022196
Dart Property / Terry Button	Dart Properties, LLC	12/28/2005	2006-022197
Santa Cruz Land Co / Santa Cruz Ranch / Anderson Val Vista 6	Anderson & Val Vista 6, LLC	12/28/2005	2006-022198
SCR, LLC / Scott Cole & Bryan Hartman	SCR, LLC	12/28/2005	2006-022199
JP Holdings LP / Solana Ranch North	JP Holdings Limited Partnership	12/28/2005	2006-022191

2	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment B

List of ICFA or ICFA Type Agreements

Builder/Owner/GW Reference	Party(ies) to agreement	Date of Execution	Recordation Number
Anderson & Barnes 580 LLP / Solana Ranch South	Anderson and Barnes 580, LLP	12/28/2005	2006-022193
120 Townsend (Yount)	120 Townsend, LLC	12/28/2005	2006-022187
NS120 (Yount)	NS 120 Limited Partnership	12/28/2005	2006-022175
Montgomery 156 (Yount)	Montgomery 156 Limited Partnership LLLP	12/28/2005	2006-022179
CG 215 (Yount)	CG 215 Limited Partnership LLLP	12/28/2005	2006-022188
Casa Grande Montgomery 240 (Yount)	Casa Grande Montgomery 240 Limited Partnership LLLP	12/28/2005	2006-022177
RRY Casa Grande 320 (Yount)	RRY Casa Grande 320 Limited Partnership LLLP	12/28/2005	2006-022180
SVVM 80 (Yount)	SVVM 80 Limited Partnership LLLP	12/28/2005	2006-022181
VV Monty (Yount)	VV Monty LLC	12/28/2005	2006-022176
RRY Real Estate (Yount)	RRY Real Estate LLC	12/28/2005	2006-022182
Robin R Yount LTD (Yount)	Robin R. Yount, LTD	12/28/2005	2006-022189
Richard and Dana (Yount)	Richard and Dana, LLC	12/28/2005	2006-022186
Bruce and Karen (Yount)	Bruce and Karen, LLC	12/28/2005	2006-022185
Sacaton BL (Yount)	Sacaton BL, LLC	12/28/2005	2006-022178
Trading Post Road LLC (Yount)	Trading Post Road, LLC and SLW Associates LP	12/28/2005	2006-022183
Chartwell Casa Grande (Yount)	Chartwell Casa Grande 40, LLC	12/28/2005	2006-022184
Polich - Non Pulte	Gallup Financial, LLC	12/28/2005	2006-022194
Polich - Pulte	Gallup Financial, LLC	12/28/2005	2006-022192
CRW Holdings, LLC (Mark Williams)	CRW Holdings I, LLC	12/28/2005	2006-022203
Val Vista & Montgomery (Mark Williams)	Val Vista & Montgomery, LLC	12/28/2005	2006-022202
Williams Trusts (Mark Williams)	Williams Family Revocable Trust, UTA and Lora G. Williams Special Trust, UTA and Lora A. Williams Trust, UTA and Mark C. Williams Revocable Trust, UTA	12/28/2005	2006-022173
Blevins	Brian Blevins and Jessica Blevins	12/28/2005	2006-022201
Kronwald Family Trust	Michael Nothum, Jr. Children’s Irrevocable Trust I and Carol Kronwald Children’s Irrevocable Trust I	12/28/2005	2006-022205
Henry McMillan and Alexander McMillan	Henry McMillan and Alexander McMillan	12/28/2005	2006-022200
Teel 80 (Reinbold)	Teel 80, LLC	12/28/2005	2006-022195
Ken Lowman	KEJE Group, LLC	12/28/2005	2006-022204
Tim Nyberg / Hampden and Chambers	Hampden and Chambers, LLC and Bevnorm Olive, LLC	12/28/2005	2006-022190
ROB-LIN Marketing (Vistoso)	ROB-LIN Marketing, Inc.	10/13/2008	2008-098153
Vistoso Partners / Jorde Hacienda	Jorde Hacienda, Inc.	10/13/2008	2008-098154
ABCDW, LLC (Vistoso Stanfield 1942)	ABCDW, LLC	10/13/2008	2008-098151
Vanderbilt Farms, LLC (Thude/Vistoso)	Vanderbilt Farms, LLC and ABCDW, LLC	10/13/2008	2008-098152
Langley Stanfield Estates (Hay Hollow)	Langley Stanfield Estates, LLC	12/28/2005	2006-022209
Langley Properties Stanmar 160)	Langley Stanmar 160, LLC and Robinson Family Farms, LLC	12/28/2005	2006-022208

3	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment B

List of ICFA or ICFA Type Agreements

Builder/Owner/GW Reference	Party(ies) to agreement	Date of Execution	Recordation Number
Langley Properties (CCB Standfield Estates)	CCB Stanfield Estates, LLC	12/28/2005	2006-022207
Matt Montgomery/SPD, INC	Matt Montgomery/SPD, INC, Tom-T, L.L.C., T & T Farms, L.L.C., and TTTT Farms,	6/6/2005	Not recorded
El Dorado: Parker Estates	Parker Estates, LLC	12/28/2005	2006-022206
El Dorado: Hondo 640	Hondo 640, LLC	12/28/2005	2006-022170
El Dorado: Rio Lobo, LLC	Rio Lobo, LLC	12/28/2005	2006-022174
Terbus Investments	Terbus Investments, LLC	12/28/2005	2006-022172
Douqlas Payne	Douglas Payne	12/28/2005	2006-022171
Ari D’Jong / Vistoso	ABCDW, LLC and De Jon Arie H. Family Trust Dated and Millar Charles & Ide Daniel William and Milky Way Dairy, LLC	7/21/2006	2007-068432
JEKE Group (NW parcel)	Wildcat Capital Manager, Inc.	7/21/2006	2007-068435
Southern Dunes	Southern Dunes Golf Club, Inc.	7/21/2006	2006-138949
Hogenes Dairy	Hogenes Farms Limited Partnership	7/21/2006	2006-132111
TOTTR (JCON)	TOTRR Corp. and Redwood Financial Ltd., Profit Sharing Plan & Trust Rollover Dated December 31, 2003	7/21/2006	2006-138243
	J-Con Development, Inc and Redwood Financial Ltd., Profit Sharing Plan & Trust, dated January 1, 1998, The Dale M. and Wanda S. Micetic Family Trust dated 5-29- 1996	7/21/2006	2007-025647
Redfield	Redfield Financial, Inc. and Redfield Financial Partners IV, LLC and Redfield Financial Partners II, LLC	7/21/2006	2007-068438
Sunset Mountain Dev. Group	Sunset Mountain Development Group, LLC	7/21/2006	2006-139522
Maracay Homes	Maracay Homes Arizona I, LLC	7/21/2006	2007-068437
Kelly Anderson	Anderson Palmisano Farms	7/21/2006	2007-068433
Eagle Shadow	Eagle Shadow South East, LLC	7/21/2006	2006-132115
Hartman Ranch	Hartman Ranch, LLC and Cole Maricopa 193, LLC and Philip McD Hartman & Shirley Ann Hartman as Co-Trustees of the Philip McD and Shirley Ann Hartman Trust Dated June 15, 2004	7/21/2006	2006-132119
Legacy Charter School at San Travasa	Redfield Ring, LLC	7/20/2006	2006-132124
San Travasa	John E. Smith & Mary Lou Smith and The Smith Family Irrevocable Trust dated June 23,1989 and The John and Mary Lout Smith Family Trust dated April 29, 2002	7/21/2006	2006-132125
	Central Arizona College (CAC)	8/17/2011	2011-075658
HBE Farms	Rudolph Lee Echeverria & Helen Biehn Echeverria	7/21/2006	2006-132121
Chris Whitt	Chris Whitt	7/21/2006	2006-139523
Brian Stevenson	Brian R. Stevenson	7/21/2006	2007-068436
KSK Land Ventures (Geddes)	KSK Land Ventures, LLC	7/21/2006	2006-132117
Nicholas Toronto	Nicholas J. Toronto & Colette Ann Toronto and NSB Investments, LLC	7/21/2006	2007-046079
Quassey Holdings	Quassey Holdings, LLC	7/21/2006	2006-132116
Ivett Aviles	Ivett O. Aviles	7/21/2006	2006-132122
Dana Byron	Dana B. Byron	7/21/2006	2006-132114

4	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment B

List of ICFA or ICFA Type Agreements

Builder/Owner/GW Reference	Party(ies) to agreement	Date of Execution	Recordation Number
Byron/Tse	Dana B. Byron & Maritza Tse	7/21/2006	2007-027768
Dana Byron	Dana B. Byron	7/21/2006	2006-132113
Byron/Maccllum	Dana B. Byron & Jamie Maccallum	7/21/2006	2007-027767
Walton Cactus Springs	Walton Cactus Springs Limited Partnership	7/21/2006	2006-132126
Beauchene LP (Ray Christian)	Kino Trails, LLC	7/21/2006	2006-132120
Gene Montemore	Montemore Family Revocable Trust	7/21/2006	2007-016473
Redfield Financial Partners V	Redfield Financial Partners V, LLC	7/21/2006	2006-132129
Rio Blanco	Rio Blanco, LLC	7/21/2006	2006-138242
Redfield Financial	Redfield Financial Partners VII, LLC	7/21/2006	2007-018719
Cando Ranch	Cando Ranch, LLC	7/21/2006	2007-068434
Ray Morrow	Ray Morrow	7/21/2006	2006-141209
K Investment Enterprises	K. Investment Enterprises, LLC	7/21/2006	2006-132112
Redfield Ring	Redfield Ring, LLC	7/21/2006	2006-132124
Redfield Financial	Redfield Financial, Inc.	7/21/2006	2006-132123
DYE Equities	Dye Equities, LLC	7/21/2006	2006-132128
Kevin Norby	Kevin G. Norby, LLC	7/21/2006	2006-132127
NF 26 Land	NF 26 Land, LLC	7/21/2006	2006-132118
Midway	ABCDW, LLC and Bernadette Wolfswinkel and Grace Holdings, LLC and Vanderbilt Farms, LLC and Sarival Holdings, LLC and New Meridian SPE, LLC and Verde Grande Commercial Building, LLC	10/13/2008	2008-098150
La Osa	ABDCE, LLC and Torry Pines Development, LLC and Riggs/Queen Creek 480, LLC and Ellsworth Road 160, LLC and Vanderbilt Farms, LLC and Irvine Land Partners, LLC	10/13/2008	2008-098149
Citrus Orchards	The Orchard at Picacho, LLC	1/8/2008	2008-004128
Hassayampa Ranch	Hassayampa Ranch Ventures, LLC	6/24/2005	2008-0913586
Silver Water/Springs Ranch (Vegas)	Sierra Negra Ranch, LLC	7/10/2006	2006-0939440
Copperleaf Development	First American Title Insurance Company	7/10/2006	2006-0939366
I10-339th	339th & I-10, LLC	5/20/2008	2008-0679693
Belmont	Various	12/20/2007	2008-0061205

5	DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

TABLE  I

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
FIGURE 15	SIB PLANT TABLE 1 – GORDON DRIVE (2014) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Pace 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	309 Supply Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Supply mains not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM

SIB PLANT TABLE I – GORDON DRIVE (2014)

Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	331 T&D Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Cost (by project)

1	331	1,626	6	PVC	$66.96	Gordon Drive	2014		$108,876

Install approximately 1,626 LF of 6-inch water main that will replace the existing water main that is constructed of 4 inch Asbestos Cement (AC) pipe. Also, 4 new valves will be installed at appropriate locations as to provide adequate system isolation when necessary. There have been seven recorded main line breaks on this section of water main over the last three years.

Estimated Total Cost									$108,876

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – GORDON DRIVE (2014) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.*

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	333 Service	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	333	47	1-inch	Copper	$2,099	Gordon Drive	2014		$98,674	Install approximately 6,078 LF of 1” copper services lines to 47 service connections for this project.

2

3

4

5

6

7

8

9
Estimated Total Cost									$98,674

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE 1 – GORDON DRIVE (2014) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related Page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	334 Meters	Pipe length/ Quantity	Diameter/ Size	Material	installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Meters not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM SIB PLANT TABLE I – GORDON DRIVE (2014) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	335 Hydrants	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	335	2	5-1/4 inch	Cast Iron	$1,970	Gordon Drive	2014		$3,941	Install approximately two new fire hydrants to replace the existing hydrants that are not up to current standards and specifications.

2

3

4

5

6

7
Estimated Total Cost									$3,941

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
FIGURE 16	SIB PLANT TABLE 1 – CLEARVIEW DR (2015)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	309 Supply Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Supply mains not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – CLEARVIEW DR (2015)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	331 T&D Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Cost (by project)

1	331	1,805	6	PVC	$60.99	Clearview Drive	2015		$110,103

Install approximately 1,805 LF of 6-inch water main that will replace the existing water main that is constructed of 4 inch Asbestos Cement (AC) pipe. Also, 3 new valves will be installed at appropriate locations as to provide adequate system isolation when necessary. There was one recorded main line break on this section of water main recorded in the year 2013.

Estimated Total Cost									$110,103

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – CLEARVIEW DR (2015)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	333 Service	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	333	48	1-inch	Copper	$1,269	Clearview Drive	2015		$60,919	Install approximately 4,647 LF of I” copper services lines to 48 service connections for this project.
2
3
4
5
6
7
8
9

Estimated Total Cost									$60,919

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – CLEARVIEW DR (2015)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related Page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	334 Meters	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Meters not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM SIB PLANT TABLE I – CLEARVIEW DR (2015) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority; Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers; reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	335 Hydrants	Pipe length/Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Hydrants not included in this project

2

3

4

5

6

7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
FIGURE 17	SIB PLANT TABLE I – A STREET (2016)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related Page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	309 Supply Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Supply Mains not included in this project
2
3
4
5
6

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – A STREET (2016)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	331 T&D Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Cost (by project)

1	331	1,447	6	PVC	$65.21	A Street	2016		$94,370

Install approximately 1,447 LF of 6-inch water main that will replace the existing water main that is constructed of 4 inch Asbestos Cement (AC) pipe. Also, 4 new valves will be installed at appropriate locations as to provide adequate system isolation when necessary. There have been three recorded main line breaks on this section of water main over the last two years.

Estimated Total Cost									$94,370

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – A STREET (2016)
Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	333 Service	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	333	39	1-inch	Copper	$1,299	A Street	2016		$50,670	Install approximately 3,894 LF of 1” copper services lines to 39 service connections for this project.
2
3
4
5

Estimated Total Cost									$50,670

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – A STREET (2016) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	334 Meters	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Meters not included in this project
2
3
4
5
6

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – A STREET (2016) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	335 Hydrants	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Hydrants not included in this project
2
3
4

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

FIGURE 18	WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – WELL STREET (2017) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	309 Supply Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Supply mains not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – WELL STREET (2017) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	331 T&D Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Cost (by project)

1	331	1,328	6	PVC	$63.33	Well Street	2017		$84,103

Install approximately 1,328 LF of 6-inch water main that will replace the existing water main that is constructed of 4 inch Asbestos Cement (AC) pipe. Also, 2 new valves will be installed at appropriate locations as to provide adequate system isolation when necessary. There have been three recorded main line breaks on this section of water main over the last two years.

Estimated Total Cost									$84,103

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – WELL STREET (2017) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	333 Service	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	333	35	1-inch	Copper	$1,417	Well Street	2017		$49,598	Install approximately 3,909 LF of I” copper services lines to 35 service connections for this project.
2
3
4
5
6
7
8
9

Estimated Total Cost									$49,598

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – WELL STREET (2017) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers. The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	334 Meters	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Meters not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – WELL STREET (2017) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 10 in SIB Engineering Report.

Project No.	335 Hydrants	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Hydrants not included in this project
2
3
4
5
6

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

FIGURE 19	WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – KING WAY, BORDER LANE, LARK LANE (2018) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 11 in SIB Engineering Report.

Project No.	309 Supply Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Supply mains not included in this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – KING WAY, BORDER LANE, LARK LANE (2018) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 11 in SIB Engineering Report.

Project No.	331 T&D Mains	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Cost (by project)

1	331	2,479	6	PVC	$62.43	King Way, Border Lane, Lark Lane	2018		$154,769

Install approximately 2,479 LF of 6-inch water main that will replace the existing water main that is constructed of 4 inch Asbestos Cement (AC) pipe. Also, 5 new valves will be installed at appropriate locations as to provide adequate system isolation when necessary. There have been one recorded main line breaks on this section of water main over the last two years.

Estimated Total Cost									$84,103

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – KING WAY, BORDER LANE, LARK LANE (2018) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 11 in SIB Engineering Report.

Project No.	333 Service	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1	333	61	1-inch	Copper	$987	King Way, Border Lane, Lark Lane	2018		$60,210	Install approximately 4,176 LF of 1” copper services lines to 61 service connections for this project.
2
3
4
5
6
7
8
9
Estimated Total Cost									$60,210

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – KING WAY, BORDER LANE, LARK LANE (2018) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report.

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 11 in SIB Engineering Report.

Project No.	334 Meters	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Meters not included on this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

WILLOW VALLEY WATER COMPANY - KING STREET WATER SYSTEM
SIB PLANT TABLE I – KING WAY, BORDER LANE, LARK LANE (2018) Information to be included with SIB-Eligible Project Notification

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)				Site (location description)	Replacement Plant

1. Provide narrative why Replacement Plant is necessary:

- Replacement of existing plant that has exceeded its designated useful life and has worn out or is in severe deteriorating condition

- Replacement of existing plant to address excessive water loss (greater than 20%)

- Replacement of existing plant for other reasons detailed in SIB Engineering Report

2. Provide narrative explaining why this segment of plant is a priority: Please reference Page 10 in SIB Engineering Report.

3. Provide narrative explaining how replacing this plant will benefit existing customers: reduction in overall system water loss, fewer water outages due to reduction in main line breaks, brings infrastructure to current standards, adds appropriate working valves and hydrants to provide better overall service to customers.

4. Provide affirmation that Replacement Plant does not include the costs for extending or expanding facilities to serve new customers.

The detailed engineering drawings in the SIB Engineering Report will prove that all work is to replace existing failing infrastructure, not to provide new service lines for future customers.

5. Provide reference to related page No. in the submitted detailed Engineering Analysis supporting the need for SIB. Please reference Page 11 in SIB Engineering Report.

Project No.	335 Hydrants	Pipe length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (estimated)		Expected In-Service Date	Estimated Subtotal Cost (by NARUC Acct No)	Estimated Subtotal Cost (by project)

1										Hydrants not included on this project
2
3
4
5
6
7

Estimated Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

TABLE  II

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water System Name and PWS ID No.
SIB PLANT TABLE II (Page 1 of 2) Information to be included with SIB-Eligible Completed Project Filings

	NARUC Acct No. (SIB- eligible plant)	Replacement Plant Description (new plant) (SIB-eligible plant)					Site (location description)	Replacement Plant			Original Plant (Plant Being Retired)
Project No.	309 Supply Mains 331 T&D Mains 333 Services 334 Meters 335 Hydrants	Description	Pipe Length/ Quantity	Diameter/ Size	Material	Installed Cost/Unit (actual cost)		In-Service Date (provide ADEQ AOC and other related approvals by state and/or federal agencies when applicable; pictures of installed plant)	Subtotal Actual Cost (by NARUC Acct No)	Subtotal Actual Cost (by project)	Actual Retirement Date	Original In- Service Date	Original Cost	Accumulated Depreciation Reserve (as of the actual retirement date)

Total Actual Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Water System Name and PWS ID No.
SIB PLANT TABLE II (Page 2 of 2, Summary) Information to be included with SIB-Eligible Completed Project Filings

Project No.	PWS ID No.	Project Description	Estimated Cost (from TABLE I)	Actual Cost	Detailed explanation of why actual costs have exceeded estimated costs by more than 10% for the project.

Total Cost

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT C

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Valencia Water Company - Town Division	DECISION NO.
DOCKET NO.: W-01212A-12-0309	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Valencia Water Company - Town Division (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections; and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties. ·

“Company” means   Valencia Water Company - Town Division.

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” x 3/4 “	1	$1,750
3/4”	1.5	$2,625
1”	2.5	$4,375
1-1/2 “	5	$8,750
2”	8	$14,000
3”	16	$28,000
4”	25	$43,750
6” or larger	50	$87,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:     The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:   Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

1)

For those requiring a Main Extension Agreement:  In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main: In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)      Off-Site Facilities Construction By Developer:   Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)      Failure to Pay Charges; Delinquent Payments:   The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)      Large Subdivision and/or Development Projects:   In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)      Off-Site Hook-Up Fees Non-refundable: The amounts collected by the Company as hook-up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)      Use of Off-Site Hook-Up Fees Received: All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)       Off-Site Hook-up Fee in Addition to On-site Facilities:   The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)       Disposition of Excess Funds: After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)      Fire Flow Requirements: In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)       Status Reporting Requirements to the Commission: The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Global Water-Palo Verde Utilities Company	DECISION NO.
DOCKET NO.: SW-20445A-12-0310	EFFECTIVE DATE:

OFF-SITE FACILITIES HOOK-UP FEE (WASTEWATER)

I.	Purpose and Applicability

The purpose of the off-site facilities hook-up fees payable to   Global Water-Palo Verde Utilities Company  (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide wastewater treatment plant facilities among all new service laterals. These charges are applicable to all new service laterals established after the effective date of this tariff undertaken via Collection Main Extension Agreements or requests for service not requiring a Collection Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-601 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing sewer utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of wastewater facilities to serve new service laterals, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means       Global Water-Palo Verde Utilities Company.

“Collection Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of wastewater facilities necessary to the Company to serve new service laterals within a development, or installs such wastewater facilities necessary to serve new service laterals and transfer ownership of such wastewater facilities to the Company, which agreement does not require the approval of the Commission pursuant to A.A.C. R-14-2-606, and shall have the same meaning as “Wastewater Facilities Agreement”.

“Off-site Facilities” means the wastewater treatment plant, sludge disposal facilities, effluent disposal facilities and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include lift stations, transportation mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the Applicant and benefit the entire wastewater system.

“Service Lateral” means and includes all service laterals for single-family residential, commercial, industrial or other uses.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

III.	Off-Site Facilities Hook-up Fee

For each new service lateral, the Company shall collect an off-site facilities hook-up fee as listed in the following table:

OFF-SITE WASTEWATER HOOK-UP FEE TARIFF TABLE
Service Lateral Size	Factor	Fee
4-inch	1	$1,250
6-inch	2.25	$2,812.5
8-inch	4	$5,000
10-inch	6.25	$7,812.5

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Facilities Hook-up Fee: The off-site facilities hook-up fee may be assessed only once per parcel, service lateral, or lot within a subdivision (similar to a service lateral installation charge).

(B)       Use of Off-Site Facilities Hook-up Fee: Off-site facilities hook-up fees may only be used to pay for capital items of off-site facilities, or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

(1)

For those requiring a Collection Main Extension Agreement: In the event that the Applicant is required to enter into a Collection Main Extension Agreement, whereby Applicant agrees to advance the costs of on-site improvements or construct such improvements, payment of the fees required hereunder shall be made by the Applicant when payment is made for the on-site improvements or 30 days after the Collection Main Extension Agreement is executed, whichever is later.

(2)

For those connecting to an existing main: In the event that the Applicant is not required to enter into a Collection Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time wastewater service is requested for the property.

(D)      Off-Site Facilities Construction by Developer:   Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)       Failure to Pay Charges; Delinquent Payments:   The Company will not be obligated to make an advance commitment to provide or to actually provide wastewater service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company connect service or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)       Large Subdivision and/or Development Projects:   In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and wastewater service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)       Off-Site Hook-Up Fees Non-refundable:   The amounts collected by the Company as hook-up fees pursuant to the off-site facilities hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)       Use of Off-Site Hook-Up Fees Received:   All funds collected by the Company as off-site facilities hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities.

(I)        Off-Site Facilities Hook-up Fee in Addition to On-site Facilities:   The off-site facilities hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Collection Main Extension Agreement.

(J)        Disposition of Excess Funds:   After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site facilities hook-up fees, or if the off-site facilities hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)       Status Reporting Requirements to the Commission:   The Company shall submit a calendar year Off-Site Facilities Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Water Utility of Northern Scottsdale	DECISION NO.
DOCKET NO.: W-03720A-12-0311	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Water Utility of Northern Scottsdale (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means     Water Utility of Northern Scottsdale.

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” × 3/4 “	1	$1,750
3/4”	1.5	$2,625
1”	2.5	$4,375
1-1/2 “	5	$8,750
2”	8	$14,000
3”	16	$28,000
4”	25	$43,750
6” or larger	50	$87,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:    The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:  Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)        Time of Payment:

1)

For those requiring a Main Extension Agreement: In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main: In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)      Off-Site Facilities Construction By Developer:    Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)      Failure to Pay Charges; Delinquent Payments:    The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)      Large Subdivision and/or Development Projects:    In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)      Off-Site Hook-Up Fees Non-refundable: The amounts collected by the Company as hook-up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)      Use of Off-Site Hook-Up Fees Received: All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)        Off-Site Hook-up Fee in Addition to On-site Facilities:  The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)      Disposition of Excess Funds: After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)     Fire Flow Requirements: In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)      Status Reporting Requirements to the Commission: The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Water Utility of Greater Tonopah	DECISION NO.
DOCKET NO.: W-02450A-12-0312	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Water Utility of Greater Tonopah (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means   Water Utility of Greater Tonopah.

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” × 3/4 “	1	$1,750
3/4”	1.5	$2,625
1”	2.5	$4,375
1-1/2 “	5	$8,750
2”	8	$14,000
3”	16	$28,000
4”	25	$43,750
6” or larger	50	$87,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:     The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:   Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

1)

For those requiring a Main Extension Agreement:  In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main:  In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)       Off-Site Facilities Construction By Developer:   Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)       Failure to Pay Charges; Delinquent Payments:   The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)       Large Subdivision and/or Development Projects:   In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)       Off-Site Hook-Up Fees Non-refundable: The amounts collected by the Company as hook-up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)       Use of Off-Site Hook-Up Fees Received: All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)       Off-Site Hook-up Fee in Addition to On-site Facilities:   The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)       Disposition of Excess Funds: After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)       Fire Flow Requirements: In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)       Status Reporting Requirements to the Commission: The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY:	Valencia Water Company - Greater Buckeve	DECISION NO.

DOCKET NO.:	W-02451A-12-0313	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Valencia Water Company - Greater Buckeve (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means     Valencia Water Company - Greater Buckeye.

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” × 3/4 “	1	$1,750
3/4”	1.5	$2,625
1”	2.5	$4,375
1-1/2 “	5	$8,750
2”	8	$14,000
3”	16	$28,000
4”	25	$43,750
6” or larger	50	$87,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:     The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:   Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

1)

For those requiring a Main Extension Agreement:  In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main:  In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)       Off-Site Facilities Construction By Developer:   Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)       Failure to Pay Charges; Delinquent Payments:   The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)       Large Subdivision and/or Development Projects:   In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)       Off-Site Hook-Up Fees Non-refundable:   The amounts collected by the Company as hook- up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)       Use of Off-Site Hook-Up Fees Received:   All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)       Off-Site Hook-up Fee in Addition to On-site Facilities:   The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)       Disposition of Excess Funds:   After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook- up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)       Fire Flow Requirements:   In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)       Status Reporting Requirement to the Commission:   The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Santa Cruz Water Company	DECISION NO.
DOCKETNO.: W-20446A-12-0314	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Santa Cruz Water Company (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

ll.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means     Santa Cruz Water Company  .

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” × 3/4 “	1	$1,250
3/4”	1.5	$1,875
1”	2.5	$3,125
1-1/2 “	5	$6,250
2”	8	$10,000
3”	16	$20,000
4”	25	$31,250
6” or larger	50	$62,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:     The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:   Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

1)

For those requiring a Main Extension Agreement:  In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main: In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)      Off-Site Facilities Construction By Developer: Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)      Failure to Pay Charges; Delinquent Payments: The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)      Large Subdivision and/or Development Projects: In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)      Off-Site Hook-Up Fees Non-refundable: The amounts collected by the Company as hook-up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)      Use of Off-Site Hook-Up Fees Received: All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)      Off-Site Hook-up Fee in Addition to On-site Facilities: The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)      Disposition of Excess Funds: After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)      Fire Flow Requirements: In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)      Status Reporting Requirements to the Commission: The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

TARIFF SCHEDULE

UTILITY: Willow Valley Water Company	DECISION NO.
DOCKET NO.: W-01732A-12-0315	EFFECTIVE DATE:

OFF-SITE HOOK-UP FEE (WATER)

I.	Purpose and Applicability

The purpose of the off-site hook-up fees payable to Willow Valley Water Company  (“the Company”) pursuant to this tariff is to equitably apportion the costs of constructing additional off-site facilities necessary to provide water production, delivery, storage and pressure among all new service connections. These charges are applicable to all new service connections established after the effective date of this tariff undertaken via Main Extension Agreements or requests for service not requiring a Main Extension Agreement. The charges are one-time charges and are payable as a condition to Company’s establishment of service, as more particularly provided below.

II.	Definitions

Unless the context otherwise requires, the definitions set forth in R-14-2-401 of the Arizona Corporation Commission’s (“Commission”) rules and regulations governing water utilities shall apply in interpreting this tariff schedule.

“Applicant” means any party entering into an agreement with Company for the installation of water facilities to serve new service connections, and may include Developers and/or Builders of new residential subdivisions and/or commercial and industrial properties.

“Company” means     Willow Valley Water Company.

“Main Extension Agreement” means any agreement whereby an Applicant agrees to advance the costs of the installation of water facilities necessary to the Company to serve new service connections within a development, or installs such water facilities necessary to serve new service connections and transfer ownership of such water facilities to the Company, which agreement shall require the approval of the Commission pursuant to A.A.C. R-14-2-406, and shall have the same meaning as “Water Facilities Agreement” or “Line Extension Agreement.”

“Off-site Facilities” means wells, storage tanks and related appurtenances necessary for proper operation, including engineering and design costs. Offsite facilities may also include booster pumps, pressure tanks, transmission mains and related appurtenances necessary for proper operation if these facilities are not for the exclusive use of the applicant and will benefit the entire water system.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

“Service Connection” means and includes all service connections for single-family residential, commercial, industrial or other uses, regardless of meter size.

III.	Off-Site Water Hook-up Fee

For each new service connection, the Company shall collect an off-site hook-up fee derived from the following table:

OFF-SITE HOOK-UP FEE TABLE
Meter Size	Size Factor	Total Fee
5/8” × 3/4 “	1	$1,750
3/4”	1.5	$2,625
1”	2.5	$4,375
1-1/2 “	5	$8,750
2”	8	$14,000
3”	16	$28,000
4”	25	$43,750
6” or larger	50	$87,500

IV.	Terms and Conditions

(A)       Assessment of One Time Off-Site Hook-up Fee:     The off-site hook-up fee may be assessed only once per parcel, service connection, or lot within a subdivision (similar to meter and service line installation charge).

(B)       Use of Off-Site Hook-up Fee:   Off-site hook-up fees may only be used to pay for capital items of off-site facilities or for repayment of loans obtained to fund the cost of installation of off-site facilities. Off-site hook-up fees shall not be used to cover repairs, maintenance, or operational costs. The Company shall record amounts collected under this tariff as Contributions in Aid of Construction (“CIAC”); however, such amounts shall not be deducted from rate base until such amounts have been expended for utility plant.

(C)       Time of Payment:

1)

For those requiring a Main Extension Agreement:  In the event that the Applicant is required to enter into a Main Extension Agreement, whereby the Applicant agrees to advance the costs of installing mains, valves, fittings, hydrants and other on-site improvements or construct such improvements in order to extend service in accordance with R-14-2-406(B), payment of the hook-up fees required hereunder shall be made by the Applicant no later than 15 calendar days after receipt of notification from the Company that the Utilities Division of the Arizona Corporation Commission has approved the Main Extension Agreement in accordance with R-14-2-406(M).

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

2)

For those connecting to an existing main: In the event that the Applicant is not required to enter into a Main Extension Agreement, the hook-up fee charges hereunder shall be due and payable at the time the meter and service line installation fee is due and payable.

(D)       Off-Site Facilities Construction By Developer:   Company and Applicant may agree to construction of off-site facilities necessary to serve a particular development by Applicant, which facilities are then conveyed to Company. In that event, Company shall credit the total cost of such off-site facilities as an offset to off-site hook-up fees due under this Tariff. If the total cost of the off-site facilities constructed by Applicant and conveyed to Company is less than the applicable off-site hook-up fees under this Tariff, Applicant shall pay the remaining amount of off-site hook-up fees owed hereunder. If the total cost of the off-site facilities contributed by Applicant and conveyed to Company is more than the applicable off-site hook-up fees under this Tariff, Applicant shall be refunded the difference upon acceptance of the off-site facilities by the Company.

(E)       Failure to Pay Charges; Delinquent Payments:   The Company will not be obligated to make an advance commitment to provide or to actually provide water service to any Applicant in the event that the Applicant has not paid in full all charges hereunder. Under no circumstances will the Company set a meter or otherwise allow service to be established if the entire amount of any payment due hereunder has not been paid.

(F)       Large Subdivision and/or Development Projects:   In the event that the Applicant is engaged in the development of a residential subdivision and/or development containing more than 150 lots, the Company may, in its discretion, agree to payment of off-site hook-up fees in installments. Such installments may be based on the residential subdivision and/or development’s phasing, and should attempt to equitably apportion the payment of charges hereunder based on the Applicant’s construction schedule and water service requirements. In the alternative, the Applicant shall post an irrevocable letter of credit in favor of the Company in a commercially reasonable form, which may be drawn by the Company consistent with the actual or planned construction and hook up schedule for the subdivision and/or development.

(G)       Off-Site Hook-Up Fees Non-refundable:   The amounts collected by the Company as hook-up fees pursuant to the off-site hook-up fee tariff shall be non-refundable contributions in aid of construction.

(H)       Use of Off-Site Hook-Up Fees Received:   All funds collected by the Company as off-site hook-up fees shall be deposited into a separate interest bearing bank account and used solely for the purposes of paying for the costs of installation of off-site facilities, including repayment of loans obtained for the installation of off-site facilities that will benefit the entire water system.

(I)       Off-Site Hook-up Fee in Addition to On-site Facilities:   The off-site hook-up fee shall be in addition to any costs associated with the construction of on-site facilities under a Main Extension Agreement.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

(J)       Disposition of Excess Funds: After all necessary and desirable off-site facilities are constructed utilizing funds collected pursuant to the off-site hook-up fees, or if the off-site hook-up fee has been terminated by order of the Arizona Corporation Commission, any funds remaining in the bank account shall be refunded. The manner of the refund shall be determined by the Commission at the time a refund becomes necessary.

(K)       Fire Flow Requirements: In the event the Applicant for service has fire flow requirements that require additional facilities beyond those facilities whose costs were included in the off-site hook-up fee, and which are contemplated to be constructed using the proceeds of the off-site hook-up Fee, the Company may require the Applicant to install such additional facilities as are required to meet those additional fire flow requirements, as a non-refundable contribution, in addition to the off-site hook-up fee.

(L)       Status Reporting Requirements to the Commission: The Company shall submit a calendar year Off-Site Hook-Up Fee status report each January 31st to Docket Control for the prior twelve (12) month period, beginning January 31, 2015, until the hook-up fee tariff is no longer in effect. This status report shall contain a list of all customers that have paid the hook-up fee tariff, the amount each has paid, the physical location/address of the property in respect of which such fee was paid, the amount of money spent from the account, the amount of interest earned on the funds within the tariff account, and a list of all facilities that have been installed with the tariff funds during the 12 month period.

DECISION NO.     74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT D

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

BEFORE THE ARIZONA CORPORATION COMMISSION

COMMISSIONERS

KRISTIN K. MAYES - Chairman GARY PIERCE PAUL NEWMAN SANDRA D. KENNEDY BOB STUMP

IN THE MATTER OF THE APPLICATION OF JOHNSON UTILITIES, L.L.C., DBA JOHNSON UTILITIES COMPANY FOR AN INCREASE IN ITS WATER AND WASTEWATER RATES FOR CUSTOMERS WITHIN PINAL COUNTY, ARIZONA.	DOCKET NO. WS-02987A-08-0180 DECISION NO. 71854 OPINION AND ORDER

DATES OF HEARING:

January 27, February 26 (Procedural Conferences); April 20, (Pre-Hearing Conference); April 23, 24, 27 (Hearing); July 23 (Procedural Conference/Oral Arguments); September 21, 24, 25, October 1, 2, 5, 6, and 7, 2009 (Hearing).

PLACE OF HEARING:	Phoenix, Arizona

ADMINISTRATIVE LAW JUDGE:	Teena Wolfe

APPEARANCES:	Mr. Jeffrey W. Crockett, Mr. Bradley S. Carroll and Mr. Robert Metli, SNELL & WILMER, on behalf of Johnson Utilities, LLC;

Mr. Craig A. Marks, CRAIG A. MARKS, PLC, on behalf of Swing First Golf, LLC;

Ms. Jodi Jerich, Director, Mr. Daniel Pozefsky, Chief Counsel and Ms. Michelle Wood, Staff Attorney, on behalf of the Residential Utility Consumer Office;

Mr. James E. Mannato, Town Attorney, on behalf of the Town of Florence; and

Ms. Nancy Scott, Ms. Ayesha Vohra, and Ms. Robin Mitchell, Staff Attorneys, Legal Division, on behalf of the Utilities Division of the Arizona Corporation Commission.

1

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

DOCKET NO. WS-02987A-08-0180

closely monitor the Company’s collection of CAGRD fees and the Company’s treatment of monies collected to pay the CAGRD fees. The Company was in favor of the establishment of a CAGRD recovery mechanism, but was unwilling to agree to abide by the conditions that Staff argued are necessary to safeguard the Company’s ratepayers.

1.    Staff Proposed Adjustor and Conditions

Staff recommended that the Company recover its CAGRD tax assessment through the use of an adjustor mechanism, subject to specific enumerated conditions. Staff recommended that the CAGRD adjustor mechanism only be authorized with the following conditions attached:

1.

The initial adjuster fee shall apply to all water sold after the date new rates from this case become effective. In order to calculate this initial fee, the Company shall submit the 2008 data, as per condition No. 7 below, within 30 days of the date of the final order in this matter.

2.	The Company shall, on a monthly basis, place all CAGRD monies collected from customers in a separate, interest bearing account (“CAGRD Account”).

3.	The only time the Company can withdraw money from the CAGRD Account is to pay the annual CAGRD fee to the CAGRD, which is due on October 15th of each year.

4.

The Company must provide to Staff a semi-annual report of the CAGRD Account and CAGRD use fees collected from customers and paid to the CAGRD, with reports due during the last week of October and the last week of April each year.

5.	The Company must provide to Staff, every even-numbered year (first year being 2010) by June 30th, the new firm rates set by the CAGRD for the next two years.

6.

The CAGRD adjustor fees shall be calculated as follows: The total CAGRD fees for the most current year in the Phoenix AMA shall be divided by the gallons sold in that year to determine a CAGRD fee per 1,000 gallons. Similarly, the total CAGRD fees for the most current year in the Pinal AMA shall be divided by the gallons sold in that year to determine a CAGRD fee per 1,000 gallons.

7.	By August 25th of each year, beginning in 2010, the Company shall submit for Commission consideration its proposed CAGRD adjustor fees for the Phoenix and Pinal AMAs, along with the calculations and

38	DECISION NO. 71854

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DOCKET NO. WS-02987A-08-0180

documentation from the relevant state agencies to support the data used in the calculations. Failure to provide such documentation to Staff shall result in the immediate cessation of the CAGRD adjustor fee. Commission-approved fees shall become effective on the following October 1st.

8.	If the CAGRD changes its current method of assessing fees (i.e. based on the current volume of water used by customers) to some other method, such as, but not limited to, future projection of water usage, or total water allocated to the Company, the Company’s collection from customers of CAGRD fees shall cease.

9.	As a compliance item, the Company shall submit a new tariff reflecting the initial adjustor fee as per Condition No. 1 above and shall annually submit a new tariff reflecting the reset adjustor fee prior to the fee becoming effective.243

2.    Company Arguments Against Conditions

The Company opposed, or requested modification of Staff’s recommended Condition Nos. 3, 4, 5, 7, and 8. Staff opposed the Company’s requested modifications to Staff’s recommended conditions.244

a.	Condition No. 3

The Company stated that it is concerned that Condition No. 3 lacks sufficient flexibility to allow for changes in CAGRD’s payment policies and other policies with regard to the use of CAGRD monies.245 The Company submitted that it should be permitted to withdraw funds from the CAGRD account as necessary to comply with the conditions of its membership in the CAGRD, as those conditions exist now or as they may be modified in the future.246

Staff stated that the Company’s requested modification of Condition No. 3 should be disregarded, as the Company should not be allowed to spend funds in the CAGRD account for any

243	Staff Br. at 20-21, citing to Revised Surrebuttal Testimony of Jeffrey Michlik (Exh. S-43) at 4.
244	Staff Reply Br. at 21-23.
245	Rebuttal Testimony of Company witness Brian Tompsett (Exh. A-5) at 20.
246	Id.

39	DECISION NO. 71854

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DOCKET NO. WS-02987A-08-0180

purpose other than the CAGRD expense item than has been analyzed in this proceeding and that the proposed adjustor is designed to recover.247

b.	Condition No. 4

The Company argued that a single annual report, instead of the semi-annual report required by Condition No. 4, would be sufficient for Staff’s verification of the accounting for CAGRD monies collected and remitted.248 Staff opposed the Company’s requested modification of Condition No. 4 because Staff believes it is important for the Commission to have the ability closely monitor the Company’s collection of CAGRD fees and the state of the CAGRD Account.249

c.	Condition No. 5

The Company opposed Condition No. 5, arguing that the information it requires is publicly available and it would be more efficient for Staff to obtain the information directly from CAGRD.250 The Company also argued that compliance with regulatory conditions adds costs that are ultimately borne by the ratepayers and should only be imposed as necessary to achieve important regulatory objectives.251

Staff opposed modification of Condition No. 5 because the rates established by the CAGRD involve calculations with many variables that may or may not be accessible or publicly available on the CAGRD’s website now or in the future.252 Staff stated that because the Company will be in possession of the information as part of its own record keeping and compliance requirements, it will therefore be in the best position to provide the Commission and Staff with the information.253 Staff indicated that as a result of this rate case, it lacks confidence in the Company’s record keeping

247	Staff Br. at 21.
248	Rebuttal Testimony of Company witness Brian Tompsett (Exh. A-5) at 20.
249	Staff Br. at 22.
250	Rebuttal Testimony of Company witness Brian Tompsett (Exh. A-5) at 20.
251	Id. at 20-21.
252	Staff Br at 22.
253	Id.

40	DECISION NO. 71854

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DOCKET NO. WS-02987A-08-0180

abilities, and the submittal required by Condition No. 5 is necessary to confirm that the Company is charging its customers the correct rates.254

d.	Condition No. 7

The Company stated that it is not clear what consideration or approval the Commission would exercise with regard to the assessment, and therefore opposes Condition No. 7.255 The Company argued that this requirement is unnecessary as the CAGRD assessments are fixed by CAGRD and are not subject to interpretation.256

Staff stated that Condition No. 7 is important because it allows the Company to receive the required documentation first from CAGRD, and Staff and the Commission must have the ability to review the calculations and documentation, including the CAGRD invoice.257 Staff stated that the language “for Commission consideration” should not be changed because it is standard language that allows the Commission to monitor and ultimately approve the exact adjustor fee charged to customers.258 Staff stated that the Commission review and approval process each year would ensure that the Company is submitting data to ADWR that is consistent with annual reports filed with the Commission, that the Company is not misinterpreting the correct assessment rate, and that the Company is calculating the customer fee correctly.259

e.	Condition No. 8

The Company opposed Condition No. 8’s requirement that the collection of fees cease should the CAGRD change its current method of assessing fees.260 The Company argued that if the

254	Staff Reply Br. at 8.
255	Rebuttal Testimony of Company witness Brian Tompsett (Exh. A-5) at 21.
256	Id.
257	Staff Br. at 22; Tr. at 912.
258	Staff Br. at 22.
259	Staff Reply Br. at 8.
260	Rebuttal Testimony of Company witness Brian Tompsett (Exh. A-5) at 21.

41	DECISION NO. 71854

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

DOCKET NO. WS-02987A-08-0180

CAGRD changes its method of assessing fees, that Johnson would likewise change the way it passes through the fee to its customers, consistent with the CAGRD changes.261

Staff stated that Condition No. 8 should be retained because it is unlikely that CAGRD would change the assessment methodology without notice, and if it were changed, the Company could request a modification of the approved methodology.

3.    RUCO Proposed Expense Adjustment and Opposition to Adjustor

RUCO asserted that the use of an adjustor mechanism is not a necessary or appropriate means for the recovery of CAGRD expense.262 RUCO argued that the circumstances of the CAGRD assessment do not warrant an adjustor mechanism because it is a routine yearly expense and because its progressive increase is not volatile.263 RUCO stated that rate stability is important in today’s economic environment, and because adjustors lead to changes in residential ratepayers’ rates, they should be’ approved only in extraordinary circumstances.264 RUCO also argued that oversight of Staff’s proposed adjustor would unnecessarily and inappropriately increase the Staff’s workload.265

RUCO recommended that the CAGRD be treated as an expense, and proposed a normalization adjustment to test year expenses based on the known and measurable costs of the Company’s CAGRD assessments through 2010.266 RUCO’s proposed adjustment is based on the Company’s test year water sold and a 2009-2010 composite of Phoenix AMA and Pinal AMA CAGRD fees per thousand gallons.267 RUCO asserted that because the Company has stated an intention to file a new rate case every three years, RUCO’s recommended adjustment would provide

261	Id.
262	RUCO Br. at 8-14; Reply Br. at 5.
263	RUCO Br. at 12-13.
264	Id.
265	Id.
266	RUCO Br. at 8; 14; Tr. at 205; Direct Testimony of RUCO witness Rodney Moore (Exh. R-l) at 16-17; RUCO Final Schedules RLM 7 and RLM-16.
267	RUCO Final Schedule RLM-16.

42	DECISION NO. 71854

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

DOCKET NO. WS-02987A-08-0180

the Company with complete recovery of the CAGRD expense without requiring extraordinary ratemaking treatment for a routine cost.268

In support of its recommendation that a CAGRD adjustor mechanism be put in place for the Company, Staff stated that the CAGRD assessment represents a significant annual expense for the Company, which is anticipated to progressively increase, and that in order to keep its membership in the CAGRD, the Company must pay the fee.269 Staff asserted that the CAGRD assessment is amenable to an adjustor mechanism because the assessment, unlike a pass-through tax, is not easily calculated and assigned.270 Staff noted that the Commission has approved adjustor mechanisms where appropriate in order to advance important policy concerns that protect the public interest.271 Staff stated that the Commission has approved adjustors for expenses that are not extremely volatile for Demand Side Management and the Renewable Energy Standards Tariff, based on a determination that the advancement of energy conservation programs and the move to renewable sources of energy were necessary policy considerations to advance the public interest.272 Staff opined that it would be appropriate, in the Commission’s support of groundwater conservation, to adopt the Staff’s recommendation regarding an adjustor for the Company’s CAGRD assessment.

4.    Conclusion

We agree with Staff that this Commission has in the past approved adjustor mechanisms where appropriate to advance important policy concerns that protect the public interest. The CAGRD adjustor mechanism that Staff designed, inclusive of all eight conditions without modification, appears to be a just and reasonable means of dealing with the costs of the CAGRD. Conservation and wise stewardship of increasingly stressed water supplies is a matter of paramount concern in Arizona, and we believe that it is important to send appropriate, signals to water

268	RUCO Br. at 14.
269	Staff Br. at 20, citing to Revised Surrebuttal Testimony of Jeffrey Michlik (Exh. S-43) at 1.
270	Id.
271	Staff Reply Br. at 7-8.
272	Id.

43	DECISION NO. 71854

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

DOCKET NO. WS-02987A-08-0180

companies regarding their duty to fully engage in conservation programs administered by the ADWR. The CAGRD assessment fee is not discretionary for Companies such as Johnson Utilities, and the Commission believes that the CAGRD participation represents the kind of investment that is appropriate for timely cost recovery. To not allow the Company to recover its CAGRD costs in real time may threaten the Company’s ability to participate in the CAGRD program and would send a negative signal to water providers regarding this Commission’s support for sound regional approaches to achieving safe yield in Active Management Areas. While we are not satisfied with the Company’s past accounting methodologies, and are supportive of the steps taken in this Order to require Johnson Utilities to come into compliance with NARUC accounting standards, we believe Staff’s adjustor mechanism proposal will accord the Commission maximum oversight over the application of the adjustor mechanism. We will therefore approve the CAGRD adjustor mechanism, inclusive of all eight conditions proposed by Staff.

B.    Rate Case Expense

The Company requested recovery of $100,000 in rate case expense for each division.273 There was no disagreement on the amount of expense. Staff recommended normalization of the expense over three years, and the Company agreed.274 RUCO recommended an amortization of five years to reflect the Company’s propensity for not timely filing rate applications.275 The Company pointed out that RUCO’s CAGRD expense normalization assumed that the Company would be filing a rate case in three years.276 We find that the three year normalization period is appropriate, and will adopt it.

. . .

. . .

273	Rebuttal Testimony of Company witness Thomas Bourassa (Exh. A-2) Vol. II at 23.
274	Id.
275	RUCO Br. at 7.

44	DECISION NO. 71854

DECISION NO. 74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT E

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Town Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-411), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1       “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. Rl4-2-407, except that R14-2-407(E), Minimum Deliver Pressure shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. Rl4-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. R14-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Town Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1       Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Town Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Town Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Palo Verde Utilities Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For wastewater service, the Company adopts the Rules of the Arizona Corporation Commission for wastewater service (A.A.C. R14-2-601 to R14- 2-610), as supplemented by this Tariff.

3.0	Special provisions for recycled water service.

3.1      “Recycled water service” means the delivery of wastewater that has undergone secondary treatment, filtration, nitrogen removal treatment, and disinfection. The following provisions apply to recycled water service.

3.1.1      Establishment of service. Establishment of recycled water service will be in accordance with A.A.C. R14-2-603.

3.1.2       Customer information. The Company will provide the information to recycled water customers as required in R14-2-604.

3.1.3      Main extensions. Main extensions for recycled service will be subject to the requirements of A.A.C. R14-2-606.

3.1.4      Provision of Service. Recycled water service will be subject to the requirements of A.A.C. R14-2-607.

3.1.5      Meter reading. Meter reading for recycled water service will be subject to the requirements of A.A.C. R14-2-408.

3.1.6      Billing. Billing and collection for recycled water service will be subject to the requirements of A.A.C. R14-2-608.

3.1.7      Termination of service. Termination of service for recycled water service will be subject to the requirements of A.A.C. R14-2-609.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Palo Verde Utilities Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0      Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1

Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Palo Verde Utilities Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Palo Verde Utilities Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Northern Scottsdale, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-411), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1         “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. R14-2-407, except that R14-2-407(E), Minimum Deliver Pressure shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. R14-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. R14-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Northern Scottsdale, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1      Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Northern Scottsdale, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Northern Scottsdale, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Greater Tonopah, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-411), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1         “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. R14-2-407, except that R14-2-407(E), Minimum Deliver Pressure shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. R14-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. R14-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Greater Tonopah, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1      Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Greater Tonopah, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Water Utility of Greater Tonopah, Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Greater Buckeye Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-41 1), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1       “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. R14-2-407, except that R14-2-407(E), Minimum Deliver Pressure shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. R14-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. Rl4-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Greater Buckeye Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1       Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Greater Buckeye Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Valencia Water Company – Greater Buckeye Division

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Santa Cruz Water Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-411), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1      “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. R14-2-407, except that R14-2-407(E), Minimum Deliver Pressur, shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. R14-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. R14-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Santa Cruz Water Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1       Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Santa Cruz Water Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Global Water — Santa Cruz Water Company

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Willow Valley Water Co., Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

1.0	Applicability. This Terms and Conditions of Service Tariff applies to all services provided by the Company.

2.0	Adoption of Rules. For potable water service, the Company adopts the Rules of the Arizona Corporation Commission for water service (A.A.C. R14-2-401 to R14-2-411), as supplemented by this Tariff.

3.0	Special provisions for non-potable water service.

3.1       “Non-potable water service” means the delivery of water, other than water for human consumption or recycled water.

3.2	The following provisions apply to non-potable water service.

3.2.1	Establishment of service. Establishment of non-potable water service will be in accordance with A.A.C. R14-2-403.

3.2.2	Customer information. The Company will provide the information to non-potable water customers as required in R14-2-404.

3.2.3	Main extensions. Main extensions for non-potable water service will be subject to the requirements of A.A.C. R14-2-406.

3.2.4	Provision of Service. Non-potable water service will be subject to the requirements of A.A.C. R14-2-407, except that R14-2-407(E), Minimum Deliver Pressure shall not apply because non-potable water is an unpressurized service.

3.2.5	Meter reading. Meter reading for non-potable water service will be subject to the requirements of A.A.C. R14-2-408.

3.2.6	Billing. Billing and collection for non-potable water service will be subject to the requirements of A.A.C. R14-2-409.

3.2.7	Termination of service. Termination of service for non-potable water service will be subject to the requirements of A.A.C. R14-2-410.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Willow Valley Water Co., Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

4.0	Electronic Billing. Electronic Billing is an optional billing service whereby Customers may elect to receive, view, and pay their bills electronically. The Company may modify its Electronic Billing services from time to time. A Customer electing an electronic billing service may receive an electronic bill in lieu of a paper bill. Customers electing an electronic billing service may be required to complete additional forms and agreements. Electronic Billing may be discontinued at any time by the Company or the Customer. An Electronic Bill will be considered rendered at the time it is electronically sent to the Customer. Failure to receive bills or notices which have been properly sent by an Electronic Billing system does not prevent these bills from becoming delinquent and does not relieve the Customer of the Customer’s obligations therein. Any notices which the Company is required to send to a Customer who has elected an Electronic Billing service may be sent by electronic means at the option of the Company. Except as otherwise provided in this section, all other provisions of the Company’s tariffs and the Commission’s Rules and Regulations are applicable to Electronic Billing. The Customer must provide the Company with a current email address for electronic bill delivery. If the Electronic Bill is electronically sent to the Customer at the email address that Customer provided to the Company, then the Electronic Bill will be considered properly sent. Further, the Customer will be responsible for updating the Company with any changes to this email address. Failure to do so will not excuse the Customer from timely paying the Company for utility service.

5.0	Liability.

5.1       Water pressure for Private Fire Service and Public Fire Hydrant Service. The Company will supply only such water at such pressures as may be available from time to time as a result of the normal operation of its water system. The Company does not guarantee a specific water pressure or gallons per minute flow rate at any public fire hydrant or private fire service. In the event service is interrupted or irregular or defective or fails from causes beyond the Company’s control or through ordinary negligence of its employees or agents, the Company will not be liable for any injuries or damages arising therefrom. Ratepayers shall not be required to reimburse through rates, damages from the acts or omissions of the Company, its principals, agents or employees.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Willow Valley Water Co., Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.2	Limitation of Company responsibility. The Company does not assume the responsibility of inspecting or maintaining any customer’s piping or apparatus and will not be responsible therefor; however, the Company reserves the right to refuse water service unless the customer’s piping or apparatus is installed in such manner as to prevent cross connections or backflow into the Company’s system in compliance with the Company’s Cross-Connection/Backflow Tariff as approved by the Commission.

5.3	Third party claims. Company will not be responsible for any third-party claims against Company that arise from Customer’s use of Company’s utility service unless such claims are caused by the Company’s willful misconduct or gross negligence.

5.4	Indemnity. Customer will indemnify, defend and hold harmless the Company (including the costs of reasonable attorney’s fees) against all claims (including, without limitation, claims for damages to any business or property, or injury to, or death of, any person) arising out of any wrongful act or negligent omission of the Customer, or the Customer’s agents, in connection with the Company’s service or facilities.

5.5	Limitation of damages. The liability of the Company for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays of the Company, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment shall not exceed an amount equal to the charges applicable under the Company’s tariff (calculated on a proportionate basis where appropriate) to the period during which the error, mistake, omission, interruption or delay occurs, except if such damages are caused by the Company’s willful misconduct or gross negligence.

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Company:	Decision No.:
Willow Valley Water Co., Inc.

Phone: 623-518-4000	Effective Date:

TERMS AND CONDITIONS OF SERVICE TARIFF

5.6	Incidental, indirect, special, or consequential damages. In no event will the Company be liable for any incidental, indirect, special, or consequential damages (including lost revenue or profits) of any kind whatsoever regardless of the cause or foreseeability thereof.

5.7	Interference with Company facilities. The Company will not be responsible in any occasion for any loss or damage caused by the negligence or wrongful act of the Customer or any of his agents, employees or licensees in installing, maintaining, using, operating or interfering with any Company facilities.

# # #

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT F

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Attachment F

  Tariffs to be filed under the Settlement Agreement

Tariff	Agreement Section	Utility	Due Date
Hook Up Fee Tariffs	7.2	All Applicants	Within 30 days of Decision (Takes effect on effective date of order)
Hook Up Fee Tariffs	7.2	Picacho Water, Picacho Utilities, Hassayampa	Within 30 days of Decision
Low Income Tariff	8.1	Northern Scottsdale	Within 30 days of Decision (Takes effect on effective date of order)
CAGRD Tariff	8.2	Greater Tonopah	Within 30 days of Decision
BMPTariff	8.3	Northern Scottsdale	Within 30 days of Decision
Rate Tariffs	8.5	All Applicants	Within 30 days of Decision (effective January 1, 2014)
Terms and Conditions Tariff	8.4	All Applicants	Within 30 days of Decision
Code of Conduct	8.7	All Applicants	May 2, 2014

  List of other filings required by the Agreement

Filing	Agreement Section	Utility	Due Date
Hook Up Fee Report	7.3	All	Annual, per tariffs
Hook Up Fee Compliance Affidavit	7.3	All	Annual

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

Filing	Agreement Section	Utility	Due Date
CAGRD semi-annual reports	8.2	Greater Tonopah	Last week of April and October, each year
CAGRD rates	8.2	Greater Tonopah	June 30 of even numbered years
CAGRD annual rate	8.2	Greater Tonopah	August 25, each year
Water Loss Reports	9.1	Valencia-Town; Valencia- Buckeye; Greater Tonopah; Santa Cruz; Willow Valley	May of each year

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

ATTACHMENT B

	2015	2016	2017	2018	2019

SIB GROSS INVESTMENT	$211,491	$171,022	$145,040	$133,701	$214,979
CUMULATIVE GROSS INVESTMENT	$211,491	$382,513	$527,553	$661,254	$876,233

REV INCREASES SETTLEMENT AMOUNTS, NO SIB	$202,135	$404,269	$404,269	$404,269	$404,269

REV INCREASES SETTLEMENT AMOUNTS, WITH SIB	$229,478	$453,125	$470,792	$486,582	$512,501

OVERALL INCREASE FOR SIB	$27,343	$48,856	$66,523	$82,313	$108,232

LESS EFFICIENCY CREDIT	$(1,367)	$(2,443)	$(3,326)	$(4,116)	$(5,412)

ADDITIONAL REV FOR SIB, LESS EFF. CREDIT	$25,976	$46,413	$63,197	$78,197	$102,820

INCREMENTAL REV FOR SIB, LESS EFF. CREDIT	$25,976	$20,437	$16,784	$15,001	$24,623

TEST YEAR REVENUES	$702,652	$702,652	$702,652	$702,652	$702,652

INCREASE W/O SIB	28.77%	57.53%	57.53%	57.53%	57.53%

INCREASE WITH SIB	32.46%	64.14%	66.53%	68.66%	72.17%

DECISION NO.      74364

DOCKET NO. W-01212A-12-0309 ET AL.

		SURCHARGES *
		2015	2016	2017	2018	2019

	5/8” Residential	$1.21	$2.17	$2.95	$3.65	$ 4.80
	3/4” Residential	$1.82	$3.25	$4.42	$5.47	$ 7.20
	1” Residential	$3.03	$5.42	$7.37	$9.12	$ 12.00
	5/8” Commercial	$1.21	$2.17	$2.95	$3.65	$ 4.80
	1” Commercial	$3.03	$5.42	$7.37	$9.12	$ 12.00
	1.5” Commercial	$6.06	$10.83	$14.75	$18.25	$ 23.99
	2” Commercial	$9.70	$17.33	$23.60	$29.20	$ 38.39
	6” Commercial	$60.62	$108.31	$147.48	$182.48	$ 239.94
	1” Irrigation	$3.03	$5.42	$7.37	$9.12	$ 12.00
	2” Irrigation	$9.70	$17.33	$23.60	$29.20	$ 38.39
	4” Irrigation	$30.31	$54.16	$73.74	$91.24	$ 119.97
	3” Hydrant	$19.40	$34.66	$47.19	$58.39	$ 76.78

	MEDIAN BILL IMPACTS FOR 5/8 X 3/4” CUSTOMERS
	TBA’s ** without SIB	$30.57	$37.03	$37.03	$37.03	$ 37.03
	Previous Year Bill	$24.40	$30.57	$37.03	$37.03	$ 37.03
	increase over previous year	$6.17	$6.46	$-	$-	$ -
	% increase over previous year	25.3%	21.1%	0.0%	0.0%	0.0%

	TBA’s ** without SIB	30.57	37.03	37.03	37.03	37.03
	SIB SURCHARGE	$1.21	$2.17	$2.95	$3.65	$ 4.80
	TBA’s with SIB	$31.78	$39.20	$39.98	$40.68	$ 41.83
	Previous Year Bill	$24.40	$31.78	$39.20	$39.98	$ 40.68
	increase over previous year	$7.38	$7.41	$0.78	$0.70	$ 1.15
	% increase over previous year	30.3%	23.3%	2.0%	1.8%	2.8%

*	Surcharges represent cumulative amounts, after 2015
**	TBA’s are Typical Bill Analyses (in this case,
	for the median customer with a 5/8 x 3/4” meter)

DECISION NO.      74364